Filed Pursuant to Rule 424(h)
Registration No. 333-262894 and 333-262894-04

The information in this prospectus is not complete and may be changed. The securities offered hereby may not be sold prior to the time a final prospectus is completed. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to completion, dated July 5, 2023

Prospectus

ALLY AUTO RECEIVABLES TRUST 2023-1

Issuing Entity (CIK: 0001980826)

$1,046,840,000(1) Asset Backed Notes, Class A

ALLY AUTO ASSETS LLC

Depositor (CIK: 0001477336)

ALLY BANK

Sponsor and Servicer (CIK: 0001601846)

You should consider carefully the risk factors beginning on page 10 in this prospectus.

The notes represent obligations of the issuing entity only. The notes do not represent obligations of or interests in, and are not guaranteed by, Ally Auto Assets LLC, Ally Bank or any of their affiliates. Neither the notes nor the receivables are insured or guaranteed by any governmental entity.

(1)  The aggregate initial principal balance of the notes will be either $1,103,960,000 or $1,569,790,000. See “Risk Factors—The Market Value, Liquidity and Voting Power of Your Notes May Be Adversely Impacted by the Unknown Aggregate Initial Principal Balance of the Notes.” If the aggregate initial principal balance of the notes is $1,103,960,000, the following Class A notes will be issued by this prospectus in an aggregate initial principal balance equal to $1,046,840,000:

	Class A-1 Notes(4) (5)	Class A-2 Notes(4) (6)	Class A-3 Notes(4) (6)	Class A-4 Notes(4)
Initial Principal Balance(2)	$233,020,000	$372,010,000	$372,010,000	$69,800,000
Offered Amount(3)	$221,360,000	$353,400,000	$353,400,000	$66,310,000
Interest Rate	%	%	%	%
Initial Distribution Date	August 15, 2023	August 15, 2023	August 15, 2023	August 15, 2023
Final Scheduled Distribution Date	July 15, 2024	November 16, 2026	May 15, 2028	November 15, 2028
Distribution Frequency	Monthly	Monthly	Monthly	Monthly
Price to Public	%	%	%	%
Underwriting Discount	%	%	%	%
Proceeds to the Depositor	%	%	%	%

(2)  If the aggregate initial principal balance of the notes is $1,569,790,000, the following Class A notes will be issued by this prospectus in an aggregate initial principal balance equal to $1,488,570,000: $332,240,000 of Class A-1 notes, $528,550,000 of Class A-2 notes, $528,550,000 of Class A-3 notes and $99,230,000 of Class A-4 notes.

(3)  If the aggregate initial principal balance of the notes is $1,569,790,000, the initial offered amount will be comprised of $315,620,000 of Class A-1 notes, $502,120,000 of Class A-2 notes, $502,120,000 of Class A-3 notes and $94,260,000 of Class A-4 notes.

(4)  Approximately 5% (by initial principal balance) of each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be retained by the depositor or another majority-owned affiliate of the sponsor.

(5)  All or a portion of the Class A-1 Notes may be retained initially by the depositor or another majority-owned affiliate of the sponsor.

(6)  If the aggregate initial principal balance of the notes is $1,103,960,000, the aggregate initial principal balance of the Class A-2 Notes and the Class A-3 Notes will be $744,020,000. If the aggregate initial principal balance of the notes is $1,569,790,000, the aggregate initial principal balance of the Class A-2 Notes and the Class A-3 Notes will be $1,057,100,000. The initial principal balances of the Class A-2 Notes and the Class A-3 Notes may change but will be determined on or prior to the day of pricing of those classes of notes. However, if the aggregate initial principal balance of the notes is $1,103,960,000, the initial principal balance of the Class A-2 Notes is expected to be within the range of $322,010,000—$422,010,000 and the initial principal balance of the Class A-3 Notes is expected to be within the range of $322,010,000—$422,010,000, and if the aggregate initial principal balance of the notes is $1,569,790,000, the initial principal balance of the Class A-2 Notes is expected to be within the range of $457,550,000—$599,550,000 and the initial principal balance of the Class A-3 Notes is expected to be within the range of $457,550,000—$599,550,000. The weighted average lives to call and weighted average lives to maturity of the Class A-2 Notes and the Class A-3 Notes are expected to be within the applicable ranges reflected in the applicable tables under the heading “Weighted Average Life of the Offered Notes—Percent of Initial Note Principal Balance Outstanding at Various ABS Percentages.” The offered amount of each of the Class A-2 Notes and the Class A-3 Notes will be 95% of the related initial principal balance.

The interest rate for each class of notes will be a fixed rate.

If the aggregate initial principal balance of the notes is $1,103,960,000, the aggregate principal amount of the notes being offered under this prospectus is $994,470,000. If the aggregate initial principal balance of the notes is $1,569,790,000, the aggregate principal amount of the notes being offered under this prospectus is $1,414,120,000.

The primary assets of the issuing entity will be a pool of fixed rate retail installment sale contracts used to finance the purchase of new and used cars and light trucks.

Credit Enhancement and Liquidity

•

Reserve account, with an initial deposit of at least (i) $2,772,351.62, if the aggregate initial principal balance of the notes is $1,103,960,000 or (ii) $3,942,189.97, if the aggregate initial principal balance of the notes is $1,569,790,000.

•

Overcollateralization in the initial amount of (i) $4,980,649.63, if the aggregate initial principal balance of the notes is $1,103,960,000 or (ii) $7,085,988.71, if the aggregate initial principal balance of the notes is $1,569,790,000.

•	Excess cashflow collected on the pool of fixed rate retail installment sale contracts.

•	Collections achieved through discounting certain receivables for the low annual percentage rates on some of the fixed rate installment sale contracts.

•

Class B Asset Backed Notes, with a principal balance of (i) $23,290,000, if the aggregate initial principal balance of the notes is $1,103,960,000 or (ii) $33,120,000, if the aggregate initial principal balance of the notes is $1,569,790,000.

•

Class C Asset Backed Notes, with a principal balance of (i) $19,410,000, if the aggregate initial principal balance of the notes is $1,103,960,000 or (ii) $27,600,000, if the aggregate initial principal balance of the notes is $1,569,790,000.

•

Class D Asset Backed Notes, with a principal balance of (i) $14,420,000, if the aggregate initial principal balance of the notes is $1,103,960,000 or (ii) $20,500,000, if the aggregate initial principal balance of the notes is $1,569,790,000.

•

The Class B Notes, the Class C Notes and the Class D Notes are not being offered under this prospectus and instead will be retained initially by the depositor or its affiliate or, to the extent not required to be retained, sold in private placements.

•	The Class D Notes are subordinated to the Class A Notes, the Class B Notes and the Class C Notes.

•	The Class C Notes are subordinated to the Class A Notes and the Class B Notes.

•	The Class B Notes are subordinated to the Class A Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities	J.P. Morgan	RBC Capital Markets

The date of this prospectus is July     , 2023.

IMPORTANT NOTICE ABOUT INFORMATION

PRESENTED IN THIS PROSPECTUS

You should rely only on the information provided in this prospectus and any pricing supplement hereto, including the information incorporated by reference in this prospectus. We have not authorized anyone to provide you with other or different information. We are not offering the notes in any state where the offer is not permitted.

This prospectus provides information regarding the pool of receivables held by the issuing entity and the terms of your notes.

You can find definitions of the capitalized terms used in this prospectus in the “Glossary of Terms to this Prospectus,” which appears at the end of this prospectus.

The term “Ally Bank,” when used in connection with Ally Bank’s capacity as acquirer of the receivables, seller of the receivables to the depositor or servicer of the receivables, includes any successors or assigns of Ally Bank in such capacity permitted pursuant to the transaction documents.

Ally Auto Assets LLC has met the registration requirements of General Instruction I.A.1 of Form SF-3 by filing no later than the date of the filing of the final prospectus, and determining that each of its affiliated depositors and issuing entities have timely filed, or have cured by filing at least 90 days prior to the date hereof:

•	the CEO certification described in “The Depositor—CEO Certification”; and

•

the transaction documents containing the provisions described in “The Receivables Pool—Asset Representations Review,” “The Receivables Pool—Dispute Resolution” and “Reports to Securityholders—Investor Communications.”

FORWARD LOOKING STATEMENTS

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except as required by federal securities laws.

NOTICES TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION (AS DEFINED BELOW). THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF THE NOTES IN THE UNITED KINGDOM WILL BE MADE ONLY TO A PERSON OR LEGAL ENTITY QUALIFYING AS A QUALIFIED INVESTOR (AS DEFINED IN THE UK PROSPECTUS REGULATION, A “UK QUALIFIED INVESTOR”). ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UNITED KINGDOM OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR NOR THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES TO ANY PERSON OR LEGAL ENTITY IN THE UNITED KINGDOM OTHER THAN A UK QUALIFIED INVESTOR. THE EXPRESSION “UK PROSPECTUS REGULATION” MEANS REGULATION (EU) 2017/1129 (AS AMENDED) AS IT FORMS PART OF THE DOMESTIC LAW OF THE UNITED KINGDOM BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”).

i

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM. FOR THESE PURPOSES, A UK RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) NO 2017/565 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UNITED KINGDOM BY VIRTUE OF THE EUWA; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE UNITED KINGDOM FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UNITED KINGDOM BY VIRTUE OF THE EUWA; OR (III) NOT A UK QUALIFIED INVESTOR. CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED) AS IT FORMS PART OF THE DOMESTIC LAW OF THE UNITED KINGDOM BY VIRTUE OF THE EUWA (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UNITED KINGDOM HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FSMA OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), OR TO PERSONS FALLING WITHIN ARTICLE 49(2)(A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE IN THE UNITED KINGDOM FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

THE CLASS A-1 NOTES HAVE NOT BEEN, AND WILL NOT BE, OFFERED IN THE UNITED KINGDOM OR TO UNITED KINGDOM PERSONS, AND NO PROCEEDS OF ANY CLASS A-1 NOTES WILL BE RECEIVED IN THE UNITED KINGDOM.

NOTICES TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS REGULATION (AS DEFINED BELOW). THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF THE NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE ONLY TO A PERSON OR LEGAL ENTITY QUALIFYING AS A QUALIFIED INVESTOR (AS DEFINED IN THE PROSPECTUS REGULATION). ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR NOR THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN A RELEVANT MEMBER STATE TO ANY PERSON OR LEGAL ENTITY OTHER THAN A QUALIFIED INVESTOR. THE EXPRESSION “PROSPECTUS REGULATION” MEANS REGULATION (EU) 2017/1129 (AS AMENDED).

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR. CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EUROPEAN ECONOMIC AREA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

Prospectus

v

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand the material terms of this offering of the offered notes, carefully read this entire prospectus.

THE PARTIES

Sponsor

Ally Bank.

Issuing Entity

Ally Auto Receivables Trust 2023-1 will be the issuing entity of the notes and the certificates. In this prospectus, we also refer to the issuing entity as the “trust.”

Depositor

Ally Auto Assets LLC will be the depositor to the issuing entity.

Servicers

Ally Bank, or “Ally Bank,” will be the servicer and Ally Servicing LLC, or “Ally Servicing,” will be the sub-servicer providing collection and administrative servicing for the servicer and Ally Financial Inc., or “Ally Financial,” will also provide services for the servicer. For a description of the services provided by Ally Bank, Ally Servicing LLC and Ally Financial, see “The Servicer” and “Servicing Procedures” in this prospectus.

Indenture Trustee

U.S. Bank Trust Company, National Association.

Owner Trustee

BNY Mellon Trust of Delaware.

Asset Representations Reviewer

Clayton Fixed Income Services LLC.

THE NOTES

The issuing entity will issue the classes of notes listed on the cover page of this prospectus. Certain of the notes will be available for purchase in denominations of $1,000 and integral multiples thereof, and will be available in book-entry form only. We sometimes refer to these notes, other than the notes to be retained by the depositor or another majority-owned affiliate of the sponsor, as the “offered notes.”

The “record date” for any distribution date will be the close of business on the date immediately preceding the distribution date, or if definitive notes are issued, the last day of the preceding monthly period.

The final scheduled distribution dates of the offered notes are listed on the cover page of this prospectus.

Approximately 5% (by initial principal balance) of each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the certificates (collectively, the “EVI”) will be retained by the depositor or another majority-owned affiliate of the sponsor. See “Credit Risk Retention” in this prospectus.

The issuing entity will also issue Class B Notes with an initial principal balance of (i) $23,290,000, if the aggregate initial principal balance of the notes is $1,103,960,000 or (ii) $33,120,000, if the aggregate initial principal balance of the notes is $1,569,790,000, Class C Notes with an initial principal balance of (i) $19,410,000, if the aggregate initial principal balance of the notes is $1,103,960,000 or (ii) $27,600,000, if the aggregate initial principal balance of the notes is $1,569,790,000 and Class D Notes with an initial principal balance of (i) $14,420,000, if the aggregate initial principal balance of the notes is $1,103,960,000 or (ii) $20,500,000, if the aggregate initial principal balance of the notes is $1,569,790,000. The Class B Notes will have a final scheduled distribution date of January 16, 2029. The Class C Notes will have a final scheduled distribution date of March 15, 2029. The Class D Notes will have a final scheduled distribution date of April 17, 2034. The Class B Notes, the Class C Notes and the Class D Notes are not being offered under this prospectus. The Class B Notes, the Class C Notes and the Class D Notes (other than the EVI) will be sold in one or more private placements or retained initially by the depositor or its affiliate. The depositor or its affiliate will retain the right to sell at any time all or a portion of such retained notes to the extent that it is not required to retain such notes.

Interest Payments

•	The interest rate for each class of notes will be a fixed rate.

•	Interest will accrue on the notes from and including the closing date to but excluding the first distribution date and for each monthly period thereafter, as set forth below.

•	The issuing entity will pay interest on the notes on the fifteenth day of each calendar month, or if that day is not a business day, the next business day, beginning on August 15, 2023. We refer to these dates as “distribution dates.”

•	The issuing entity will pay interest on the notes, other than the Class A-1 Notes, on each distribution date based on a 360-day year consisting of twelve 30-day months. The issuing entity will pay interest on the Class A-1 Notes on each distribution date based on the actual days elapsed during the period for which interest is payable and a 360-day year.

•	Interest payments on all classes of the Class A Notes will have the same priority.

•	The payment of interest on the Class B Notes is subordinated to the payment of interest on, and, in limited circumstances, payments of principal of, the Class A Notes, the payment of interest on the Class C Notes is subordinated to the payment of interest on, and, in limited circumstances, payments of principal of, the Class A Notes and the Class B Notes, and the payment of interest on the Class D Notes is subordinated to the payment of interest on, and, in limited circumstances, payments of principal of, the Class A Notes, the Class B Notes and the Class C Notes, in each case to the extent described in “Priority of Distributions.” In general, no interest will be paid on the Class B Notes on any distribution date until all interest due and payable on the Class A Notes has been paid in full, no interest will be paid on the Class C Notes on any distribution date until all interest due and payable on the Class A Notes and the Class B Notes has been paid in full, and no interest will be paid on the Class D Notes on any distribution date until all interest due and payable on the Class A Notes, the Class B Notes and the Class C Notes has been paid in full.

Principal Payments

•	The issuing entity will pay principal on the notes monthly on each distribution date.

•	The issuing entity will make principal payments on the notes based on the amount of collections and defaults on the receivables during the prior month.

•	On each distribution date, except as described below under “Priority of Distributions—Acceleration,” the amounts available to make principal payments on the notes will be applied as follows:

(1)	to the Class A-1 Notes, until the Class A-1 Notes are paid in full,

(2)	to the Class A-2 Notes, until the Class A-2 Notes are paid in full,

(3)	to the Class A-3 Notes, until the Class A-3 Notes are paid in full,

(4)	to the Class A-4 Notes, until the Class A-4 Notes are paid in full,

(5)	to the Class B Notes, until the Class B Notes are paid in full,

(6)	to the Class C Notes, until the Class C Notes are paid in full, and

(7)	to the Class D Notes, until the Class D Notes are paid in full.

•	The failure of the issuing entity to pay any class of notes in full on or before its final scheduled distribution date will constitute an event of default.

THE CERTIFICATES

On the closing date, the issuing entity will issue certificates. Five percent of the certificates will be initially retained by the depositor or another majority-owned affiliate of the sponsor and are not being offered under this prospectus. The depositor or an affiliate of the depositor will retain the remaining 95% of the certificates. The depositor or its affiliate will retain the right to sell all or a portion of the certificates at any time other than 5% of such certificates for so long as described in “Credit Risk Retention” in this prospectus.

THE RECEIVABLES

Property of the Issuing Entity

The primary assets of the issuing entity will be a pool of fixed rate retail motor vehicle installment sale contracts used to finance the purchase of new and used cars and light trucks. We refer to the persons who financed their purchases with these contracts as “obligors.” A portion of the contracts sold to the issuing entity on the closing date were acquired or originated by Ally Bank under special incentive rate financing programs, and we refer to those contracts as “subvented receivables.” We refer to the remaining contracts that are not subvented receivables and are sold to the issuing entity on the closing date as “non-subvented receivables.” We use the term “receivables” to mean both subvented receivables and non-subvented receivables. Further, when we use the term “remaining payments” on receivables as of a specific date, we mean all scheduled payments that have not been received prior to that specified date.

The receivables in the issuing entity will be sold on the closing date by Ally Bank to the depositor, and then by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other property of the issuing entity to the indenture trustee on behalf of the noteholders. Ally Bank, as seller or as servicer, or the depositor may be required to repurchase receivables from the issuing entity in specified circumstances, as detailed in this prospectus under “The Transfer Agreements and the Servicing Agreements—Sale and Assignment of Receivables.”

The issuing entity’s property will, subject to other specific exceptions described in this prospectus, also include:

•	the remaining payments on the receivables as of a cutoff date of June 1, 2023 and monies received with respect to those remaining payments; we refer to that date as the “cutoff date,”

•	amounts held on deposit in trust accounts maintained for the issuing entity,

•	security interests in the vehicles financed by the receivables,
•	any recourse Ally Bank has against the dealers from which it purchased the receivables,

•	any proceeds from claims on insurance policies covering the financed vehicles, and

•	all rights of the issuing entity under the related transfer agreements with the depositor, including the rights of the depositor under the pooling agreement, the servicing agreement and the custodian agreement.

Receivables Principal Balance

The initial aggregate discounted principal balance of the receivables to be sold to the issuing entity on the closing date, which is the present value of all remaining payments as of the cutoff date, discounted for each receivable, at the greater of the Discount Rate or the actual annual percentage rate of the receivable, is either (i) $1,108,940,649.63, if the aggregate initial principal balance of the notes is $1,103,960,000 or (ii) $1,576,875,988.71, if the aggregate initial principal balance of the notes is $1,569,790,000, which represents the purchase price paid by the depositor to the sponsor for the receivables. We refer to this initial balance as the “initial aggregate receivables principal balance.” We refer to the aggregate discounted principal balance of all receivables as the “aggregate receivables principal balance.”

If the aggregate initial principal balance of the notes is $1,103,960,000, as of the cutoff date, the Discount Rate was applied to a receivables balance of $423,105,317.35, which is approximately 37.71% of the aggregate amount financed of all receivables of the issuing entity. If the aggregate initial principal balance of the notes is $1,569,790,000, as of the cutoff date, the Discount Rate was applied to a receivables balance of $599,548,197.61, which is approximately 37.58% of the aggregate amount financed of all receivables of the issuing entity.

If the aggregate initial principal balance of the notes is $1,103,960,000, the receivables had the following characteristics as of the cutoff date:

Aggregate Amount Financed	$1,121,998,940.08
Number of Contracts in Pool	50,424
Average Amount Financed	$22,251.29
Weighted Average APR of all Receivables in Pool	8.68%
Weighted Average FICO Score	730.00
Weighted Average Original Term (In Months)	69.39

Weighted Average Remaining Term (In Months)	59.78
Percentage of Contracts with Original Terms greater than 60 months	78.55%
Percentage of New Vehicles	41.58%

If the aggregate initial principal balance of the notes is $1,569,790,000, the receivables had the following characteristics as of the cutoff date:

Aggregate Amount Financed	$1,595,315,144.01
Number of Contracts in Pool	71,586
Average Amount Financed	$22,285.30
Weighted Average APR of all Receivables in Pool	8.68%
Weighted Average FICO Score	729.80
Weighted Average Original Term (In Months)	69.36
Weighted Average Remaining Term (In Months)	59.75
Percentage of Contracts with Original Terms greater than 60 months	78.41%
Percentage of New Vehicles	41.61%

See “The Receivables Pool” in this prospectus for more information about the data set forth in the chart above.

A small number of receivables in each pool of receivables constitute exceptions to the underwriting criteria of Ally Bank, as described in “Acquisition and Underwriting—Underwriting Exceptions” in this prospectus. The depositor elected to include these receivables in the related pool of receivables for this offering. These receivables were included in the related pool on the basis that the depositor has historically securitized receivables with these characteristics and these exceptions are immaterial. The aggregate amount financed of these exception receivables is (i) $38,006,215.64, if the aggregate initial principal balance of the notes is $1,103,960,000 or (ii) $53,117,440.22, if the aggregate initial principal balance of the notes is $1,569,790,000. See “The Receivables Pool—Exceptions to Underwriting Guidelines” in this prospectus for more information regarding these exceptions.

The depositor performed a review of each pool of receivables, including a review of the ongoing processes and procedures used by the sponsor and the servicer and a review of the underlying data and disclosure regarding the receivables. The depositor concluded that it has reasonable assurance that the disclosure regarding each pool of receivables in this prospectus is accurate in all material respects. See “The Receivables Pool—Depositor Review of the Receivables Pool.”

Overcollateralization

If the aggregate initial principal balance of the notes is $1,103,960,000, the initial aggregate receivables principal balance will exceed the aggregate principal balance of the notes on the closing date by approximately 0.45% of the initial aggregate receivables principal balance. If the aggregate initial principal balance of the notes is $1,569,790,000, the initial aggregate receivables principal balance will exceed the aggregate principal balance of the notes on the closing date by approximately 0.45% of the initial aggregate receivables principal balance. The application of funds as described in the twelfth bullet under “Priority of Distributions” below is designed to increase over time the amount of overcollateralization as of any distribution date to a target amount, which we refer to as the “overcollateralization target amount.” The overcollateralization target amount will be 1.30% of the initial aggregate receivables principal balance.

PRIORITY OF DISTRIBUTIONS

The issuing entity will distribute available funds in the following order of priority:

•	basic servicing fee payments to the servicer,

•	to the asset representations reviewer, the fees, expenses and indemnities due and owing under the asset representations review agreement, and to the indenture trustee and the vote tabulation agent, any fees, costs and indemnities with respect to an asset representations review, each of which have not been previously paid in full, up to a maximum of $275,000 per calendar year,

•	interest on the Class A Notes, pro rata among the Class A Notes,

•	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes over the aggregate receivables principal balance,

•	interest on the Class B Notes,

•	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes and the Class B Notes—reduced by the amount of principal allocated to the notes above—over the aggregate receivables principal balance,

•	interest on the Class C Notes,

•	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes, the Class B Notes and the Class C Notes—reduced by the amounts of principal allocated to the notes above—over the aggregate receivables principal balance,

•	interest on the Class D Notes,

•	principal on the notes in an amount equal to the excess, if any, of the aggregate principal balance of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes—reduced by the amounts of principal allocated to the notes above—over the aggregate receivables principal balance,

•	deposits into the reserve account, until the amount in the reserve account equals the specified reserve account balance,

•	principal on the notes in an amount equal to the lesser of (a) the aggregate principal balance of the notes—reduced by the amounts of principal allocated to the notes above, and (b) the excess of the aggregate principal balance of the notes—reduced by the amounts of principal allocated to the notes above—over an amount equal to the aggregate receivables principal balance minus the overcollateralization target amount,

•	to the indenture trustee, any costs of the indenture trustee incurred associated with a resignation of the servicer and the appointment of a successor servicer,

•	to the owner trustee, the indenture trustee, the administrator and the asset representations reviewer, amounts due and owing under the trust agreement, the indenture, the servicing agreement, the administration agreement and the asset representations review agreement, which have not been previously paid in full, and

•	any remaining amounts, to the certificateholders.

Acceleration

If an event of default occurs and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, the issuing entity will pay interest and principal first on the Class A Notes. Interest will be paid pro rata among the classes of Class A Notes and principal will be paid sequentially by class starting with the Class A-1 Notes. No interest or principal will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, no interest or principal will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full, and no interest or principal will be payable on the Class D Notes until all principal of and interest on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full.

RESERVE ACCOUNT

On the closing date, the reserve account will initially be funded by a deposit of proceeds from the sale of the notes in an amount equal to at least (i) $2,772,351.62, if the aggregate initial principal balance of the notes is $1,103,960,000 and (ii) $3,942,189.97, if the aggregate initial principal balance of the notes is $1,569,790,000. Collections on the receivables, to the extent available for this purpose, will be added to the reserve account on each distribution date, until the amount in the reserve account equals the specified reserve account balance. For a description of the calculation of the specified reserve account balance, see “The Transfer Agreements and the Servicing Agreements—Credit Enhancement—Reserve Account” in this prospectus for additional information.

To the extent that funds from principal and interest collections on the receivables are not sufficient to pay the basic servicing fee and to pay the amounts that are prior to the deposits into the reserve account as described under “Priority of Distributions” above, the amount previously deposited in the reserve account provides an additional source of funds for those payments.

SERVICING FEES

The issuing entity will pay monthly to the servicer (a) a basic servicing fee equal to 1.00% of the aggregate principal balance of all outstanding receivables (not taking into effect any discounting) held by the issuing entity as of the first day of the related monthly period per annum as compensation for servicing the receivables and (b) a supplemental servicing fee equal to any late fees, prepayment charges and other administrative fees and expenses collected during the month and investment earnings on the trust accounts.

REDEMPTION OF THE NOTES

When the aggregate receivables principal balance declines to 10% or less of the initial aggregate receivables principal balance, the servicer may purchase all of the remaining receivables. If the servicer purchases the receivables, the outstanding notes will be redeemed at a price equal to their remaining principal balance, plus accrued and unpaid interest thereon.

REPURCHASES AND PURCHASES OF RECEIVABLES

Unless otherwise cured, Ally Bank and the depositor will be required to repurchase any receivable with respect to which a breach of any representation or warranty of the depositor or Ally Bank has a material and adverse effect on the interests of the securityholders. For a description of such repurchase requirements, see “The Transfer Agreements and the Servicing Agreements—Sale and Assignment of Receivables.” If (1) the delinquency trigger is met or exceeded for a monthly period, (2) at least 5% of the noteholders by aggregate outstanding principal balance demand a vote of the noteholders to determine if an asset representations review should be performed and (3) at least a majority of the noteholders, measured by outstanding principal balance of the noteholders voting, vote to direct a review of delinquent receivables, as described under “The Receivables Pool—Asset Representations Review,” and at least 5% of the noteholders by aggregate principal balance of the notes outstanding cast a vote, the asset representations reviewer will review all 60 day or more delinquent receivables to determine if the representations and warranties were satisfied as of the closing date. For a description of the asset representations review process, see “The Receivables Pool—Asset Representations Review” in this prospectus.

TAX STATUS

On the closing date, Mayer Brown LLP, as special tax counsel to the issuing entity, will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that:

•	the offered notes will be characterized as indebtedness for federal income tax purposes to the extent the notes are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes,

•	the issuing entity will be classified as a grantor trust under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and

•	the issuing entity will not be taxable as an association or publicly traded partnership taxable as a corporation.

Each noteholder, by accepting an offered note (other than any notes that are retained by the depositor or one or more affiliates thereof), will agree to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes.

CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

Subject to the restrictions and considerations discussed under “Considerations for ERISA and Other U.S. Employee Benefit Plans” in this prospectus, the offered notes may be purchased by or for the account of (a) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to the provisions of Title I of ERISA, (b) a “plan” subject to Section 4975 of the Internal Revenue Code, or (c) any entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or a plan’s investment in the entity. We suggest that any of the foregoing types of entities consult with its counsel before purchasing the offered notes. See “Considerations for ERISA and Other U.S. Employee Benefit Plans” in this prospectus for additional information.

MONEY MARKET INVESTMENTS

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.

RATINGS

We expect that the offered notes will receive credit ratings from at least two nationally recognized rating agencies hired by us.

The rating agencies have discretion to monitor and adjust the ratings on the offered notes. The offered notes may receive an unsolicited rating that is different from or lower than the ratings provided by the rating agencies hired to rate the offered notes. As of the date of this prospectus, we are not aware of any unsolicited ratings on the offered notes. A rating, change in rating or a withdrawal of a rating by one rating agency may not correspond to a rating, change in rating or withdrawal of a rating from any other rating agency. See “Risk Factors—The Ratings for the Notes Are Limited in Scope, May Be Unsolicited, May Not Continue to Be Issued and Do Not Consider the Suitability of the Notes for You” in this prospectus for more information.

CERTAIN INVESTMENT COMPANY ACT CONSIDERATIONS

The issuing entity is not registered or required to be registered as an “investment company” under the Investment Company Act. In determining that the issuing entity is not required to be registered as an investment company, the issuing entity is relying on the exemption provided by Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions that the issuing entity could rely on as well. As of the closing date, the issuing entity will be structured so as not to constitute a “covered fund” for purposes of the regulations, commonly referred to as the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act.”

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

Although Ally Bank will retain credit risk in accordance with Regulation RR as described in this prospectus under “Credit Risk Retention”, none of Ally Bank, the depositor, the underwriters or any other party to the transaction described in this prospectus or any of their respective affiliates (a) will retain or commit to retain a 5% material net economic interest with respect to this transaction in accordance with the EU Securitization Regulation or the UK Securitization Regulation or (b) makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action to facilitate or enable compliance by EU Affected Investors with the EU Due Diligence Requirements, by UK Affected Investors with the UK Due Diligence Requirements, or by any person with the requirements of any other law or regulation now or hereafter in effect in the European Union, any European Economic Area member state or the UK, in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions. The arrangements described in this prospectus under “Credit Risk Retention” have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Regulation by any person. The transaction described in this prospectus is structured in a way that is unlikely to allow Affected Investors to comply with the applicable Investor Requirements.

Failure by an Affected Investor to comply with the applicable Investor Requirements with respect to an investment in the notes described in this prospectus may result in the imposition of a penalty regulatory capital charge on such investment or other regulatory sanctions or remedial measures being taken or imposed by the competent authority of such Affected Investor.

Consequently, the notes may not be a suitable investment for Affected Investors, and this may affect the price and liquidity of the notes.

Prospective investors are responsible for analyzing their own regulatory position and should consult with their own investment and legal advisors regarding the application of the EU Securitization Regulation, the UK Securitization Regulation or other applicable regulations and the suitability of the notes for investment.

For further information regarding the EU Securitization Regulation and the UK Securitization Regulation, see “Requirements for Certain EU and UK Regulated Investors and their Affiliates” in this prospectus.

SUMMARY OF RISK FACTORS

The notes are subject to certain risks that you should consider before making a decision to purchase any notes. This summary is included to provide an overview of the principal risks. It does not contain all of the information regarding the risks that you should consider in making your decision to purchase any notes. To understand these risks fully, you should read “Risk Factors” beginning on page 10 of this prospectus.

Risks relating to macroeconomic, regulatory and other external factors

The notes are subject to risks relating to the macroeconomic, regulatory and other external factors, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes or limit your ability to resell your notes, including:

•	Federal or state laws or regulatory legislation could have an adverse effect on the sponsor, the servicer and its affiliates.

•	A deterioration of economic conditions could affect the ability of obligors to make payments.

•	Receivables that fail to comply with consumer protection laws may be unenforceable.

•	Climate-related events may cause losses on your notes.

Risks relating to the characteristics, servicing and performance of the receivables pool

The notes are subject to risks relating to the characteristics, servicing and performance of the receivables, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes or limit your ability to resell your notes.

•	The frequency and amount of losses may be greater for receivables with longer terms.

•	Market factors may reduce the value of used vehicles, which could result in losses on your notes.

•	The indenture trustee will not be identified as the secured party of record with respect to the receivables, which could hinder or delay the indenture trustee’s ability to enforce its rights in the financed vehicles.
•	Interests of other persons in the receivables and financed vehicles could be superior to the indenture trustee’s interest.

Risks relating to the transaction parties

The notes are subject to risks relating to the various transaction parties, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes or limit your ability to resell your notes, including:

•	Temporary commingling of funds by the servicer exposes the notes to a risk of loss.

•	The manner in which the servicer exercises its discretion in the servicing of the receivables may reduce the yield on your notes or result in losses or delays in the payment on your notes.

•	The insolvency or replacement of the servicer may result in a delay or reduction in the payments on your notes.

•	FDIC receivership or conservatorship of the sponsor could result in a challenge to the bankruptcy remote structure of the transaction.

Risks relating to the nature of the notes and the structure of the transaction

The notes are subject to risks relating to their nature as asset-backed securities and the structure of the transaction, which could lead to shortfalls in payments or losses on your notes, adversely affect the market value of your notes or limit your ability to resell your notes.

•	The issuing entity’s ability to make payments on the notes will depend on the collections on the receivables.

•	The sponsor, the depositor and their respective affiliates other than the issuing entity are generally not obligated to make any payments on the securities and do not guarantee payments on the receivables or the securities. Repurchase obligations are limited.

•	Only the issuing entity’s assets will be available to make payments on the notes.

•	Prepayments, repurchases, or an optional purchase or early termination of the receivables could shorten the average life of the securities.

•	Foreign Noteholders investing in notes could be treated as engaged in a U.S. trade or business for

United States federal income tax purposes on account of their own activities.

•	There is a risk of a taxable deemed exchange of the notes if the transaction documents are amended, which could result in gain or loss recognition for noteholders.

•	The Class A Notes are subject to risk of loss because payments of principal and interest are subordinated to the servicing fee and other third party fees. Each senior class of Class A Notes will be entitled to distributions of principal prior to a subordinate class of Class A Notes in an event of default.

•	An occurrence of an event of default may result in prepayment of the notes or the sale of the assets of the issuing entity.
•	The initial principal balance of the notes will not be known until the day of pricing. The size of a class of notes may affect the liquidity and voting power of such class.

•	Retention of notes by the depositor or another majority-owned affiliate of the sponsor may reduce liquidity of the notes.

•	A secondary market in the notes may not develop or may never exist, which could result in decreased liquidity.

•	An adverse change in the initial ratings of the notes, or the issuance of unsolicited ratings on the notes, may have an adverse effect on the market value of your notes.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the offered notes.

Risks Relating to Macroeconomic, Regulatory and Other External Factors

The Sponsor, the Servicer and its Affiliates Must Complywith Governmental Laws and Regulations that are Subject to Changeand Involve Significant	Ally Bank and its affiliates, including Ally Financial, are governed by numerous foreign, federal and state laws and the supervision and examination of various regulatory agencies. In July 2010, Congress passed the Dodd-Frank Act, which has adversely affected and could further impact the financial services industry. The financial services industry has undergone and may continue to undergo further increased regulation, such as additional disclosure and other obligations, restrictions on pricing and enforcement proceedings resulting from the Dodd-Frank Act and other governmental entities.
Costs

Compliance with the implementing regulations under the Dodd-Frank Act and the oversight of the SEC, the Consumer Financial Protection Bureau (“CFPB”) or other government entities, as applicable, has imposed costs on, created operational constraints for, and placed limits on pricing of consumer products with respect to banks such as the sponsor. Because of the complexity of the Dodd-Frank Act, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. Therefore, requirements imposed by the Dodd-Frank Act may have a significant future impact on the servicing of the receivables, or on the regulation and supervision of the servicer, the administrator, the sponsor, the depositor, the issuing entity or their respective affiliates.

The CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles. On December 13, 2021, in an action brought by the CFPB against National Collegiate Master Student Loan Trust, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust by holding that the trust is a “covered person” under the Dodd-Frank Act because it engages in the servicing of loans, even if through servicers and subservicers. On February 11, 2022, the case was stayed pending the defendant’s interlocutory appeal to the Third Circuit Court of Appeals and possible consideration of, among other matters, whether the securitization trust is a “covered person” within the meaning of the Dodd-Frank Act. On April 29, 2022, the Third Circuit Court of Appeals granted the defendant’s petition for an interlocutory appeal. On May 17, 2023, the Third Circuit Court of Appeals heard oral arguments in connection with the appeal. Depending upon the outcome of the appeal, the CFPB may not be able to proceed directly against the securitization trust in this matter. The CFPB may rely on this decision as precedent in investigating and bringing enforcement actions against other trusts, including the issuing entity, in the future.

In February 2022, the CFPB also issued a Compliance Bulletin stating its position that automobile loan holders and servicers are responsible for ensuring that their repossession-related practices, and the practices of their service providers, do not violate the law, and the CFPB also described its intention to hold loan holders and servicers liable for unfair, deceptive, or abusive acts or practices related to the repossession of automobiles. In its Supervisory Highlights for Spring and Fall of 2022, the CFPB also identified certain automobile loan servicing concerns, including the failure to ensure that customers received add-on product refunds after events such as repossession or early payoff of the account. It is possible that the CFPB may bring enforcement actions against securitization trusts holding automobile loans, such as the issuing entity, and servicers in the future.

Economic Developments May Adversely Affect the Performance and Market Valueof Your Notes

A deterioration in economic conditions and certain economic factors, such as reduced business activity, high unemployment, volatile interest rates, rising or falling oil prices, housing prices, lack of available credit, the rate of inflation and consumer perceptions of the economy, as well as other factors, such as terrorist events, cyberattacks, civil unrest, public health emergencies (including “COVID-19” or similar outbreaks), extreme weather conditions or political instability (such as the military conflict between Ukraine and Russia), or significant changes in the political environment or public policy, or an increase of obligors’ payment obligations under other indebtedness incurred by the obligors, could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. Obligors may be unable to make timely payments or the servicer may elect to, or be required to, implement forbearance programs in connection with obligors suffering a hardship (including hardships related to a pandemic such as COVID-19). Further, labor shortages could result in staffing problems in various industries and businesses, including industries critical to the business and operations of the sponsor and the servicer and the servicing of the receivables, which could adversely affect the ability of the servicer and other transaction parties to perform their respective obligations under the transaction documents. All of the foregoing could affect the issuing entity’s ability to make payments on your notes.

The United States has in the past experienced and in the future may experience a recession or period of economic contraction or volatility. During the recession that resulted from the outbreak of COVID-19, the United States experienced an unprecedented level of unemployment claims, economic volatility, inflation and a decline in consumer confidence and spending. The long-term impacts of social, economic and financial disruptions caused (directly and indirectly) by COVID-19 are unknown. Although the economy initially improved following the initial outbreak of COVID-19, the outlook for the U.S. economy remains uncertain and it is unclear whether the United States is experiencing, or soon will experience, another recession, which may adversely affect the performance of the receivables and the performance and market value of your notes. Recently, rapidly rising inflation and related economic policies have caused periods of economic contraction that may be prolonged. Periods of economic slowdown or recession are often characterized by elevated unemployment and diminished availability of credit, generally resulting in increases in delinquencies, defaults and losses on retail installment sale contracts and repossessions of the related financed vehicles. In addition, decreased consumer demand for motor vehicles and an increase in the inventory of used motor vehicles may depress the price at which repossessed motor vehicles may be sold or delay the timing of those sales. See “—New Car Incentive Purchase Programs and Other Market Factors May Reduce the Value of the Vehicles that Secure the Receivables” below.

If an economic contraction or downturn is experienced for a prolonged period of time, it is expected that the default rate on the receivables will increase and the price at which the related vehicles may be sold could decline. It is possible that a higher percentage of obligors will seek protection under bankruptcy or debtor relief laws as a result of financial and economic disruptions than is reflected in Ally Bank’s historical portfolio data. All of these factors could result in reduced or delayed payments on your notes.

Additionally, an improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments or losses on the receivables, and all of these factors could result in losses on your notes.

Limited Enforceability of the Receivables Could Reduce or Delay Payments on the Securities	Federal and state consumer protection laws regulate the creation and enforcement of consumer loans such as the receivables. Specific statutory liabilities are imposed upon creditors who fail to comply with these regulatory provisions. In some cases, this liability could affect an assignee’s ability to enforce secured loans such as the receivables and could also reduce the funds that the issuing entity would otherwise have to make payments on your securities.

The Impact of Climate Change Related Events, Including Efforts to Reduce or Mitigate the Effects of Climate Change, May Increase the Risk of Losses or Reduce the Return on Your Notes	Significant physical effects of climate change, such as extreme weather and natural disasters, may affect the obligors of the receivables. For example, obligors living in areas affected by extreme weather and natural disasters may suffer financial harm, reducing their ability to make timely payments on their receivables. The physical auctions that facilitate the disposition of the financed vehicles after repossession are also subject to disruption as a result of extreme weather and natural disasters, which could result in an inability to sell repossessed vehicles or a temporary or permanent decline in the market value of those vehicles. In addition, extreme weather and natural disasters may have industry- or economy-wide effects due to the interdependence of market actors. If such extreme weather or a natural disaster were to occur in a geographic region in which a large number of obligors are located, these risks would be exacerbated.

Changes to laws or regulations enacted to address the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change) could have an adverse impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

Any of those effects or their confluence could adversely affect the performance of the receivables or the market value of the financed vehicles securing the receivables, which could result in losses or affect the timing of payments on your notes.

Risks Relating to the Characteristics, Servicing and Performance of the Receivables Pool

Longer Term Receivables May Increase the Frequency and Amount of Losses	The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of such receivable. See “The Receivables Pool—Distribution of the Receivables Pool by Original Term” in this prospectus for the percentage of contracts with original terms of greater than 60 months.

New Car Incentive Purchase Programs and other Market Factors May Reduce the Value of the Vehicles that Secure the Receivables	The pricing of used cars is affected by the supply and demand for those cars, which, in turn, is affected by consumer demand and tastes, recalls, economic factors (including the price of gasoline and closure of dealerships), the introduction and pricing of new car models and other factors. Decisions by a manufacturer with respect to new vehicle production and brands, pricing and incentives may affect used car prices, particularly those for the same or similar models. An increase in the supply or a decrease in the demand for used cars may negatively impact the resale value of the vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from vehicle repossessions, which could result in losses on your notes.

Economic factors will influence the affordability of new and used vehicles. Customer behavior may evolve with working from home arrangements, including the risk that working from home reduces the demand for vehicle purchases. All of these factors could have a negative impact on the resale value of the financed vehicles.

You May Suffer Losses on Your Investment Because The Indenture Trustee Does Not Have a Direct Perfected Security Interest In the Motor Vehicles Underlying the Receivables	Payments on the notes and the certificates are dependent on the payments made on the receivables and, in the case of non-payment of receivables, the proceeds from the sale of the related vehicles. Each of the trust, the depositor and the indenture trustee derives its indirect perfected security interest in any specified vehicle through one or more assignments, commencing with an assignment from Ally Bank to the depositor. In the event of an insolvency of Ally Bank, the indenture trustee may be hindered or delayed in its ability to enforce its rights in the motor vehicles relating to defaulted receivables because the indenture trustee is not the secured party of record. Those hindrances and delays may result in a shortfall in liquidation proceeds available to repay noteholders. As a result, under those circumstances, you may experience a loss or delay in repayment of principal on your notes or distributions on the certificates.

Lack of First Priority Liens on Financed Vehicles or Receivables Could Make the Receivables Uncollectible and Reduce or Delay Payments on the Securities

If the security interests in the financed vehicles as described in “Legal Aspects of the Receivables—Security Interest in Vehicles” are not properly perfected, the interests of the depositor, the issuing entity and the indenture trustee in the financed vehicles would be subordinate to, among others, the following:

(1)   bankruptcy trustee of the obligor,

(2)   subsequent purchaser of the financed vehicle, and

(3)   holder of a perfected security interest.

As described in “The Receivables Pool—Tangible and Electronic Contracting” in this prospectus, for some receivables acquired in tangible form from the dealer, Ally Bank uses a third-party contractor to image the original tangible contract and convert such original tangible contract into electronic form. Once converted, Ally Bank maintains control of the electronic copies through a third-party custodian using the third-party custodian’s technology system. For receivables acquired in electronic form, Ally Bank acquires the contract electronically through the third-party custodian using the third-party custodian’s technology system. The third-party custodian’s technology system is designed to enable Ally Bank to perfect its interest in the receivables evidenced by electronic contracts by satisfying the Uniform Commercial Code’s requirements for “control” of electronic chattel paper. Ally Bank will obtain “control” of an electronic contract if (a) there is a “single authoritative copy” of the electronic contract that is readily distinguishable from all other copies and that identifies Ally Bank or Ally Financial as the assignee, (b) all other copies of the electronic contract indicate that they are not the “authoritative copy” of the electronic contract, (c) any revisions to the authoritative copy of the electronic contract are readily identifiable as either authorized or unauthorized revisions, and (d) authorized revisions of the electronic contract cannot be made without Ally Bank’s participation.

The issuing entity and the indenture trustee may not be able to collect on a defaulted receivable in the absence of a perfected security interest in a vehicle financed by the receivable. Even if the issuing entity and the indenture trustee were to have a perfected security interest in the financed vehicles, events could jeopardize the enforceability of that interest, such as:

(1) fraud or forgery by the vehicle owner,

(2) negligence or fraud by the servicer,

(3) mistakes by government agencies, and

(4) liens for repairs or unpaid taxes.

See “Legal Aspects of the Receivables—Security Interest in Vehicles” in this prospectus.

Financing statements will be filed in favor of the issuing entity, the depositor and the indenture trustee for the receivables sold to the issuing entity. The financing statements will perfect the security interests of the depositor, the issuing entity and the indenture trustee in the receivables. However, Ally Bank will serve as the custodian of the receivables and will not physically segregate or mark the receivable files to indicate that they have been sold to the depositor, sold by the depositor to the issuing entity or pledged by the issuing entity to the indenture trustee. See “The Transfer Agreements and the Servicing Agreements—Sale and Assignment of Receivables” in this prospectus. Additionally, if Ally Bank does not retain physical possession of a tangible contract or “control” for the purposes of the Uniform Commercial Code with respect to contracts which are electronic contracts, then the issuing entity’s security interest may be subordinate to the interest of another party that holds a prior interest based on its possession or “control.” See “Legal Aspects of the Receivables—Security Interest in Vehicles” in this prospectus.

If another party purchases or perfects a first priority security interest in the receivables:

(1) for new value,

(2) in the ordinary course of business, and

(3) without actual knowledge of the depositor’s, the issuing entity’s or the indenture trustee’s interest in the receivables,

then that purchaser or secured party may acquire an interest in the receivables that is senior to the issuing entity’s and the indenture trustee’s interest, and the collections on those receivables may not be available to make payments on your securities to the extent of such purchaser’s or secured party’s interest.

Risks Relating to the Transaction Parties

Temporary Commingling of Funds by the Servicer Prior to Their Deposit into the Collection Account may Result in Losses or Delays in Payment on the Notes and the Certificates	The servicer receives collections on the receivables into an account of the servicer that contains other funds of the servicer and amounts collected by the servicer in respect of other receivables not owned by the issuing entity. Generally, the servicer is not required to transfer those funds to the collection account until two business days following receipt. This temporary commingling of funds prior to the deposit of collections on the receivables into the collection account may result in a delay or reduction in the amounts available to make payments on the notes if, in the event of a bankruptcy of the servicer, those funds are subject to the automatic stay under the bankruptcy laws or the servicer or the bankruptcy trustee is unable to specifically identify those funds and there are competing claims on those funds by other creditors of the servicer.

The Servicer Has Discretion Over the Servicing of the Receivables and the Manner in Which the Servicer Applies that Discretion May Impact the Amount and Timing of Funds Available to Pay Principal and Interest on the Notes and Distributions on the Certificates	The servicer has discretion in servicing the receivables, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. See “Servicing Procedures” in this prospectus. The manner in which the servicer exercises that discretion could have an impact on the amount and timing of receipts by the trust from the receivables. The ability of the servicer to make modifications on the receivables is not expected to have a material impact on the distributions on the notes. The servicer, in its own discretion, may permit an extension on receivable payments due or halt repossession activity on a case-by-case basis or more broadly in accordance with its customary servicing procedures, for example, in connection with a natural disaster or public health emergency affecting a large group of obligors. For example, the servicer granted a significant number of extensions related to COVID-19, temporarily suspended involuntary repossession activities nationwide, and temporarily modified its customary servicing procedures to address other collections activity for COVID-19 affected customers. Payment extensions, other modifications to the receivables or delays in initiating repossession activity may extend the maturity of the receivables, increase the weighted average life of the notes and reduce the yield on your notes.

If the servicer’s servicing procedures do not maximize the receipts from the receivables, the result may be losses or delays in payment on the securities. There are additional requirements with respect to the exercise of this discretion because the trust is a grantor trust. See “Servicing Procedures” in this prospectus.

Government rules and regulations have previously resulted in, and may in the future result in, additional regulations on repossessions activity, including periodic moratoriums on repossessions. In addition, supply chain issues related to the availability of new and used vehicles and the related fluctuating consumer demand for new and used vehicles may impact the resale value for returned and repossessed vehicles. If the servicer is delayed in repossessing a financed vehicle, unable to sell repossessed financed vehicles in a timely manner or unable to sell repossessed financed vehicles for an amount greater than the remaining principal balance of such receivable, you could experience increased losses on the related receivables and your notes.

The Insolvency or Replacement of the Servicer May Reduce or Delay Payments on the Notes	If Ally Bank were to cease acting as servicer for any reason, including as a result of an Ally Bank insolvency, collection practices of a successor servicer, which under certain circumstances may be the indenture trustee, may vary from those of Ally Bank. In addition, after a successor servicer is appointed, the successor servicer may experience some inefficiencies as a result of the transition. While Ally Bank is not permitted to resign or be terminated as servicer until a replacement servicer is installed, if Ally Bank were to become incapable of acting as servicer, a successor servicer had not yet accepted appointment and the indenture trustee failed to satisfy its obligations to act as replacement servicer, there could be a disruption in servicing that could result in a delay or decrease in collections on the receivables. It may become increasingly difficult to identify a qualified successor servicer other than the indenture trustee because the servicing fee is calculated as a percentage of the aggregate receivables face amount and some cost components of servicing are fixed; consequently, as the pool amortizes, the servicing fee will diminish at a greater rate than the cost of servicing. For the foregoing reasons, if there is a need to replace the servicer, you may experience delays or reductions in the payments on your securities.

FDIC Receivership or Conservatorship of Ally Bank Could Result in Delays in Payments or Losses on Your Notes	Ally Bank is a Utah chartered bank and its deposits are insured by the Federal Deposit Insurance Corporation, or the “FDIC.” If Ally Bank becomes insolvent, is in an unsound condition, violates its bylaws or regulations or engages in similar activity, the FDIC could be appointed as conservator or receiver for Ally Bank. In a receivership or conservatorship of Ally Bank, the FDIC as receiver or conservator would have broad powers to delay or reduce payments on your notes, if the FDIC were to be successful in:

• attempting to recharacterize the securitization of the receivables as a loan or otherwise attempting to recapture the receivables that have been conveyed to the issuing entity; or

• requiring the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

• requesting a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Ally Bank; or

• repudiating without compensation Ally Bank’s ongoing servicing obligations under the servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

• arguing that a statutory injunction automatically prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

To limit the FDIC’s potential use of any of these powers, Ally Bank has structured this transaction to take advantage of a special regulation that the FDIC has created, entitled “Treatment of financial assets transferred in connection with a securitization or participation.” This FDIC regulation, which we refer to as the “FDIC Rule,” contains four separate safe harbors for transactions; in this prospectus, we describe the safe harbors applicable to securitizations based on whether the securitizations do or do not qualify for sale accounting treatment. The FDIC Rule limits the rights of the FDIC, as conservator or receiver, to delay or prevent payments to noteholders in securitization transactions. For a description of the FDIC Rule’s preconditions and effects, including the uncertainty regarding its application and interpretation, see “Insolvency Aspects of the Offerings—FDIC Rule” in this prospectus.

Risks Relating to the Nature of the Notes and the Structure of the Transaction

Principal and Interest Payments on the Notes Depend on Collections on the Receivables	The issuing entity’s ability to make principal and interest payments on the notes will depend on the amount of collections on the receivables, the amount of receivables that default and the amount on deposit in the reserve account. If there are decreased collections, increased defaults or insufficient funds in the reserve account, you may experience delays or reductions in payments on your notes.

Ally Bank and the Depositor Have Limited Obligations to the Issuing Entity and They Will Not Make Payments on the Securities	Ally Bank, the depositor and their respective affiliates other than the issuing entity are generally not obligated to make any payments to you on your notes or the certificates and do not guarantee payments on the receivables or your notes or the certificates. However, Ally Bank, as seller, will make representations and warranties regarding the characteristics of the receivables and these representations and warranties will then be assigned to the issuing entity. If Ally Bank, as seller, breaches the representations and warranties, it may be required to repurchase the applicable receivables from the issuing entity. Also, if Ally Bank, as servicer, breaches any covenant that materially and adversely affects the noteholders, it may be required to purchase the related receivables. If the seller fails to repurchase, or the servicer fails to purchase, the applicable receivables as and when required, you might experience reductions or delays in payments on your securities. See “The Transfer Agreements and the Servicing Agreements—Sale and Assignment of Receivables” in this prospectus. Further, absent a breach of a representation and warranty, or a breach of a servicing covenant specifically requiring repurchase, Ally Bank will have no obligation to repurchase any receivable for which the related obligor received an extension or modification.

The Assets of the Issuing Entity Are Limited and Are the Only Source of Payment for the Securities	The issuing entity will not have any significant assets or sources of funds other than the receivables or its rights in the reserve account. The securities will only represent interests in or obligations of the issuing entity. The securities will not be insured or guaranteed by Ally Bank, the servicer, the depositor, the owner trustee, the indenture trustee, any of their respective affiliates or any governmental entity. You must rely primarily on payments on the receivables and on the reserve account for repayment of your securities. In addition, for defaulted receivables, you may have to look to the obligors on those receivables and the proceeds from the repossession and sale of financed vehicles which secure defaulted receivables. If these sources are insufficient, you may receive payments late or not receive back your full principal investment or all interest due to you. See “The Notes—Distributions,” “The Transfer Agreements and the Servicing Agreements—Credit Enhancement” and “Legal Aspects of the Receivables” in this prospectus.

Prepayments on and Repurchases of the Receivables Could Shorten the Average Life of the Securities	Obligors may prepay the receivables in full or in part at any time. In addition, the receivables may be prepaid as a result of defaults or from credit life, disability or physical damage insurance. Also, the seller, the servicer or the depositor may be required to repurchase or purchase, as applicable, receivables from the issuing entity in specified circumstances, as detailed in this prospectus under “The Transfer Agreements and the Servicing Agreements—Sale and Assignment of Receivables” and the servicer may have the right to purchase all remaining receivables from the issuing entity pursuant to its optional purchase right.

A prepayment, repurchase, purchase or liquidation of the receivables, including liquidation of defaulted receivables, could shorten the average life of the securities. A variety of unpredictable economic, social and other factors influence prepayment rates.

You will bear all reinvestment risk resulting from a faster or slower rate of prepayment, repurchase or extension of the receivables held by the issuing entity.

Risk of Foreign Noteholders Treated as Engaged in a U.S. Trade or Business on Account of Their Own Activities	As noted in this prospectus, the notes are treated by the issuing entity and investors as debt instruments for U.S. federal income tax purposes. Certain activities undertaken or performed by Foreign Persons in the United States (including in certain circumstances through agents) could constitute engaging in a U.S. trade or business (within the meaning of Internal Revenue Code section 864), which may give rise to income that is effectively connected with the conduct of such a U.S. trade or business and is subject to federal and state net income taxation (and requires the filing of tax returns with the United States). These activities could include the lending of money, origination of loans and financing, or extension of credit. The determination of whether a person is engaged in a trade or business within the United States is based on a highly factual analysis that takes into account all facts and circumstances. There is no direct guidance provided as to which activities constitute being engaged in a trade or business and it is not certain how a court would construe the existing indirect authorities. Furthermore, the precise contours of the so-called “securities safe harbor” under Internal Revenue Code section 864(b)(2) is similarly unclear. Therefore, prospective investors that are Foreign Persons are encouraged to consult their own tax advisors to determine their treatment under these rules in respect to an investment in a note.

There is a Risk of a Taxable Deemed Exchange of Notes if the Transaction Documents are Amended	The transaction documents, under certain circumstances, allow for supplemental indentures and amendments. It is possible that such supplemental indentures or amendments, if they were treated as “significant modifications,” could result in a taxable deemed exchange of the notes for United States federal income tax purposes. This could result in gain or loss recognition for noteholders, and could potentially result in OID with respect to the notes following such modification.

The Class A Notes are Subject to Risk Because Payments on the Class A Notes are Subordinated to Servicing Fees and Other Payments

The Class A Notes are subject to risk because payments of principal and interest on the Class A Notes are subordinated, as described below, to servicing fees, payments to the asset representations reviewer and payments to the indenture trustee and the vote tabulation agent with respect to an asset representations review.

Principal and interest payments on the Class A Notes on each distribution date will be subordinated to the basic servicing fee due to the servicer, payments to the asset representations reviewer, payments to the indenture trustee and the vote tabulation agent with respect to an asset representations review. If an event of default occurs and the notes are accelerated, principal payments on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be subordinated to principal payments on the Class A-1 Notes, principal payments on the Class A-3 Notes and the Class A-4 Notes will be subordinated to principal payments on the Class A-1 Notes and the Class A-2 Notes and principal payments on the Class A-4 Notes will be subordinated to principal payments on the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes. This subordination could result in reduced or delayed payments of principal and interest on the Class A Notes.

The allocation of the principal balance between the Class A-2 Notes and the Class A-3 Notes may not be determined until the day of pricing; therefore an increase in the risk of reduced or delayed payments of principal on the Class A-3 Notes as described above could result if the Class A-2 Notes have a principal balance in the higher end of the range of principal balances set forth for the Class A-2 Notes in footnote (6) to the table on the cover page of this prospectus.

You May Receive an Early Return of Your Investment or Incur a Shortfall in the Return of Your Investment Following an Event of Default Under the Indenture	If an event of default occurs under the indenture, the holders of a majority of the aggregate principal balance of the controlling class of the notes may declare the accrued interest and outstanding principal on the notes immediately due and payable. In that event, the indenture trustee may be directed to sell the receivables and other assets of the trust and apply the proceeds to repay the notes. The manner of sale will affect the amount of proceeds received and available for distribution. The liquidation and distribution of trust assets may result in an early return of principal to noteholders. You may not be able to reinvest the principal repaid to you for a rate of return or maturity date that is as favorable as those on your notes. Also, the proceeds from sale of the trust assets may not be sufficient to fully pay amounts owed on the notes. Those circumstances may result in losses to noteholders.

The Market Value, Liquidity and Voting Power of Your Notes May Be Adversely Impacted by the Unknown Aggregate Initial Principal Balance of the Notes	It is not expected to be known until the day of pricing whether the issuing entity will issue notes with an aggregate initial principal balance of either $1,103,960,000 or $1,569,790,000. The sponsor will determine such amount based on, among other factors, market conditions at the time of pricing. The size of a class of notes may affect the liquidity or lack thereof of such class, as smaller classes of notes may be less liquid than a larger class might otherwise be. In addition, the size of a class of notes is inversely proportional to the voting power of the related noteholders. If your class of notes is larger than you expected, then the voting power of your notes will be diluted.

Retained Notes May Reduce the Liquidity of Your Notes and Subsequent Sales by the Depositor or an Affiliate May Adversely Affect Their Value	Approximately 5% (by initial principal balance) of each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be retained by the depositor or another majority-owned affiliate of the sponsor. Whether any of the other Class A-1 Notes will be retained by the depositor or its affiliate on the closing date may not be known until pricing. A significant reduction in liquidity in the secondary market for the Class A-1 Notes may result if the depositor or its affiliate retains any of such notes. In addition, if any such retained notes are subsequently sold by the depositor or the other affiliate, the demand and the market price of the notes already in the market could be adversely affected.

Financial Market Disruptions and a Lack of Liquidity in the Secondary Market Could Adversely Affect the Market Value of Your Notes or Limit Your Ability to Resell Your Notes	The securities will not be listed on any securities exchange. Therefore, in order to sell your securities, you will need to find a willing buyer. The underwriters may assist in the resale of securities, but they are not required to do so. Additionally, events in the global financial markets, including the failure, acquisition or government seizure of major financial institutions, the establishment of government bailout programs for financial institutions, problems related to financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities and the lowering of ratings on certain asset-backed securities, have caused and could further cause a significant reduction in liquidity in the secondary market for asset-backed securities. A period of illiquidity may adversely affect both the market value of your securities and your ability to sell the securities. As a result, you may be unable to obtain the price that you wish to receive for your securities or you may suffer a loss on your investment. In addition, recent regulatory interpretations by the SEC under Exchange Act Rule 15c2-11 may restrict the ability of brokers and dealers to publish quotations on the notes on any interdealer quotation system or other quotation medium after January 4, 2025, which may negatively affect liquidity in the secondary market. Illiquidity can have a severe adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the securities.

The Ratings for the Notes Are Limited in Scope, May be Unsolicited, May Not Continue to Be Issued and Do Not Consider the Suitability of the Notes for You	We expect to hire rating agencies to rate the notes for the trust. The notes may receive a rating from a rating agency not hired to rate the notes. A security rating is not a recommendation to buy, sell or hold the notes. The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal in full. Ratings on the notes do not address the timing of distributions of principal on the notes prior to their applicable final scheduled distribution date. The ratings do not consider the prices of the notes or their suitability to a particular investor. The ratings may be revised or withdrawn at any time, and rating agencies not hired to rate the notes may provide an unsolicited rating that is different from or lower than the ratings provided by the rating agencies hired to rate the notes. If a rating agency issues a rating lower than the solicited ratings, changes its rating or withdraws its rating, no party has an obligation to provide additional credit enhancement or to restore the original rating. None of the sponsor, the servicer or any of their respective affiliates is under any obligation to monitor or disclose any changes to the ratings. There may be a conflict of interest for the rating agencies hired to rate the notes because the sponsor paid the fee charged by each rating agency for its rating services. Additionally, if any rating agency provides an unsolicited rating that is lower than the ratings provided by the rating agencies hired to rate the notes, the market value of the notes may be adversely affected. Moreover, criminal, civil or regulatory actions or other events adverse to a rating agency hired to rate the notes may have a detrimental effect on the credibility of such rating agency’s ratings, which could have an adverse effect on the market value of your notes.

SUMMARY OF TRANSACTION PARTIES*

*	This chart provides only a simplified overview of the relationships among the key parties to the transaction. Refer to this prospectus for a further description.
**

See “Summary—Priority of Distributions” for a description of the relative priorities of each class. Approximately 5% (by initial principal balance) of each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes will be retained by the depositor or another majority-owned affiliate of the sponsor. All or a portion of the remaining Class A-1 Notes may be retained initially by the depositor or another majority-owned affiliate of the sponsor. The Class B Notes, the Class C Notes and the Class D Notes (other than the EVI) will be sold in one or more private placements or retained initially by the depositor or its affiliate. The depositor or its affiliate will retain the right to sell at any time all or a portion of such retained notes to the extent that it is not required to retain such notes. The certificates will be retained by the depositor, a majority-owned affiliate of the sponsor or another affiliate of the depositor as described in “Credit Risk Retention” in this prospectus.

SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM ACCOUNTS*

*	This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus for a further description.

THE SPONSOR

Ally Bank is the sponsor of the transaction set forth in this prospectus.

Ally Bank was incorporated in 2004 under the laws of the State of Utah relating to industrial loan corporations under the name “GMAC Automotive Bank,” and changed its name to “GMAC Bank” in 2006. In December 2008, GMAC Bank converted into a Utah-chartered commercial nonmember bank and in May 2009 further changed its name to “Ally Bank.” In March 2016, Ally Bank received approval from the Board of Governors of the Federal Reserve System (“FRB”) to become a state member bank and be regulated by the FRB through the Federal Reserve Bank of Chicago. Ally Bank is subject to regulation primarily by the FRB and the Utah Department of Financial Institutions.

The sponsor is a wholly-owned indirect subsidiary of Ally Financial. On December 24, 2008, and in connection with the conversion of Ally Bank into a Utah-chartered commercial nonmember bank, Ally Financial and IB Finance Holding Company, LLC (“IB Finance”) were each approved by the FRB as bank holding companies under the Bank Holding Company Act of 1956, as amended (“BHCA”). IB Finance is the direct holding company for Ally Bank and is a subsidiary of Ally Financial. As a result, Ally Financial and IB Finance are now subject to the supervision and examination of the FRB.

Ally Bank has its principal office at 200 West Civic Center Drive, Sandy, Utah, 84070, Tel. No. (801) 790-5000, and administrative offices at 1100 Virginia Drive, Ft. Washington, Pennsylvania 19034.

Ally Bank’s financing operations are organized into two segments—automotive and mortgage products. Ally Bank provides automotive financial services primarily to and through dealerships and to the customers of those dealerships. The products and services offered by Ally Bank’s automotive financing operations include the funding of retail installment sale contracts, lease contracts, refinance loans, loans in connection with vehicle purchases by customers at the end of a lease, extension of term loans, loans to dealers for the financing of dealer inventory and other lines of credit.

In the retail market, Ally Bank provides vehicle financing to consumers through automotive dealerships, under the Ally Bank brand name. In most cases, Ally Bank purchases retail installment sale contracts and lease contracts for new and used vehicles and other products from dealers.

Ally Bank has been actively acquiring or originating assets, including retail installment sale contracts, lease contracts and loans to dealers for the financing of dealer inventory, since its incorporation in 2004. Ally Bank began securitizing retail assets in 2009, wholesale assets in 2010 and lease assets in 2011, and last sponsored a securitization of its retail auto receivables in conjunction with a public offering of asset-backed securities in December 2022. Ally Bank has sponsored over 60 securitizations in registered offerings and private placement transactions of its retail auto receivables and lease assets. As of March 31, 2023, approximately $11,132,382,550.17 of retail auto receivables originated by Ally Bank, or approximately 11.90% of the total outstanding retail auto receivables originated by Ally Bank, were pledged in connection with asset-backed securitization transactions. As of March 31, 2023, none of the prior securitizations sponsored by Ally Bank have defaulted or experienced an early amortization or similar triggering event.

Ally Bank has participated in the structuring of the transaction described in this prospectus and has originated the receivables to be assigned to the issuing entity. Ally Bank’s experience in and overall procedures for originating or acquiring retail auto receivables is described under “Acquisition and Underwriting.”

When Ally Bank securitizes automotive retail installment sale contracts and wholesale finance receivables, it may retain an interest in the sold assets. These interests may take the form of asset-backed securities, including senior and subordinated interests in the form of investment grade, non-investment grade or unrated securities. The EVI in the trust retained by the depositor or another majority-owned affiliate of the sponsor is described under “Credit Risk Retention” in this prospectus.

None of Ally Bank or any of its affiliates other than the issuing entity will be obligated to make, or otherwise guarantee, any principal, interest or other payment on the notes or the certificates.

For further details with respect to Ally Bank’s prior retail vehicle installment sale contract securitizations over the last five years, see “Appendix A—Static Pool Data” in this prospectus.

ACQUISITION AND UNDERWRITING

Acquisition and Underwriting

Ally Bank acquires or originates the receivables in the ordinary course of its business from participating automobile and light truck dealers in accordance with the requirements of its agreements with dealers. Ally Bank has acquired or originated the receivables in the trust by taking assignment of retail installment sale contracts from dealers or making loans in connection with vehicle purchases by customers at the end of a lease.

Ally Bank’s process of acquiring receivables begins, in general, with the application by a customer for financing from a dealer for the purchase of a motor vehicle. Applications are initiated through websites established and maintained by third parties.

Ally Bank currently uses an underwriting process in which applications are reviewed solely by Ally Bank credit underwriters. For receivables originated prior to April 2017, Ally Bank and Ally Financial used an underwriting process in which applications were reviewed solely by Ally Financial credit underwriters. Under the previous process, those credit underwriters used Ally Bank’s underwriting standards when evaluating applications on behalf of Ally Bank.

The current application evaluation process begins with the placement of each application into one of 19 analytical categories or “segments,” based on specified aspects of the applicant’s credit profile and, in many cases, whether the related vehicle is new or used. Ally Bank then evaluates each application by applying a proprietary credit scoring algorithm, which it refers to as a “scorecard,” tailored to the applicable segment. Ally Financial and Ally Bank designed the initial scorecards with assistance from a third party credit scoring company. Inputs used by the scorecards vary, but typically include, among other items: (1) severity and aging of delinquency; (2) number of credit inquiries; (3) loan-to-value ratio; and (4) payment-to-income ratio. The scorecards are reviewed and updated on a periodic basis in order to account for changes in the perceived impact of specific inputs on applicant creditworthiness. The most recent scorecard redevelopment for the majority of the scorecards was implemented in August 2017. Two of the scorecards were redeveloped in 2022.

The output of the proprietary scorecard is referred to as the “Ally score.” The Ally score predicts the statistical likelihood that a loss will occur with respect to that receivable, but does not predict the performance of any receivable with certainty. Ally Bank uses the Ally score and other credit scores to sort applicants into 30 or 55 tier grades, depending on the scorecard. Concurrently with this process, Ally Bank takes other steps to gather information regarding the applicant, such as checking lists maintained by the Office of Foreign Assets Control and performing fraud and duplicate application checks.

Once the information is gathered, Ally Bank analyzes the application to determine whether to approve it and offer to purchase the receivable. These determinations are made on the basis of all of the information available to Ally Bank, including the following:

•	the applicant’s credit tier and Ally score,

•	the applicant’s experience in managing installment and revolving debt,

•	the asset value of the vehicle and the loan-to-value ratio for the receivable,

•	the term of the receivable, and

•	the applicant’s ability to pay.

Applications are first evaluated through an automated process. Applications are approved or declined and credit decisions are made either entirely through the automated process or through the automated process followed by manual review by a credit underwriter. Ally Bank developed its automated process in order to expedite the review of applications. The automated process uses an algorithm to approve applications with various combinations of credit factors. As a result, there are many clusters of credit factors that will lead to an automated approval, rather than one or a few sets of benchmark characteristics. Final approval based solely on automated approval, without manual review, is limited to the higher quality credit tiers. However, even in the higher quality credit tiers, a significant portion of approved applications are approved by credit underwriters rather than by the automated process.

For approved applications, buy rates applicable to the installment sale contracts are assigned on the basis of the Ally score in accordance with pricing tiers that are currently managed by Ally Bank and that prior to April 2017 were managed by Ally Financial and Ally Bank.

Ally Bank may use programs developed and maintained by the sponsor or third parties that would allow it to complete the entire contracting process electronically. The resulting contracts will be electronically signed by the related obligors and maintained by the sponsor or third parties in electronic form only.

Underwriting Exceptions

Ally Bank has established a series of policies, or “underwriting criteria,” that apply to the review of a credit application. The underwriting criteria contain guidelines for many attributes of an application, such as a maximum loan-to-value ratio, maximum payment-to-income ratio, minimum credit score, and, for lower credit quality applicants, maximum debt-to-income ratio. For used vehicles, additional guidelines exist for vehicle model year and mileage. Some, but not all, of these guidelines will vary according to the credit tier of the applicant or the term of the proposed contract, with a higher credit tier or a shorter contract term generally having a more permissive guideline.

Credit underwriters have a limited ability to approve exceptions to the guidelines contained in the underwriting criteria. Exceptions to the underwriting criteria must be approved by credit underwriters with appropriate credit authority. Approved applicants that do not comply with all credit guidelines typically have strong compensating factors that indicate a high ability of the applicant to repay the receivable, such as a co-obligor, a lower loan-to-value ratio or a shorter term. Examples of underwriting exceptions may include allowing a longer term or a greater ratio of payment to income, debt to income or loan to value than the standard allowances for such criteria or allowing higher mileage or an earlier model year for a used vehicle. Ally Bank monitors exceptions to the guidelines, with the goals of limiting exceptions to a small portion of approved applications and rarely permitting more than a single exception for any contract. Information regarding receivables that constituted exceptions to the guidelines is disclosed in this prospectus under “The Receivables Pool—Exceptions to Underwriting Guidelines.”

Subvention

Some receivables are originated under incentive programs sponsored by vehicle manufacturers, for which the financing rates are below the standard rates at which Ally Bank otherwise offers financing under retail contracts. Those receivables are referred to as subvented receivables.

Because the rates on the subvented receivables are lower than would otherwise be offered by Ally Bank, Ally Bank purchases those subvented receivables from the dealers and the applicable manufacturer pays the present value of the difference between the customer’s subvented rate and Ally Bank’s standard rate to Ally Financial on behalf of the dealer selling the related vehicle and Ally Financial forwards such amount to Ally Bank.

The percentage of subvented receivables in each pool is disclosed in this prospectus. See “The Receivables Pool—Composition of the Receivables Pool—(Total: New and Used).” Subvention is not taken into account by Ally Bank when determining the “odds” credit scoring.

THE SERVICER

On the closing date, Ally Bank, a Utah chartered bank, will be appointed the servicer of the pool of retail installment sale contracts to be owned by the trust pursuant to the servicing agreement among the servicer, the trust and the depositor. Ally Financial and Ally Bank will have serviced those retail installment sale contracts on behalf of Ally Bank prior to the transfer under the pooling agreement.

Ally Bank began servicing assets in April 2016. Between April 2016 and March 2017, Ally Bank acted as a sub-servicer for Ally Financial with responsibility for certain servicing activities related to the entire U.S. portfolio of retail installment sale contracts and leases that were not delinquent and serviced by Ally Financial. Ally Bank performs its servicing operations from centers located in Jacksonville, Florida; Lewisville, Texas; and Detroit, Michigan. Since March 2017, Ally Bank began acting as primary servicer for its retail installment sale contracts and leases. Ally Bank only acts as servicer or sub-servicer with respect to receivables it originates or acquires for itself and Ally Financial and its affiliates and does not service assets that were not originated or acquired by Ally Bank for any other parties.

Ally Bank has entered into agreements with Ally Servicing LLC, or “Ally Servicing,” and Ally Financial under which Ally Servicing and Ally Financial have agreed to provide services with respect to the trust. Ally Servicing and Ally Financial act at the direction of Ally Bank and in compliance with the servicing agreement. For a further description of the servicing agreement, see “The Transfer Agreements and the Servicing Agreements” in this prospectus. In the event of any removal of Ally Bank as the servicer, Ally Servicing and Ally Financial may no longer be involved in the servicing of the receivables.

Ally Servicing is a wholly owned subsidiary of Ally Bank. Ally Servicing, a Delaware limited liability company, was originally incorporated as AccuTel, Inc. on April 8, 1999. On July 21, 2005, AccuTel changed its name to Semperian, Inc. Semperian, Inc. subsequently converted to a limited liability company. Semperian LLC changed its name to Ally Servicing LLC in August 2010.

Ally Servicing has its principal office at Ally Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226 Tel. No. 888-925-2559.

Since 1999, Ally Servicing has acted as a sub-servicer for Ally Financial, and has assumed increased servicing responsibilities over time. Currently, Ally Servicing acts as a sub-servicer for the entire U.S. portfolio of retail installment sale contracts and leases serviced by Ally Bank. Ally Servicing performs its sub-servicing operations from centers located in Jacksonville, Florida; Lewisville, Texas; and Little Rock, Arkansas. Ally Servicing acts as sub-servicer for Ally Bank and its affiliates, including Ally Financial, and acts as servicer for one or more third-parties beginning in the second quarter of 2022.

Prior to March 2017, Ally Financial, directly and through its subsidiaries, most notably Ally Servicing and Ally Bank, serviced prime and non-prime automobile retail installment sale contracts and leases acquired or originated by it and others on behalf of banks, credit unions, finance companies and securitized trusts.

General Motors Acceptance Corporation, the predecessor of Ally Financial, was incorporated in 1919 under the New York Banking Law relating to investment companies. General Motors Acceptance Corporation relinquished that status and became a Delaware corporation on January 1, 1998. In July 2006, General Motors Acceptance Corporation converted to a Delaware limited liability company and changed its name to GMAC LLC. In June 2009, GMAC LLC converted to a Delaware corporation and changed its name to GMAC Inc. On May 10, 2010, GMAC Inc. changed its name to Ally Financial Inc. Ally Financial has its principal corporate offices in Detroit, Michigan and Charlotte, North Carolina. It provides services from multiple locations throughout the United States.

On November 30, 2006, General Motors Corporation sold 51% of the common equity interests of Ally Financial to a consortium of investors, led by an affiliate of Cerberus Capital Management, L.P. We refer to that transaction as the “Acquisition.”

On December 24, 2008, and in connection with the conversion of GMAC Bank into a Utah-chartered commercial nonmember bank, Ally Financial and IB Finance were each approved by the FRB as bank holding companies under the BHCA. IB Finance is a subsidiary of Ally Financial and the direct holding company for Ally

Financial’s bank depository institution, GMAC Bank, which is now known as Ally Bank. On December 23, 2013, Ally Financial was approved by the FRB as a financial holding company under the BHCA.

Since becoming a bank holding company, Ally Financial received various investments from the U.S. Department of the Treasury, the “Treasury,” in connection with the Treasury’s Supervisory Capital Assessment Program. On November 20, 2013, Ally Financial repurchased all of the Treasury’s then outstanding mandatorily convertible preferred stock. On April 15, 2014, Ally Financial closed an initial public offering of 95,000,000 shares of its common stock. The Treasury announced on December 19, 2014 that it had sold its remaining Ally Financial common stock.

A table under “The Sponsor’s Portfolio Data—Delinquencies, Repossessions, Bankruptcies and Net Losses” sets forth the size and composition of the total portfolio of retail vehicle installment sale contracts of Ally Bank for which Ally Financial has provided servicing in each of the last five years.

SERVICING PROCEDURES

Some of the principal functions of the servicer are tracking the balances of outstanding receivables, notifying obligors of the amounts and due dates of their required payments, communicating with obligors regarding their accounts, seeking to collect overdue payments and, where necessary, charging off receivables and repossessing and liquidating the related motor vehicle. Subject to provisions in the servicing agreement restricting the servicer or specifying obligations different from its customary standards, policies and procedures for a grantor trust, pursuant to its customary standards, policies and procedures, comparable to practices followed by the servicer in servicing receivables for itself or other third parties (the “Established Collection Procedures”), and to its obligation under the transaction documents to make reasonable efforts to collect all payments on the receivables, the servicer may grant modifications, amendments, adjustments or extensions on a receivable.

The servicer may only make certain limited extensions or modifications. The servicer may amend or otherwise modify any receivable so that the amount financed or the number of originally scheduled due dates is altered or the last scheduled due date occurs after the final scheduled distribution date solely if, (a) in the judgement of the servicer, pursuant to the Established Collection Procedures, it is reasonably foreseeable that the obligor will default (it being understood that the servicer may proactively contact any obligor whom the servicer believes may be at a higher risk of a payment default under the related receivable) and (b) the servicer believes that such amendment or modification is appropriate or necessary to preserve the value of such receivable and to prevent such receivable from going into default (or, where such receivable is already in default, to prevent such receivable from being further impaired) (a “Permitted Payment Modification”). If an obligor requests an extension, the servicer may only grant an extension if it believes that such extension is necessary to prevent the receivable from going into default or from becoming further impaired and that such extension does not exceed 90 days in the aggregate during any 12-month period and 180 total days during the life of the receivable. If the obligor requests a modification due to a long-term hardship, the servicer may grant a modification if it believes that such modification is necessary to preserve property ownership and prevent the receivable from going into default or becoming further impaired and that such modification aligns with applicable laws and regulations. The servicer has the discretion to grant any modification if it delivers an opinion of counsel to the owner trustee to the effect that such modifications will not cause the trust to fail to qualify as a grantor trust for federal income tax purposes. In addition, the servicer may make modifications that are ministerial in nature, such as changing the payment due date. In addition, the servicer may amend or otherwise modify any receivable in accordance with or in order to comply with applicable law (including regulatory guidance, and including the Servicemembers Civil Relief Act or similar applicable state law).

Subject to the restrictions on discretion because the trust is a grantor trust and any additional restrictions in the servicing agreement, the servicer is allowed, for example, without the prior consent of the depositor, the trust, the indenture trustee, the owner trustee, or any other person, to establish the means and timing for contacting obligors regarding overdue payments, repossessing the vehicles securing the receivables, delivering notices, demands, claims, complaints, responses or other documents in connection with any proceedings, executing any instruments of satisfaction or cancellation, or of partial or full release or discharge of underlying obligors, granting extensions or adjustments on a receivable and waiving any late payment, or any other fees or charges that may be collected in the ordinary course of servicing such receivables. The servicer is not liable for the exercise of discretion made in good faith and in accordance with its established servicing procedures.

The servicer maintains the account information with respect to each serviced account. That information resides on a centralized accounts receivable system that is currently maintained by Ally Bank at a co-located data center. The servicer is also responsible for maintaining title records with respect to vehicles securing serviced contracts together with the related contract. As of the date of this prospectus, those documents are maintained for the servicer by PDP Group, Inc. at a facility in Hunt Valley, Maryland. Images of those documents are maintained on systems maintained at and accessible from locations different from the locations of the physical documents. Each contract included in the pool is marked on the applicable computer files to indicate its transfer to the trust.

The servicer will make reasonable efforts to collect all payments due on the receivables held by the trust and will, consistent with the servicing agreement, follow the collection procedures it follows for comparable motor vehicle receivables that it services for itself or others. See “Legal Aspects of the Receivables” in this prospectus.

The servicer produces and mails a monthly statement of account, or electronically delivers notification of statement availability through its website, to obligors prior to the due date of the related payment. Payments may be made either by check, debit card or through an automated clearing house (ACH) debit of the obligor’s account. If the payment remains outstanding, the servicer mails an initial notice of overdue payment to the obligor on or about the eighth day following the due date.

Obligors whose payment remains delinquent for a specified period following the payment due date are assigned to collections groups based on their risk profile, which is formulated from an algorithm tied to the obligor’s payment history. Most obligors initially receive an automated voice message, email or SMS text notifying them of the delinquency. If a payment remains outstanding, most accounts are subsequently assigned to the early-stage collections group, which contacts obligors using manual dialing, an automated dialing system, SMS text or email. Early-stage collections are performed by Ally Servicing or are outsourced to third parties with which Ally Servicing contracts for the provision of collection related services. These third parties act under the direct supervision of Ally Servicing and are required to follow the servicer’s servicing policies.

Based on the algorithm, responsibility for calls progresses to the mid-stage collections group at differing times but generally around 31 days past due. The mid-stage collection teams attempt to establish contact with the obligor by telephone, SMS text or email, and continue to attempt to obtain payment. Mid-stage collections are performed by Ally Servicing or are outsourced to third parties with which Ally Servicing contracts for the provision of collection related services. These third parties act under the direct supervision of Ally Servicing and are required to follow the servicer’s servicing policies.

Depending on the risk profile, delinquent accounts typically progress from the mid-stage collections group to the late-stage collections group generally around 60 days past due. The late-stage collection teams attempt to establish contact with the obligor by telephone, SMS text or email, and continue to attempt to obtain payment. Late-stage collection activity is performed by Ally Servicing.

If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law. The servicer will be entitled to receive its liquidation expenses as specified in the servicing agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer’s customary procedures, for refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation. See “Certain Fees and Expenses” in this prospectus.

Accounts for which the servicer has made a determination to repossess the vehicle are referred to an outside repossession company located in the area of the obligor or in some cases, to a national provider. Those repossession companies are generally small local operations whose sole function is to repossess the related motor vehicle. In some areas, accounts issued for repossession are assigned to a service provider who oversees the repossession activity of their subcontractor. The service provider is responsible for the activity of the subcontractor. Typically, once the car is repossessed, a letter is sent to the obligor to inform them of the repossession, an affidavit of repossession is produced and title is obtained. Generally, the vehicle is then sold at auction (traditional auction or SmartAuction), although, at Ally Bank’s discretion, to maximize net proceeds, limited repairs and or refurbishing may be performed prior to sale.

The net sale proceeds are applied to reduce the balance owing by the obligor. Excess proceeds, if any, are remitted to the obligor. To the extent there are deficiency balances, Ally Bank may elect to attempt to collect such deficiency balances. Deficiency balances are otherwise charged off. Following charge off, the account is assigned to recovery operations for evaluation and possible further attempts to collect amounts owing by the obligor. There is an exception to that process for obligors in bankruptcy.

The retail installment sale contracts require that each obligor on the receivables obtain physical damage insurance covering the vehicle securing each receivable. If an obligor fails to maintain insurance, the servicer may, but is not obligated to, purchase collateral protection insurance, which consists of obtaining a new policy on the obligor’s behalf. If collateral protection insurance is obtained, the servicer charges the related account in an amount equal to the cost of the insurance. Currently, the servicer does not actively monitor whether or not each obligor maintains physical damage insurance.

The securitized pool contains large numbers of individual retail installment sale contracts entered into by obligors located throughout the United States. This factor requires that the servicer of those contracts have a breadth and scale of operations that may not be required to effectively service many other types of assets. In addition, the security for each contract is a motor vehicle. The processing and maintenance of title and other information related to those motor vehicles requires specific systems capabilities and experience. In addition, repossessing those assets when appropriate requires knowledge and experience as to the methods for taking possession of and retitling the motor vehicle and contacts with the network of auctioneers through which the repossessed vehicles are liquidated.

Collections

The servicer will deposit collections into the collection account held by the account bank within two business days of receipt. The servicer may deduct from collections all Unrelated Amounts to the extent such Unrelated Amounts have not been previously reimbursed to the servicer.

Collections made during a monthly period, other than Administrative Receivables or Warranty Receivables, which are not late fees or other similar fees or charges, will be applied to principal and interest on the receivables.

Collections on Administrative Receivables and Warranty Receivables, including Administrative Purchase Payments and Warranty Payments will also be applied to principal and interest on the receivables.

Servicing Compensation and Payment of Expenses

On each distribution date, the servicer will receive the following servicing fees:

•

a basic servicing fee for the prior month, equal to one-twelfth of the Basic Servicing Fee Rate multiplied by the Aggregate Receivables Face Amount as of the first day of that monthly period (or, with respect to the first distribution date, a basic servicing fee equal to one-sixth of the Basic Servicing Fee Rate multiplied by the Aggregate Receivables Face Amount as of the cutoff date),

•	any unpaid basic servicing fees from all prior distribution dates, and

•	the other servicing fees described in “Certain Fees and Expenses” in this prospectus.

Servicing fees will be paid out of funds available for that purpose. The relative priority of basic servicing fees and any other servicing fees are set forth in “The Notes—Distributions.”

The basic servicing fee for each monthly period and any portion of the basic servicing fee that remains unpaid from prior distribution dates will be paid at the beginning of that monthly period out of collections for that monthly period. In addition, the servicer will retain any late fees, prepayment charges or similar fees and charges collected during a monthly period and any investment earnings on trust accounts during a monthly period.

The foregoing amounts are intended to compensate the servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including:

•	collecting and posting all payments,

•	responding to inquiries of obligors on the receivables,

•	investigating delinquencies,

•	sending payment coupons to obligors,

•	reporting tax information to obligors, and

•	policing the collateral.

These amounts will also compensate the servicer for its services as the administrator, including accounting for collections, furnishing monthly and annual statements to the owner trustee and the indenture trustee for distributions and generating federal income tax information for the trust, the certificateholders and the noteholders. These amounts also will reimburse the servicer for taxes, the fees of the owner trustee and the indenture trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the pool of receivables.

THE TRUST

The issuing entity, Ally Auto Receivables Trust 2023-1 is a statutory trust formed under the laws of the State of Delaware with a fiscal year end of December 31. The trust will be established and operated pursuant to a trust agreement dated on or before the anticipated closing date of July 19, 2023 (the “closing date”), which is the date the trust will initially issue the notes and certificates.

The trust will engage in only the following activities:

•	acquire, hold and manage the receivables and other assets of the trust,

•	issue notes and certificates,

•	make payments on the notes and certificates, and

•	take any action necessary to fulfill the roles of the trust in connection with the notes and the certificates.

The trust’s principal offices are in Wilmington, Delaware, in care of BNY Mellon Trust of Delaware, as owner trustee at the address listed in “The Owner Trustee” below.

The property of the trust will include:

•

a pool of retail installment sale contracts for new and used cars and light trucks and all payments received thereunder on and after the cutoff date exclusive of any amount allocable to the premium for physical damage collateral protection insurance required by the servicer or the seller,

•	amounts and investments of those amounts as from time to time may be held in the Designated Accounts and the proceeds of those accounts, except for the Certificate Distribution Account,

•	security interests in the financed vehicles and, to the extent permitted by law, any accessions thereto,

•	any recourse against dealers on the receivables,

•	the right to proceeds of credit life, credit disability, physical damage or other insurance policies covering the financed vehicles, and

•	the rights of the depositor under the pooling agreement and the servicing agreement.

The reserve account will be held by the account bank for the benefit of the holders of the trust’s securities. The reserve account will be included in the property of the trust.

The servicer will continue to service the receivables held by the trust and will receive fees for these services. See “Servicing Procedures—Servicing Compensation and Payment of Expenses” in this prospectus. To facilitate the servicing of the receivables, the trust will authorize Ally Bank, as custodian, to retain physical possession of the receivables held by the trust and other documents relating thereto as custodian for the trust. Due to the administrative burden and expense, the certificates of title to the financed vehicles will not be amended to reflect the sale and assignment of the security interest in the financed vehicles to the depositor or the trust or the pledge of these security interests by the trust to the indenture trustee. In the absence of an amendment, the trust and the indenture trustee may not have a perfected security interest in the financed vehicles in all states.

None of the trust, the indenture trustee or the owner trustee will be responsible for the legality, validity or enforceability of any security interest in any financed vehicle. See “Legal Aspects of the Receivables” and “The Transfer Agreements and the Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Capitalization of the Trust

If the aggregate initial principal balance of the notes is $1,103,960,000, the following table illustrates the capitalization of the trust as of June 1, 2023, the cutoff date, as if the issuance of the notes and the certificates had taken place on that date:

Class A-1 Asset Backed Notes		$233,020,000
Class A-2 Asset Backed Notes	}$	744,020,000	(1)
Class A-3 Asset Backed Notes
Class A-4 Asset Backed Notes		$69,800,000
Class B Asset Backed Notes		$23,290,000
Class C Asset Backed Notes		$19,410,000
Class D Asset Backed Notes		$14,420,000
Asset Backed Certificates		$4,980,650

Total		$1,108,940,650

(1)

The aggregate initial principal balance of the Class A-2 Notes and the Class A-3 Notes will be $744,020,000 as reflected above. The initial principal balance of each of the Class A-2 Notes and the Class A-3 Notes may change but will be determined on or prior to the day of pricing of those classes of notes. However, the respective initial principal balances of the Class A-2 Notes and the Class A-3 Notes are expected to be within the applicable ranges set forth in footnote (6) to the table on the cover page of this prospectus.

If the aggregate initial principal balance of the notes is $1,569,790,000, the following table illustrates the capitalization of the trust as of June 1, 2023, the cutoff date, as if the issuance of the notes and the certificates had taken place on that date:

Class A-1 Asset Backed Notes		$332,240,000
Class A-2 Asset Backed Notes	}	$1,057,100,000	(1)
Class A-3 Asset Backed Notes
Class A-4 Asset Backed Notes		$99,230,000
Class B Asset Backed Notes		$33,120,000
Class C Asset Backed Notes		$27,600,000
Class D Asset Backed Notes		$20,500,000
Asset Backed Certificates		$7,085,989

Total		$1,576,875,989

(1)

The aggregate initial principal balance of the Class A-2 Notes and the Class A-3 Notes will be $1,057,100,000 as reflected above. The initial principal balance of each of the Class A-2 Notes and the Class A-3 Notes may change but will be determined on or prior to the day of pricing of those classes of notes. However, the respective initial principal balances of the Class A-2 Notes and the Class A-3 Notes are expected to be within the applicable ranges set forth in footnote (6) to the table on the cover page of this prospectus.

The amount shown for the certificates is the initial level of overcollateralization. The holders of the certificates will be entitled to receive amounts representing the remaining overcollateralization after repayment of amounts owing on the notes. All or a portion of the Class A-1 Notes may be retained initially by the depositor or its affiliate. The Class B Notes, the Class C Notes and the Class D Notes are not being offered under this prospectus. The Class B Notes, the Class C Notes and the Class D Notes (other than the EVI) will be sold in one or more private placements or retained initially by the depositor or its affiliate. The certificates are not being offered by this prospectus and will be retained initially by the depositor or an affiliate. The depositor or its affiliate will retain the right to sell all or a portion of such Class A-1 Notes, such Class B Notes, such Class C Notes, such Class D Notes and the certificates (other than those held by the depositor or another majority-owned affiliate of the sponsor as part of the EVI) in one or more private placements at any time. The depositor or another majority-owned affiliate will initially hold the EVI. For a description of the EVI, see “Credit Risk Retention” in this prospectus.

THE RECEIVABLES POOL

Each receivable to be held by the issuing entity is classified as a simple interest receivable.

Payments pursuant to a simple interest receivable are allocated between finance charges and principal based on the actual date on which a payment is received. Late payments, or early payments, on a simple interest receivable may result in the obligor making a greater- or smaller-number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a simple interest receivable in full, the obligor is required to pay finance charges only to the date of prepayment.

Tangible and Electronic Contracting

Ally Bank may, or may contract with third-parties, to facilitate the process of creating and storing and assigning electronic contracts. Ally Bank’s, as well as certain third-party technology systems, permit transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. Through use of either Ally Bank’s or a third-party system, a dealer originates electronic retail installment sale contracts and then transfers these electronic contracts to Ally Bank.

With respect to a majority of tangible contracts, following dealer and obligor signing of such tangible contract, the dealer sends the documentation constituting the tangible record related to the applicable receivable to an imaging center, where a third-party contractor images the documentation and transmits the image directly to Ally

Bank’s computer systems for review, and funding will occur if the documentation meets compliance and policy requirements. Following the imaging, the original tangible contract is converted into electronic form and Ally Bank maintains control of the electronic copies through its own or a third-party custodian’s technology system, as further described above.

With respect to both receivables acquired as electronic contracts and receivables acquired as tangible contracts and converted to electronic contracts, the systems Ally Bank maintains to manage this process use a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable; (ii) manage access to and the expression of the authoritative copy, including by making such contract unalterable except in certain limited circumstances; (iii) identify Ally Bank or Ally Financial as the owner of record of the authoritative copy; and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Criteria Applicable to the Selection of Receivables

The pool of receivables to be sold to the trust was selected from Ally Bank’s portfolio based on several criteria, including that each receivable:

•	is secured by a new or used car or light truck,

•	is a simple interest receivable,

•	was originated in the United States,

•	provides for level monthly payments that may vary from one another by no more than $5,

•	will amortize the amount financed over its original term to maturity,

•	was originated or acquired by Ally Bank or its subsidiaries in the ordinary course of business,

•	has a first payment due date on or after January 17, 2016,

•

was originated on or after (i) December 18, 2015, if the aggregate initial principal balance of the notes is $1,103,960,000 or (ii) December 12, 2015, if the aggregate initial principal balance of the notes is $1,569,790,000,

•	has an original term of 12 to 84 monthly payments,

•	has a remaining term of not less than 3 monthly payments,

•	as of the cutoff date, was not considered past due; that is, the payments due on that receivable in excess of $25 have been received within 30 days of the due date, and

•	has an APR of not greater than 25.00%.

The receivables in each pool of receivables on the closing date will be the same receivables that comprised the related pool of receivables on the cutoff date.

Each pool of receivables was selected from Ally Bank’s portfolio of receivables that meet the criteria described above and other administrative criteria utilized by Ally Bank from time to time. We believe that no selection procedures adverse to the noteholders were utilized in selecting the receivables in each pool of receivables. Ally Bank, as sponsor, incurred minimal internal expenses in selecting the pools of receivables. Ally Bank did not incur any third party expenses in connection with the selection of the pools of receivables.

The following tables describe each pool of receivables as of the cutoff date.

Each of the percentages and averages in the tables is computed on the basis of the amount financed of each receivable as of the cutoff date. The “Weighted Average Annual Percentage Rate of all Receivables in Pool” and “Weighted Average Annual Percentage Rate of Non-Subvented Receivables in Pool” in the following tables are based on weighting by amount financed and remaining term of each receivable, each as of the cutoff date. The “Weighted Average Original Maturity” in the following tables is based on weighting by original undiscounted principal balance of each receivable as of its date of origination. “Loan-to-Value Ratio” with respect to a receivable means the original undiscounted principal balance divided by the estimated vehicle value, multiplied by 100. The estimated vehicle value for a new vehicle is the dealer invoice cost of the vehicle. The estimated vehicle value for a used vehicle is the value received by Ally Financial or Ally Bank from the dealer, independently validated by Ally Financial or Ally Bank, based on a market guide, such as Blackbook, indicating the value of the vehicle and the source from which that value was determined. “Weighted Average Loan-to-Value Ratio” is based on a weighting by original undiscounted principal balance of each receivable as of its date of origination. A FICO score is a measurement designed by Fair, Isaac & Company and calculated by the major credit bureaus using collected information to assess credit risk. “Weighted Average FICO Score” is based on a weighting by original undiscounted principal balance of each receivable as of the cutoff date and excludes receivables with respect to which the obligor is a business account and receivables for which no FICO score is available. If the aggregate initial principal balance of the notes is $1,103,960,000, of the 6,909 FICO scores excluded from the Weighted Average FICO Score, 5,099 or 73.80%, are business accounts and the remaining 1,810, or 26.20%, are accounts for which FICO scores are unavailable. If the aggregate initial principal balance of the notes is $1,569,790,000, of the 9,836 FICO scores excluded from the Weighted Average FICO Score, 7,298 or 74.20%, are business accounts and the remaining 2,538, or 25.80%, are accounts for which FICO scores are unavailable. In the table “Distribution of the Receivables Pool by FICO Score,” those excluded accounts make up the “Business Accounts and Unavailable” category. Percentages may not equal 100.00% due to rounding.

Composition of the Receivables Pool—(Total: New and Used)

If the aggregate initial principal balance of the notes is $1,103,960,000, the receivables will possess the following characteristics as of the cutoff date:

Aggregate Amount Financed	$1,121,998,940.08
Number of Contracts in Pool	50,424
Average Amount Financed	$22,251.29
Weighted Average FICO Score	730.00
Weighted Average Loan-to-Value Ratio	95.54
Weighted Average Annual Percentage Rate of all Receivables in Pool	8.68%
Weighted Average Annual Percentage Rate of Non-Subvented Receivables in Pool	8.79%
Discount Rate Applied to Receivables in Pool with Annual Percentage Rates at or below	7.55%
Weighted Average Original Maturity (in months)	69.39 Months
Weighted Average Remaining Maturity (in months) (Range)	59.78 Months
(3 to 83 Months )
Percentage of New Cars and Light Trucks in Pool	41.58%
Percentage of Used Cars and Light Trucks in Pool	58.42%
Percentage of Cars in Pool	23.65%
Percentage of Light Trucks in Pool	76.35%
Percentage of Subvented Receivables in Pool	1.68%
Percentage of Non-Subvented Receivables in Pool	98.32%

Composition of the Receivables Pool—(New)

Aggregate Amount Financed	$466,553,640.72
Number of Contracts in Pool	15,630
Average Amount Financed	$29,849.88
Weighted Average FICO Score	734.84
Weighted Average Loan-to-Value Ratio	92.77
Weighted Average Annual Percentage Rate of all Receivables in Pool	8.28%
Weighted Average Annual Percentage Rate of Non-Subvented Receivables in Pool	8.53%
Weighted Average Original Maturity (in months)	69.86 Months
Weighted Average Remaining Maturity (in months) (Range)	61.54 Months
(3 to 83 Months )
Percentage of Subvented Receivables in Pool	4.03%
Percentage of Non-Subvented Receivables in Pool	95.97%

Composition of the Receivables Pool—(Used)

Aggregate Amount Financed	$655,445,229.36
Number of Contracts in Pool	34,794
Average Amount Financed	$18,837.88
Weighted Average FICO Score	726.88
Weighted Average Loan-to-Value Ratio	97.53
Weighted Average Annual Percentage Rate of all Receivables in Pool	8.98%
Weighted Average Annual Percentage Rate of Non-Subvented Receivables in Pool	8.98%
Weighted Average Original Maturity (in months)	69.05 Months
Weighted Average Remaining Maturity (in months) (Range)	58.53 Months
(4 to 74 Months )
Percentage of Subvented Receivables in Pool	0.00%
Percentage of Non-Subvented Receivables in Pool	100.00%

If the aggregate initial principal balance of the notes is $1,569,790,000, the receivables will possess the following characteristics as of the cutoff date:

Aggregate Amount Financed	$1,595,315,144.01
Number of Contracts in Pool	71,586
Average Amount Financed	$22,285.30
Weighted Average FICO Score	729.80
Weighted Average Loan-to-Value Ratio	95.54
Weighted Average Annual Percentage Rate of all Receivables in Pool	8.68%
Weighted Average Annual Percentage Rate of Non-Subvented Receivables in Pool	8.79%
Discount Rate Applied to Receivables in Pool with Annual Percentage Rates at or below	7.55%
Weighted Average Original Maturity (in months)	69.36 Months
Weighted Average Remaining Maturity (in months) (Range)	59.75 Months
(3 to 83 Months )
Percentage of New Cars and Light Trucks in Pool	41.61%
Percentage of Used Cars and Light Trucks in Pool	58.39%
Percentage of Cars in Pool	23.58%
Percentage of Light Trucks in Pool	76.42%
Percentage of Subvented Receivables in Pool	1.64%
Percentage of Non-Subvented Receivables in Pool	98.36%

Composition of the Receivables Pool—(New)

Aggregate Amount Financed	$663,802,154.87
Number of Contracts in Pool	22,218
Average Amount Financed	$29,876.77
Weighted Average FICO Score	734.74
Weighted Average Loan-to-Value Ratio	92.82
Weighted Average Annual Percentage Rate of all Receivables in Pool	8.28%
Weighted Average Annual Percentage Rate of Non-Subvented Receivables in Pool	8.53%
Weighted Average Original Maturity (in months)	69.78 Months
Weighted Average Remaining Maturity (in months) (Range)	61.44 Months
(3 to 83 Months )
Percentage of Subvented Receivables in Pool	3.95%
Percentage of Non-Subvented Receivables in Pool	96.05%

Composition of the Receivables Pool—(Used)

Aggregate Amount Financed	$931,512,989.14
Number of Contracts in Pool	49,368
Average Amount Financed	$18,868.76
Weighted Average FICO Score	726.63
Weighted Average Loan-to-Value Ratio	97.49
Weighted Average Annual Percentage Rate of all Receivables in Pool	8.98%
Weighted Average Annual Percentage Rate of Non-Subvented Receivables in Pool	8.98%
Weighted Average Original Maturity (in months)	69.06 Months
Weighted Average Remaining Maturity (in months) (Range)	58.54 Months
(4 to 74 Months )
Percentage of Subvented Receivables in Pool	0.00%
Percentage of Non-Subvented Receivables in Pool	100.00%

Distribution of the Receivables Pool by Annual Percentage Rate—Aggregate

If the aggregate initial principal balance of the notes is $1,103,960,000, the distribution of the receivables by Annual Percentage Rate as of the cutoff date will be as follows:

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	208	$7,545,557.43	0.67%
1.01% to 2.00%	184	$8,350,221.92	0.74%
2.01% to 3.00%	89	$3,467,775.94	0.31%
3.01% to 4.00%	1,049	$13,502,292.99	1.20%
4.01% to 5.00%	2,782	$44,366,552.37	3.95%
5.01% to 6.00%	4,910	$93,940,306.08	8.37%
6.01% to 7.00%	7,906	$169,167,657.35	15.08%
7.01% to 8.00%	7,911	$187,951,908.11	16.75%
8.01% to 9.00%	7,526	$188,985,092.15	16.84%
9.01% to 10.00%	6,454	$157,112,148.31	14.00%
10.01% to 11.00%	3,856	$89,746,784.47	8.00%
11.01% to 12.00%	2,475	$54,698,029.92	4.88%
12.01% to 13.00%	1,756	$37,637,197.65	3.35%
13.01% to 14.00%	1,167	$24,071,624.05	2.15%
14.01% to 15.00%	731	$14,848,528.80	1.32%
15.01% to 16.00%	523	$10,116,547.61	0.90%
16.01% to 17.00%	321	$6,255,545.11	0.56%
17.01% to 18.00%	273	$5,258,284.17	0.47%
18.01% to 19.00%	117	$1,983,569.06	0.18%
19.01% to 20.00%	92	$1,642,263.94	0.15%
20.01% to 21.00%	51	$701,891.75	0.06%
21.01% to 22.00%	20	$344,863.63	0.03%
22.01% to 23.00%	8	$112,831.28	0.01%
23.01% to 24.00%	11	$151,093.55	0.01%
24.01% to 25.00%	4	$40,372.44	0.00%
Total	50,424	$1,121,998,940.08	100.00%

If the aggregate initial principal balance of the notes is $1,569,790,000, the distribution of the receivables by Annual Percentage Rate as of the cutoff date will be as follows:

Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	289	$10,583,362.00	0.66%
1.01% to 2.00%	263	$11,949,938.67	0.75%
2.01% to 3.00%	117	$4,457,681.06	0.28%
3.01% to 4.00%	1,503	$19,547,190.43	1.23%
4.01% to 5.00%	4,017	$63,650,926.35	3.99%
5.01% to 6.00%	6,871	$131,303,534.03	8.23%
6.01% to 7.00%	11,183	$240,033,196.64	15.05%
7.01% to 8.00%	11,422	$270,088,398.12	16.93%
8.01% to 9.00%	10,686	$269,625,331.95	16.90%
9.01% to 10.00%	9,126	$223,181,204.07	13.99%
10.01% to 11.00%	5,452	$127,006,343.26	7.96%
11.01% to 12.00%	3,532	$78,454,121.59	4.92%
12.01% to 13.00%	2,427	$52,082,498.29	3.26%
13.01% to 14.00%	1,643	$33,897,017.33	2.12%
14.01% to 15.00%	1,043	$21,633,633.18	1.36%
15.01% to 16.00%	734	$14,344,206.77	0.90%
16.01% to 17.00%	475	$9,069,585.70	0.57%
17.01% to 18.00%	378	$7,301,778.63	0.46%
18.01% to 19.00%	165	$2,825,960.26	0.18%
19.01% to 20.00%	128	$2,301,155.13	0.14%
20.01% to 21.00%	67	$994,255.46	0.06%
21.01% to 22.00%	28	$463,973.27	0.03%
22.01% to 23.00%	17	$253,323.51	0.02%
23.01% to 24.00%	14	$207,090.08	0.01%
24.01% to 25.00%	6	$59,438.23	0.00%
Total	71,586	$1,595,315,144.01	100.00%

Distribution of the Receivables Pool by State

If the aggregate initial principal balance of the notes is $1,103,960,000, the distribution of the receivables by state as of the cutoff date will be as follows:

The pool of receivables includes receivables originated in all 50 states. The following table sets forth the percentage of the aggregate amount financed in the states with the largest concentration of receivables. No other state accounts for more than 3.78% of the aggregate amount financed. Management believes that there are no factors unique to any state or region in which 10% or more of the receivables are located that may materially impact the trust’s ability to pay principal and interest on the notes. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

State	Percentage of Aggregate Amount Financed
Texas	13.36%
Florida	9.49%
California	6.21%
Pennsylvania	5.64%
New Jersey	4.53%
North Carolina	4.52%

If the aggregate initial principal balance of the notes is $1,569,790,000, the distribution of the receivables by state as of the cutoff date will be as follows:

The pool of receivables includes receivables originated in all 50 states. The following table sets forth the percentage of the aggregate amount financed in the states with the largest concentration of receivables. No other state accounts for more than 3.64% of the aggregate amount financed. Management believes that there are no factors unique to any state or region in which 10% or more of the receivables are located that may materially impact the trust’s ability to pay principal and interest on the notes. The following breakdown by state is based on the billing addresses of the obligors on the receivables:

State	Percentage of Aggregate Amount Financed
Texas	13.41%
Florida	9.70%
California	6.17%
Pennsylvania	5.72%
North Carolina	4.58%
New Jersey	4.45%

Distribution of the Receivables Pool by Loan-to-Value Ratio

If the aggregate initial principal balance of the notes is $1,103,960,000, the distribution of the receivables by Loan-to-Value Ratio as of the cutoff date will be as follows:

Loan-to-Value Ratio	Number of Contracts	Average Original Amount Financed	Average Original Estimated Vehicle Value	Percentage of Contracts
Less than 80	11,633	$21,859.23	$35,638.58	23.07%
80 to 90	7,284	$26,626.79	$31,223.64	14.45%
91 to 100	9,530	$27,816.62	$29,041.21	18.90%
101 to 110	10,997	$29,899.36	$28,325.30	21.81%
111 to 120	10,980	$29,716.67	$25,765.84	21.78%
Total	50,424			100.00%

If the aggregate initial principal balance of the notes is $1,569,790,000, the distribution of the receivables by Loan-to-Value Ratio as of the cutoff date will be as follows:

Loan-to-Value Ratio	Number of Contracts	Average Original Amount Financed	Average Original Estimated Vehicle Value	Percentage of Contracts
Less than 80	16,536	$21,828.73	$35,551.33	23.10%
80 to 90	10,328	$26,577.81	$31,164.85	14.43%
91 to 100	13,627	$27,974.26	$29,211.01	19.04%
101 to 110	15,648	$30,011.15	$28,435.99	21.86%
111 to 120	15,447	$29,857.68	$25,886.94	21.58%
Total	71,586			100.00%

Distribution of the Receivables Pool by FICO Score

If the aggregate initial principal balance of the notes is $1,103,960,000, the distribution of the receivables by FICO Score as of the cutoff date will be as follows:

FICO Band	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
Business Accounts and Unavailable	6,909	$133,796,717.84	11.92%
651 - 675	7,218	$169,570,880.99	15.11%
676 - 700	9,207	$214,999,275.15	19.16%
701 - 725	7,485	$171,568,263.08	15.29%
726 - 750	5,526	$124,183,190.11	11.07%
751 - 775	4,140	$91,826,638.37	8.18%
776 - 800	3,331	$71,517,469.25	6.37%
801 - 825	2,924	$61,201,027.20	5.45%
826 - 850	2,221	$48,611,780.97	4.33%
851 - 875	1,233	$29,135,329.49	2.60%
876 - 900	230	$5,588,367.63	0.50%
Total	50,424	$1,121,998,940.08	100.00%

If the aggregate initial principal balance of the notes is $1,569,790,000, the distribution of the receivables by FICO Score as of the cutoff date will be as follows:

FICO Band	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
Business Accounts and Unavailable	9,836	$191,436,340.65	12.00%
651 - 675	10,270	$241,007,632.60	15.11%
676 - 700	13,079	$306,366,232.19	19.20%
701 - 725	10,658	$244,203,245.40	15.31%
726 - 750	7,814	$175,541,217.92	11.00%
751 - 775	5,922	$131,664,743.65	8.25%
776 - 800	4,715	$102,576,181.63	6.43%
801 - 825	4,118	$86,148,465.80	5.40%
826 - 850	3,087	$67,521,121.92	4.23%
851 - 875	1,775	$41,511,621.14	2.60%
876 - 900	312	$7,338,341.11	0.46%
Total	71,586	$1,595,315,144.01	100.00%

Distribution of the Receivables Pool by Original Term

If the aggregate initial principal balance of the notes is $1,103,960,000, the distribution of the receivables by Original Term as of the cutoff date will be as follows:

Original Term (Months)	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
60 and less	13,782	$240,702,792.94	21.45%
61 to 72	23,934	$588,050,689.38	52.41%
73 to 75	10,131	$222,715,568.64	19.85%
76 to 84	2,577	$70,529,889.12	6.29%
Total	50,424	$1,121,998,940.08	100.00%

If the aggregate initial principal balance of the notes is $1,569,790,000, the distribution of the receivables by Original Term as of the cutoff date will be as follows:

Original Term (Months)	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
60 and less	19,588	$344,498,629.39	21.59%
61 to 72	33,919	$832,892,632.49	52.21%
73 to 75	14,451	$319,057,834.78	20.00%
76 to 84	3,628	$98,866,047.35	6.20%
Total	71,586	$1,595,315,144.01	100.00%

Distribution of the Receivables Pool by Vehicle Make

If the aggregate initial principal balance of the notes is $1,103,960,000, the distribution of the receivables by Vehicle Make as of the cutoff date will be as follows:

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.45%
Ford	12.20%
Ram	7.14%
Jeep	7.09%
Toyota-Scion	5.68%
GMC	5.59%
Honda	4.51%
Nissan	4.38%
Kia	3.87%
Hyundai	3.55%

No other vehicle make accounts for more than 2.90% of the aggregate amount financed.

If the aggregate initial principal balance of the notes is $1,569,790,000, the distribution of the receivables by Vehicle Make as of the cutoff date will be as follows:

Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.29%
Ford	12.24%
Ram	7.25%
Jeep	7.12%
GMC	5.71%
Toyota-Scion	5.65%
Honda	4.53%
Nissan	4.32%
Kia	3.91%
Hyundai	3.51%

No other vehicle make accounts for more than 2.88% of the aggregate amount financed.

Distribution of the Receivables Pool by Vehicle Model

If the aggregate initial principal balance of the notes is $1,103,960,000, the distribution of the receivables by Vehicle Model as of the cutoff date will be as follows:

Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.11%
1500	3.46%
F-150	3.29%
Sierra	2.41%
Equinox	1.88%
Grand Cherokee	1.88%
2500	1.75%
Tahoe	1.40%
Cherokee	1.31%
Colorado	1.19%

No other vehicle model accounts for more than 1.17% of the aggregate amount financed.

If the aggregate initial principal balance of the notes is $1,569,790,000, the distribution of the receivables by Vehicle Model as of the cutoff date will be as follows:

Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.07%
1500	3.46%
F-150	3.29%
Sierra	2.48%
Equinox	1.89%
Grand Cherokee	1.88%
2500	1.80%
Tahoe	1.46%
Cherokee	1.30%
Colorado	1.19%

No other vehicle model accounts for more than 1.13% of the aggregate amount financed.

Depositor Review of the Receivables Pool

The depositor is required to perform a review (the “pool review”) of each pool of receivables in order to provide reasonable assurance that the information contained in this prospectus regarding the pools of receivables is accurate in all material respects. The pool review entailed consideration of ongoing processes and procedures used by Ally Financial and Ally Bank (the “process review”), as well as the performance of specified actions with respect to disclosure about the pools of receivables and the underlying data on which that disclosure was based (the “data and disclosure review”). For certain aspects of the pool review, the depositor engaged a third party to assist. The depositor designed the procedures used in the pool review, assumes the responsibility for the sufficiency of those procedures and attributes to itself all findings and conclusions of the pool review.

For the process review, the depositor monitored internal reports and developments with respect to processes and procedures that are designed to maintain and enhance the quality of decision-making, the quality of originated assets and the accuracy, efficiency and reliability of receivables systems and operations. Ally Financial and Ally Bank have internal functions that carry out these processes and procedures, such as:

•

Quality assurance, which tests previously originated receivables to check for compliance with applicable underwriting criteria and documentation requirements and accurate entry of data into the principal databases and other management information systems of the sponsor and the servicer (the “information databases”),

•	Contract review, which tests, among other things, the quality of originated portfolios and the adherence of originations to established policies,

•	Risk reporting, which monitors losses, delinquencies, credit quality and exceptions to servicing policies, and

•	Internal audit, which independently performs periodic internal control reviews of various processes including the auto contract origination and reporting system processes.

The first part of the data and disclosure review tested the accuracy of the individual receivables data contained in the information databases. The depositor uses the information databases to assemble an electronic data tape containing relevant data on the receivables pools. From this tape, the depositor constructs the pool composition and stratification tables in “The Receivables Pool” in this prospectus, prepares the information disclosed on Form ABS-EE, as further described in “Asset-Level Data for the Receivables” in this prospectus, verifies the eligibility criteria in “The Receivables Pool—Criteria Applicable to the Selection of Receivables” in this prospectus and validates the representations and warranties in “The Transfer Agreements and the Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Through random processes, (i) 164 receivables, if the aggregate initial principal balance of the notes is $1,103,960,000 and (ii) 200 receivables, if the aggregate initial principal balance of the notes is $1,569,790,000 (the “reviewed receivables”) from the pools were selected. The servicer and the sponsor made available an electronic copy of the pertinent underlying documentation and data records for each reviewed receivable (collectively, the “receivable document file”).

First, approximately 32 different aspects, or data points, of each receivable document file, including values such as FICO score, origination date, APR and loan-to-value ratio, along with elements such as evidence of a perfected lien, were noted. These data points were either compared to the corresponding information in the electronic data tape or evaluated for compliance with an eligibility criterion or a representation and warranty, to determine whether any inaccuracies existed. In some cases, the depositor specified permissible tolerances for variances. If the aggregate initial principal balance of the notes is $1,103,960,000, of the approximately 5,248 aggregate data points checked, thirteen data points appeared to be erroneous related to thirteen receivables. One error related to a missing credit application. One error related to an incorrect lienholder. Six errors related to an incorrect buyer name. The five remaining errors related to a missing co-buyer. If the aggregate initial principal balance of the notes is $1,569,790,000, of the approximately 6,400 aggregate data points checked, nineteen data points appeared to be erroneous related to eighteen receivables. One error related to the incorrect VIN. One error related to a missing credit application. Ten errors related to an incorrect buyer name. The seven remaining errors related to a missing co-buyer.

In addition, selected values associated with the reviewed receivables were recomputed to assess their accuracy. The servicer provided records regarding payments made by the related obligors prior to the cutoff date so that the amount financed and remaining term for each reviewed receivable could be recomputed. Based on information in the receivable document file, the loan-to-value ratio for the related financed vehicle was also recomputed. These recomputations did not indicate any errors.

A second aspect of the data and disclosure review consisted of a comparison of the statistics contained in “The Receivables Pool” in this prospectus and the data related to the reviewed receivables disclosed on Form ABS-EE to data in, or derived from, the information databases. The review consisted of a recalculation from the data in the information databases of the number of contracts, monetary amounts, amounts and percentages displayed in “The Receivables Pool” in this prospectus. Matters not exceeding plus or minus 0.5 percent of the number of contracts, monetary amounts, amounts or percentages were not considered exceptions. This comparison found no exceptions within the specified parameters.

The third aspect of the data and disclosure review evaluated the information contained in this prospectus regarding each pool of receivables under “Acquisition and Underwriting,” “The Receivables Pool,” “Servicing Procedures,” “The Transfer Agreements and the Servicing Agreements—Sale and Assignment of Receivables” and “Legal Aspects of the Receivables.” The depositor confirmed with the responsible personnel of the sponsor and the servicer that the description of the business practices, contract terms and legal and regulatory considerations, and the other information with respect to the pools of receivables, contained in those sections is accurate. The depositor also reviewed internal management reports periodically generated by these personnel that bear on the matters discussed in those sections of this prospectus.

The depositor has concluded that the findings of the pool review provide it with reasonable assurance that:

•

the errors identified in the first aspect of the data and disclosure review are not indicative of any systemic problems with the processes of the sponsor and the servicer that generate information regarding the receivables for use in this prospectus;

•	the pool composition and stratification tables contained in this prospectus are accurate in all material respects;

•	each pool of receivables satisfies the selection criteria and the representations and warranties in all material respects; and

•	the disclosure regarding the pools of receivables contained in this prospectus is accurate in all material respects.

Exceptions to Underwriting Guidelines

As described in “Acquisition and Underwriting—Underwriting Exceptions,” Ally Bank utilizes a proprietary scorecard approach for its credit underwriting. This platform assigns applicants a “score” that is used to assess the risk level and appropriate pricing tier for an application. Any applications not approved by this system are reviewed by a credit underwriter. A credit underwriter with the appropriate approval authority may approve an application outside Ally Bank’s guidelines. When deciding whether to approve an application, the credit underwriter reviews all of the factors related to the receivable and typically will not approve an application unless the credit underwriter also determines that compensating factors exist in the application that indicate a strong ability to repay the loan.

As a result of the sponsor’s use of a credit underwriter to make the determination of whether to approve an application based on all of the characteristics of the receivable taken together, the credit underwriter does not identify the specific characteristics that caused him or her to approve an application and therefore the sponsor does not have the ability to track or disclose the specific compensating factors related to each receivable. The depositor elected to include these receivables in each pool of receivables for the offering on the basis that the depositor has historically securitized receivables with these characteristics and the exceptions are immaterial.

As used in the tables below, a “collateral characteristic” is an underwriting criterion primarily related to the financed vehicle, such as loan-to-value ratio (“Loan-to-Value Ratio”) or, for used vehicles, a limit on the maximum mileage or age of the vehicle (“Vehicle Characteristic”), and a “credit characteristic” is an underwriting criterion primarily related to the creditworthiness of the obligor, such as credit score related exceptions (“Related to Credit Score”), exceptions based on the payment-to-income ratio or debt-to-income ratio (“Payment Amount”) or other factors related to the creditworthiness of the obligor (“Other Factors Related to the Creditworthiness of the Obligor”).

As shown in the table below, if the aggregate initial principal balance of the notes is $1,103,960,000, 2,070 of the receivables, having an aggregate balance of $38,006,216 constituted exceptions to Ally’s underwriting criteria.

Nature of Exception	Number of Contracts	Percentage of Aggregate Amount Financed
Collateral: Loan-to-Value Ratio	34	0.09%
Collateral: Vehicle Characteristic	1,528	2.04%
Credit: Related to Credit Score	68	0.20%
Credit: Payment Amount	398	0.98%
Credit: Other Factors Related to the Creditworthiness of the Obligor	42	0.08%
Total	2,070	3.39%

As shown in the table below, if the aggregate initial principal balance of the notes is $1,569,790,000, 2,911 of the receivables, having an aggregate balance of $53,117,440 constituted exceptions to Ally’s underwriting criteria.

Nature of Exception	Number of Contracts	Percentage of Aggregate Amount Financed
Collateral: Loan-to-Value Ratio	44	0.08%
Collateral: Vehicle Characteristic	2,165	2.01%
Credit: Related to Credit Score	97	0.19%
Credit: Payment Amount	541	0.95%
Credit: Other Factors Related to the Creditworthiness of the Obligor	64	0.10%
Total	2,911	3.33%

Asset Representations Review

The asset representations reviewer will conduct a review of 60 day or more delinquent receivables for their compliance with asset level representations and warranties provided by the sponsor and the depositor upon the satisfaction of each of the following conditions:

•	the delinquency trigger (as defined below) is met or exceeded, and

•	the noteholders (including beneficial owners of the notes) vote to cause a review of delinquent receivables by:

•	at least 5% of the noteholders, measured by the outstanding principal balance of their respective notes, demanding a vote of the noteholders to determine if a review should be performed, and

•

at least a majority of the noteholders, measured by the outstanding principal balance of the notes of the noteholders voting, choosing to initiate an asset representations review, and at least 5% of the noteholders by aggregate principal balance of the notes outstanding cast a vote.

For more information regarding the asset representations reviewer, see “Asset Representations Reviewer” in this prospectus.

Asset Representations Review Delinquency Trigger

A “delinquent receivable” is a receivable for which payment of the required payment amount within $25 has not been received by the servicer by the payment due date as of the end of the monthly period. Charged off and repossessed receivables, and receivables for which the related obligor is subject to bankruptcy, are not considered delinquent receivables and therefore are not included in the delinquency trigger calculation. The sponsor does not treat a charged off receivable as delinquent because the related vehicle is no longer in the possession of the obligor and any loss would have been realized.

The “delinquency trigger” is calculated as a percentage equivalent of a fraction, the numerator of which is equal to the aggregate amount financed of 61 day or more delinquent receivables and the denominator of which is equal to the aggregate amount financed of all outstanding receivables, measured as of the end of the monthly period.

The following table sets forth the delinquency trigger applicable to each monthly period:

Monthly Period	Delinquency Trigger
1 to 12	1.80%
13 to 24	2.80%
25 to 36	3.10%
37 to 48	4.60%
49 and after	4.60%

The sponsor believes that the delinquency trigger is appropriate based on an analysis of the historical 61 day or more delinquency rate over the life of the sponsor’s other transactions. For each of the 40 registered and selected private offerings of notes backed by retail installment sale contracts completed by the sponsor from 2009 to 2022, the sponsor calculated a maximum delinquency ratio for each annual period and then calculated this ratio for each annual period from the related cutoff date. The maximum of the maximum delinquency ratio was utilized to account for typical seasonal increases in delinquencies. The sponsor then multiplied this historical delinquency maximum by four times and rounded to the nearest 0.05% to derive the delinquency trigger for each annual period. Because the sponsor’s other transactions have not experienced significant historical delinquencies and given the relatively stable economic period for these transactions, the multiple is intended to account for future volatility and stressed economic conditions. Based on its experience in historical transactions, the sponsor believes that this method will incorporate shifts in delinquencies for each annual period that the notes are outstanding and will align the delinquency trigger with changes in delinquency rates. Additionally, the four times multiple is expected to generate a delinquency trigger which would be met before any losses on the notes would occur. The chart below compares the delinquency trigger to the delinquency statistics for prior securitized pools.

For more information regarding 61 day or more delinquent asset statistics for the sponsor’s prior securitized pools, see “Appendix A—Static Pool Data” in this prospectus.

The servicer will monitor delinquent receivables and will include on the monthly statement to securityholders the percentage of receivables that are delinquent in each monthly period in 30 or 31 day increments up to 120 days and whether the delinquency trigger has been met or exceeded for the related monthly period. If the delinquency trigger has been met or exceeded for the related monthly period, the servicer will provide a notice to the sponsor, the depositor and the indenture trustee, and will include a notice on the monthly servicer report and on the Form 10-D, that such trigger has been met or exceeded.

Voting

Within 90 days of publication that the delinquency trigger has been met or exceeded in the monthly statement to securityholders on Form 10-D, the noteholders may determine whether to initiate a vote to determine whether a review of 60 day or more delinquent receivables should be performed by the asset representations reviewer. Noteholders may exercise this right by contacting the indenture trustee. For the purpose of the vote, notes held by the sponsor or any affiliates thereof are not included in the calculation of determining whether the noteholders have elected to initiate a vote.

If the requesting noteholder is the record holder of any notes, no verification procedures will be required. If the requesting noteholder is not the record holder of any notes and is instead a beneficial owner of notes, the indenture trustee may require no more verification than (1) a written certification from the noteholder that it is a beneficial owner of a specified principal balance of the notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document. If less than 5% of the noteholders by aggregate principal balance of the notes demand that a review be initiated within 90 days of publication of the delinquency trigger being met, no additional vote will be required and no asset representations review will be conducted.

If at least 5% of the noteholders by aggregate principal balance of the notes outstanding demand that a vote be conducted, the indenture trustee will post a notice through The Depository Trust Company (“DTC”), initiating a vote of all the noteholders. On the Form 10-D related to the monthly period in which the noteholders demand that a vote be conducted, the issuing entity will disclose the voting procedures that will be used and how to cast a vote. The noteholders will be allowed to vote for at least 150 days after the initial Form 10-D including disclosure that the trigger has been met or exceeded is filed. The votes will be tabulated by either the indenture trustee in the capacity of tabulation agent or by a third party acting as tabulation agent (in each case, the “Vote Tabulation Agent”). If at the end of that 150-day period, at least a majority of the noteholders by aggregate principal balance of the notes who have voted choose to approve initiating the asset representations review and at least 5% of the noteholders by aggregate principal balance of the notes outstanding cast a vote, the asset representations reviewer will be notified to conduct a review as set forth below under “—The Asset Representations Review Process.”

The Asset Representations Review Process

Upon the approval of the noteholders as set forth above under “—Voting,” the issuing entity will instruct the servicer and the custodian to provide the asset representations reviewer with access to copies of documents necessary to perform its review within 60 days of the conclusion of the vote approving the review. The asset representations reviewer will then conduct its review of all receivables 60 days or more delinquent as of the end of the most recent monthly period. The asset representations reviewer will compare such delinquent receivables to the asset level representations and warranties provided by the sponsor on the closing date with respect to the receivables. The related representations and warranties are measured as of the time of origination, the cutoff date or the closing date as specified in the pooling agreement. For a description of the representations and warranties the asset representations reviewer will review, see “—Criteria Applicable to the Selection of Receivables” and “The Transfer Agreements and The Servicing Agreements—Sale and Assignment of Receivables” in this prospectus. A copy of the final asset representations review agreement will be filed no later than the date of the filing of the final prospectus for the notes.

The asset representations reviewer will only determine whether:

•	a receivable sold on the closing date satisfied the asset level representations and warranties,

•	a receivable failed to satisfy such representations or warranties, or

•	there is missing or insufficient documentation with respect to whether a representation or warranty was satisfied.

The asset representations reviewer will not determine whether any failures to meet the representations and warranties resulted in breaches of the representations and warranties or whether the sponsor or the depositor would be required to repurchase any such receivables. Additionally, the asset representations reviewer will not determine the reason for the delinquency of any receivable, the creditworthiness of any obligor, the overall quality of any receivable or the compliance of the servicer with its covenants with respect to the servicing of the receivables. If a receivable is paid off, satisfied or repurchased due to a breach of a covenant, representation or warranty, the asset representations reviewer will not review that receivable.

The fees and expenses of the asset representations review will be paid by the issuing entity from monthly collections on the receivables. See “The Notes—Distributions.” The review fee will be $200 per receivable.

The asset representations reviewer will be required to complete its review within 60 days of receiving the documents necessary to start its review. The review period may be extended by up to an additional 30 days if the asset representations reviewer requests missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures. If any requested missing information is not provided to the asset representations reviewer, the asset representations reviewer will consider the affected test to be failed due to missing or insufficient documentation. The asset representations reviewer will provide the indenture trustee, the sponsor, the depositor and the servicer with a detailed report of its findings within 30 days of completing its review. A summary of the asset representations reviewer’s report will be included in the statement to securityholders on the Form 10-D for the monthly period in which that summary report was provided. A noteholder will have the right to request a copy of the detailed report of the findings from the sponsor.

The sponsor and the depositor will evaluate the asset representations reviewer’s report and any repurchase request received from the indenture trustee, any noteholder or any party to the transaction documents in order to determine whether a repurchase of a receivable is required. After reviewing the report, the sponsor and the depositor will determine if there were breaches of the representations and warranties, and the sponsor and the depositor will then decide whether to repurchase the receivable. None of the indenture trustee, the owner trustee, the asset representations reviewer or the servicer is otherwise obligated to investigate the accuracy of the representations and warranties with respect to the receivables subject to the asset representations review. The transaction documents require that any breach of the representations and warranties must materially and adversely affect the interest of the noteholders or the certificateholders before the sponsor or the depositor would be required to repurchase such receivables. Any noteholder, however, will be entitled to make a repurchase request regarding a breach of the representations and warranties related to a receivable to the indenture trustee. The sponsor or the depositor will report any repurchase request received from a noteholder, the indenture trustee or the owner trustee, and the disposition of the request, on a Form ABS-15G that will be filed with the SEC. For more information regarding the exercise of rights by the indenture trustee, see “The Indenture Trustee.”

Dispute Resolution

The depositor, the sponsor, the owner trustee, the servicer, the indenture trustee or any noteholder may, upon discovery of a breach of a representation or warranty related to a receivable made by the depositor or the sponsor in the transaction documents, which materially and adversely affects the interest of the depositor, the sponsor, the owner trustee, the servicer, the indenture trustee or the certificateholders in the related receivable, or in the case of a noteholder (including a beneficial owner of the notes), which results in that noteholder not being made whole, demand that the depositor or the sponsor repurchase the related receivable from the trust. In order to make a repurchase demand, a noteholder will be required to provide a notice to the indenture trustee. If any such party provides sufficient notice as provided in the transaction documents within the applicable statute of limitations period of an alleged breach of a representation or warranty with respect to a receivable made by the depositor or the sponsor in the transaction documents, and the sponsor or the depositor fails to resolve such request within 180 days of receipt, the requesting party has the right to refer the matter to a dispute resolution process described below. This right applies to all repurchase requests made in accordance with the transaction documents and is not limited to repurchase requests made in connection with a review pursuant to the asset representations review process described under “—Asset Representations Review—The Asset Representations Review Process.” This right is not a mechanism for requesting repurchase or other relief from losses resulting from changes in the credit quality of the receivable or other market conditions. The sponsor or the depositor will not repurchase a receivable with respect to which the related breach of a representation or warranty did not result in a material and adverse effect on the interests of the noteholders and the certificateholders taken as a whole. Each notice must be given in writing to the other parties in accordance with the transaction documents and must specifically identify the receivable to be repurchased and specify the representations or warranties allegedly breached. The notice must also identify the alleged loss related to the receivable and the material adverse effect on the requesting party. General allegations relating to the entire pool of receivables or an unspecified subset of the pool are not a sufficient description for purposes of the notice. If a receivable is paid off, satisfied or repurchased, no demands to repurchase are permitted, and there is no further right to mediation or arbitration regarding that receivable. None of the representations and warranties related to the receivables relate to the performance of the receivables or to any credit losses that may occur as a result of a default by the related obligor on the receivable. Furthermore, the dispute resolution procedures described below apply only to the specific receivables that are related to the dispute. In order for a receivable to be subject to repurchase, there must be a breach of a representation or warranty related to such receivable which materially and adversely affects the requesting party. In the event that the asset representations reviewer determines that the representations and warranties related to a receivable have not failed, any repurchase request related to that receivable will be deemed to be resolved.

The requesting party may choose either mediation (including non-binding arbitration) or third-party binding arbitration at its discretion. In each case, the process will be administrated by the American Arbitration Association (“AAA”) pursuant to the AAA’s Commercial Arbitration Rules and Mediation Procedures, as applicable, or any successor rules or procedures (the “AAA Rules”). The mediation or arbitration will take place in New York, New York. The indenture trustee, after direction from the depositor, will notify the requesting party at the end of the 180-day period if a repurchase demand is unresolved. Within 30 days of the delivery of the notice indicating that a repurchase demand has not been resolved following the end of the 180-day period, the requesting party must initiate the proceedings and provide notice (as defined by the AAA Rules) to the sponsor and the depositor of its intent to pursue resolution through mediation or arbitration at securitization@ally.com. The sponsor or the depositor must respond to the notice within 30 days and must submit to the method of dispute resolution requested.

If the requesting party chooses to refer the matter to mediation, the sponsor or depositor and the requesting party will agree on a neutral mediator approved by the AAA within 15 days of notice service. If the parties cannot agree on a mediator, one will be appointed by the AAA in accordance with the applicable AAA Rules. For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation. The parties will mutually agree on the allocation of expenses incurred in connection with the mediation. If the requesting party is unsatisfied with the result of the mediation, the requesting party may choose to submit the matter to binding arbitration or adjudicate the dispute in court.

If the requesting party chooses to refer the matter to binding arbitration, the matter will be referred to a panel of three arbitrators. The panel will be comprised of one arbitrator appointed by the requesting party, one arbitrator appointed by the depositor and a third arbitrator appointed by the two arbitrators that are appointed by the requesting party and the depositor, in each case selected in accordance with the transaction documents. The sponsor and the depositor will provide a notice of the commencement of any arbitration on the Form 10-D related to the monthly period in which the arbitration proceeding commences and will give other noteholders or parties to the transaction documents the right to participate in the arbitration proceeding. The arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of appointment of the panel and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. The arbitrator, however, may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, discovery motions and a pre-hearing brief. The evidentiary hearing on the merits will commence no later than 60 days following the appointment of the panel and will proceed for no more than 10 consecutive business days, with equal time allotted to each side for the presentation of direct evidence and cross examination. The panel will render its decision on the matter within 90 days of the selection of the panel. In each case, the panel will have discretion to modify these timeframes if, based on the facts and circumstances of the particular dispute, good cause exists, there is an unavoidable delay or with the consent of all of the relevant parties. The panel will decide the matter in accordance with the terms of the contract, including choice-of-law provisions, and will not be permitted to award punitive or special damages. The panel will also determine which party will be responsible for paying the dispute resolution fees, including attorneys’ fees, incurred in this process. Judgment on the award will be entered in any court having jurisdiction. Once the representations and warranties with respect to a receivable have been reviewed by a panel, the panel’s decision will be binding with respect to that receivable, and such receivable may not be the subject of any additional mediation or binding arbitration. By selecting binding arbitration, the requesting party will be giving up its right to adjudicate the dispute in court, including the right to a trial by jury.

In all cases, the proceedings of the mediation or binding arbitration, including the occurrence of such proceedings, the nature and amount of any relief sought or granted and the results of any discovery taken in the matter, will be kept strictly confidential by each of the parties to the dispute, except as necessary in connection with the investor communications and reports to securityholders described under “Reports to Securityholders” below, in connection with a judicial challenge to or enforcement of an award, or as otherwise required by law.

REPURCHASE HISTORY

The transaction documents contain covenants requiring the depositor and Ally Bank to repurchase a receivable for the breach of representation or warranty in certain circumstances. In the prior three years, none of Ally Bank, Ally Financial, the depositor, the indenture trustee or the owner trustee received a demand to repurchase any retail auto installment sale contract securitized by Ally Bank or the depositor. The depositor, as a securitizer, discloses all demands to repurchase any retail auto installment sale contract securitized by it on Form ABS-15G.

The depositor filed its most recent Form ABS-15G with the Securities and Exchange Commission (“SEC”) on January 25, 2023. The depositor’s CIK number is 0001477336. For more information on obtaining a copy of the report, see “Where You Can Find More Information” in this prospectus.

ASSET-LEVEL DATA FOR THE RECEIVABLES

The depositor and the issuing entity have provided asset-level data for each pool of receivables and filed this information on Form ABS-EE. Each Form ABS-EE is incorporated by reference into this prospectus. The asset-level data includes information about the receivables, the vehicles, the obligors, activity on the receivables, charge offs, repossessions and modifications of the receivables. Asset-level data will be provided each month as an exhibit to the monthly distribution reports filed on Form 10-D.

THE SPONSOR’S PORTFOLIO DATA

Delinquencies, Repossessions, Bankruptcies and Net Losses

For Ally Bank’s U.S. consumer automotive portfolio of new and used retail car and light truck receivables, the table on the following page shows Ally Bank’s experience for both new and used retail car and light truck receivables on a combined basis for:

•	delinquencies,

•	repossessions,

•	bankruptcies, and

•	net losses.

In addition, for Ally Bank’s U.S. consumer automotive portfolio of new and used retail car and light truck receivables with an original term to maturity of 76 to 84 months, the table on the second following page shows Ally Bank’s experience for both new and used retail car and light truck receivables on a combined basis for:

•	delinquencies,

•	repossessions, and

•	net losses.

Fluctuations in delinquencies, repossessions, bankruptcies and net losses generally follow trends in the overall economic environment and may be affected by such factors as:

•	competition for obligors,

•	the supply and demand for both new and used cars and light trucks,

•	consumer debt burden per household, and

•	personal bankruptcies.

Ally Bank’s historical performance trends are consistent with expectations and reflective of a more balanced and profitable asset composition. Recent performance is consistent with, or better than, expectations as a result of various factors including, but not limited to: elevated used car prices and consumer trends with respect to spending and saving.

There can be no assurance that the delinquency, repossession, bankruptcy and net loss experience on the receivables will be comparable to that set forth below or that the factors or beliefs described above will remain applicable. For a description of how the sponsor defines a delinquent receivable, see “The Receivables Pool—Asset Representations Review—Asset Representations Review Delinquency Trigger.” Because a pandemic such as COVID-19 has not occurred in recent years, the delinquency, repossession, bankruptcy and net loss experience for 2020 and 2021 is unlikely to accurately predict the performance of the pool of receivables. During 2020 and 2021, the COVID-19 pandemic impacted obligors nationwide and had a materially more significant impact on Ally Bank’s consumer automotive portfolio of new and used retail car and light truck receivables than even the most severe historical natural disasters, as reflected in the tables below.

New and Used Car and Light Truck Contracts	Three Months Ended March 31(1),		Year Ended December 31,

	2023	2022	2022	2021	2020	2019	2018
Total Retail Contracts Outstanding at the End of the Period (excluding bankruptcies) (in thousands)
New Vehicles (in thousands)	953	1,060	979	1,105	1,224	1,273	1,262
Used Vehicles (in thousands)	2,522	2,522	2,514	2,527	2,461	2,213	1,823
Total (in thousands)	3,475	3,582	3,493	3,632	3,685	3,486	3,085
Month-End Delinquency Dollars(2)
31-60 Days	2.66%	1.85%	2.95%	2.00%	2.22%	2.69%	2.30%
61-90 Days	0.83%	0.55%	0.97%	0.58%	0.70%	0.68%	0.53%
91-120 Days	0.20%	0.13%	0.25%	0.15%	0.18%	0.17%	0.12%
121 Days or More	0.02%	0.01%	0.01%	0.02%	0.06%	0.00%	0.00%
Repossessions as a Percent of Average Number of Contracts Outstanding (including bankruptcies)	2.42%	1.78%	1.94%	1.62%	1.53%	2.25%	2.02%
Net Losses as a Percent of Liquidations	2.81%	1.39%	1.75%	1.23%	1.75%	1.85%	1.64%
Net Losses as a Percent of Average Gross Receivables	1.20%	0.74%	0.87%	0.64%	0.74%	0.83%	0.71%
Net Losses as a Percent of Average Net Receivables(3)	1.56%	0.59%	0.95%	0.41%	1.06%	1.24%	1.04%
Total Retail Contracts Outstanding at End of the Period (including bankruptcies) (in thousands)	3,509	3,619	3.526	3,670	3,730	3,541	3,123
Bankruptcies as a Percent of Average Number of Contracts Outstanding (including bankruptcies)	0.95%	1.04%	1.02%	1.11%	1.29%	1.38%	1.15%
Bankruptcies Month-End Delinquency Dollars— 31 Days or More	0.23%	0.24%	0.22%	0.24%	0.36%	0.45%	0.33%

(1)	Net loss figures are annualized.
(2)	Month-end delinquency dollars represent the remaining principal balance as of the ledger closing date for the month.
(3)	Net Losses as a Percent of Average Net Receivables is an accounting-based metric and, therefore, reflects write-downs that occur based on Federal Financial Institutions Examination Council guidance.

New and Used Car and Light Truck Contracts	Three Months Ended March 31,		Year Ended December 31,

	2023	2022	2022	2021	2020	2019	2018
Average Bankruptcies	33,464	37,786	36,811	41,303	47,064	47,025	33,093
Average Retail Contracts (including bankruptcies)	3,512,745	3,633,750	3,594,987	3,721,030	3,661,332	3,401,271	2,879,492

New and Used Car and Light Truck Contracts	Three Months Ended March 31(1),		Year Ended December 31,

	2023	2022	2022	2021	2020	2019	2018
Total Retail Contracts Outstanding at the End of the Period (excluding bankruptcies) (in thousands)
New Vehicles (in thousands)	310	308	310	313	311	283	245
Used Vehicles (in thousands)	215	166	206	149	101	71	49
Total (in thousands)	526	474	517	462	412	354	294
Month-End Delinquency Dollars(2)
31-60 Days	1.70%	1.06%	1.78%	1.08%	1.25%	1.69%	1.60%
61-90 Days	0.46%	0.27%	0.47%	0.27%	0.35%	0.39%	0.34%
91-120 Days	0.10%	0.06%	0.12%	0.07%	0.08%	0.09%	0.07%
121 Days or More	0.01%	0.00%	0.00%	0.01%	0.02%	0.01%	0.00%
Repossessions as a Percent of Average Number of Contracts Outstanding (including bankruptcies)	1.27%	0.82%	0.90%	0.87%	0.99%	1.47%	1.44%
Net Losses as a Percent of Liquidations	1.47%	0.61%	0.76%	0.61%	0.99%	1.22%	1.21%
Net Losses as a Percent of Average Gross Receivables	0.54%	0.30%	0.34%	0.29%	0.36%	0.47%	0.46%

(1)	Net loss figures are annualized.
(2)	Month-end delinquency dollars represent the remaining principal balance as of the ledger closing date for the month.

Our current practice is generally to write off receivables, other than those with respect to which the related obligor is in bankruptcy, at the point amounts are deemed to be uncollectible or have been repossessed and sold. We will normally begin repossession activity once the receivable becomes 60 days past due. The “Month-End Delinquency Dollars” represent the remaining principal balance (adjusted for write downs) as of the ledger closing date for the month. The “Net Losses as a Percent of Liquidations” and the “Net Losses as a Percent of Average Gross Receivables” percentages in the preceding tables are based on the gross balance of the receivables, which includes unearned finance charges. Liquidations represent all reductions to the receivables based on cash receipts from all sources as well as charge-offs. Ally Bank’s liquidation expenses and other out-of-pocket costs related to liquidation are deducted from the calculation of net losses in an amount equal to $550 per receivable. The “Net Losses as a Percent of Average Net Receivables” percentages in the preceding table are based on the net balance of the receivables, which is the principal amount outstanding less unearned income. Unearned income, which includes unearned rate support received from an automotive manufacturer on certain automotive contracts and deferred origination fees reduced by origination costs, is amortized over the contractual life of the related receivable or retail installment sale contract using the effective interest method. The “Bankruptcies as a Percent of Average Number of Contracts Outstanding (including bankruptcies)” percentages in the preceding table represent the number of bankruptcies on the last day of each month and averaged for the indicated period divided by the number of receivables outstanding on the last day of each month and averaged for the indicated period.

The “Net Losses as a Percent of Average Net Receivables” represent accounting write-downs net of recoveries on Ally Bank’s U.S. automotive portfolio of new and used retail car and light and medium duty truck receivables. Net losses include the initial write-down to estimated fair market value of all repossessed vehicles in the month of repossession, as well as accounts that are 120 days past due and bankruptcies that are 60 days past due and past notification.

The “Average Bankruptcies” is the number of receivables in bankruptcy outstanding on the last day of each month and averaged for the indicated period.

The “Average Retail Contracts (including bankruptcies)” is calculated by averaging the month-end retail contracts outstanding (including bankruptcies) for each month in the indicated period.

STATIC POOL INFORMATION

Information regarding publicly offered retail securitized pools acquired by Ally Bank within the preceding five years is included in Appendix A of this prospectus. This static pool information is incorporated by reference into this prospectus.

WEIGHTED AVERAGE LIFE OF THE OFFERED NOTES

The weighted average life of the notes will generally be influenced by the rate at which the principal balances of the receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term “prepayment” includes charge-offs, liquidations due to defaults and repurchases by the depositor or the seller or purchases by the servicer pursuant to the servicing agreement, as well as receipt of proceeds from credit life and casualty insurance policies. All of the receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any reinvestment risk resulting from prepayment of receivables will be borne entirely by the holders of the notes. See also “Legal Aspects of the Receivables—Transfer of Vehicles” in this prospectus.

Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus to present the projected weighted average life of the offered notes, the Absolute Prepayment Model, or “ABS,” assumes a rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are uniform as to size and maturity and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables assumed to originally contain 10,000 uniform receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables owned by the trust.

As the rate of payment of principal of the notes will depend on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of the offered notes could occur significantly earlier than the final scheduled distribution date for the offered notes.

The tables under the heading “—Percent of Initial Note Principal Balance Outstanding at Various ABS Percentages” have been prepared on the basis of indicated ABS percentages. The indicated ABS percentages have been applied to the hypothetical pool of receivables consisting of a hypothetical pool of discounted receivables and a hypothetical pool of non-discounted receivables.

The “hypothetical pool of discounted receivables” is a pool of receivables equal to those receivables owned by the issuing entity on the closing date with annual percentage rates of the receivables less than the Discount Rate. The tables below represent pools of receivables that have been further disaggregated into 40 smaller hypothetical pools having the characteristics set forth in the tables below. The level scheduled monthly payment for each of the hypothetical pools is based on aggregate principal balance, annual percentage rate and remaining term to maturity as of the cutoff date such that each hypothetical pool set forth below will be fully amortized by the end of its remaining term to maturity. If the aggregate initial principal balance of the notes is $1,103,960,000, the initial aggregate principal balance of the hypothetical pool of discounted receivables is equal to $423,105,317.35. If the aggregate initial principal balance of the notes is $1,569,790,000, the initial aggregate principal balance of the hypothetical pool of discounted receivables is equal to $599,548,197.61.

If the aggregate initial principal balance of the notes is $1,103,960,000:

Hypothetical Pool	Aggregate Principal Balance	Annual Percentage Rate	Weighted Average Remaining Term to Maturity (in Months)	Weighted Average Age (in Months)
1	$115,666.84	0.049%	18	30
2	$997,246.26	0.000%	30	7
3	$4,363,539.39	0.191%	41	8
4	$2,020,480.51	0.877%	52	8
5	$48,624.43	0.000%	68	4
6	$0.00	0.000%	0	0
7	$20,980.39	1.950%	28	20
8	$0.00	0.000%	0	0
9	$1,315,549.59	1.900%	56	7

Hypothetical Pool	Aggregate Principal Balance	Annual Percentage Rate	Weighted Average Remaining Term to Maturity (in Months)	Weighted Average Age (in Months)
10	$7,013,691.94	1.901%	64	8
11	$55,412.18	2.882%	19	35
12	$42,162.83	2.976%	31	32
13	$123,737.10	2.901%	45	15
14	$186,539.10	2.918%	56	16
15	$3,052,690.71	2.900%	66	6
16	$2,710,664.70	3.783%	14	47
17	$1,828,269.00	3.730%	31	29
18	$3,319,396.51	3.729%	44	20
19	$4,322,054.85	3.753%	55	16
20	$1,247,516.16	3.838%	63	13
21	$5,338,565.48	4.644%	15	45
22	$4,644,239.03	4.614%	31	30
23	$8,065,849.71	4.630%	43	21
24	$14,724,718.04	4.643%	55	15
25	$11,465,223.08	4.677%	64	12
26	$6,460,136.88	5.683%	16	45
27	$6,312,366.30	5.682%	31	28
28	$13,631,374.57	5.685%	43	20
29	$33,680,333.47	5.677%	55	14
30	$33,569,411.59	5.679%	65	11
31	$6,360,412.58	6.592%	16	46
32	$8,697,381.07	6.598%	31	27
33	$19,271,371.37	6.609%	43	20
34	$57,625,255.03	6.596%	55	13
35	$77,095,713.98	6.651%	66	9
36	$2,160,928.32	7.301%	16	45
37	$3,465,347.33	7.308%	31	24
38	$6,772,983.87	7.289%	43	18
39	$22,515,227.19	7.302%	55	12
40	$48,464,255.97	7.320%	66	8

If the aggregate initial principal balance of the notes is $1,569,790,000:

Hypothetical Pool	Aggregate Principal Balance	Annual Percentage Rate	Weighted Average Remaining Term to Maturity (in Months)	Weighted Average Age (in Months)
1	$131,161.66	0.043%	18	29
2	$1,326,761.32	0.000%	30	6
3	$5,981,566.59	0.220%	41	8
4	$3,048,880.25	0.861%	52	8
5	$94,992.18	0.000%	67	5
6	$0.00	0.000%	0	0
7	$20,980.39	1.950%	28	20
8	$0.00	0.000%	0	0
9	$2,002,780.92	1.900%	55	8
10	$9,926,177.36	1.901%	64	8
11	$67,459.72	2.889%	17	36
12	$89,745.99	2.983%	30	29
13	$148,398.08	2.901%	45	14
14	$210,317.93	2.892%	56	16
15	$3,934,525.32	2.900%	66	6

Hypothetical Pool	Aggregate Principal Balance	Annual Percentage Rate	Weighted Average Remaining Term to Maturity (in Months)	Weighted Average Age (in Months)
16	$3,788,290.54	3.791%	14	47
17	$2,671,298.06	3.721%	31	29
18	$4,625,457.68	3.738%	44	20
19	$6,388,206.49	3.767%	55	16
20	$1,940,213.11	3.825%	64	12
21	$7,820,570.25	4.640%	15	46
22	$6,567,704.41	4.623%	31	30
23	$11,548,039.46	4.625%	43	21
24	$21,346,249.88	4.648%	55	15
25	$16,161,528.79	4.694%	64	12
26	$9,102,130.65	5.675%	15	46
27	$9,105,997.79	5.682%	31	28
28	$19,311,391.33	5.673%	43	20
29	$46,461,170.02	5.675%	55	14
30	$46,929,815.17	5.679%	65	11
31	$9,117,496.42	6.593%	16	46
32	$12,541,656.38	6.594%	31	26
33	$26,810,196.77	6.604%	43	20
34	$81,680,382.38	6.600%	55	13
35	$109,751,756.59	6.654%	66	9
36	$3,275,809.83	7.300%	16	46
37	$5,069,863.17	7.299%	31	24
38	$9,742,687.06	7.290%	43	18
39	$32,063,735.82	7.304%	55	12
40	$68,742,801.85	7.316%	66	8

The “hypothetical pool of non-discounted receivables” is a pool of receivables that have been further disaggregated into 10 smaller hypothetical pools having the characteristics set forth in the tables below. The level scheduled monthly payment for each of the hypothetical pools is based on aggregate principal balance, annual percentage rate and remaining term to maturity as of the cutoff date such that each hypothetical pool set forth below will be fully amortized by the end of its remaining term to maturity.

If the aggregate initial principal balance of the notes is $1,103,960,000:

Hypothetical Pool	Aggregate Principal Balance	Annual Percentage Rate	Weighted Average Remaining Term to Maturity (in Months)	Weighted Average Age (in Months)
1	$1,665,959.83	7.839%	16	45
2	$2,665,670.76	7.818%	31	22
3	$7,875,869.55	7.815%	43	15
4	$25,454,996.91	7.817%	55	10
5	$67,088,660.12	7.830%	67	7
6	$5,374,583.54	9.917%	17	43
7	$12,360,164.27	10.007%	31	18
8	$30,269,940.91	9.973%	44	13
9	$110,044,810.37	10.211%	56	8
10	$436,092,966.47	10.482%	68	5

If the aggregate initial principal balance of the notes is $1,569,790,000:

Hypothetical Pool	Aggregate Principal Balance	Annual Percentage Rate	Weighted Average Remaining Term to Maturity (in Months)	Weighted Average Age (in Months)
1	$2,500,879.11	7.830%	16	45
2	$3,928,289.12	7.821%	31	22
3	$10,880,302.68	7.813%	43	16
4	$37,425,962.76	7.819%	55	10
5	$96,448,523.09	7.831%	67	7
6	$7,640,748.54	9.854%	17	43
7	$17,057,677.05	10.025%	31	18
8	$43,655,257.61	9.965%	44	13
9	$158,511,046.39	10.169%	56	8
10	$617,718,260.05	10.487%	68	5

In addition, the following assumptions have been used in preparing the tables below:

1.	the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

2.	each payment on the receivables is made on the last day of each month and each month has 30 days,

3.

each remaining payment on the receivables in the hypothetical pool of discounted receivables is discounted at a discount rate of (i) 7.5410117029431%, if the aggregate initial principal balance of the notes is $1,103,960,000 or (ii) 7.5407273809136%, if the aggregate initial principal balance of the notes is $1,569,790,000,

4.

interest accrues on the notes at a per annum fixed rate for the Class A-1 Notes of 5.759%, for the Class A-4 Notes of 5.40%, for the Class B Notes of 5.59%, for the Class C Notes of 5.88%, for the Class D Notes of 6.61% and none of the notes accrue interest at a floating rate,

5.

for (x) the tables relating to the Class A-2 minimum principal balance and the Class A-3 maximum principal balance, interest accrues on the notes at a per annum fixed rate for the Class A-2 Notes of 5.89% and for the Class A-3 Notes of 5.58%, (y) the tables relating to the Class A-2 maximum principal balance and the Class A-3 minimum principal balance, interest accrues on the notes at a per annum fixed rate for the Class A-2 Notes of 5.84% and for the Class A-3 Notes of 5.50% and (z) the tables relating to the Class A-2 base case principal balance and the Class A-3 base case principal balance, interest accrues on the notes at a per annum fixed rate for the Class A-2 Notes of 5.89% and for the Class A-3 Notes of 5.53%, and none of the notes accrue interest at a floating rate,

6.

interest accrues on the Class A-1 Notes on each distribution date based on the actual number of days elapsed during the period for which interest is payable and a 360-day year and interest accrues on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes on each distribution date based on a 360-day year consisting of twelve 30-day months,

7.

payments on the notes are made on each distribution date (and each distribution date is assumed to be the 15th day of each applicable month whether or not such day is a business day), commencing August 15, 2023,

8.	except as indicated in the following tables, the servicer does not exercise its 10% clean-up call option to purchase the receivables,

9.

the basic servicing fee is paid monthly and equals 1.00% of the Aggregate Receivables Face Amount as of the first day of that monthly period per annum and all other fees, expenses and indemnities are equal to zero,

10.	the closing date occurs on July 19, 2023, and

11.	no event of default occurs.

The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the following tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

It is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of receivables will prepay at the same level of ABS. Any difference between each of those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of the notes.

The following tables indicate the projected weighted average life of each class of notes and set forth the percent of the initial principal balance (or, in the case of each class of the Class A-2 Notes and the Class A-3 Notes, the percent of the related potential minimum, maximum and base case principal balance, respectively) of each class of notes that is projected to be outstanding after each of the distribution dates shown at various constant ABS percentages.

Percent of Initial Note Principal Balance Outstanding at Various ABS Percentages

The weighted average life of each class of notes as set forth in each of the tables below is determined by (a) multiplying the amount of each principal payment on a note of that class by the number of years from the date of the issuance of the related note to the related distribution date, (b) adding the results, and (c) dividing the sum by the related initial principal balance (or, in the case of each class of the Class A-2 Notes and the Class A-3 Notes, the related potential minimum, maximum and base case principal balance, respectively) of each class of notes. The calculation in the row in each of the tables below labeled “Weighted Average Life (Years) to Call” assumes that the servicer exercises its 10% clean-up call option to purchase the receivables on the earliest permissible date. The calculation in the row in each of the tables listed below labeled “Weighted Average Life (Years) to Maturity” assumes that the servicer does not exercise its 10% clean-up call option. If the servicer were to exercise its 10% clean-up call option, noteholders would receive all unpaid principal on their notes at the time of the call and each class of notes would cease to be outstanding.

In the case of the Class A-2 Notes, separate tables are presented for (i) a minimum principal balance of $322,010,000, a maximum principal balance of $422,010,000 and a base case principal balance of $372,010,000, if the aggregate initial principal balance of the notes is $1,103,960,000 and (ii) a minimum principal balance of $457,550,000, a maximum principal balance of $599,550,000 and a base case principal balance of $528,550,000, if the aggregate initial principal balance of the notes is $1,569,790,000. In the case of the Class A-3 Notes, separate tables are presented for (i) a minimum principal balance of $322,010,000, a maximum principal balance of $422,010,000 and a base case principal balance of $372,010,000, if the aggregate initial principal balance of the notes is $1,103,960,000 and (ii) a minimum principal balance of $457,550,000, a maximum principal balance of $599,550,000 and a base case principal balance of $528,550,000, if the aggregate initial principal balance of the notes is $1,569,790,000. The tables for the Class A-1 Notes and the Class A-4 Notes were prepared using the base case principal balances of the Class A-2 Notes and the Class A-3 Notes.

Percent of the Initial Note Principal Balance Outstanding—Class A-1 Notes

(If the Aggregate Initial Principal Balance of the Notes is $1,103,960,000)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	81.78%	76.91%	72.60%	70.25%	67.74%	65.00%	60.02%
09/15/23	74.61%	67.43%	61.07%	57.62%	53.92%	49.90%	42.64%
10/15/23	67.40%	57.98%	49.64%	45.13%	40.30%	35.05%	25.64%
11/15/23	60.12%	48.55%	38.32%	32.78%	26.87%	20.46%	9.05%
12/15/23	52.80%	39.15%	27.09%	20.58%	13.64%	6.12%	0.00%
01/15/24	45.42%	29.78%	15.97%	8.53%	0.61%	0.00%	0.00%
02/15/24	37.99%	20.43%	4.96%	0.00%	0.00%	0.00%	0.00%
03/15/24	30.50%	11.11%	0.00%	0.00%	0.00%	0.00%	0.00%
04/15/24	22.96%	1.82%	0.00%	0.00%	0.00%	0.00%	0.00%
05/15/24	15.36%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
06/15/24	7.71%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
07/15/24	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	0.49	0.37	0.30	0.27	0.24	0.22	0.19
Weighted Average Life (Years) to Maturity	0.49	0.37	0.30	0.27	0.24	0.22	0.19

Percent of the Initial Note Principal Balance Outstanding—Class A-1 Notes

(If the Aggregate Initial Principal Balance of the Notes is $1,569,790,000)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	81.79%	76.94%	72.63%	70.29%	67.78%	65.03%	59.98%
09/15/23	74.62%	67.46%	61.12%	57.67%	53.98%	49.94%	42.58%
10/15/23	67.41%	58.02%	49.70%	45.19%	40.37%	35.11%	25.59%
11/15/23	60.13%	48.59%	38.38%	32.86%	26.95%	20.53%	9.00%
12/15/23	52.81%	39.20%	27.17%	20.67%	13.74%	6.22%	0.00%
01/15/24	45.43%	29.83%	16.07%	8.63%	0.73%	0.00%	0.00%
02/15/24	38.00%	20.49%	5.06%	0.00%	0.00%	0.00%	0.00%
03/15/24	30.51%	11.18%	0.00%	0.00%	0.00%	0.00%	0.00%
04/15/24	22.97%	1.89%	0.00%	0.00%	0.00%	0.00%	0.00%
05/15/24	15.37%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
06/15/24	7.71%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
07/15/24	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	0.49	0.37	0.30	0.27	0.24	0.22	0.19
Weighted Average Life (Years) to Maturity	0.49	0.37	0.30	0.27	0.24	0.22	0.19

Percent of the Initial Note Principal Balance Outstanding—Class A-2 Notes(1)

(If the Aggregate Initial Principal Balance of the Notes is $1,103,960,000)

(Minimum Principal Balance)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	94.83%
01/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	94.25%	83.41%
02/15/24	100.00%	100.00%	100.00%	97.56%	91.15%	84.26%	72.28%
03/15/24	100.00%	100.00%	95.70%	89.06%	82.02%	74.47%	61.47%
04/15/24	100.00%	100.00%	87.88%	80.66%	73.03%	64.87%	51.01%
05/15/24	100.00%	94.62%	80.15%	72.39%	64.20%	55.47%	40.92%
06/15/24	100.00%	87.94%	72.49%	64.22%	55.52%	46.27%	31.15%
07/15/24	100.00%	81.28%	64.92%	56.18%	46.99%	37.27%	21.60%
08/15/24	94.37%	74.64%	57.42%	48.25%	38.63%	28.49%	12.27%
09/15/24	88.77%	68.08%	50.06%	40.47%	30.45%	19.92%	3.14%
10/15/24	83.24%	61.65%	42.87%	32.89%	22.48%	11.59%	0.00%
11/15/24	78.01%	55.54%	36.01%	25.64%	14.82%	3.52%	0.00%
12/15/24	72.85%	49.54%	29.30%	18.55%	7.35%	0.00%	0.00%
01/15/25	67.65%	43.57%	22.66%	11.57%	0.01%	0.00%	0.00%
02/15/25	62.41%	37.62%	16.09%	4.68%	0.00%	0.00%	0.00%
03/15/25	57.13%	31.68%	9.60%	0.00%	0.00%	0.00%	0.00%
04/15/25	51.81%	25.77%	3.18%	0.00%	0.00%	0.00%	0.00%
05/15/25	46.45%	19.88%	0.00%	0.00%	0.00%	0.00%	0.00%
06/15/25	41.05%	14.01%	0.00%	0.00%	0.00%	0.00%	0.00%
07/15/25	35.61%	8.16%	0.00%	0.00%	0.00%	0.00%	0.00%
08/15/25	30.13%	2.33%	0.00%	0.00%	0.00%	0.00%	0.00%
09/15/25	24.61%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/25	19.05%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/25	13.44%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/25	7.80%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
01/15/26	2.12%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
02/15/26	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	1.80	1.45	1.21	1.11	1.01	0.92	0.80
Weighted Average Life (Years) to Maturity	1.80	1.45	1.21	1.11	1.01	0.92	0.80

(1)

The initial principal balance of the Class A-2 Notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the expected minimum initial principal balance of the Class A-2 Notes. However, the actual initial principal balance of the Class A-2 Notes may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Note Principal Balance Outstanding—Class A-2 Notes(1)

(If the Aggregate Initial Principal Balance of the Notes is $1,569,790,000)

(Minimum Principal Balance)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	94.79%
01/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	94.32%	83.35%
02/15/24	100.00%	100.00%	100.00%	97.64%	91.23%	84.31%	72.21%
03/15/24	100.00%	100.00%	95.77%	89.12%	82.08%	74.51%	61.40%
04/15/24	100.00%	100.00%	87.94%	80.72%	73.08%	64.90%	51.01%
05/15/24	100.00%	94.66%	80.18%	72.42%	64.23%	55.49%	41.01%
06/15/24	100.00%	87.96%	72.51%	64.25%	55.54%	46.29%	31.23%
07/15/24	100.00%	81.28%	64.92%	56.19%	47.01%	37.30%	21.67%
08/15/24	94.36%	74.63%	57.42%	48.25%	38.63%	28.51%	12.34%
09/15/24	88.74%	68.05%	50.04%	40.46%	30.45%	19.95%	3.21%
10/15/24	83.33%	61.73%	42.94%	32.96%	22.55%	11.65%	0.00%
11/15/24	78.09%	55.61%	36.07%	25.70%	14.89%	3.58%	0.00%
12/15/24	72.93%	49.62%	29.36%	18.61%	7.41%	0.00%	0.00%
01/15/25	67.72%	43.64%	22.72%	11.63%	0.06%	0.00%	0.00%
02/15/25	62.48%	37.68%	16.15%	4.74%	0.00%	0.00%	0.00%
03/15/25	57.20%	31.74%	9.65%	0.00%	0.00%	0.00%	0.00%
04/15/25	51.87%	25.83%	3.23%	0.00%	0.00%	0.00%	0.00%
05/15/25	46.51%	19.93%	0.00%	0.00%	0.00%	0.00%	0.00%
06/15/25	41.11%	14.06%	0.00%	0.00%	0.00%	0.00%	0.00%
07/15/25	35.67%	8.20%	0.00%	0.00%	0.00%	0.00%	0.00%
08/15/25	30.18%	2.37%	0.00%	0.00%	0.00%	0.00%	0.00%
09/15/25	24.66%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/25	19.09%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/25	13.48%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/25	7.83%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
01/15/26	2.15%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
02/15/26	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	1.80	1.45	1.21	1.11	1.01	0.92	0.80
Weighted Average Life (Years) to Maturity	1.80	1.45	1.21	1.11	1.01	0.92	0.80

(1)

The initial principal balance of the Class A-2 Notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the expected minimum initial principal balance of the Class A-2 Notes. However, the actual initial principal balance of the Class A-2 Notes may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Note Principal Balance Outstanding—Class A-2 Notes(1)

(If the Aggregate Initial Principal Balance of the Notes is $1,103,960,000)

(Maximum Principal Balance)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	96.06%
01/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	95.61%	87.34%
02/15/24	100.00%	100.00%	100.00%	98.14%	93.25%	87.99%	78.85%
03/15/24	100.00%	100.00%	96.72%	91.65%	86.28%	80.52%	70.60%
04/15/24	100.00%	100.00%	90.75%	85.25%	79.42%	73.19%	62.62%
05/15/24	100.00%	95.89%	84.85%	78.93%	72.68%	66.02%	54.92%
06/15/24	100.00%	90.79%	79.01%	72.70%	66.06%	59.00%	47.46%
07/15/24	100.00%	85.71%	73.23%	66.56%	59.55%	52.14%	40.17%
08/15/24	95.71%	80.65%	67.51%	60.51%	53.17%	45.43%	33.06%
09/15/24	91.43%	75.65%	61.89%	54.58%	46.93%	38.89%	26.09%
10/15/24	87.21%	70.74%	56.41%	48.80%	40.85%	32.54%	19.28%
11/15/24	83.22%	66.08%	51.17%	43.26%	35.01%	26.38%	12.63%
12/15/24	79.28%	61.50%	46.05%	37.85%	29.30%	20.37%	6.14%
01/15/25	75.31%	56.94%	40.98%	32.52%	23.70%	14.48%	0.00%
02/15/25	71.31%	52.40%	35.98%	27.27%	18.20%	8.72%	0.00%
03/15/25	67.29%	47.87%	31.02%	22.09%	12.79%	3.08%	0.00%
04/15/25	63.23%	43.36%	26.12%	17.00%	7.49%	0.00%	0.00%
05/15/25	59.14%	38.86%	21.28%	11.98%	2.29%	0.00%	0.00%
06/15/25	55.02%	34.38%	16.50%	7.04%	0.00%	0.00%	0.00%
07/15/25	50.87%	29.92%	11.78%	2.19%	0.00%	0.00%	0.00%
08/15/25	46.69%	25.47%	7.12%	0.00%	0.00%	0.00%	0.00%
09/15/25	42.47%	21.05%	2.51%	0.00%	0.00%	0.00%	0.00%
10/15/25	38.23%	16.63%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/25	33.95%	12.24%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/25	29.65%	7.87%	0.00%	0.00%	0.00%	0.00%	0.00%
01/15/26	25.31%	3.52%	0.00%	0.00%	0.00%	0.00%	0.00%
02/15/26	21.29%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
03/15/26	17.23%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
04/15/26	13.14%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
05/15/26	9.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
06/15/26	4.87%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
07/15/26	0.68%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
08/15/26	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	2.04	1.67	1.41	1.29	1.18	1.08	0.93
Weighted Average Life (Years) to Maturity	2.04	1.67	1.41	1.29	1.18	1.08	0.93

(1)

The initial principal balance of the Class A-2 Notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the expected maximum initial principal balance of the Class A-2 Notes. However, the actual initial principal balance of the Class A-2 Notes may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Note Principal Balance Outstanding—Class A-2 Notes(1)

(If the Aggregate Initial Principal Balance of the Notes is $1,569,790,000)

(Maximum Principal Balance)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	96.02%
01/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	95.66%	87.29%
02/15/24	100.00%	100.00%	100.00%	98.20%	93.31%	88.03%	78.79%
03/15/24	100.00%	100.00%	96.77%	91.70%	86.32%	80.55%	70.54%
04/15/24	100.00%	100.00%	90.79%	85.28%	79.46%	73.21%	62.62%
05/15/24	100.00%	95.92%	84.88%	78.96%	72.70%	66.04%	54.98%
06/15/24	100.00%	90.81%	79.02%	72.72%	66.07%	59.01%	47.52%
07/15/24	100.00%	85.72%	73.23%	66.56%	59.56%	52.15%	40.22%
08/15/24	95.70%	80.64%	67.50%	60.50%	53.17%	45.44%	33.10%
09/15/24	91.40%	75.62%	61.87%	54.56%	46.92%	38.91%	26.13%
10/15/24	87.28%	70.79%	56.45%	48.84%	40.89%	32.57%	19.32%
11/15/24	83.28%	66.13%	51.21%	43.30%	35.05%	26.41%	12.66%
12/15/24	79.34%	61.55%	46.09%	37.89%	29.34%	20.40%	6.17%
01/15/25	75.37%	56.99%	41.02%	32.56%	23.73%	14.51%	0.00%
02/15/25	71.36%	52.44%	36.01%	27.30%	18.22%	8.74%	0.00%
03/15/25	67.33%	47.91%	31.05%	22.12%	12.81%	3.10%	0.00%
04/15/25	63.27%	43.39%	26.15%	17.02%	7.51%	0.00%	0.00%
05/15/25	59.18%	38.89%	21.31%	12.00%	2.30%	0.00%	0.00%
06/15/25	55.06%	34.41%	16.52%	7.06%	0.00%	0.00%	0.00%
07/15/25	50.90%	29.94%	11.80%	2.20%	0.00%	0.00%	0.00%
08/15/25	46.72%	25.49%	7.13%	0.00%	0.00%	0.00%	0.00%
09/15/25	42.50%	21.06%	2.52%	0.00%	0.00%	0.00%	0.00%
10/15/25	38.25%	16.65%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/25	33.97%	12.25%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/25	29.66%	7.87%	0.00%	0.00%	0.00%	0.00%	0.00%
01/15/26	25.33%	3.52%	0.00%	0.00%	0.00%	0.00%	0.00%
02/15/26	21.30%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
03/15/26	17.23%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
04/15/26	13.14%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
05/15/26	9.02%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
06/15/26	4.86%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
07/15/26	0.68%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
08/15/26	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	2.04	1.67	1.41	1.29	1.18	1.08	0.94
Weighted Average Life (Years) to Maturity	2.04	1.67	1.41	1.29	1.18	1.08	0.94

(1)

The initial principal balance of the Class A-2 Notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the expected maximum initial principal balance of the Class A-2 Notes. However, the actual initial principal balance of the Class A-2 Notes may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Note Principal Balance Outstanding—Class A-2 Notes(1)

(If the Aggregate Initial Principal Balance of the Notes is $1,103,960,000)

(Base Case Principal Balance)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	95.53%
01/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	95.02%	85.64%
02/15/24	100.00%	100.00%	100.00%	97.89%	92.34%	86.38%	76.01%
03/15/24	100.00%	100.00%	96.27%	90.53%	84.44%	77.90%	66.65%
04/15/24	100.00%	100.00%	89.51%	83.26%	76.66%	69.59%	57.59%
05/15/24	100.00%	95.34%	82.81%	76.10%	69.01%	61.45%	48.86%
06/15/24	100.00%	89.56%	76.19%	69.03%	61.50%	53.49%	40.40%
07/15/24	100.00%	83.79%	69.63%	62.07%	54.12%	45.71%	32.13%
08/15/24	95.13%	78.05%	63.15%	55.20%	46.87%	38.10%	24.06%
09/15/24	90.28%	72.37%	56.77%	48.47%	39.80%	30.68%	16.16%
10/15/24	85.50%	66.81%	50.55%	41.91%	32.90%	23.47%	8.43%
11/15/24	80.97%	61.52%	44.61%	35.63%	26.27%	16.48%	0.89%
12/15/24	76.50%	56.33%	38.80%	29.50%	19.80%	9.67%	0.00%
01/15/25	71.99%	51.15%	33.05%	23.45%	13.45%	2.99%	0.00%
02/15/25	67.46%	46.00%	27.37%	17.49%	7.20%	0.00%	0.00%
03/15/25	62.89%	40.86%	21.75%	11.62%	1.07%	0.00%	0.00%
04/15/25	58.28%	35.75%	16.20%	5.84%	0.00%	0.00%	0.00%
05/15/25	53.65%	30.64%	10.71%	0.15%	0.00%	0.00%	0.00%
06/15/25	48.97%	25.56%	5.28%	0.00%	0.00%	0.00%	0.00%
07/15/25	44.27%	20.50%	0.00%	0.00%	0.00%	0.00%	0.00%
08/15/25	39.52%	15.46%	0.00%	0.00%	0.00%	0.00%	0.00%
09/15/25	34.74%	10.43%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/25	29.93%	5.43%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/25	25.08%	0.45%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/25	20.19%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
01/15/26	15.28%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
02/15/26	10.71%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
03/15/26	6.10%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
04/15/26	1.46%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
05/15/26	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	1.92	1.56	1.31	1.20	1.09	1.00	0.87
Weighted Average Life (Years) to Maturity	1.92	1.56	1.31	1.20	1.09	1.00	0.87

(1)

The initial principal balance of the Class A-2 Notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the base case principal balance of the Class A-2 Notes. However, the actual initial principal balance of the Class A-2 Notes may be greater or less than the base case shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Note Principal Balance Outstanding—Class A-2 Notes(1)

(If the Aggregate Initial Principal Balance of the Notes is $1,569,790,000)

(Base Case Principal Balance)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	95.49%
01/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	95.08%	85.58%
02/15/24	100.00%	100.00%	100.00%	97.96%	92.41%	86.42%	75.94%
03/15/24	100.00%	100.00%	96.34%	90.58%	84.49%	77.93%	66.58%
04/15/24	100.00%	100.00%	89.56%	83.31%	76.70%	69.62%	57.59%
05/15/24	100.00%	95.37%	82.85%	76.13%	69.04%	61.47%	48.93%
06/15/24	100.00%	89.58%	76.20%	69.05%	61.52%	53.51%	40.47%
07/15/24	100.00%	83.80%	69.63%	62.07%	54.13%	45.72%	32.19%
08/15/24	95.12%	78.04%	63.14%	55.20%	46.88%	38.11%	24.12%
09/15/24	90.25%	72.34%	56.75%	48.46%	39.79%	30.70%	16.21%
10/15/24	85.57%	66.87%	50.60%	41.97%	32.95%	23.52%	8.48%
11/15/24	81.04%	61.58%	44.66%	35.68%	26.32%	16.53%	0.93%
12/15/24	76.56%	56.38%	38.85%	29.55%	19.85%	9.71%	0.00%
01/15/25	72.06%	51.21%	33.10%	23.50%	13.48%	3.02%	0.00%
02/15/25	67.52%	46.05%	27.41%	17.53%	7.24%	0.00%	0.00%
03/15/25	62.95%	40.91%	21.79%	11.66%	1.10%	0.00%	0.00%
04/15/25	58.34%	35.79%	16.23%	5.87%	0.00%	0.00%	0.00%
05/15/25	53.70%	30.69%	10.74%	0.18%	0.00%	0.00%	0.00%
06/15/25	49.02%	25.60%	5.31%	0.00%	0.00%	0.00%	0.00%
07/15/25	44.31%	20.53%	0.00%	0.00%	0.00%	0.00%	0.00%
08/15/25	39.56%	15.49%	0.00%	0.00%	0.00%	0.00%	0.00%
09/15/25	34.78%	10.46%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/25	29.96%	5.45%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/25	25.11%	0.46%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/25	20.21%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
01/15/26	15.30%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
02/15/26	10.72%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
03/15/26	6.12%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
04/15/26	1.47%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
05/15/26	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	1.92	1.56	1.31	1.20	1.09	1.00	0.87
Weighted Average Life (Years) to Maturity	1.92	1.56	1.31	1.20	1.09	1.00	0.87

(1)

The initial principal balance of the Class A-2 Notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the base case principal balance of the Class A-2 Notes. However, the actual initial principal balance of the Class A-2 Notes may be greater or less than the base case shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Note Principal Balance Outstanding—Class A-3 Notes(1)

(If the Aggregate Initial Principal Balance of the Notes is $1,103,960,000)

(Minimum Principal Balance)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
06/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
07/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	99.75%
02/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	91.66%
03/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	83.80%
04/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	96.81%	76.14%
05/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	89.75%	68.71%
06/15/25	100.00%	100.00%	100.00%	100.00%	96.32%	82.86%	61.51%
07/15/25	100.00%	100.00%	100.00%	100.00%	89.78%	76.15%	54.53%
08/15/25	100.00%	100.00%	100.00%	96.61%	83.38%	69.60%	47.78%
09/15/25	100.00%	100.00%	100.00%	90.46%	77.12%	63.23%	41.26%
10/15/25	100.00%	100.00%	97.34%	84.43%	71.01%	57.04%	34.98%
11/15/25	100.00%	100.00%	91.47%	78.50%	65.04%	51.03%	28.93%
12/15/25	100.00%	100.00%	85.68%	72.69%	59.21%	45.20%	23.11%
01/15/26	100.00%	100.00%	79.98%	67.00%	53.54%	39.56%	17.52%
02/15/26	100.00%	99.29%	74.64%	61.66%	48.19%	34.21%	12.17%
03/15/26	100.00%	94.00%	69.38%	56.42%	42.98%	29.03%	7.05%
04/15/26	100.00%	88.73%	64.20%	51.29%	37.90%	24.01%	2.14%
05/15/26	100.00%	83.48%	59.09%	46.26%	32.96%	19.17%	0.00%
06/15/26	100.00%	78.25%	54.07%	41.35%	28.17%	14.50%	0.00%
07/15/26	100.00%	73.05%	49.12%	36.54%	23.51%	10.00%	0.00%
08/15/26	95.37%	67.88%	44.26%	31.85%	19.00%	5.68%	0.00%
09/15/26	89.81%	62.73%	39.48%	27.27%	14.63%	1.55%	0.00%
10/15/26	84.20%	57.60%	34.78%	22.80%	10.42%	0.00%	0.00%
11/15/26	78.55%	52.50%	30.17%	18.46%	6.35%	0.00%	0.00%
12/15/26	72.89%	47.45%	25.66%	14.24%	2.44%	0.00%	0.00%
01/15/27	67.19%	42.43%	21.24%	10.14%	0.00%	0.00%	0.00%
02/15/27	61.90%	37.77%	17.14%	6.34%	0.00%	0.00%	0.00%
03/15/27	56.84%	33.35%	13.27%	2.76%	0.00%	0.00%	0.00%
04/15/27	51.75%	28.96%	9.48%	0.00%	0.00%	0.00%	0.00%
05/15/27	46.62%	24.58%	5.77%	0.00%	0.00%	0.00%	0.00%
06/15/27	41.45%	20.24%	2.13%	0.00%	0.00%	0.00%	0.00%
07/15/27	36.24%	15.91%	0.00%	0.00%	0.00%	0.00%	0.00%
08/15/27	30.99%	11.61%	0.00%	0.00%	0.00%	0.00%	0.00%
09/15/27	25.70%	7.34%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/27	20.37%	3.09%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/27	15.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/27	9.61%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
01/15/28	4.17%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
02/15/28	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	3.81	3.43	3.05	2.84	2.62	2.41	2.11
Weighted Average Life (Years) to Maturity	3.81	3.43	3.05	2.84	2.62	2.41	2.11

(1)

The initial principal balance of the Class A-3 Notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the expected minimum initial principal balance of the Class A-3 Notes. However, the actual initial principal balance of the Class A-3 Notes may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Note Principal Balance Outstanding—Class A-3 Notes(1)

(If the Aggregate Initial Principal Balance of the Notes is $1,569,790,000)

(Minimum Principal Balance)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
06/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
07/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	99.78%
02/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	91.69%
03/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	83.82%
04/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	96.83%	76.16%
05/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	89.77%	68.73%
06/15/25	100.00%	100.00%	100.00%	100.00%	96.34%	82.87%	61.52%
07/15/25	100.00%	100.00%	100.00%	100.00%	89.79%	76.15%	54.53%
08/15/25	100.00%	100.00%	100.00%	96.62%	83.39%	69.61%	47.77%
09/15/25	100.00%	100.00%	100.00%	90.47%	77.13%	63.23%	41.26%
10/15/25	100.00%	100.00%	97.35%	84.43%	71.01%	57.04%	34.97%
11/15/25	100.00%	100.00%	91.47%	78.50%	65.03%	51.02%	28.91%
12/15/25	100.00%	100.00%	85.68%	72.69%	59.21%	45.19%	23.09%
01/15/26	100.00%	100.00%	79.98%	67.00%	53.53%	39.54%	17.49%
02/15/26	100.00%	99.29%	74.64%	61.65%	48.18%	34.19%	12.15%
03/15/26	100.00%	94.00%	69.37%	56.41%	42.96%	29.01%	7.02%
04/15/26	100.00%	88.72%	64.19%	51.27%	37.89%	23.99%	2.11%
05/15/26	100.00%	83.47%	59.08%	46.25%	32.95%	19.15%	0.00%
06/15/26	100.00%	78.24%	54.05%	41.33%	28.15%	14.47%	0.00%
07/15/26	100.00%	73.04%	49.11%	36.52%	23.49%	9.98%	0.00%
08/15/26	95.36%	67.86%	44.24%	31.83%	18.98%	5.66%	0.00%
09/15/26	89.79%	62.71%	39.46%	27.25%	14.61%	1.52%	0.00%
10/15/26	84.18%	57.58%	34.76%	22.78%	10.39%	0.00%	0.00%
11/15/26	78.53%	52.47%	30.14%	18.43%	6.32%	0.00%	0.00%
12/15/26	72.87%	47.42%	25.63%	14.21%	2.41%	0.00%	0.00%
01/15/27	67.16%	42.39%	21.21%	10.11%	0.00%	0.00%	0.00%
02/15/27	61.86%	37.73%	17.11%	6.31%	0.00%	0.00%	0.00%
03/15/27	56.80%	33.31%	13.24%	2.73%	0.00%	0.00%	0.00%
04/15/27	51.70%	28.91%	9.44%	0.00%	0.00%	0.00%	0.00%
05/15/27	46.56%	24.53%	5.72%	0.00%	0.00%	0.00%	0.00%
06/15/27	41.38%	20.18%	2.09%	0.00%	0.00%	0.00%	0.00%
07/15/27	36.17%	15.85%	0.00%	0.00%	0.00%	0.00%	0.00%
08/15/27	30.91%	11.55%	0.00%	0.00%	0.00%	0.00%	0.00%
09/15/27	25.62%	7.27%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/27	20.28%	3.02%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/27	14.91%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/27	9.51%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
01/15/28	4.06%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
02/15/28	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	3.81	3.43	3.05	2.84	2.62	2.41	2.11
Weighted Average Life (Years) to Maturity	3.81	3.43	3.05	2.84	2.62	2.41	2.11

(1)

The initial principal balance of the Class A-3 Notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the expected minimum initial principal balance of the Class A-3 Notes. However, the actual initial principal balance of the Class A-3 Notes may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Note Principal Balance Outstanding—Class A-3 Notes(1)

(If the Aggregate Initial Principal Balance of the Notes is $1,103,960,000)

(Maximum Principal Balance)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
06/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
07/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	95.59%
11/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	88.94%
12/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	96.67%	82.44%
01/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	90.78%	76.11%
02/15/25	100.00%	100.00%	100.00%	100.00%	94.50%	85.02%	69.94%
03/15/25	100.00%	100.00%	100.00%	98.40%	89.10%	79.38%	63.94%
04/15/25	100.00%	100.00%	100.00%	93.30%	83.79%	73.87%	58.10%
05/15/25	100.00%	100.00%	97.59%	88.28%	78.59%	68.48%	52.43%
06/15/25	100.00%	100.00%	92.81%	83.35%	73.50%	63.23%	46.93%
07/15/25	100.00%	100.00%	88.08%	78.49%	68.51%	58.10%	41.60%
08/15/25	100.00%	100.00%	83.42%	73.72%	63.62%	53.11%	36.45%
09/15/25	100.00%	97.35%	78.82%	69.03%	58.85%	48.25%	31.48%
10/15/25	100.00%	92.94%	74.28%	64.42%	54.18%	43.53%	26.69%
11/15/25	100.00%	88.54%	69.79%	59.90%	49.63%	38.94%	22.07%
12/15/25	100.00%	84.17%	65.38%	55.47%	45.18%	34.49%	17.63%
01/15/26	100.00%	79.82%	61.03%	51.13%	40.85%	30.19%	13.37%
02/15/26	97.59%	75.76%	56.95%	47.05%	36.77%	26.10%	9.29%
03/15/26	93.53%	71.72%	52.94%	43.05%	32.79%	22.15%	5.38%
04/15/26	89.44%	67.70%	48.99%	39.13%	28.92%	18.32%	1.63%
05/15/26	85.32%	63.70%	45.09%	35.30%	25.15%	14.63%	0.00%
06/15/26	81.17%	59.71%	41.26%	31.55%	21.49%	11.06%	0.00%
07/15/26	76.99%	55.74%	37.48%	27.88%	17.94%	7.63%	0.00%
08/15/26	72.77%	51.79%	33.77%	24.30%	14.50%	4.34%	0.00%
09/15/26	68.53%	47.86%	30.12%	20.81%	11.17%	1.18%	0.00%
10/15/26	64.25%	43.95%	26.54%	17.40%	7.95%	0.00%	0.00%
11/15/26	59.94%	40.06%	23.02%	14.08%	4.84%	0.00%	0.00%
12/15/26	55.62%	36.21%	19.58%	10.87%	1.86%	0.00%	0.00%
01/15/27	51.27%	32.37%	16.21%	7.74%	0.00%	0.00%	0.00%
02/15/27	47.23%	28.82%	13.08%	4.84%	0.00%	0.00%	0.00%
03/15/27	43.37%	25.45%	10.13%	2.11%	0.00%	0.00%	0.00%
04/15/27	39.49%	22.09%	7.24%	0.00%	0.00%	0.00%	0.00%
05/15/27	35.57%	18.76%	4.40%	0.00%	0.00%	0.00%	0.00%
06/15/27	31.63%	15.44%	1.63%	0.00%	0.00%	0.00%	0.00%
07/15/27	27.65%	12.14%	0.00%	0.00%	0.00%	0.00%	0.00%
08/15/27	23.65%	8.86%	0.00%	0.00%	0.00%	0.00%	0.00%
09/15/27	19.61%	5.60%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/27	15.54%	2.36%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/27	11.45%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/27	7.33%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
01/15/28	3.18%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
02/15/28	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	3.57	3.18	2.81	2.61	2.41	2.21	1.94
Weighted Average Life (Years) to Maturity	3.57	3.18	2.81	2.61	2.41	2.21	1.94

(1)

The initial principal balance of the Class A-3 Notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the expected maximum initial principal balance of the Class A-3 Notes. However, the actual initial principal balance of the Class A-3 Notes may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Note Principal Balance Outstanding—Class A-3 Notes(1)

(If the Aggregate Initial Principal Balance of the Notes is $1,569,790,000)

(Maximum Principal Balance)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
06/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
07/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	95.64%
11/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	88.98%
12/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	96.71%	82.48%
01/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	90.82%	76.15%
02/15/25	100.00%	100.00%	100.00%	100.00%	94.54%	85.05%	69.97%
03/15/25	100.00%	100.00%	100.00%	98.44%	89.13%	79.41%	63.97%
04/15/25	100.00%	100.00%	100.00%	93.34%	83.82%	73.89%	58.12%
05/15/25	100.00%	100.00%	97.62%	88.31%	78.62%	68.51%	52.45%
06/15/25	100.00%	100.00%	92.84%	83.37%	73.52%	63.25%	46.95%
07/15/25	100.00%	100.00%	88.11%	78.51%	68.53%	58.12%	41.61%
08/15/25	100.00%	100.00%	83.45%	73.74%	63.64%	53.12%	36.46%
09/15/25	100.00%	97.38%	78.84%	69.04%	58.86%	48.26%	31.48%
10/15/25	100.00%	92.96%	74.29%	64.43%	54.19%	43.53%	26.69%
11/15/25	100.00%	88.57%	69.81%	59.91%	49.63%	38.94%	22.07%
12/15/25	100.00%	84.19%	65.39%	55.47%	45.18%	34.49%	17.62%
01/15/26	100.00%	79.84%	61.04%	51.13%	40.85%	30.18%	13.35%
02/15/26	97.61%	75.78%	56.96%	47.05%	36.77%	26.09%	9.27%
03/15/26	93.55%	71.73%	52.94%	43.05%	32.79%	22.14%	5.36%
04/15/26	89.46%	67.71%	48.99%	39.13%	28.91%	18.31%	1.61%
05/15/26	85.33%	63.70%	45.09%	35.29%	25.14%	14.61%	0.00%
06/15/26	81.18%	59.71%	41.25%	31.54%	21.48%	11.05%	0.00%
07/15/26	76.99%	55.74%	37.48%	27.87%	17.93%	7.62%	0.00%
08/15/26	72.77%	51.79%	33.76%	24.29%	14.48%	4.32%	0.00%
09/15/26	68.53%	47.86%	30.11%	20.79%	11.15%	1.16%	0.00%
10/15/26	64.24%	43.94%	26.53%	17.38%	7.93%	0.00%	0.00%
11/15/26	59.93%	40.05%	23.00%	14.06%	4.82%	0.00%	0.00%
12/15/26	55.61%	36.19%	19.56%	10.85%	1.84%	0.00%	0.00%
01/15/27	51.25%	32.35%	16.19%	7.72%	0.00%	0.00%	0.00%
02/15/27	47.21%	28.80%	13.05%	4.81%	0.00%	0.00%	0.00%
03/15/27	43.34%	25.42%	10.10%	2.08%	0.00%	0.00%	0.00%
04/15/27	39.45%	22.06%	7.20%	0.00%	0.00%	0.00%	0.00%
05/15/27	35.53%	18.72%	4.37%	0.00%	0.00%	0.00%	0.00%
06/15/27	31.58%	15.40%	1.59%	0.00%	0.00%	0.00%	0.00%
07/15/27	27.60%	12.10%	0.00%	0.00%	0.00%	0.00%	0.00%
08/15/27	23.59%	8.81%	0.00%	0.00%	0.00%	0.00%	0.00%
09/15/27	19.55%	5.55%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/27	15.48%	2.30%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/27	11.38%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/27	7.26%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
01/15/28	3.10%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
02/15/28	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	3.57	3.18	2.81	2.61	2.41	2.21	1.94
Weighted Average Life (Years) to Maturity	3.57	3.18	2.81	2.61	2.41	2.21	1.94

(1)

The initial principal balance of the Class A-3 Notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the expected maximum initial principal balance of the Class A-3 Notes. However, the actual initial principal balance of the Class A-3 Notes may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Note Principal Balance Outstanding—Class A-3 Notes(1)

(If the Aggregate Initial Principal Balance of the Notes is $1,103,960,000)

(Base Case Principal Balance)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
06/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
07/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	93.52%
01/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	86.34%
02/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	96.45%	79.34%
03/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	90.05%	72.53%
04/15/25	100.00%	100.00%	100.00%	100.00%	95.05%	83.80%	65.91%
05/15/25	100.00%	100.00%	100.00%	100.00%	89.16%	77.69%	59.48%
06/15/25	100.00%	100.00%	100.00%	94.55%	83.38%	71.72%	53.24%
07/15/25	100.00%	100.00%	99.92%	89.04%	77.72%	65.91%	47.20%
08/15/25	100.00%	100.00%	94.63%	83.62%	72.18%	60.25%	41.35%
09/15/25	100.00%	100.00%	89.41%	78.30%	66.76%	54.73%	35.71%
10/15/25	100.00%	100.00%	84.26%	73.08%	61.46%	49.38%	30.28%
11/15/25	100.00%	100.00%	79.18%	67.95%	56.30%	44.17%	25.04%
12/15/25	100.00%	95.48%	74.16%	62.92%	51.25%	39.13%	20.00%
01/15/26	100.00%	90.55%	69.23%	58.00%	46.35%	34.24%	15.16%
02/15/26	100.00%	85.95%	64.61%	53.37%	41.71%	29.61%	10.54%
03/15/26	100.00%	81.36%	60.06%	48.84%	37.20%	25.12%	6.10%
04/15/26	100.00%	76.80%	55.57%	44.39%	32.81%	20.78%	1.85%
05/15/26	96.79%	72.26%	51.15%	40.04%	28.53%	16.59%	0.00%
06/15/26	92.08%	67.74%	46.80%	35.79%	24.38%	12.55%	0.00%
07/15/26	87.33%	63.24%	42.52%	31.63%	20.35%	8.66%	0.00%
08/15/26	82.55%	58.75%	38.31%	27.57%	16.45%	4.92%	0.00%
09/15/26	77.74%	54.30%	34.17%	23.60%	12.67%	1.34%	0.00%
10/15/26	72.88%	49.86%	30.11%	19.74%	9.02%	0.00%	0.00%
11/15/26	67.99%	45.44%	26.11%	15.98%	5.49%	0.00%	0.00%
12/15/26	63.10%	41.07%	22.21%	12.33%	2.11%	0.00%	0.00%
01/15/27	58.16%	36.72%	18.39%	8.78%	0.00%	0.00%	0.00%
02/15/27	53.58%	32.69%	14.84%	5.49%	0.00%	0.00%	0.00%
03/15/27	49.20%	28.87%	11.49%	2.39%	0.00%	0.00%	0.00%
04/15/27	44.79%	25.06%	8.21%	0.00%	0.00%	0.00%	0.00%
05/15/27	40.35%	21.28%	4.99%	0.00%	0.00%	0.00%	0.00%
06/15/27	35.88%	17.52%	1.85%	0.00%	0.00%	0.00%	0.00%
07/15/27	31.37%	13.77%	0.00%	0.00%	0.00%	0.00%	0.00%
08/15/27	26.82%	10.05%	0.00%	0.00%	0.00%	0.00%	0.00%
09/15/27	22.24%	6.35%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/27	17.63%	2.68%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/27	12.99%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/27	8.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
01/15/28	3.61%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
02/15/28	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	3.69	3.30	2.92	2.72	2.51	2.31	2.03
Weighted Average Life (Years) to Maturity	3.69	3.30	2.92	2.72	2.51	2.31	2.03

(1)

The initial principal balance of the Class A-3 Notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the base case principal balance of the Class A-3 Notes. However, the actual initial principal balance of the Class A-3 Notes may be greater or less than the base case shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Note Principal Balance Outstanding—Class A-3 Notes(1)

(If the Aggregate Initial Principal Balance of the Notes is $1,569,790,000)

(Base Case Principal Balance)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
06/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
07/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	93.56%
01/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	86.38%
02/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	96.48%	79.37%
03/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	90.08%	72.56%
04/15/25	100.00%	100.00%	100.00%	100.00%	95.08%	83.82%	65.93%
05/15/25	100.00%	100.00%	100.00%	100.00%	89.18%	77.71%	59.50%
06/15/25	100.00%	100.00%	100.00%	94.57%	83.40%	71.74%	53.25%
07/15/25	100.00%	100.00%	99.95%	89.06%	77.73%	65.92%	47.20%
08/15/25	100.00%	100.00%	94.65%	83.64%	72.19%	60.26%	41.36%
09/15/25	100.00%	100.00%	89.43%	78.32%	66.77%	54.74%	35.71%
10/15/25	100.00%	100.00%	84.27%	73.09%	61.47%	49.38%	30.27%
11/15/25	100.00%	100.00%	79.19%	67.96%	56.30%	44.17%	25.03%
12/15/25	100.00%	95.50%	74.17%	62.93%	51.25%	39.12%	19.99%
01/15/26	100.00%	90.56%	69.23%	58.00%	46.34%	34.23%	15.14%
02/15/26	100.00%	85.96%	64.61%	53.37%	41.71%	29.60%	10.52%
03/15/26	100.00%	81.37%	60.06%	48.83%	37.19%	25.11%	6.08%
04/15/26	100.00%	76.80%	55.57%	44.39%	32.80%	20.77%	1.83%
05/15/26	96.80%	72.26%	51.14%	40.03%	28.52%	16.57%	0.00%
06/15/26	92.08%	67.73%	46.79%	35.78%	24.37%	12.53%	0.00%
07/15/26	87.33%	63.23%	42.51%	31.62%	20.33%	8.64%	0.00%
08/15/26	82.55%	58.75%	38.30%	27.55%	16.43%	4.90%	0.00%
09/15/26	77.73%	54.28%	34.16%	23.59%	12.65%	1.32%	0.00%
10/15/26	72.87%	49.84%	30.09%	19.72%	8.99%	0.00%	0.00%
11/15/26	67.98%	45.43%	26.09%	15.95%	5.47%	0.00%	0.00%
12/15/26	63.08%	41.05%	22.19%	12.30%	2.09%	0.00%	0.00%
01/15/27	58.14%	36.70%	18.36%	8.76%	0.00%	0.00%	0.00%
02/15/27	53.55%	32.66%	14.81%	5.46%	0.00%	0.00%	0.00%
03/15/27	49.17%	28.83%	11.46%	2.36%	0.00%	0.00%	0.00%
04/15/27	44.75%	25.03%	8.17%	0.00%	0.00%	0.00%	0.00%
05/15/27	40.31%	21.24%	4.96%	0.00%	0.00%	0.00%	0.00%
06/15/27	35.82%	17.47%	1.81%	0.00%	0.00%	0.00%	0.00%
07/15/27	31.31%	13.72%	0.00%	0.00%	0.00%	0.00%	0.00%
08/15/27	26.76%	10.00%	0.00%	0.00%	0.00%	0.00%	0.00%
09/15/27	22.17%	6.30%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/27	17.55%	2.61%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/27	12.91%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/27	8.23%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
01/15/28	3.52%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
02/15/28	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	3.69	3.30	2.92	2.72	2.51	2.31	2.03
Weighted Average Life (Years) to Maturity	3.69	3.30	2.92	2.72	2.51	2.31	2.03

(1)

The initial principal balance of the Class A-3 Notes may change but will be determined on or prior to the day of pricing of such notes. The information provided above is based on the base case principal balance of the Class A-3 Notes. However, the actual initial principal balance of the Class A-3 Notes may be greater or less than the base case shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Note Principal Balance Outstanding—Class A-4 Notes

(If the Aggregate Initial Principal Balance of the Notes is $1,103,960,000)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
06/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
07/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
06/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
07/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	88.29%
06/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	67.88%
07/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	48.61%
08/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	30.32%
09/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	13.02%
10/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	88.87%	0.00%
11/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	71.46%	0.00%
12/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	54.95%	0.00%
01/15/27	100.00%	100.00%	100.00%	100.00%	93.93%	39.30%	0.00%
02/15/27	100.00%	100.00%	100.00%	100.00%	77.81%	24.66%	0.00%
03/15/27	100.00%	100.00%	100.00%	100.00%	62.71%	11.02%	0.00%
04/15/27	100.00%	100.00%	100.00%	96.74%	48.23%	0.00%	0.00%
05/15/27	100.00%	100.00%	100.00%	81.21%	34.37%	0.00%	0.00%
06/15/27	100.00%	100.00%	100.00%	66.17%	21.14%	0.00%	0.00%
07/15/27	100.00%	100.00%	93.44%	51.64%	8.54%	0.00%	0.00%
08/15/27	100.00%	100.00%	77.40%	37.61%	0.00%	0.00%	0.00%
09/15/27	100.00%	100.00%	61.74%	24.09%	0.00%	0.00%	0.00%
10/15/27	100.00%	100.00%	46.46%	11.09%	0.00%	0.00%	0.00%
11/15/27	100.00%	94.83%	31.59%	0.00%	0.00%	0.00%	0.00%
12/15/27	100.00%	75.51%	17.11%	0.00%	0.00%	0.00%	0.00%
01/15/28	100.00%	56.32%	3.02%	0.00%	0.00%	0.00%	0.00%
02/15/28	98.70%	40.59%	0.00%	0.00%	0.00%	0.00%	0.00%
03/15/28	81.60%	27.49%	0.00%	0.00%	0.00%	0.00%	0.00%
04/15/28	64.37%	14.47%	0.00%	0.00%	0.00%	0.00%	0.00%

05/15/28	47.00%	1.53%	0.00%	0.00%	0.00%	0.00%	0.00%
06/15/28	29.50%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
07/15/28	11.86%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
08/15/28	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	4.78	4.46	4.18	3.94	3.68	3.37	2.95
Weighted Average Life (Years) to Maturity	4.85	4.58	4.26	4.05	3.78	3.48	3.03

Percent of the Initial Note Principal Balance Outstanding—Class A-4 Notes

(If the Aggregate Initial Principal Balance of the Notes is $1,569,790,000)

Distribution Date	0.00%	0.50%	0.90%	1.10%	1.30%	1.50%	1.80%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/23	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
06/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
07/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/24	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
06/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
07/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
08/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
09/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/25	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
01/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
02/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
03/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
04/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
05/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	88.16%
06/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	67.77%
07/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	48.49%
08/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	30.21%
09/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	12.92%
10/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	88.75%	0.00%
11/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	71.35%	0.00%
12/15/26	100.00%	100.00%	100.00%	100.00%	100.00%	54.84%	0.00%
01/15/27	100.00%	100.00%	100.00%	100.00%	93.80%	39.19%	0.00%
02/15/27	100.00%	100.00%	100.00%	100.00%	77.67%	24.55%	0.00%
03/15/27	100.00%	100.00%	100.00%	100.00%	62.57%	10.91%	0.00%
04/15/27	100.00%	100.00%	100.00%	96.56%	48.08%	0.00%	0.00%
05/15/27	100.00%	100.00%	100.00%	81.03%	34.22%	0.00%	0.00%
06/15/27	100.00%	100.00%	100.00%	65.99%	20.99%	0.00%	0.00%
07/15/27	100.00%	100.00%	93.21%	51.45%	8.40%	0.00%	0.00%
08/15/27	100.00%	100.00%	77.17%	37.42%	0.00%	0.00%	0.00%
09/15/27	100.00%	100.00%	61.50%	23.90%	0.00%	0.00%	0.00%
10/15/27	100.00%	100.00%	46.22%	10.90%	0.00%	0.00%	0.00%
11/15/27	100.00%	94.48%	31.35%	0.00%	0.00%	0.00%	0.00%
12/15/27	100.00%	75.16%	16.87%	0.00%	0.00%	0.00%	0.00%
01/15/28	100.00%	55.96%	2.78%	0.00%	0.00%	0.00%	0.00%
02/15/28	98.24%	40.26%	0.00%	0.00%	0.00%	0.00%	0.00%
03/15/28	81.18%	27.19%	0.00%	0.00%	0.00%	0.00%	0.00%
04/15/28	63.99%	14.20%	0.00%	0.00%	0.00%	0.00%	0.00%

05/15/28	46.67%	1.29%	0.00%	0.00%	0.00%	0.00%	0.00%
06/15/28	29.21%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
07/15/28	11.61%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
08/15/28	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	4.78	4.46	4.18	3.94	3.68	3.37	2.95
Weighted Average Life (Years) to Maturity	4.85	4.58	4.26	4.04	3.78	3.48	3.03

THE NOTES

The notes will be issued pursuant to the terms of the indenture, which may be amended and supplemented from time to time, to be dated as of the closing date between the trust and the indenture trustee. A form of indenture was filed as an exhibit to the registration statement of which this prospectus forms a part, but the form of indenture does not describe the specific terms of the notes. A copy of the final indenture under which the notes are issued will be available to noteholders from the depositor upon request and will be filed with the SEC no later than the date of the filing of the final prospectus for the notes. The following summary describes the material terms of the notes and the indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

All payments required to be made on the notes will be made monthly on each distribution date.

The principal amount, interest rate and the Final Scheduled Distribution Date for each class of the offered notes are as set forth on the cover page of this prospectus.

The corresponding information for the Class B Notes, the Class C Notes and the Class D Notes is set forth in the following table:

	Class B Notes	Class C Notes	Class D Notes
Principal Amount(1)	$23,290,000	$19,410,000	$14,420,000
Interest Rate	%	%	%
Final Scheduled Distribution Date	January 16, 2029	March 15, 2029	April 17, 2034

(1)

Represents the initial principal balance of the Class B Notes, the Class C Notes and the Class D Notes if the aggregate initial principal balance of the notes is $1,103,960,000. If the aggregate initial principal balance of the notes is $1,569,790,000, the initial principal balance of the Class B Notes will be $33,120,000, of the Class C notes will be $27,600,000 and of the Class D notes will be $20,500,000.

Distributions

Prior to each distribution date, the servicer will transfer all collections on the receivables during the prior month or since the cutoff date, in the case of the initial distribution date, to the Collection Account. On the first distribution date, the indenture trustee will transfer all amounts in the reserve account to the Collection Account. The indenture trustee will make distributions to the Note Distribution Account and the reserve account from the amounts on deposit in the Collection Account. Beginning on the initial distribution date, collections on the receivables will be transferred from the Collection Account to the Note Distribution Account and the Certificate Distribution Account for distribution to noteholders and certificateholders. Distributions of principal and interest on the notes, if any, and distributions on the certificates, if any, will be made by the indenture trustee or the owner trustee, or other certificate paying agent, as applicable, to the noteholders and the certificateholders. The indenture trustee or the owner trustee, or other certificate paying agent, as applicable, will make distributions to the noteholders and certificateholders of record on the record date. The amount to be distributed to the Note Distribution Account and the reserve account will be determined in the manner described below. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of noteholders and all distributions to each class of certificateholders is set forth below under “—Priorities for Applications.”

Distributions in respect of principal will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to payments in respect of the notes.

The chart titled “Summary of Monthly Deposits to and Withdrawals from Accounts,” which appears on page 25 of this prospectus, provides a summary of the monthly distributions. This summary chart provides only a simplified overview of the monthly flow of funds. Therefore, you should also read the text of this prospectus to understand the monthly flow of funds.

For a description of the servicer’s ability to make modifications to the receivables, see “Servicing Procedures” in this prospectus.

Monthly Withdrawals and Deposits. On or before the tenth day of each calendar month, or if that day is not a business day, the next business day, the servicer will calculate the following amounts, among others:

Based on activity during the prior monthly period:

•	the Available Interest,

•	the Available Principal, and

•	the Specified Reserve Account Balance.

Amounts distributable on the upcoming distribution date:

•	the basic servicing fee,

•

the Aggregate Noteholders’ Interest Distributable Amount, including the Aggregate Class A Interest Distributable Amount, the Aggregate Class B Interest Distributable Amount, the Aggregate Class C Interest Distributable Amount and the Aggregate Class D Interest Distributable Amount,

•

the Aggregate Noteholders’ Priority Principal Distributable Amount, including the First Priority Principal Distributable Amount, the Second Priority Principal Distributable Amount, the Third Priority Principal Distributable Amount and the Fourth Priority Principal Distributable Amount,

•	deposits into the reserve account, and

•	the Noteholders’ Regular Principal Distributable Amount.

Based on those calculations, the servicer will deliver to the indenture trustee a certificate specifying those amounts and instructing the indenture trustee to make withdrawals, deposits and payments on that distribution date of the amounts specified below under “—Priorities for Applications.”

On each distribution date, all amounts on deposit in the Note Distribution Account will be distributed to the noteholders as described in this prospectus.

Priorities for Applications. On each distribution date, the indenture trustee will make the distributions and payments in the following priority, to the extent that funds are available therefor after all prior applications, from the funds available in the Collection Account and reserve account:

(1) to the servicer, the basic servicing fee,

(2) to the asset representations reviewer, the fees, expenses and indemnities due and owing under the asset representations review agreement, and to the indenture trustee and the vote tabulation agent, any fees, costs and indemnities with respect to an asset representations review, each of which have not been previously paid in full, up to a maximum of $275,000 per calendar year,

(3) to the Note Distribution Account for payment to the Class A Noteholders, the Aggregate Class A Interest Distributable Amount,

(4) to the Note Distribution Account for payment to the noteholders, the First Priority Principal Distributable Amount,

(5) to the Note Distribution Account for payment to the Class B Noteholders, the Aggregate Class B Interest Distributable Amount,

(6) to the Note Distribution Account for payment to the noteholders, the Second Priority Principal Distributable Amount,

(7) to the Note Distribution Account for payment to the Class C Noteholders, the Aggregate Class C Interest Distributable Amount,

(8) to the Note Distribution Account for payment to the noteholders, the Third Priority Principal Distributable Amount,

(9) to the Note Distribution Account for payment to the Class D Noteholders, the Aggregate Class D Interest Distributable Amount,

(10) to the Note Distribution Account for payment to the noteholders, the Fourth Priority Principal Distributable Amount,

(11) to deposit into the reserve account, the amount required to bring the amount on deposit therein up to the Specified Reserve Account Balance,

(12) to the Note Distribution Account for payment to the noteholders in the order specified below in “The Notes—Payments of Principal,” an amount equal to the Noteholders’ Regular Principal Distributable Amount,

(13) to the indenture trustee, any costs of the indenture trustee incurred associated with a resignation of the servicer and the appointment of a successor servicer,

(14) to the owner trustee, the indenture trustee, the administrator and the asset representations reviewer, amounts due and owing under the trust agreement, the indenture, the servicing agreement, the administration agreement and the asset representations review agreement, which have not been previously paid in full, and

(15) to the Certificate Distribution Account if such account has been established, otherwise to the certificateholders, in accordance with their respective certificate interests, all remaining amounts.

Notwithstanding the foregoing, if an Event of Default occurs and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, the issuing entity will use the amounts allocated to the Note Distribution Account pursuant to priorities (3) through (10) above to pay interest and principal as follows: first the issuing entity will pay interest on the Class A Notes, pro rata among the Class A Notes and second pay principal on the Class A Notes, sequentially by class, starting with the Class A-1 Notes, until the Class A Notes are paid in full. No interest or principal will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, no interest or principal will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full, and no interest or principal will be payable on the Class D Notes until all principal of and interest on the Class A Notes, the Class B Notes and the Class  C Notes have been paid in full.

Payments of Interest

Interest on the unpaid principal balance of each class of notes will accrue at the applicable interest rate and will be paid monthly on each distribution date.

Interest will accrue on the offered notes from and including the closing date. For each class of notes, interest will be payable on each distribution date in an amount equal to the Note Class Interest Distributable Amount for that distribution date. The interest rate for each class of notes will be a fixed rate. Interest on the notes, other than the Class A-1 Notes, will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class A-1 Notes will be calculated on the basis of actual days elapsed during the period for which interest is payable and a 360-day year.

Interest payments on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will have the same priority. Under some circumstances, the amount available to make these payments could be less than the amount of interest payable on the Class A Notes on any distribution date, in which case each class of Class A noteholders will receive its ratable share of the aggregate amount available to be distributed in respect of interest on the Class A Notes. Each class’s ratable share of the aggregate amount available will be based upon the aggregate amount of interest due to that class of noteholders on that distribution date. See “—Distributions” above and “The Transfer Agreements and the Servicing Agreements—Credit Enhancement—Reserve Account” in this prospectus. No interest will be paid on the Class B Notes on any distribution date until all interest due and payable on the Class A Notes has been paid in full, no interest will be paid on the Class C Notes on any distribution date until all interest due and payable on the Class A Notes and the Class B Notes has been paid in full, and no interest will be paid on the Class D Notes on any distribution date until all interest due and payable on the Class A Notes, the Class B Notes and the Class C Notes has been paid in full. The payment of interest on the Class B Notes is also subordinated in limited circumstances to payments of principal of the Class A Notes, the payment of interest on the Class C Notes is subordinated in limited circumstances to payments of principal of the Class A Notes and the Class B Notes, and the payment of interest on the Class D Notes is subordinated in limited circumstances to payments of principal of the Class A Notes, the Class B Notes and the Class C Notes. These limited circumstances arise only if a payment of First Priority Principal Distributable Amount, Second Priority Principal Distributable Amount or Third Priority Principal Distributable Amount must, respectively, be made as described above in “—Distributions—Priorities for Applications” to the extent the payment reduces available funds below the respective interest distributable amount.

Failure to pay the full Note Class Interest Distributable Amount for the Controlling Class on any distribution date will constitute an Event of Default under the indenture after a five-day grace period. While any of the Class A Notes remain outstanding, failure to pay interest due on the Class B Notes, the Class C Notes and the Class D Notes, while any of the Class B Notes remain outstanding, failure to pay interest on the Class C Notes and the Class D Notes, and, while any of the Class C Notes remain outstanding, failure to pay interest on the Class D Notes, in each case, after a five-day grace period, will not be an Event of Default. See “—The Indenture—Events of Default; Rights Upon Event of Default” below.

If an Event of Default occurs and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, the trust will first pay interest due on the Class A Notes, pro rata among the classes of the Class A Notes based on the principal amount of the Class A Notes as of the preceding distribution date, and second pay principal on the Class A Notes, sequentially by class, starting with the Class A-1 Notes, until paid in full. No interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, no interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full, and no interest will be payable on the Class D Notes until all principal of and interest on the Class A Notes, the Class B Notes and the Class C Notes have been paid in full.

Payments of Principal

On each distribution date, the Aggregate Noteholders’ Principal Distributable Amount will be applied to make principal payments on the notes. Principal payments will be applied to the notes in sequential priority so that no principal payments will be made on any class of notes until all notes with a lower numerical and alphabetical designation have been paid in full. Thus, on each distribution date, the Aggregate Noteholders’ Principal Distributable Amount will be applied as follows:

•	First, to the Class A-1 Notes, until the Class A-1 Notes are paid in full,

•	Second, to the Class A-2 Notes, until the Class A-2 Notes are paid in full,

•	Third, to the Class A-3 Notes, until the Class A-3 Notes are paid in full,

•	Fourth, to the Class A-4 Notes, until the Class A-4 Notes are paid in full,

•	Fifth, to the Class B Notes, until the Class B Notes are paid in full,

•	Sixth, to the Class C Notes, until the Class C Notes are paid in full, and

•	Seventh, to the Class D Notes, until the Class D Notes are paid in full.

At any time that the principal balances of the notes have been declared due and payable following the occurrence of an Event of Default, until the time when all events of default have been cured or waived as provided in the indenture, principal payments payable on the notes will be made sequentially by class, first on the Class A Notes, starting with the Class A-1 Notes, until the Class A Notes have been paid in full, and then in the order set forth above for the Class B Notes, the Class C Notes and the Class D Notes.

The remaining outstanding principal balance of each class of notes will be due on the related Final Scheduled Distribution Date. Failure to pay the full principal amount of a class of notes on or before the applicable Final Scheduled Distribution Date will constitute an Event of Default.

Redemption

If the servicer exercises its option to purchase the receivables when the aggregate receivables principal balance on the last day of any monthly period has declined to 10% or less of the initial aggregate receivables principal balance, then the outstanding notes will be redeemed in whole, but not in part, on the distribution date on which the servicer exercises this option. The servicer’s option is described in this prospectus under “The Transfer Agreements and the Servicing Agreements—Termination.” The redemption price will be equal to the unpaid principal amount of the notes, plus accrued and unpaid interest thereon.

Controlling Class

For purposes of the Transfer Agreements and Servicing Agreements, the “Controlling Class” will be (a) so long as the Class A Notes are outstanding, the Class A Notes, (b) if the Class A Notes are no longer outstanding but the Class B Notes are outstanding, the Class B Notes, (c) if the Class A Notes and the Class B Notes are no longer outstanding but the Class C Notes are outstanding, the Class C Notes, and (d) if the Class A Notes, the Class B Notes and the Class C Notes are no longer outstanding but the Class D Notes are outstanding, the Class D Notes. During an Event of Default, the holders of a majority of the principal amount of the Controlling Class have the right to direct the indenture trustee to take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of the receivables. See “The Notes—The Indenture—Events of Default; Rights Upon Event of Default” in this prospectus. Furthermore, the holders of a majority of the principal amount of the Controlling Class, under certain circumstances, have the right to waive Servicer Defaults or to terminate the servicer as the servicer of the receivables. See “The Transfer Agreements and the Servicing Agreements—Rights upon Servicer Default” and “—Waiver of Past Defaults” in this prospectus.

The Indenture

The following summary describes the material terms of the form of indenture. A form of indenture was filed as an exhibit to the registration statement of which this prospectus forms a part, but the form of indenture does not describe the specific terms of the notes. A copy of the final indenture under which the notes are issued will be available to noteholders from the depositor upon request and will be filed with the SEC no later than the date of the filing of the final prospectus for the notes.

Notes legally or beneficially owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the indenture, except that notes that are both legally and beneficially owned by the issuing entity, any other obligor on the notes, any certificateholder or any affiliate of any of the foregoing persons will be deemed not to be outstanding in accordance with the Trust Indenture Act, for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents.

Modification of Indenture Without Noteholder Consent. The trust and the indenture trustee, when authorized by an issuing entity order, may, with prior notice to the rating agencies hired to rate the notes, but without consent of the noteholders, enter into one or more supplemental indentures for any of the following purposes:

(1) to correct or amplify the description of the collateral,

(2) to add additional collateral, provided that the consent of the certificateholders will be required,

(3) to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust,

(4) to add additional covenants for the benefit of the noteholders,

(5) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee,

(6) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or in any supplemental indenture or in any other Related Document,

(7) to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture as will be necessary and permitted to facilitate the administration by more than one trustee,

(8) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act,

(9) to modify, eliminate or add provisions to the indenture as permitted by the FDIC Rule Covenant, or

(10) to add any provisions to, change in any manner or eliminate any of the provisions of the indenture or modify in any manner the rights of noteholders under that indenture; provided that any action specified in this clause (10) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any of the other noteholders unless noteholder consent is otherwise obtained as described in the next section of this prospectus and the rating agencies hired to rate the notes are provided with prior notice of such amendment.

In each case, no supplemental indenture will be permitted unless, as evidenced by an opinion of counsel, the supplemental indenture would not cause the trust to fail to qualify as a grantor trust for federal income tax purposes.

Modification of Indenture With Noteholder Consent. The trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of the indenture, or modify in any manner the rights of the noteholders with the consent of the holders of a majority in aggregate principal amount of the Controlling Class.

Without the consent of the holder of each outstanding note which would be affected, however, no supplemental indenture will:

(1) change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any distribution date,

(2) impair the right to institute suit for the enforcement of specified provisions of the indenture regarding payment of principal or interest on any note,

(3) reduce the percentage of the aggregate principal amount of the Controlling Class, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the indenture or of specified defaults thereunder and their consequences as provided for in the indenture,

(4) modify any of the provisions of the indenture regarding the voting of notes held by the trust, any other obligor on the notes, the depositor or an affiliate of any of them,

(5) reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the assets of the trust if the proceeds of that sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes,

(6) amend the sections of the indenture to decrease the minimum percentage of the aggregate principal amount of the outstanding notes necessary to amend the indenture,

(7) modify any of the provisions of the indenture to change the calculation of the amount of any payment of interest or principal due on any distribution date, or

(8) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture on any part of the assets of the trust or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on that collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

In each case, no supplemental indenture will be permitted unless, as evidenced by an opinion of counsel, the supplemental indenture would not cause the trust to fail to qualify as a grantor trust for federal income tax purposes.

The trust and the indenture trustee, when authorized by an issuing entity order, may, with prior notice to the rating agencies hired to rate the notes and with the consent of the holders of not less than a majority of the outstanding amount of the Controlling Class, enter into supplemental indentures for the purpose of materially changing the rights of the noteholders. The indenture trustee may in its discretion determine whether or not any notes would be affected (such that the consent of each noteholder would be required) by any supplemental indenture proposed and any such determination will be binding upon the holders of all notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective.

Events of Default; Rights Upon Event of Default. Events of Default under the indenture consist of:

(1) any failure to pay interest on the Controlling Class, as and when the same becomes due and payable, which failure continues unremedied for five days,

(2) except as provided in clause (3), any failure (A) to make any required payment of principal on the notes as and when the same becomes due and payable or (B) to observe or perform in any material respect any other covenants or agreements in the indenture other than the FDIC Rule Covenant, which failure in the case of a default under clause (2)(B) materially and adversely affects the rights of noteholders, and which failure in either case continues unremedied for 30 days after the giving of written notice of the failure (X) to the trust, and to the depositor or the servicer, as applicable, by the indenture trustee or (Y) to the depositor or the servicer, as applicable, and the indenture trustee by the holders of not less than 25% of the aggregate principal amount of the Controlling Class,

(3) failure to pay the unpaid principal balance of any class of notes on or prior to the respective final scheduled distribution date for that class, and

(4) events of bankruptcy, insolvency or receivership for the trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

However, the amount of principal required to be paid to noteholders under the indenture governing a class of notes will generally be limited to amounts available to be deposited in the Note Distribution Account.

Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default unless that class of notes has a final scheduled distribution date, and then not until the occurrence of the final scheduled distribution date for that class of notes.

If an Event of Default should occur and be continuing, the indenture trustee or holders of a majority in principal amount of the Controlling Class then outstanding may declare the unpaid principal and accrued and unpaid interest of the notes to be immediately due and payable. This declaration may, under specified circumstances, be rescinded by the holders of a majority in principal amount of the Controlling Class.

If the notes are declared due and payable following an Event of Default, then, in lieu of the indenture trustee maintaining the assets of the trust and continuing to apply collections on the receivables as if there had been no declaration of acceleration, the indenture trustee may:

(1) institute proceedings to collect amounts due, including amounts due on foreclosed property,

(2) institute proceedings for the complete or partial foreclosure on the collateral securing the notes,

(3) exercise remedies as a secured party, or

(4) sell the assets of the trust.

In that event, any money or property collected by the indenture trustee will be applied:

(1) first to the indenture trustee for fees, expenses and indemnification due to it under the indenture and not paid, if any,

(2) next to the owner trustee for amounts due, not including amounts due for payments to the certificateholders, under the trust agreement and Related Documents,

(3) next to the asset representations reviewer for amounts due under the asset representations review agreement,

(4) next to the administrator for amounts due under the administration agreement, and

(5) the remainder to the collection account for distribution pursuant to the Related Documents.

The indenture trustee, however, is prohibited from selling the receivables following an Event of Default, unless:

(1)(A) the holders of all the outstanding notes consent to the sale or liquidation,

(B) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of the sale or liquidation, or

(C)(i) there has been a default in the payment of interest or principal on the notes,

(ii) the indenture trustee determines that the receivables will not continue to provide sufficient funds on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and

(iii) the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Controlling Class, and

(2) ten days prior written notice of the sale or liquidation of the notes has been given to the rating agencies that have been hired to rate the notes.

Following a declaration upon an Event of Default that the notes are immediately due and payable, (X) noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (Y) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further distributions on the certificates.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of those notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and to limitations contained in the indenture, the holders of a majority in aggregate principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee and the holders of a majority in aggregate principal amount of the Controlling Class may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of those outstanding notes.

In the event that the indenture trustee is not entitled to be indemnified from the cash flow that would otherwise be used to pay the securities, if an Event of Default occurs and the servicer fails to satisfy its indemnification obligations under the indenture, the indenture trustee may be entitled to be indemnified from the trust estate.

No holder of a note will have the right to institute any proceeding regarding the indenture governing the notes, except in accordance with the dispute resolution proceedings described under “The Receivables Pool—Dispute Resolution,” unless:

(1) the holder previously has given to the indenture trustee written notice of a continuing Event of Default,

(2) the holders of not less than 25% in aggregate principal amount of the Controlling Class have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee,

(3) the holder or holders have offered the indenture trustee reasonable indemnity,

(4) the indenture trustee has for 60 days failed to institute the proceeding, and

(5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in aggregate principal amount of the Controlling Class.

If an Event of Default occurs and is continuing and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder notice of the Event of Default within the later of (a) 90 days after it occurs and (b) ten days after it is known to a responsible officer of the indenture trustee. Except in the case of a failure to make any required payment of principal of or interest on any note, the indenture trustee may withhold the notice beyond the 90-day period if and so long as it determines in good faith that withholding the notice is in the interests of noteholders.

In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against the trust or depositor, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, or any successors or assigns of the indenture trustee or the owner trustee will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Material Covenants. The indenture provides that the trust it binds may not consolidate with or merge into any other entity, unless:

(1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

(2) the entity expressly assumes the trust’s obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

(3) no Event of Default has occurred and is continuing immediately after the merger or consolidation,

(4) none of the sponsor, the servicer, the indenture trustee or the trust has been advised that the rating of the notes then in effect would be reduced or withdrawn by the rating agencies hired to rate the notes as a result of the merger or consolidation,

(5) any action necessary to maintain the lien and security interest created by the indenture has been taken, and

(6) the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder.

The trust will not, among other things, except as expressly permitted by the Related Documents:

(1) sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

(2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust,

(3) dissolve or liquidate in whole or in part,

(4) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations regarding the notes under the indenture except as may be expressly permitted by the indenture, or

(5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of its assets, or any interest in its assets or the proceeds thereof.

The trust may not engage in any activity other than as specified under “The Trust” above. The trust may not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes it issues and the indenture which binds it or otherwise in accordance with the Related Documents.

FDIC Rule Covenant. The FDIC Rule imposes a number of requirements on the trust, the depositor, the sponsor or the servicer, and each such party agrees to facilitate compliance with these requirements by complying with its obligations in the FDIC Rule Covenant. See “Insolvency Aspects of the Offerings—FDIC Rule.” The indenture contains an FDIC Rule Covenant, which requires, among other things, that:

(1) payment of principal and interest on the securitization obligations must be primarily based on the performance of the financial assets transferred to the issuing entity;

(2) information describing the financial assets, obligations, capital structure, compensation of the relevant parties and historical performance data must be made available to the investors, including

(i) information about the obligations and securitized financial assets in compliance with Regulation AB, (ii) information about the transaction structure, performance of the obligations, priority of payments, subordination features, representations and warranties regarding the financial assets, remedies, liquidity facilities, credit enhancement, waterfall triggers and policies governing delinquencies, servicer advances, loss mitigation and write-offs, (iii) information with respect to the credit performance of the obligations and financial assets on an ongoing basis, and (iv) the compensation paid to the originator, sponsor, rating agency, third-party advisor, broker and servicer and changes to such amounts paid, and the extent to which the risk of loss is retained by any of them;

(3) the sponsor or a majority-owned affiliate must retain an economic interest in a material portion (not less than five percent) of the credit risk of the financial assets;

(4) the obligations in the securitization cannot be predominantly sold to an affiliate (other than a wholly owned subsidiary consolidated for accounting and capital purposes with the sponsor) or insider of the sponsor;

(5) the sponsor must identify in its financial asset data bases and otherwise account for the financial assets transferred as specified by the FDIC Rule; and

(6) to the extent the sponsor is serving as servicer, custodian or paying agent, the sponsor must not comingle collections for more than two business days. See “Insolvency Aspects of the Offerings—FDIC Rule.”

Each noteholder by accepting a note will acknowledge and agree that the purpose of the FDIC Rule Covenant is to facilitate compliance with the FDIC Rule by Ally Bank, the depositor, the servicer and the trust, and that the provisions set forth in the FDIC Rule Covenant will have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

Annual Compliance Statement. The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Satisfaction and Discharge of Indenture and Release of Trust Property.

Subject to the payment of its fees and expenses pursuant to the indenture, the indenture trustee may, and when required by the provisions of the indenture will, execute instruments to release property from the lien of the indenture, or convey the indenture trustee’s interest in the same. The indenture trustee will be required, at such time as there are no notes outstanding and all sums due to the indenture trustee have been paid, to release any remaining portion of the trust estate that secured the notes and the other secured obligations from the lien of the indenture and release to the trust or any other person entitled thereto any funds then on deposit in the designated accounts. The indenture trustee will release property from the lien of the indenture only upon receipt by it of an issuing entity request, an officer’s certificate, an opinion of counsel, confirmation that the indenture trustee has paid all amounts owing under each note and, if required by the Trust Indenture Act, independent certificates in accordance therewith. Upon sufficient notice prior to the redemption date from the servicer or trust, the indenture trustee, based on such notice, will be required to withdraw from the collection account and deposit into the note distribution account, on the redemption date, the aggregate redemption price of the notes, whereupon all such notes will be due and payable on the redemption date.

The indenture for the trust will be discharged upon the delivery to the indenture trustee for cancellation of all of the notes or, subject to limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all notes. The indenture trustee will continue to act as indenture trustee under the indenture and the servicing agreement for the benefit of certificateholders until all payments in respect of the certificates have been paid in full.

CREDIT RISK RETENTION

Ally Bank, as sponsor, or one of its majority-owned affiliates is required to retain an economic interest in the credit risk of the receivables sold to the depositor on the closing date under the risk retention regulations in 17 C.F.R. § 246.1, et seq. (“Regulation RR”). Ally Bank will satisfy its obligation to retain credit risk by causing the depositor or another majority-owned affiliate of the sponsor to retain an EVI. Ally Bank will satisfy the requirement to retain an EVI by retaining (itself or through a majority-owned affiliate) at least and approximately 5% (by initial principal balance) of each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes, the Class D Notes and the certificates. Ally Bank or its majority-owned affiliate will no longer be required to hold the EVI upon the latest to occur of the date on which the outstanding aggregate receivables principal balance is less than or equal to 33% of the initial aggregate receivables principal balance, the date on which the aggregate principal amount of the notes is less than or equal to 33% of the initial aggregate principal amount of the notes and two years after the closing date. Ally Bank, the depositor and any of their affiliates may not hedge or finance the EVI during this period, except as permitted under Regulation RR.

The depositor or its affiliate may also retain all or a portion of the Class A-1 Notes on the closing date. The Class B Notes, the Class C Notes and the Class D Notes (other than the EVI) will be sold in one or more private placements or retained initially by the depositor or its affiliate. The depositor or an affiliate will retain the certificates on the closing date. The depositor or its affiliate will retain the right to sell at any time all or a portion of such retained notes and the certificates to the extent that it is not required to retain such notes and certificates.

BOOK-ENTRY REGISTRATION

Book-Entry Registration

The offered notes will be issued on or about the closing date in book entry form through the facilities of DTC in the United States, and Clearstream or Euroclear in Europe, against payment in immediately available funds, in denominations of $1,000 and integral multiples of $1,000. The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the notes. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, no noteholder will be entitled to receive a physical certificate representing a note. Unless otherwise set forth in this prospectus, all references in this prospectus to actions by noteholders refer to actions taken by DTC upon instructions from its participating organizations. All references in this prospectus to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, as the case may be, for distribution to noteholders in accordance with DTC’s procedures with respect thereto. For additional information with respect to the global notes and Clearstream, Euroclear and book-entry registration, see below.

Noteholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through DTC participants and indirect DTC participants. In addition, noteholders will receive all distributions of principal and interest from the indenture trustee through DTC participants. Under a book-entry format, noteholders may experience some delay in their receipt of payments since these payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward these payments to its DTC participants, which thereafter will forward them to indirect DTC participants or noteholders. Except for the depositor, it is anticipated that the only noteholder will be Cede & Co., as nominee of DTC. Unless otherwise described in this prospectus, noteholders will not be recognized by the indenture trustee as noteholders as that term is used in the indenture, and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its DTC participants.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of noteholders to pledge notes to persons or entities that do not participate in the DTC system or to otherwise act with respect to the notes may be limited due to the lack of a physical certificate for the notes.

DTC has advised the depositor that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more DTC participants to whose accounts with DTC the notes are credited.

DTC may take conflicting actions relating to other undivided interests to the extent that these actions are taken on behalf of DTC participants whose holdings include these undivided interests.

In addition to holding notes through DTC participants or indirect DTC participants in the United States as described above, holders of book-entry notes may hold their notes through Clearstream or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream Banking, S.A. is incorporated under the laws of Luxembourg as a professional depository and is subject to regulation by the Luxembourg Monetary Institute. The Euroclear system is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. The Euroclear Operator is regulated and examined by the Belgium Banking and Finance Commission and the National Bank of Belgium.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—The Notes—Information Reporting and Backup Withholding” in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture or other Related Document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Except as required by law, neither the trust, the depositor, the servicer, the administrator, the owner trustee nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes held by Cede & Co., as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Definitive Notes

Any notes originally issued in book-entry form will be issued in fully registered, certificated form as definitive notes to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

(1) the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for these notes and the trust is unable to locate a qualified successor,

(2) the administrator, at its option, elects to terminate the book-entry system through DTC, or

(3) after the occurrence of an Event of Default or a Servicer Default, holders representing at least a majority of the aggregate principal amount of the Controlling Class advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the holders of these notes.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will be required to notify DTC of the availability of definitive notes. DTC will notify all the note owners of the availability of definitive notes. Upon surrender by DTC of the definitive certificates representing the notes and receipt of instructions for re-registration, the indenture trustee will reissue these notes as definitive notes to holders thereof.

Distributions on the definitive notes will thereafter be made in accordance with the procedures set forth in the indenture directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the last day of the preceding monthly period. These distributions will be made by check mailed to the address of that holder as it appears on the register maintained by the indenture trustee. The final payment on any definitive note, however, will be made only upon presentation and surrender of the definitive note at the office or agency specified in the notice of final distribution to the holders of that class.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or of a registrar named in a notice delivered to holders of definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

REPORTS TO SECURITYHOLDERS

Reports to Securityholders

On or prior to each distribution date, the servicer will prepare and provide to the indenture trustee a statement to be made available to the noteholders on that distribution date via the indenture trustee’s internet website at https://pivot.usbank.com. Each statement to be made available to noteholders will include the information set forth below as to the notes for that distribution date or the period since the previous distribution date on those notes, as applicable:

(1) the amount of the distribution allocable to principal of each class of the notes,

(2) the amount of the distribution allocable to interest on or for each class of notes,

(3) the amount of the distribution allocable to the certificateholders,

(4) the aggregate receivables principal balance as of the close of business on the last day of the preceding monthly period,

(5) the aggregate outstanding principal balance and the Note Pool Factor for each class of notes, after giving effect to all payments reported under (1) above,

(6) the amount of the servicing fees paid to the servicer for the prior monthly period or periods, as the case may be,

(7) the amount, if any, and purpose of any other fees or expenses accrued or paid, including any fees or expenses paid to the owner trustee, the indenture trustee, the asset representations reviewer or the administrator out of collections on the receivables,

(8) the amount, if any, distributed to noteholders and certificateholders from amounts on deposit in the reserve account,

(9) the amount, if any, accrued or paid with respect to the reserve account,

(10) the Noteholders’ Interest Carryover Shortfall, if any, and the change in these amounts from the preceding statement,

(11) the balance of the reserve account, if any, on that date, after giving effect to changes in that reserve account on that date,

(12) the amount, if any, of excess cash distributed from the reserve account to the depositor or the certificateholders,

(13) cash flows received during the related monthly period and their sources,

(14) the number and dollar amount of receivables at the beginning and end of the applicable monthly period, and updated pool composition information as of the end of the monthly period, such as weighted average coupon, weighted average life, weighted average remaining term and prepayments,

(15) delinquency and loss information for the period and any material changes in determining or defining delinquencies, charge-offs and uncollectible accounts,

(16) the amount of receivables with respect to which material breaches of pool asset representations or warranties or transaction covenants have occurred,

(17) any material modifications, extensions or waivers relating to the terms of or fees, penalties or payments on, pool assets during the distribution period or that, cumulatively, have become material over time,

(18) the outstanding notional amount of the certificates to the extent the certificates are held by third parties,

(19) whether a delinquency trigger has been met or exceeded,

(20) if applicable, a statement that the servicer has received a communication request from a noteholder interested in communicating with other noteholders regarding the possible exercise of rights under the transaction documents, the name and contact information for the requesting noteholder and the date such request was received,

(21) a summary of the findings and conclusions of any asset representations review conducted by the asset representations reviewer,

(22) the nature and amount of any material change in the seller’s or an affiliate’s interest in the notes or certificates from their purchase, sale or other disposition,

(23) information with respect to any change in the asset representations reviewer,

(24) the commencement of an arbitration proceeding relating to a request to repurchase receivables and instructions for the noteholders to participate in any such proceeding,

(25) any voting instructions and procedures relating to a vote to require an asset representations review, and

(26) the required asset-level data for the receivables, which will be filed on Form ABS-EE.

In addition, each year the indenture trustee will send by email, facsimile or, if requested by the indenture trustee, first class mail a brief report, as described in “The Indenture Trustee” in this prospectus, to all noteholders.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the life of the notes, the indenture trustee will mail to each holder of a class of notes who at any time during that calendar year has been a noteholder, and received any payment thereon, a statement containing information for the purposes of that noteholder’s preparation of federal income tax returns. As long as the holder of record of the notes is Cede & Co., as nominee of DTC, beneficial owners of the notes will receive tax and other information from DTC participants and indirect DTC participants rather than from the trustees. See “Material Federal Income Tax Consequences” in this prospectus.

Investor Communications

The servicing agreement will provide that any noteholder (including a beneficial owner of the notes) may require that the servicer cause the issuing entity to include in its Form 10-D filing a request to communicate with other noteholders related to a possible exercising of the noteholders’ rights under the transaction documents. A noteholder should send its request to the servicer at securitization@ally.com. The noteholder should include in its request the method by which other noteholders should contact it.

The servicer will cause the following information to be included in the Form 10-D related to the reporting period in which the noteholder request was received:

•	a statement that the servicer has received a communication request from a noteholder,

•	the name of the noteholder making the request,

•	the date the request was received,

•	a statement that such noteholder is interested in communicating with other noteholders about the possible exercise of rights under the transaction documents, and

•	a description of the method other noteholders may use to contact the requesting noteholder.

The servicer will bear any costs associated with including the above information in the Form 10-D. The noteholders will pay any costs associated with communicating with other noteholders, and no other transaction party, including the issuing entity, will be responsible for such costs.

If definitive notes are issued and the requesting noteholder is the record holder of any notes, no verification procedures will be required. If the requesting noteholder is not the record holder of any notes and is instead a beneficial owner of notes, the servicer may require no more verification than (1) a written certification from the noteholder that it is a beneficial owner of notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document.

POOL FACTORS AND TRADING INFORMATION

Each Note Pool Factor will initially be 1.0000000. Thereafter the Note Pool Factor will decline to reflect reductions in the outstanding principal balance of the notes. A noteholder’s portion of the aggregate outstanding principal balance of a class of notes is the product of:

(1) the original denomination of the noteholder’s note, and

(2) the Note Pool Factor.

The noteholders will receive reports on or before each distribution date concerning payments received on the receivables, the aggregate receivables principal balance, each Note Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Reports to Securityholders.”

THE CERTIFICATES

One class of certificates will be issued pursuant to the terms of the trust agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Five percent of the certificates will be retained by the depositor or another majority-owned affiliate of the sponsor. The depositor or an affiliate of the depositor will retain the remaining 95% of the certificates. The depositor or such affiliate will retain the right to sell all or a portion of such retained certificates at any time (other than the EVI). The following summary describes the material terms of the certificates and the trust agreement. Where particular provisions or terms used in the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary.

Certificates owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the trust agreement, except that, if any certificates are owned by the depositor and its affiliates, those certificates will be deemed not to be outstanding for purposes of determining whether the requisite percentage of certificateholders have given any request, demand, authorization, direction, notice, consent or other action under the Related Documents other than commencement by the trust of a voluntary proceeding in bankruptcy as described in “The Transfer Agreements and the Servicing Agreements—Insolvency Event.”

Under the trust agreement, the trust, and the owner trustee on its behalf, and its certificateholders, by accepting the certificates, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against the depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

THE TRANSFER AGREEMENTS AND THE SERVICING AGREEMENTS

The following summary describes the material terms of the Transfer Agreements and Servicing Agreements relating to the trust consisting of:

(1) the pooling agreement pursuant to which the depositor will purchase receivables from Ally Bank,

(2) the servicing agreement pursuant to which the servicer will agree to service the receivables,

(3) the custodian agreement pursuant to which Ally Bank, as custodian, will agree to act as custodian for the documents evidencing the receivables,

(4) the trust sale agreement pursuant to which the trust will acquire the receivables from the depositor,

(5) the trust agreement pursuant to which the trust will be created and certificates will be issued, and

(6) the administration agreement pursuant to which Ally Bank will undertake administrative duties for the trust.

Forms of the Transfer Agreements and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The depositor will provide a copy of the Transfer Agreements and Servicing Agreements, without exhibits, upon request to a holder of securities described in the Transfer Agreements and Servicing Agreements. Where particular provisions or terms used in the Transfer Agreements and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of this summary. The parties will enter into the Transfer Agreements and Servicing Agreements, each of which may be amended and supplemented from time to time, to be dated as of the closing date. A copy of the final Transfer Agreements and Servicing Agreements for the notes will be available to noteholders from the depositor upon request and will be filed with the SEC no later than the date of the filing of the final prospectus for the notes.

Sale and Assignment of Receivables

On the closing date, Ally Bank will sell and assign to the depositor, without recourse, its entire interest in the receivables, including its security interests in the financed vehicles, pursuant to the pooling agreement between Ally Bank and the depositor. The depositor will transfer and assign to the trust, without recourse, its entire interest in the receivables, including its security interests in the financed vehicles, pursuant to the trust sale agreement between the depositor and the trust. Each receivable of the trust will be identified in a schedule which will be on file at the locations set forth in an exhibit to the trust sale agreement. The trust will, concurrently with the transfer and assignment, execute and deliver the trust’s notes and certificates to the depositor in exchange for the receivables. The depositor will sell the notes offered by this prospectus to the respective underwriters. See “Plan of Distribution” in this prospectus.

In the pooling agreement, Ally Bank will represent and warrant to the depositor, among other things, that:

•	the information provided in the schedule of receivables exhibit to the pooling agreement is correct in all material respects,

•	the obligor on each receivable is required to maintain physical damage insurance covering the financed vehicle in accordance with Ally Bank’s normal requirements,

•

as of the sale date, to the best of its knowledge, the receivables are free and clear of all filed security interests, liens, charges and encumbrances on account of work, labor or materials other than tax liens and other liens that arise by operation of law and no offsets, defenses or counterclaims have been asserted or threatened,

•	as of the sale date, each receivable is or will be secured by a first perfected security interest in favor of Ally Bank in the financed vehicle, and

•

each receivable, at the time it was originated complied, and as of the sale date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

Additionally, Ally Bank will represent and warrant to the selection criteria set forth in “The Receivables Pool—Criteria Applicable to the Selection of Receivables” in this prospectus.

In the trust sale agreement, the depositor will assign the representations and warranties of Ally Bank, as set forth above, to the trust, and will represent and warrant to the trust that the depositor has taken no action which would cause the representations and warranties of Ally Bank to be false in any material respect as of the sale date.

As of the last day of the second, or, if the depositor elects, the first, month following the discovery by Ally Bank, the depositor, the servicer, the owner trustee or the indenture trustee of a breach of any representation or warranty of the depositor or Ally Bank that materially and adversely affects the interests of the securityholders in any receivable, the depositor, unless the breach is cured in all material respects, will repurchase, or will enforce the obligation of Ally Bank under the pooling agreement to repurchase, the Warranty Receivable from the trust at a price equal to the Warranty Payment.

The depositor or Ally Bank, as applicable, will be entitled to receive any amounts held by the servicer for that Warranty Receivable. These repurchase obligations constitute the sole remedies available to the trust, the noteholders, the indenture trustee, the certificateholders and the owner trustee for any uncured breaches.

In the servicing agreement, the servicer will covenant that:

•

except as contemplated in that agreement, the pooling agreement, the trust sale agreement, the indenture and the trust agreement, the servicer will not release any financed vehicle from the security interest securing the receivable, and

•	the servicer will do nothing to impair the rights of the indenture trustee, the owner trustee, the trust, the noteholders or the certificateholders in the receivables.

As of the last day of the second, or, if the servicer so elects, the first, month following the discovery by the servicer, the owner trustee or the indenture trustee of a breach of any covenant that materially and adversely affects any receivable and unless the breach is cured in all material respects, the servicer will make an Administrative Purchase Payment for the Administrative Receivable. As of the last day of the second, or, if the servicer so elects, the first, month following the discovery by the servicer, the owner trustee or the indenture trustee of a Permitted Payment Modification that materially and adversely affects any receivable, the servicer may elect to make an Administrative Purchase Payment for the Administrative Receivable. The servicer will be entitled to receive any amounts held by the servicer for an Administrative Receivable. This repurchase election or obligation constitutes the sole remedy available to the trust, the indenture trustee, the owner trustee, the noteholders and the certificateholders for any uncured breaches.

Pursuant to the servicing agreement, the trust will agree to Ally Bank acting as custodian to maintain possession, as the trust’s agent, of the retail installment sale contracts and any other documents relating to the receivables. To assure uniform quality in servicing both the receivables and Ally Bank’s own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in Ally Bank’s possession nor will the documents be stamped or marked to reflect the transfer to the trust so long as Ally Bank is the custodian of these documents. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables to the trust and the pledge by the trust to the indenture trustee will be filed, and Ally Bank’s accounting records and computer files will reflect the sale and assignment. Because the receivables will remain in the possession of Ally Bank, as custodian, and will not be stamped or otherwise marked to reflect the assignment to the trust or the pledge to the indenture trustee, if a subsequent purchaser were able to take physical possession of the receivables without knowledge of the assignment, the trust’s and the indenture trustee’s interests in the receivables could be defeated. See “—Custodian Agreement” in this prospectus.

Servicer Advances

The servicer has no obligation to make advances under the servicing agreement to cover shortfalls in collections on the retail installment sale contracts.

Accounts

The servicer will establish and maintain the following accounts with U.S. Bank National Association, an affiliate of the indenture trustee, as the account bank (the “account bank”):

•	a Collection Account, in the name of the indenture trustee on behalf of the noteholders and the certificateholders, into which all payments made on or for the receivables will be deposited,

•

a Note Distribution Account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the Collection Account and the reserve account for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made,

•

if the certificates are sold by the depositor, a Certificate Distribution Account, in the name of the owner trustee on behalf of the certificateholders, in which amounts released from the Collection Account and the reserve account for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made, and

•

a reserve account, which will be a segregated account held by the account bank, in the name of indenture trustee on behalf of the noteholders, in which funds will be deposited from the initial sale of the notes and from which payments to the noteholders, the certificateholders, the servicer and, in some cases, the depositor, will be made.

Funds on deposit in the Certificate Distribution Account will not constitute property of the issuing entity available to the noteholders. Upon and after any distribution to the Certificate Distribution Account of any amounts, the noteholders will not have any rights in or claims to those amounts.

The reserve account will be funded by an initial deposit from the initial sale of the notes on the closing date in the amount set forth under “—Credit Enhancement—Reserve Account” and on each distribution date thereafter up to the Specified Reserve Account Balance. On each distribution date, the servicer will deposit into the reserve account the amount of collections on the receivables remaining on each distribution date after the payment of the total servicing fee and the distributions and allocations to the noteholders and the certificateholders required on that date.

Funds in the Designated Accounts will be invested as specified in the servicing agreement in Eligible Investments. Eligible Investments generally are limited to obligations or securities that mature no later than the business day preceding the next distribution date. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the noteholders or certificateholders could result, which could, in turn, increase the average life of the notes or the certificates. Investment earnings on funds deposited in the Designated Accounts, net of losses and investment expenses, will be payable to the servicer.

The Designated Accounts will be maintained as either of two types of accounts. The first type of account is a segregated account with an eligible institution. Eligible institutions are:

(1) the account bank or the corporate trust department of the indenture trustee or the owner trustee or any of their respective affiliates, as applicable, or

(2) a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank, which at all times:

(A) has either (X) a long-term senior unsecured debt rating of at least “A” by Fitch and at least “A2” by Moody’s, (Y) a short-term unsecured debt rating or certificate of deposit rating of at least “F1” by Fitch and at least “P-1” by Moody’s or (Z) such other rating that is acceptable to the rating agencies hired to rate the notes, as evidenced by a letter from each rating agency to the issuing entity or the indenture trustee, and

(B) has its deposits insured by the Federal Deposit Insurance Corporation or any successor thereto.

The second type of account is a segregated account with the corporate trust department of a depository institution (which may be the owner trustee, the indenture trustee or any of their respective affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This depository institution must have corporate trust powers and act as trustee for funds deposited in the account, or is an affiliate of such trustee, and the long-term unsecured debt of that depository institution must have a credit rating from Fitch of at least “A” and from Moody’s of at least “A2”.

Evidence as to Compliance

The servicing agreement requires a firm of independent public accountants to furnish to the trust and the servicer on or before March 15 (or, if such day is not a business day, the next succeeding business day) of each year, beginning March 15 of the first calendar year following the closing date, a statement as to compliance by the servicer during the preceding twelve months ended December 31, or in the case of the first of these statements, the period from the closing date to December 31 of the year in which the closing date occurs, with standards relating to the servicing of the receivables, the servicer’s accounting records and computer files relating to those receivables and other specified matters, provided that, if the trust is not required to file periodic reports under the Securities Exchange Act of 1934 or any other law, the statement may be furnished to the owner trustee and the indenture trustee on or before April 30 of each year.

The servicing agreement will also provide for delivery to the owner trustee and the indenture trustee, on or before March 15 (or, if such day is not a business day, the next succeeding business day) of each year, beginning March 15 of the first calendar year following the closing date, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled in all material respects its obligations under the servicing agreement throughout the preceding twelve months ended December 31, or in the case of the first of these certificates, the period from the closing date to December 31 of the year in which the closing date occurs, or, if there has been a default in any material respect in the fulfillment of an obligation, describing each default, provided that, if the trust is not required to file periodic reports under the Securities Exchange Act of 1934 or any other law, the certificate may be furnished to the owner trustee and the indenture trustee on or before April 30 of each year. The certificate may be provided as a single certificate making the required statements as to more than one servicing agreement.

Copies of the statements and certificates may be obtained by noteholders by a request in writing addressed to the indenture trustee.

In the servicing agreement, the servicer will agree to give the indenture trustee and the owner trustee notice of any event which with the giving of notice or the lapse of time, or both, unless cured, would become a Servicer Default. In addition, the depositor will agree to give the indenture trustee, the owner trustee and the trust notice of specified covenant breaches which with the giving of notice or lapse of time, or both, unless cured, would constitute a Servicer Default.

Changes to Servicer; Servicer Indemnification and Proceedings

The servicing agreement will provide that Ally Bank may not resign from its obligations and duties as servicer under the servicing agreement, except upon a determination that Ally Bank’s performance of these duties as servicer is no longer permissible under applicable law. If at the time of resignation, a successor servicer has not accepted appointment, the indenture trustee will assume Ally Bank’s servicing obligations and duties under the servicing agreement. Costs associated with the resignation of the servicer and the appointment of a successor will be borne by the trust.

The servicing agreement will further provide that, except as specifically provided otherwise, neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust or the noteholders or certificateholders for taking any action or for refraining from taking any action pursuant to the servicing agreement or the indenture or for errors in judgment. Neither the servicer nor any of these persons will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence—except errors in judgment—in the performance of the servicer’s duties under the servicing agreement or by reason of reckless disregard of its obligations and duties thereunder. The servicing agreement will further provide that the servicer and its directors, officers, employees and agents will be reimbursed by the indenture trustee or the owner trustee for any contractual damages, liability or expense incurred by reason of that trustee’s willful misfeasance, bad faith or negligence (gross negligence, in the case of the owner trustee)—except errors in judgment—in the performance of that trustee’s duties under the servicing agreement or by reason of reckless disregard of its obligations and duties under the servicing agreement or under the trust agreement or the indenture. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the servicing agreement and the rights and duties of the parties thereto and the interests of the noteholders and the certificateholders thereunder. If the servicer undertakes any action, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the servicer will be entitled to be reimbursed out of the Collection Account. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the noteholders and the certificateholders.

Under the circumstances specified in the servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, for its obligations as servicer, any entity 25% or more of the voting interests of which are owned, directly or indirectly, by General Motors or by Ally Financial, which entity in each of the foregoing cases assumes the obligations of the servicer under the servicing agreement, will be the successor of the servicer under the servicing agreement. So long as Ally Bank acts as servicer, the servicer may at any time subcontract any duties as servicer under the servicing agreement to any entity in which 25% or more of the voting interests are owned, directly or indirectly, by General Motors or by Ally Financial or to any entity that agrees to conduct these duties in accordance with the servicer’s servicing guidelines and the servicing agreement. The servicer may at any time perform specific duties as servicer through subcontractors who are in the business of servicing receivables similar to the receivables, provided that no delegation will relieve the servicer of its responsibility for these duties.

Servicer Default

Servicer Defaults under the servicing agreement will consist of:

(1) any failure by the servicer to make any required distribution, payment, transfer or deposit or to direct the indenture trustee to make any required distribution, which failure continues unremedied for five business days after written notice from the indenture trustee or the owner trustee is received by the servicer or after discovery of the failure by an officer of the servicer,

(2) any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the servicing agreement, the trust agreement or the indenture other than the FDIC Rule Covenant which failure materially and adversely affects the rights of the noteholders or the certificateholders and which continues unremedied for 90 days after the giving of written notice of the failure to the servicer by the indenture trustee or the owner trustee or to the servicer, the indenture trustee and the owner trustee by holders of not less than 25% in principal amount of the Controlling Class or after discovery of the failure by an officer of the servicer, and

(3) events of bankruptcy, insolvency or receivership of the servicer or actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

Notwithstanding the foregoing, there will be no Servicer Default where a Servicer Default would otherwise exist under clause (1) above for a period of an additional ten business days or under clause (2) for a period of an additional 60 days if the delay or failure giving rise to the Servicer Default was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the servicing agreement and the servicer will provide the indenture trustee, the owner trustee, the depositor and the noteholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon Servicer Default

As long as a Servicer Default under the servicing agreement remains unremedied, the indenture trustee or holders of not less than a majority in principal amount of the Controlling Class may terminate all the rights and obligations of the servicer under the servicing agreement. If the notes have been paid in full and the indenture has been discharged with respect thereto, the owner trustee or the holders of certificates evidencing not less than a majority of the voting interests of the outstanding certificates other than certificates owned by the trust, the depositor, the seller, the servicer or any of their respective affiliates may cause the termination of the servicer’s rights and obligations. In either case, upon the termination of the rights and obligations of the servicer, the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from causing a transfer of servicing. If the indenture trustee is unwilling to so act, it may, and if it is unable to so act, it will appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of automotive receivables and which satisfies the other criteria set forth in the servicing agreement. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the servicing agreement. If the servicer is terminated under the servicing agreement, the servicer must transfer to the indenture trustee or the owner trustee for administration by it of all cash amounts held at that time by the servicer on behalf of the noteholders or the certificateholders for deposit, as applicable.

Waiver of Past Defaults

The holders of at least a majority in principal amount of the Controlling Class may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the servicing agreement and its consequences. The holders, however, cannot waive a Servicer Default in making any required deposits to or payments from any of the Designated Accounts or the Certificate Distribution Account in accordance with the servicing agreement. No waiver will impair the noteholders’ or certificateholders’ rights regarding subsequent defaults.

Amendment

Each of the Transfer Agreements and Servicing Agreements may be amended by the parties thereto without the consent of the noteholders or certificateholders:

•	to cure any ambiguity,

•	to correct or supplement any provision of those agreements that may be defective or inconsistent with any other provision of those agreements or in any other Related Document,

•

to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of noteholders or certificateholders, provided that, if any addition affects any class of noteholders or certificateholders differently from any other class of noteholders or certificateholders, then the addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any class of noteholders or certificateholders, provided that the consent of the certificateholders will be required,

•	to add to the covenants, restrictions or obligations of the depositor, the servicer, the owner trustee or the indenture trustee, or

•

to add, change or eliminate any other provisions of those agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the noteholders or the certificateholders.

Each of the Transfer Agreements and Servicing Agreements may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of the Controlling Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the noteholders or certificateholders. No amendment may:

(1) increase or reduce the interest rate or principal amount of any note or change any distribution date or the final scheduled distribution date of any note or distributions on the certificates without the consent of the holder thereof, any interest rate or the Specified Reserve Account Balance,

(2) adversely affect the rating of any class of notes by any rating agency hired to rate the notes without the consent of two-thirds of the principal amount of the outstanding notes or the voting interests of the outstanding certificates, as appropriate, or

(3) reduce the percentage required of noteholders or certificateholders to consent to any amendment without the consent of all of the noteholders or certificateholders, as the case may be.

An opinion of counsel must be delivered to the effect that any amendment would not cause the trust to fail to qualify as a grantor trust for federal income tax purposes.

Distribution of Assets Following Payment in Full of the Notes

Following payment in full of the notes and payment of liabilities of the trust in accordance with applicable law, any remaining assets in the trust and any remaining amount in the reserve account will be distributed to the holders of the certificates.

Insolvency Event

The trust agreement provides that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust without the prior approval of a majority of the certificateholders. Under no circumstance, however, will the owner trustee commence any proceeding prior to the date that is one year and one day after the termination of the trust. In the servicing agreement and the trust sale agreement, each of the servicer and the depositor, respectively, will covenant that it will not, for a period of one year and one day after the final distribution for the notes and the certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. In the pooling agreement, Ally Bank will covenant that it will not, for a period of one year and one day after the final distribution for the notes and the certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the trust or the depositor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Certificateholder Liability; Indemnification

Under the trust agreement, certificateholders will be entitled to the same limitation of personal liability extended to stockholders of for profit corporations under the General Corporation Law of the State of Delaware.

The servicing agreement provides that the servicer will indemnify the indenture trustee and the owner trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the servicing agreement, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Neither the indenture trustee nor owner trustee will be indemnified if the acts or omissions or alleged acts or omissions constitute willful misfeasance, bad faith or negligence (gross negligence, in the case of the owner trustee) by the indenture trustee or the owner trustee, as applicable. In addition, the servicer will indemnify the trust, the indenture trustee, the owner trustee, the noteholders and the certificateholders against losses arising out of the negligence, willful misfeasance or bad faith of the servicer in the performance of its duties under the servicing agreement and the other transaction documents or by reason of its reckless disregard of its obligations and duties thereunder. The servicer will also indemnify the parties against any taxes that may be asserted against the parties for the transactions contemplated in the servicing agreement, other than taxes on the sale of receivables or securities, the ownership of receivables or the receipt of payments on securities or other compensation.

Termination

The trust will terminate upon the final distribution by the indenture trustee and the owner trustee of all monies and other property of the trust in accordance with the terms of the trust agreement, the indenture and the servicing agreement, including in the case of the exercise by the servicer of its repurchase option as described below. Upon termination of the trust and payment or deposit into the Note Distribution Account and the Certificate Distribution Account of all amounts to be paid to the securityholders, any remaining assets of the trust and any amounts remaining on deposit in the reserve account will be paid to the certificateholders.

In order to avoid excessive administrative expense, if the outstanding aggregate receivables principal balance of the receivables held by the trust is less than or equal to 10% of the initial aggregate receivables principal balance, the servicer or its successor will be permitted to purchase from the trust all remaining receivables and other trust assets. This purchase is at the option of the servicer, or its successor, and would be calculated as of the last day of any monthly period. The purchase price paid by the servicer, or its successor, would be equal to the greater of the aggregate receivables principal balance plus accrued and unpaid interest for these receivables or the sum of the basic servicing fee for the related monthly period and the unpaid principal of the outstanding notes plus, for all notes, accrued and unpaid interest thereon through but excluding the related distribution date. Any outstanding notes will be redeemed concurrently therewith and the subsequent distribution to certificateholders of all amounts required to be distributed to them pursuant to the trust agreement will effect early retirement of the certificates. The indenture trustee will give written notice of redemption to each noteholder of record and the owner trustee will give written notice of dissolution of the trust to each certificateholder of record. The final distribution to any noteholder or certificateholder will be made only upon surrender and cancellation of that noteholder’s note at an office or agency of the indenture trustee specified in the notice of redemption or that certificateholder’s certificate at an office or agency of the owner trustee specified in the notice of dissolution.

Administration Agreement

Ally Bank, in its capacity as administrator, will enter into the administration agreement with the trust and the indenture trustee pursuant to which Ally Bank, as administrator, will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the indenture and the trust agreement. As compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its expenses thereto, Ally Bank, as administrator, will be entitled to an administration fee in an amount equal to $1,500 per month. The servicer will pay the administration fee to the extent not waived by the administrator.

Custodian Agreement

To facilitate the servicing of the receivables, the trust will enter into the custodian agreement with Ally Bank pursuant to which Ally Bank will be authorized to act as custodian and to retain physical possession of the tangible records related to the receivables or “control” for purposes of the Uniform Commercial Code over the electronic records held by the trust and other documents relating thereto as custodian for the trust.

Credit Enhancement

Subordination of Interests. The subordination of the Class B Notes, the Class C Notes and the Class D Notes in priority of payments to the Class A Notes provides additional credit enhancement to the holders of the Class A Notes. The subordination of the Class C Notes and the Class D Notes in priority of payments to the Class B Notes provides additional credit enhancement to the holders of the Class B Notes. The subordination of the Class D Notes in priority of payments to the Class C Notes provides additional credit enhancement to the holders of the Class C Notes. For a further description of the subordination of the notes, see “The Notes—Payments of Principal” and “The Notes—Payments of Interest.”

Reserve Account. Amounts on deposit in the reserve account, if any, will be applied to make payments to noteholders and certificateholders in accordance with the priority of payments to the extent those amounts remain unsatisfied after the application of collections and other available funds in accordance with the priority of payments. The reserve account provides credit enhancement by adding an additional potential source of funds available to make payments on the securities. Pursuant to the servicing agreement, the issuing entity will establish the reserve account with the account bank. If the aggregate initial principal balance of the notes is $1,103,960,000, the reserve account will be funded by an initial deposit on the closing date of at least $2,772,351.62, which equals at least 0.25% of the initial aggregate receivables principal balance. If the aggregate initial principal balance of the notes is $1,569,790,000, the reserve account will be funded by an initial deposit on the closing date of at least $3,942,189.97, which equals at least 0.25% of the initial aggregate receivables principal balance. The “Specified Reserve Account Balance” will be the lesser of at least 0.25% of the initial aggregate receivables principal balance and the aggregate principal balance of the notes. On each distribution date, the amount in the reserve account will be applied as described under “The Notes—Distributions—Priorities for Applications” in this prospectus.

Overcollateralization. The aggregate principal balance of all Receivables held by the trust, discounted by the Discount Rate, will exceed the aggregate principal balance of the notes issued by the trust. See “Summary—The Receivables—Overcollateralization” in this prospectus. This excess creates credit enhancement by allowing for some amount of losses on the receivables before a shortfall in funds available to make payments on the notes would occur and will have the effect of supplementing interest collections on receivables with low contract rates with principal collections. If the aggregate initial principal balance of the notes is $1,103,960,000, as of the closing date, the initial aggregate receivables principal balance will exceed the initial aggregate principal balance of the notes by approximately 0.45%, which is $4,980,649.63. If the aggregate initial principal balance of the notes is $1,569,790,000, as of the closing date, the initial aggregate receivables principal balance will exceed the initial aggregate principal balance of the notes by approximately 0.45%, which is $7,085,988.71. Collections on the receivables will be applied to reach or maintain, as applicable, the Overcollateralization Target Amount. The Overcollateralization Target Amount will be 1.30% of the initial aggregate receivables principal balance. See “The Notes—Distributions” in this prospectus.

The presence of a reserve account is intended to enhance the likelihood of receipt by the noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the noteholders will experience losses. The overcollateralization, reserve account and subordination of interests will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If shortfalls in available funds occur and exceed the amount covered by overcollateralization, reserve account and subordination of interests, securityholders will bear their allocable share of those deficiencies.

Investment of Funds

Collections on the receivables are held in accounts with eligible depositary institutions, which accounts are subject to the security interest of the indenture trustee for the benefit of the noteholders. These accounts will be established with the account bank. All amounts held in the transaction accounts will be invested as specified in the servicing agreement.

The servicer will invest and reinvest collections in certain Eligible Investments. “Eligible Investments” generally include obligations of the United States, certain demand deposits, time deposits or certificates of deposit of (subject to certain eligibility requirements) any depository institution or trust company incorporated under the laws of the United States or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the hired rating agencies rating the notes in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby; investments in money market or common trust funds having a rating from each of the hired rating agencies rating the notes in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby; certain bankers’ acceptances issued by any depository institution or trust company and repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States; and commercial paper master notes having, at the time of the investment or contractual commitment to invest therein, a rating from each of the hired rating agencies rating the notes in the highest investment category for short-term unsecured debt obligations. If a hired rating agency rating the notes fails to provide a rating for a specified investment, then an equivalent required deposit rating may be obtained from another nationally recognized rating agency.

Any such Eligible Investments must mature or if such Eligible Investment does not mature, be liquidated not later than the business day immediately preceding the next distribution date.

The servicer is entitled to receive all investment earnings (net of losses and investment expenses).

The activity in the transaction accounts will be verified by the servicer and the indenture trustee.

USE OF PROCEEDS

The net proceeds to be received by the depositor from the sale of the notes on the closing date will be applied to the purchase of the receivables from Ally Bank.

CERTAIN FEES AND EXPENSES

Basic Servicing Fee	1.00% per annum
Indenture Trustee Fee	$3,000 per annum plus reasonable expenses
Owner Trustee Fee	$3,500 per annum plus reasonable expenses
Owner Trustee Certificate Administration (Tax) Fee	up to $10,000 per annum (for less than 100 holders) plus reasonable expenses
Administrator Fee	$18,000 per annum plus reasonable expenses
Asset Representations Reviewer Fee	$5,000 per annum plus reasonable expenses
Asset Representations Reviewer Receivable Review Fee	$200 per receivable

The basic servicing fee will be paid out of collections from the receivables on each distribution date to the extent of available funds. In addition, the servicer also will be entitled to a supplemental servicing fee, which will not be paid out of collections, and will include late fees, prepayment charges and other administrative fees and expenses collected during the month and investment earnings on the trust accounts. The servicer is entitled to be reimbursed out of the receivables cash flows for liquidation expenses and other out-of-pocket costs related to liquidation, not to exceed $550 per receivable or such greater amount as the servicer determines necessary in accordance with its customary procedures to refurbish and dispose of a financed vehicle. See “Servicing Procedures—Servicing Compensation and Payment of Expenses” in this prospectus. To the extent not paid by the servicer or the sponsor, the indenture trustee, the owner trustee, the asset representations reviewer and the administrator fees, indemnities and reasonable expenses will be paid out of collections from the receivables. If the indenture trustee assumes the role of servicer, the indenture trustee will be entitled to be paid out of collections for reimbursement of expenses incurred in assuming the role of successor servicer. The owner trustee fees related to the administration of the certificates will be paid out of collections from the receivables.

Other Fees and Expenses

The sponsor will pay fees to the rating agencies hired to rate the notes, which include initial fees in an amount equal to approximately $496,000 and annual surveillance fees in an amount equal to approximately $18,000 per year. None of these fees will be paid out of the collections on the receivables. Although we do not anticipate that these fees will change while the notes are outstanding, any changes after the closing will be disclosed to investors on the issuing entity’s monthly statement to securityholders. None of the hired rating agencies retain any risk of loss with respect to the receivables.

MONEY MARKET INVESTMENTS

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds under Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.

LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Vehicles

For all states in which the receivables have been originated, retail installment sale contracts evidence the credit sale of automobiles and light trucks by dealers to purchasers. The contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.

Pursuant to the pooling agreement, Ally Bank will assign its security interest in the financed vehicles securing the receivables to the depositor, and pursuant to the trust sale agreement, the depositor will assign its security interest in the financed vehicles securing the receivables to the trust and the trust will pledge its interest to the indenture trustee.

However, because of the administrative burden and expense, no certificate of title will be amended to identify the trust as the new secured party relating to a financed vehicle or the interest of the indenture trustee in the financed vehicle. Also, Ally Bank will hold any certificates of title relating to the vehicles in its possession as custodian for the depositor and the trust pursuant to a custodian agreement entered into pursuant to the servicing agreement. See “The Transfer Agreements and the Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Under the Uniform Commercial Code, a purchaser of chattel paper who takes physical possession (or, in the case of electronic chattel paper, takes control) of the chattel paper may have priority over the seller and its creditors in the event of the seller’s bankruptcy. If a retail installment sale contract is amended and the purchaser does not or is unable to take physical possession (or, in the case of electronic chattel paper, control) of the signed original amendment, there is a risk that creditors of the selling dealer could have priority over the trust’s rights in the contract.

An assignment of the nature of the assignment contained in each of the pooling agreement and the trust sale agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds by the assignment to the assignor’s rights as secured party. In the absence of fraud or forgery by the vehicle owner or Ally Bank or administrative error by state or local agencies, in most states the notation of the secured party’s lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle from an obligor or subsequent lenders to an obligor who take a security interest in a financed vehicle. If there are any financed vehicles as to which Ally Bank failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. This failure, however, would constitute a breach of the warranties of Ally Bank under the pooling agreement and, if the interests of the securityholders in the receivable are materially and adversely affected, would create an obligation of Ally Bank to repurchase that receivable unless the breach is cured. Similarly, the security interest of the trust in the vehicle could be defeated through fraud or negligence and, because the trust is not identified as the secured party on the certificate of title, by the bankruptcy petition of the obligor.

Transfer and release of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. Failure to comply with these detailed requirements could result in liability to the trust or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender of the certificate of title from the state department of motor vehicles. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligors as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the receivable before release of the lien. Under the servicing agreement, the servicer is obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed vehicles.

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated motor vehicle. Under the pooling agreement, Ally Bank will have represented to the depositor that, as of the sale date, each receivable is or will be secured by a first perfected security interest in favor of Ally Bank in the financed vehicle. The depositor will have assigned the representation, among others, to the trust pursuant to the trust sale agreement. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise at any time during the term of a receivable. No notice will be given to the owner trustee, the indenture trustee, the trust, the noteholders or the certificateholders if a lien or confiscation arises.

Repossession

In the event of default by vehicle purchasers, the holder of the retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the servicer, as agent on behalf of the secured party, has the right to perform self-help repossession unless the act would constitute a breach of the peace. Self-help is the method employed by the servicer, as agent on behalf of the secured party, in most cases and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.

Notice of Sale; Redemption Rights

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale or the date after which any private sale of the collateral may be held. In addition, a consent order between Ally Financial and the Federal Trade Commission imposes similar requirements for the giving of notice for any sale. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees, or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit these judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, in the judgment of the servicer, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a lien on the vehicle or if no lienholder exists or there are remaining funds, the Uniform Commercial Code and a consent order between Ally Financial and the Federal Trade Commission require the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit

Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Servicemembers Civil Relief Act of 2003, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts, including the receivables. If a seller of receivables is not liable for indemnifying the trust as assignee of the receivables from the seller, failure to comply could impose liability on an assignee in excess of the amount of the receivable.

The so-called “holder-in-due-course rule” of the Federal Trade Commission, the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller of goods. Liability under the holder-in-due-course rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

Most of the receivables will be subject to the requirements of the holder-in-due-course rule. The trust, as holder of the receivables, will be subject to any claims or defenses that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. These claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. If an obligor were successful in asserting these claims or defenses, these claims or defenses would constitute a breach of Ally Bank’s warranties under the pooling agreement and may create an obligation of Ally Bank to repurchase the receivable unless the breach is cured in all material respects. See “The Transfer Agreements and the Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Consumer Credit Code and laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

In addition, the Federal Trade Commission and state attorneys general have recently increased their scrutiny of motor vehicle dealers and auto lending, particularly with respect to antidiscrimination and deception concerns related to the prices of and fees charged in connection with automobile financing, including add-on products such as GAP insurance and extended warranties. California has recently enacted a law governing the sale, offering and administration of GAP insurance in connection with retail installment contracts. Also, on June 23, 2022 the Federal Trade Commission issued a proposed rule that would (i) prohibit motor vehicle dealers from making certain misrepresentations in the course of selling, leasing, or arranging financing for motor vehicles, (ii) require accurate pricing disclosures in dealers’ advertising and sales discussions, (iii) require dealers to obtain consumers’ express, informed consent for charges, (iv) prohibit the sale of any add-on product or service that confers no benefit to the consumer, and (v) require dealers to keep records of advertisements and customer transactions. At this stage, it is unknown whether a final rule will be issued, the exact requirements of any final rule if issued or if any final rule would have a broader potential impact on auto lending practices.

Under the pooling agreement, Ally Bank will represent to the depositor that each receivable complies with all requirements of law in all material respects. The depositor will have assigned the representation, among others, to the trust. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust’s interest in a receivable, the violation may create an obligation to repurchase the receivable unless the breach is cured in all material respects. See “The Transfer Agreements and the Servicing Agreements—Sale and Assignment of the Receivables” in this prospectus.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the financed vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of finance charge and time of repayment of the indebtedness.

Transfer of Vehicles

Each receivable prohibits the sale or transfer of the related vehicle without the servicer’s consent. Upon a sale or transfer of the financed vehicle without the servicer’s consent, the servicer is permitted to accelerate the maturity of the receivable. If the servicer consents to a sale or transfer, the servicer will purchase the related receivable. Although the servicer, as agent of the trust, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the pool of receivables.

INSOLVENCY ASPECTS OF THE OFFERINGS

Potentially Applicable Insolvency Regimes

Three different legal regimes for the resolution or reorganization of insolvent companies could be applicable to the entities involved in an offering of notes:

•

The Federal Deposit Insurance Act, or “FDIA,” provides that the Federal Deposit Insurance Corporation, or “FDIC,” can be appointed as the receiver or conservator for an insured depository institution that becomes insolvent, is in an unsound condition, violates its bylaws or regulations or engages in similar activity. Thus, if these circumstances occur to Ally Bank, the FDIC could be appointed as receiver (which term, as used herein with respect to the FDIA, should be understood also to encompass the role of conservator).

•

The federal Bankruptcy Code is available for any “person” that is eligible to be a “debtor” pursuant to Section 109 of the Bankruptcy Code. Ally Bank would not be eligible to be a debtor under the Bankruptcy Code, but the depositor would be an eligible debtor. There is some question as to whether the trust would qualify as a “person” under the Bankruptcy Code, as the only trusts that have been permitted to seek protection under the Bankruptcy Code are “business trusts.”

•

The Dodd-Frank Act established the Orderly Liquidation Authority, or “OLA,” under which the FDIC is authorized to act as receiver of a “covered financial company” and, under certain circumstances, its subsidiaries, except that insolvencies of insured depository institutions will continue to be governed by the FDIA. For a company to be classified as a covered financial company, the Secretary of the Treasury must make several determinations, including that the company is in default or in danger of default and that the failure of the company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States. We cannot predict whether, if Ally Financial were in default or in danger of default, it would be classified as a covered financial company. If Ally Financial were so classified, then the depositor or an issuing entity could, under the circumstances specified in the Dodd-Frank Act, also be subject to FDIC receivership under OLA as a covered subsidiary.

Consequences of Insolvency Regimes for Payments on the Notes

The FDIC, as receiver under the FDIA or OLA, and a bankruptcy trustee or a debtor-in-possession under the Bankruptcy Code, have broadly similar powers. The exercise of these powers could result in losses or delays in payment on the notes.

If an offering failed to qualify for the safe harbor described under “—The FDIC Rule,” the FDIC as receiver under the FDIA could assert that Ally Bank’s sale of receivables to the depositor should be recharacterized as a pledge of the receivables to secure a borrowing of Ally Bank, and the FDIC could seek to recover or reclaim the receivables.

The possibility also exists that the FDIC as receiver could seek to apply the doctrine of substantive consolidation to consolidate the assets and liabilities of the depositor and, in turn, the trust with the assets and liabilities of Ally Bank.

Independently or in conjunction with the assertion of either of these positions, the FDIC as receiver could seek to:

•

repudiate the obligations of Ally Bank under the transaction documents, including ongoing servicing obligations under the servicing agreement, such as Ally Bank’s duty to collect and remit payments or otherwise service the receivables;

•	prior to any repudiation of the servicing agreement, prevent the indenture trustee or the securityholders from appointing a successor servicer;

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables;

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Ally Bank; or

•

impose a statutory injunction that would automatically prevent the indenture trustee and other transaction parties from exercising their rights, remedies and interests under the transaction documents (including the servicing agreement) for up to 90 days.

In addition to an FDIA receivership of Ally Bank, it is possible that the depositor or the trust (each, a “special purpose entity”) could (a) become a debtor in a voluntary or involuntary case under the Bankruptcy Code or state insolvency regimes or (b) become subject to a receivership under OLA. The bankruptcy trustee or debtor-in-possession in such a bankruptcy case or, in certain cases, the FDIC as receiver under OLA could seek to:

•	in a bankruptcy case, reject the executory obligations of the debtor under the transaction documents;

•	under OLA, repudiate the obligations of the special purpose entity under the transaction documents;

•	enforce the “automatic stay” to prevent creditors from exercising remedies against a debtor;

•	effect a substitution of collateral in certain circumstances; or

•

assert that the trust does not have a perfected security interest in (a) the receivables, (b) one or more of the vehicles securing the receivables or (c) any cash collections held by the servicer at the time the servicer becomes the subject of a bankruptcy proceeding.

Despite the broad similarity of OLA to the Bankruptcy Code, OLA differs on its face from the Bankruptcy Code in many respects. To address some of these differences, the FDIC in July 2011 adopted a regulation confirming that the treatment under OLA of preferential transfers is intended to be consistent with similar provisions in and doctrines developed under the Bankruptcy Code. In January 2011 the Acting General Counsel of the FDIC issued an advisory opinion to the same effect with respect to the treatment of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the issuing entity. The advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future. There can be no assurance that future regulations or, with respect to the matters covered by the advisory opinion, subsequent FDIC actions in an OLA proceeding involving Ally Financial or either special purpose entity will not be contrary to these developments. Moreover, many provisions of OLA and other parts of the Dodd-Frank Act will be implemented or interpreted through rulemaking by the appropriate federal regulatory agencies. As such, in many respects, the ultimate impact of the OLA provisions of the Dodd-Frank Act, and of the Dodd-Frank Act overall, will not be known for an extended period of time.

Bankruptcy of the Trust

It is unclear as to whether the trust is eligible to be the subject of a bankruptcy case. If it is, then the trust may be subject to a liquidation or reorganization under federal bankruptcy law.

Only a “person” as defined in the Bankruptcy Code can be a debtor eligible for federal bankruptcy relief. The Bankruptcy Code defines “person” to “include” a “corporation” and “corporation” to “include” a “business trust.” The legislative history of the Bankruptcy Code, however, indicates that the term “person” does not otherwise include a trust. Therefore, the trust’s eligibility as a debtor under the Bankruptcy Code depends on whether or not it would be found to be a “business trust” by the court determining eligibility.

Case law indicates that whether or not a statutory trust will qualify as a business trust depends on whether the trust is actually operating a business or at least has a business or profit-making objective. Some cases have required additional elements, such as the transferability of the beneficial interests in the trust. Other decisions have highlighted whether the trust was created for the benefit and profit of investor beneficiaries.

A reasonable argument can be made that the trust engages in activities that will qualify it as a business trust, and thus, a “corporation” and a “person” eligible to be a “debtor” under federal bankruptcy law. The trust is structured as an enterprise for profit. Interests in the trust may be sold and transferred. The trust will acquire financial assets from the depositor, sell notes and certificates, invest and reinvest collections from such financial assets, and perform ancillary business activities with the ultimate purpose of creating a profitable return for the noteholders and enhancing the value of the investment of the certificateholders in the issuing entity.

If the trust were to be subject to bankruptcy proceedings, noteholders and certificateholders could experience losses or delays in the payments on the securities as explained above.

If, on the other hand, a court were to find that the trust does not qualify as an eligible “debtor” under the Bankruptcy Code, then such court would likely dismiss any actions against the trust that are predicated on the trust being eligible as a “debtor” pursuant to Section 109 of the Bankruptcy Code.

Trust Receivership under OLA

If the trust were placed in receivership under OLA as a covered subsidiary of Ally Financial, and the FDIC were to repudiate the notes issued by the trust, the FDIC would be liable for compensatory damages. The damages would be no greater than the principal balance of the notes plus accrued interest as of the date the FDIC was appointed receiver plus, to the extent of the amount by which value of the property that secured the notes exceeds the principal amount of the notes and accrued interest through the date of repudiation or disaffirmance, for the additional accrued interest to the date of repudiation or disaffirmance. However, creditors of the trust in such a situation would not be entitled to receive more than the amount that would have been payable to such creditors if the trust had instead been liquidated under Chapter 7 of the Bankruptcy Code.

Measures to Avoid Insolvency Proceedings With Respect to Special Purpose Entities

The transaction documents contain provisions, and each special purpose entity has taken steps in structuring the transactions contemplated by this prospectus, that are intended to make it unlikely in the case of either (a) a receivership of Ally Bank under the FDIA or (b) a voluntary or involuntary case in which a special purpose entity was the debtor under the Bankruptcy Code or similar applicable state laws, that a court would approve consolidation of the assets and liabilities of a special purpose entity with those of Ally Bank. These steps include the creation of each special purpose entity under its respective formation documents as a limited-purpose entity that is subject to various limitations. These limitations include restrictions on the nature of the business of each special purpose entity and a restriction on the ability of each special purpose entity to commence a voluntary case or proceeding under the Bankruptcy Code or similar proceeding under applicable state laws without, in the case of the depositor, the unanimous affirmative vote of all of its directors or, in the case of the trust, the approval of the owner trustee, the noteholders and the certificateholders. The depositor is required to have at least one director who qualifies under its limited liability agreement as an “Independent Director.” In addition, the depositor makes certain covenants which are intended to enable its assets and operations to be separate and distinct from those of Ally Bank and to minimize the risk of substantive consolidation. There can be no assurance that the measures described herein will be effective or that they will prevent any special purpose entity from being subject to an FDIC receivership under OLA.

The transaction documents contain covenants pursuant to which the indenture trustee and the sponsor agree not to acquiesce, petition, invoke or otherwise cause the depositor or an issuing entity to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of all notes. Similarly, the transaction documents contain covenants pursuant to which the indenture trustee, the servicer and the sponsor agree not to acquiesce, petition, invoke or otherwise cause the trust to be subject to a case under any federal or state bankruptcy, insolvency or other similar proceeding before the date that is one year and one day after the repayment of all notes.

FDIC Rule

The FDIC has adopted a regulation entitled “Treatment of financial assets transferred in connection with a securitization or participation” (the “FDIC Rule”). The FDIC Rule contains four different safe harbors, each of which limits the powers that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator (and references in this section to the FDIC are in its capacity as such). See “—Consequences of Insolvency Regimes for Payments on the Notes” above for a discussion of the FDIC’s powers. There are two safe harbors that could apply to a securitization under this prospectus. One safe harbor applies to transactions that meet the conditions for sale accounting treatment, and the other applies to transactions that do not meet the conditions for sale accounting treatment. It is not clear whether the FDIC would evaluate the accounting treatment on the closing date, the date of insolvency or another date.

To qualify for a safe harbor, the securitization or participation must satisfy the preconditions specified for that type of transaction. If one or more of these preconditions are not met, the limitations imposed by the FDIC Rule on the FDIC’s powers would not apply. The preconditions imposed by the FDIC Rule include provisions that are required to be contained in the documentation for the securitization. These provisions limit the structural features of the transaction in specified ways and impose obligations on one or more of the trust and the depositor (which entities are jointly considered to be the “issuing entity” for purposes of the FDIC Rule), the servicer and the sponsor to make specified disclosures, provide ongoing reporting on specified items and define specified aspects of the relationships among the parties. In order to satisfy the requirements of the FDIC Rule to include these provisions in the documentation, each indenture will contain a covenant (the “FDIC Rule Covenant”) that contains the requisite provisions and that obligates the issuing entity to perform each of the specified obligations, other than those obligations that are specifically assigned exclusively to the servicer or the sponsor. See “The Notes—The Indenture—FDIC Rule Covenant.” Each of the Transfer Agreements and Servicing Agreements and indenture obligate the depositor, the sponsor and the servicer to perform its specified functions under the FDIC Rule Covenant. The failure of the issuing entity to perform its obligations under the FDIC Rule Covenant does not constitute an event of default, nor does the failure of the servicer to perform its obligations under the FDIC Rule Covenant constitute a servicer default. However, the noteholders and the indenture trustee retain the right to exercise any other remedies permitted by the indenture or applicable law in respect of these breaches.

If the FDIC is appointed as conservator or receiver for an insured depository institution that has effected a securitization that is covered by the FDIC Rule, there are several possible series of events that could occur. The FDIC will succeed to the obligations of the depository institution, whether as servicer, sponsor or otherwise. If the transaction satisfies the conditions for sale accounting treatment, then the FDIC could disaffirm or repudiate the ongoing contractual obligations of Ally Bank (including its obligations under the servicing agreement). However, the FDIC could not seek to reclaim or recover the receivables or other financial assets transferred to the trust. Additionally, the FDIC could challenge the sale accounting treatment of Ally Bank or the compliance by Ally Bank with the FDIC Rule.

If the transaction does not satisfy the conditions for sale accounting treatment, and the FDIC becomes the servicer or otherwise controls distributions of collections, the FDIC would have the choice of whether or not to pay or apply collections from the financial assets in accordance with the applicable securitization documents. If the FDIC chooses not to pay or apply the collections, it will be in monetary default, and the indenture trustee (at the direction of the holders of 25% of the aggregate principal amount of the Controlling Class), the servicer or a noteholder will be entitled to deliver a notice to the FDIC requesting the exercise of contractual rights under the transaction documents because of the FDIC’s monetary default. If the FDIC does not cure the monetary default within ten business days, then the FDIC will have consented to the exercise of those contractual rights. However, the FDIC is not required to take any action other than providing consents, waivers and execution of transfer documents.

Another series of events for a transaction that does not satisfy the conditions for sale accounting could occur if, following an insolvency, the FDIC seeks to exercise its power to repudiate contracts. The FDIC Rule gives the FDIC the choice, following repudiation, either to pay damages within ten business days or to permit the exercise of contractual rights. If the FDIC elects to pay damages, it is obligated to pay noteholders an amount equal to the par value of the notes outstanding on the date of appointment of the FDIC, less any payments of principal received by the noteholders through the date of repudiation, plus unpaid, accrued interest through the date of repudiation in accordance with the transaction documents to the extent actually received through collections received through the date of repudiation. If the damages paid by the FDIC do not include interest from the date of repudiation to the date of payment, the indenture provides that the indenture trustee, at the direction of the servicer, should apply available funds from the reserve account and the collection account to pay such shortfall. However, upon payment of these damages, the FDIC Rule provides that “all liens or claims on the financial assets created pursuant to the securitization documents shall be released.” If the FDIC were to assert successfully that the lien of the indenture trustee on the reserve account and the collection account were released and the assets in those accounts were transferred to the FDIC, then noteholders would suffer a loss.

Damages paid by the FDIC will be distributed to noteholders on the earlier of (1) the next distribution date on which such damages could be distributed and (2) the earliest practicable date that the indenture trustee could declare a special distribution date, subject to applicable provisions of the indenture, applicable law and the procedures of any applicable clearing agency. The indenture trustee will be authorized and instructed to maintain possession and control of any reserve account, the collection account and all amounts on deposit therein. If the date on which damages are to be distributed to noteholders is not a regular distribution date, then the amount of interest payable to the noteholders will be prorated to such date, as provided in the indenture. The servicer will instruct the indenture trustee to use amounts on deposit in any reserve account and the collection account, in addition to the amounts paid by the FDIC, to pay amounts owing to noteholders.

The transfers by Ally Bank of the receivables and the issuance by each issuing entity of the notes are intended to satisfy all the applicable conditions of the FDIC Rule, and the trust will state in the indenture its belief that those preconditions will have been met. As the FDIC Rule is an untested regulation, its interpretation remains uncertain. If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which an issuing entity determines that an amendment to the FDIC Rule Covenant is necessary or desirable, then that issuing entity and the indenture trustee will be authorized to amend the FDIC Rule Covenant in accordance with such FDIC Rule amendment or guidance. No noteholder consent will be required.

One of the preconditions imposed by the FDIC Rule is a “risk retention” requirement. The risk retention that will be held by the depositor or another majority-owned affiliate of the sponsor as described under “Credit Risk Retention” in this prospectus will satisfy the FDIC Rule’s risk retention requirement. The sponsor must also give notice to the noteholders within a reasonable time after the sponsor changes the amount or the terms under which credit risk is retained, and the parties to the indenture are entitled to amend the FDIC Rule Covenant to comply with the regulation’s minimum requirements without noteholder consent.

THE DEPOSITOR

Ally Auto Assets LLC, a wholly owned subsidiary of Ally Bank, was organized in the State of Delaware on August 18, 2009. The depositor, a limited liability company, is organized for the limited purposes of purchasing retail installment sale contracts, loans, leases and other sale contracts and installment obligations related to motor vehicles, monies due thereunder, security interests in any related vehicles and other collateral securing such obligations, proceeds from claims on insurance policies related thereto and notes, certificates and other interests secured by any of the foregoing from Ally Bank, transferring the purchased assets to third parties, forming trusts and engaging in similar activities for multiple securitizations of retail installment sale contracts and leases on an ongoing basis. The principal executive offices of the depositor are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

The depositor and the securitization transactions are structured in a manner intended to limit or eliminate the ability of the FDIC, acting as conservator or receiver for Ally Bank, to exercise authority with respect to the receivables and the transaction documents. This structure includes the creation of the depositor as a separate, limited-purpose subsidiary pursuant to a limited liability company agreement containing various limitations. These limitations include restrictions on the nature of the depositor’s business and a restriction on the depositor’s ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors. At any time that any notes, certificates or other securities of any subsidiary of the depositor or any other indebtedness, liability or obligation of the depositor is outstanding, the depositor is required to have at least one director who qualifies under its limited liability company agreement as an “Independent Director.”

If, notwithstanding the foregoing measures, the FDIC concluded that it should exercise authority with respect to the receivables or the transaction documents, or a filing were made under the United States Bankruptcy Code or similar applicable state laws by or against the depositor, or an attempt were made to litigate the issue of substantive consolidation with respect to the depositor and Ally Bank, then delays in distributions on the notes and the certificates, and possible reductions in the amount of these distributions, could occur. See also “Insolvency Aspects of the Offerings” in this prospectus.

The depositor may retain or sell all or a portion of the certificates (other than the EVI) and may also retain all or a portion of one or more classes of notes issued by the trust as described under “The Trust—Capitalization of the Trust” in this prospectus. In addition, the depositor has ongoing obligations to repurchase warranty receivables from the trust and to authorize, execute or file financing statements relating to the receivables, all as further described in “The Transfer Agreements and the Servicing Agreements.”

CEO Certification

The chief executive officer of the depositor will provide specified certifications regarding the disclosures contained in this prospectus, the receivables, the offered notes and the structure of this securitization transaction. The chief executive officer’s certification will be filed with the final prospectus.

THE INDENTURE TRUSTEE

U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank Trust Co.”), will act as indenture trustee.

U.S. Bank National Association (“U.S. Bank N.A.”) made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”). Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it became a wholly owned subsidiary of U.S. Bank N.A. The indenture trustee will maintain the accounts of the issuing entity in the name of the indenture trustee at U.S. Bank N.A.

U.S. Bancorp, with total assets exceeding $682 billion as of March 31, 2023, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States. As of March 31, 2023, U.S. Bancorp operated over 2,400 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and two international cities. The indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois, 60603.

U.S. Bank has provided corporate trust services since 1924. As of March 31, 2023, U.S. Bank was acting as trustee with respect to over 125,000 issuances of securities with an aggregate outstanding principal balance of over $5.7 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The indenture trustee will make each monthly statement available to the holders via the indenture trustee’s internet website at https://pivot.usbank.com. Holders with questions may direct them to the indenture trustee’s bondholder services group at (800) 934-6802.

As of March 31, 2023, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 171 issuances of auto receivable-backed securities with an outstanding aggregate principal balance of approximately $77,654,100,000.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

The trust will grant to the indenture trustee all right, title and interest of the trust in, to and under the collateral listed on the schedule of receivables. That grant will include all rights and powers, but none of the obligations, if any, of the trust under any agreement or instrument included in the collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the receivables included in the collateral and all other monies payable under the collateral.

On each distribution date, the indenture trustee is required to notify the holder of the note distribution account to distribute to the noteholders all amounts on deposit in that account other than investment earnings, which the servicer is entitled to retain. If required by the Trust Indenture Act, the indenture trustee will mail to each noteholder summaries of any necessary information, documents or reports. So long as no default or event of default is continuing the indenture trustee or other account holder is required to invest and reinvest all funds in the collection account and the reserve account, to the extent specified in the servicing agreement, in Eligible Investments.

If any default occurs in the making of any payment or performance under any agreement or instrument that is part of the trust estate, the indenture trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. If a default occurs and is continuing and if it is known to a responsible officer of the indenture trustee, the indenture trustee is required to mail to each noteholder notice of the default within the later of (a) 90 days after it occurs and (b) 10 days after it is known to a responsible officer of the indenture trustee. Except in the case of a default in payment of principal of or interest on any note, the indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of noteholders.

The indenture trustee will be required to mail each year to all noteholders, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, a description of any amounts advanced by it under the indenture, the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported.

Subject to the provisions for indemnification and to limitations contained in the indenture, the holders of a majority in aggregate principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee and the holders of a majority in aggregate principal amount. The indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of those notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. The indenture trustee also will not be required to take action in response to requests, demands or directions of the noteholders, other than requests, demands or directions relating to an asset representations review, unless the noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the request, demand or direction.

The indenture trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers so long as the indenture trustee’s conduct does not constitute willful misconduct, negligence or bad faith. In addition, the indenture trustee will not be liable for interest on any money received by it except if it agrees in writing with the trust and will have no liability or responsibility for the acts or omissions of any other party to any of the transaction documents. The indenture trustee does not have any obligation to independently verify or confirm any underlying data.

The indenture trustee may give notice of its intent to resign at any time, in which event the trust will be obligated to appoint a successor indenture trustee. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes incapable of acting. In these circumstances, the trust will be obligated to appoint a successor indenture trustee. The holders of a majority in outstanding amount of the Controlling Class also have the right to remove the indenture trustee and appoint a successor. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee.

THE OWNER TRUSTEE

BNY Mellon Trust of Delaware is the owner trustee under the trust agreement. BNY Mellon Trust of Delaware is a Delaware banking corporation and an affiliate of The Bank of New York Mellon, a New York banking corporation, which provides support services on its behalf in this transaction. Its principal place of business is located at 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809, Attention: Corporate Trust Administration. BNY Mellon Trust of Delaware has acted as owner trustee on numerous asset-backed transactions (with The Bank of New York Mellon providing administrative support), including the structure of the transaction referred to herein. While the structure of each transaction may differ, BNY Mellon Trust of Delaware and The Bank of New York Mellon on its behalf are experienced in administering transactions of this kind. You may contact BNY Mellon Trust of Delaware by calling (302) 791-3610.

In the ordinary course of business, The Bank of New York Mellon, The Bank of New York Mellon Trust Company, N.A., and BNY Mellon Trust of Delaware (collectively, “BNY Mellon”) are named as defendants in legal actions. In connection with its role as trustee of certain RMBS transactions, BNY Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, BNY Mellon denies liability and intends to defend the litigations vigorously.

The owner trustee may, in the name of the trust, conduct the business of the trust, make and execute contracts and other instruments on behalf of the trust and sue and be sued on behalf of the trust. The owner trustee, acting on behalf of the trust, has discretion to decide whether to engage any person in assisting the trust in performing its duties under the indenture or the trust agreement. The consent of certificateholders holding in the aggregate more than a majority of the voting interests of the certificates as of the close of the preceding distribution date is needed to require the owner trustee to take action. Upon notification to the certificateholders, and unless such certificateholders have notified the owner trustee that such consent is withheld, the owner trustee may initiate or compromise any action or claim involving the trust, amend the indenture or administration agreement, or appoint certain successor agents. The owner trustee will be required to give prompt written notice to the certificateholders upon any termination of, or appointment of a successor to, the servicer.

The owner trustee’s liability in connection with the issuance and sale of the notes and certificates is limited solely to the express obligations of the owner trustee set forth in the trust agreement governing the trust. The owner trustee will not be liable for the default or failure of any of the administrator, the trust, servicer or other trustees to carry out their respective obligations under any of the transaction documents, nor will the owner trustee be liable under any transaction document under any circumstances, except for its own negligent action, its own negligent failure to act or its own willful misconduct in the performance of any act. The owner trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor owner trustee. The administrator of the trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. In those circumstances, the administrator will be obligated to appoint a successor owner trustee. Any resignation or removal of an owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee. Costs associated with the termination of the owner trustee and the appointment of a successor will be borne by the servicer. In the event that the owner trustee is not entitled to be indemnified from the cash flow that would otherwise be used to pay the securities, if an Event of Default occurs and the servicer fails to satisfy its indemnification obligations under the trust agreement, the owner trustee may be entitled to be indemnified from the trust estate.

Unless the depositor is the sole certificateholder, on each distribution date, the owner trustee or other paying agent under the trust agreement will be required to distribute to the certificateholders amounts equal to the amounts deposited in the Certificate Distribution Account pursuant to the servicing agreement on or prior to such distribution date. The owner trustee or other paying agent will also be required to send each certificateholder the statement provided to the owner trustee by the servicer pursuant to the servicing agreement on such distribution date; provided that no such distributions will be required to be made and no such statements will be required to be sent by the owner trustee if and for so long as the depositor is the sole certificateholder. The owner trustee or any other paying agent will retain from amounts otherwise distributable to the certificateholders sufficient funds for the payment of any tax that is legally owed by the trust. The owner trustee will maintain or cause to be maintained the books of the trust on a calendar year basis on the accrual method of accounting, deliver to each certificateholder the information required to enable each certificateholder to prepare its federal income tax return, prepare and file tax returns relating to the trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute, rule or regulation so as to maintain the appropriate trust characterization for federal income tax purposes.

The owner trustee does not have any obligation to independently verify or confirm any underlying data.

ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company (the “asset representations reviewer”), is the asset representations reviewer appointed under the asset representations review agreement. The asset representations reviewer is a wholly-owned subsidiary of Covius Services, LLC, and with its affiliates has provided independent due diligence loan review and servicer oversight services since 1989.

The asset representations reviewer and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. The asset representations reviewer and its affiliates have performed over 17 million loan reviews and provided ongoing services to over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although the asset representations reviewer and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans. The asset representations reviewer has been engaged on more than 550 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

The asset representations reviewer is not, and will not be during the term of the transaction, affiliated with the sponsor, the servicer, the depositor, the trust, the indenture trustee, the owner trustee or any of their affiliates. Additionally, the asset representations reviewer is not affiliated with the third party that performed pre-closing due diligence services for the transaction. The asset representations reviewer may be appointed as an asset representations reviewer on other transactions for the sponsor or its affiliates.

The asset representations reviewer will be paid an annual fee of $5,000 by the sponsor. To the extent any fees, expenses and indemnification of the asset representations reviewer are not paid by the sponsor, any unpaid fees, expenses and indemnification of the asset representations reviewer will be paid from the trust estate. Any receivables review performed by the asset representations reviewer after a delinquency trigger is met or exceeded and the noteholders vote to perform the review will be paid by the trust.

The asset representations reviewer’s liability in connection with the asset representations review is limited solely to the express obligations of the asset representations reviewer set forth in the asset representations review agreement.

The asset representations reviewer will not be liable for the default or failure of any of the administrator, the trust, the servicer, the owner trustee or the indenture trustee to carry out their respective obligations under any of the transaction documents, nor will the asset representations reviewer be liable under any transaction document under any circumstances, except for its own willful misconduct, bad faith or negligence. To the extent not paid by the sponsor, the trust will indemnify the asset representations reviewer for all losses resulting from the asset representations reviewer’s performance under the asset representations review agreement, except for any losses arising from the asset representations reviewer’s own willful misconduct, bad faith or negligence, or breach of any representations or warranties made in the asset representations review agreement.

The asset representations reviewer may not resign unless it ceases to be an eligible asset representations reviewer, becomes legally unable to act or if the trust consents to its resignation, and it will give the sponsor and the trust 60 days prior notice of its resignation. The administrator may also remove the asset representations reviewer if the asset representations reviewer becomes legally unable to act, ceases to be eligible to continue as an asset representations reviewer, becomes subject to a bankruptcy or breaches any of its representations, warranties, agreements or covenants contained in the asset representations review agreement. In those circumstances, the administrator will be obligated to appoint a successor asset representations reviewer. Any resignation or removal of an asset representations reviewer and appointment of a successor asset representations reviewer will not become effective until acceptance of the appointment by the successor asset representations reviewer. Costs associated with the termination of the asset representations reviewer and the appointment of a successor will be borne by the sponsor. In the event that the asset representations reviewer is not entitled to be indemnified from the cash flow that would otherwise be used to pay the securities, if an Event of Default occurs and the sponsor fails to satisfy its indemnification obligations under the asset representations review agreement as described in the preceding paragraph, the asset representations reviewer may be entitled to be indemnified from the trust estate.

REQUIREMENTS FOR CERTAIN EU AND UK REGULATED INVESTORS AND THEIR AFFILIATES

Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization and amending certain other European Union directives and regulations, as amended (the “EU Securitization Regulation”) is directly applicable in member states of the European Union and will be applicable in any non-EU states of the European Economic Area in which it has been implemented.

Article 5 of the EU Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the EU Securitization Regulation) (the “EU Due Diligence Requirements”) by an “institutional investor”, defined by the EU Securitization Regulation to include (a) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages or markets alternative investment funds in the European Union, (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management and (e) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. Pursuant to Article 14 of the CRR, the EU Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the CRR (such affiliates, together with all such institutional investors, “EU Affected Investors”).

With respect to the United Kingdom, relevant UK-established or UK-regulated persons are subject to the restrictions and obligations of Regulation (EU) 2017/2402 as retained under the domestic laws of the United Kingdom as “retained EU law”, by operation of the EUWA and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019, and as further amended (the “UK Securitization Regulation”).

Article 5 of the UK Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the UK Securitization Regulation) (the “UK Due Diligence Requirements” and, together with the EU Due Diligence Requirements, the “Investor Requirements” (and references in this prospectus to “the applicable Investor Requirements” shall mean such Investor Requirements to which a particular Affected Investor is subject)) by “institutional investors”, defined by the UK Securitization Regulation to include (a) an insurance undertaking as defined in section 417(1) of the FSMA; (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the United Kingdom, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an AIFM as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 which markets or manages AIFs (as defined in regulation 3 of those Regulations) in the United

Kingdom; (e) a management company as defined in section 237(2) of the FSMA; (f) a UCITS as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; and (g) a CRR firm (a “UK CRR Firm”) as defined by Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of the domestic law of the United Kingdom by virtue of the EUWA (the “UK CRR”); and (h) an FCA investment firm as defined by Article 4(1)(2AB) of the UK CRR. The UK Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of UK CRR Firms (such affiliates, together with all such institutional investors referred to in the preceding sentence, “UK Affected Investors” and, together with EU Affected Investors, “Affected Investors”).

Although Ally Bank will retain credit risk through the depositor, its majority-owned affiliate, in accordance with Regulation RR as described in this prospectus under “Credit Risk Retention”, none of Ally Bank, the depositor, the underwriters or any other party to the securitization transaction described in this prospectus or any of their respective affiliates will retain or commit to retain a 5% material net economic interest with respect to this transaction in accordance with the EU Securitization Regulation or the UK Securitization Regulation or makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action in order to facilitate or enable compliance by EU Affected Investors with the EU Due Diligence Requirements, by UK Affected Investors with the UK Due Diligence Requirements or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, any European Economic Area member state or the United Kingdom, in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions. The arrangements described in this prospectus under “Credit Risk Retention” have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Regulation by any person. The transaction described in this prospectus is structured in a way that is unlikely to allow Affected Investors to comply with the applicable Investor Requirements.

Failure by an Affected Investor to comply with the applicable Investor Requirements with respect to an investment in the offered notes may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions being taken or imposed by the competent authority of such Affected Investor, or a requirement to take corrective action. Consequently, the offered notes may not be a suitable investment for Affected Investors, and this may affect the price and liquidity of the notes.

Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable requirements of the EU Securitization Regulation, the UK Securitization Regulation or other applicable regulations and the suitability of the offered notes for investment.

LEGAL PROCEEDINGS

There are no current legal proceedings pending, or to the best knowledge of management of such entity, threatened, against the trust, the sponsor, the servicer or the depositor that, if determined adversely to such party, would be expected to have a material adverse effect on the performance of the offered notes.

Each of the owner trustee and the indenture trustee has represented to the trust that it is not a party to any current legal proceedings that are not already described in this prospectus, nor is its management aware of any legal proceedings threatened against it that, if determined adversely to such party, would be expected to be material to investors.

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the indenture trustee. The owner trustee and one or more of its affiliates, however, may, from time to time, engage in arm’s-length transactions with the depositor, the sponsor, the servicer, the indenture trustee or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of retail motor vehicle installment sale contracts. The owner trustee and its affiliates, during the past two years, have not engaged in any transactions that are material to this transaction with any of the depositor, the sponsor, the servicer, the issuing entity or the indenture trustee that are outside of the ordinary course of business or that are other than at arm’s length.

The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. The indenture trustee and one or more of its affiliates, however, may, from time to time, engage in arm’s-length transactions with the depositor, the sponsor, the servicer, the owner trustee or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of retail vehicle installment sale contracts. The indenture trustee and its affiliates, during the past two years, have not engaged in any transactions that are material to this transaction with any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee that are outside of the ordinary course of business or that are other than at arm’s length.

The asset representations reviewer is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity, the owner trustee or the indenture trustee. The depositor, the servicer and the sponsor, however, may, from time to time, engage in arm’s-length transactions with the asset representations reviewer or its affiliates, including transactions both related and unrelated to the securitization of retail vehicle installment sale contracts.

The sponsor, the servicer and the depositor are affiliates and also engage in transactions with each other involving securitizations, including public offerings and private placements of asset-backed securities as well as commercial paper conduit financing, of retail vehicle installment sale contracts, including those described in this prospectus and others. Specifically, the depositor and Ally Bank have entered into an intercompany advance agreement through which the depositor may borrow funds from Ally Bank to fund its general operating expenses and, for some securitization transactions in which the depositor acts as the depositor, to pay for a portion of the receivables pursuant to the pooling agreement and transaction expenses. Under the intercompany advance agreement, the loans will bear a market rate of interest and have documented repayment terms.

On the closing date, the issuing entity is issuing certificates, not offered hereby. The depositor may sell in one or more private placement transactions or initially retain the certificates, which represents the principal equity in the issuing entity. If the depositor retains the certificates, the issuing entity will be a direct subsidiary of the depositor and an indirect subsidiary of the sponsor. The depositor retains the right to sell all or a portion of the retained certificates at any time. Following any such sale to an unaffiliated third party, the issuing entity may cease to be an affiliate of either the sponsor or the depositor. The issuing entity has not engaged, and will not engage, in any material transactions with the sponsor or the depositor that are outside of the ordinary course of business or that are other than at arm’s length.

CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code prohibit pension, profit-sharing or other employee benefit plans that are subject to Title I of ERISA, as well as individual retirement accounts and other plans that are subject to Section 4975 of the Internal Revenue Code and entities deemed to hold plan assets of any of the foregoing—we refer to each of these as a “benefit plan”—from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons or fiduciaries of such benefit plan. In addition, Title I of ERISA requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Governmental plans (as defined in Section 3(32) of ERISA) and specified church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Internal Revenue Code. However, such plans may be subject to comparable federal, state or local law restrictions.

The acquisition or holding of the offered notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the servicer, the depositor, the trust, the administrator, the owner trustee, the indenture trustee, the seller, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the offered notes and the relationship of the party in interest or disqualified person to the benefit plan. These exemptions include: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.”

In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes, and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Plan Assets Regulation

In addition, regardless of the application of one of the foregoing exemptions to the purchase and holding of an offered note, transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the trust were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “plan assets regulation”), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features.

Although there is little guidance on the subject, the depositor believes that, at the time of their issuance, the offered notes should not be treated as an equity interest in the trust for purposes of the plan assets regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of the offered notes that the offered notes will be repaid when due, the traditional default remedies, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the trust incurred losses. The more subordinated a class of offered notes is, the greater the risk of recharacterization is with respect to that class. In the event of a withdrawal or downgrade to below investment grade of the rating of the offered notes or a characterization of the offered notes as other than indebtedness under applicable local law, the subsequent acquisition of the offered notes or interest therein by a benefit plan or plan subject to Similar Law is prohibited.

By acquiring an offered note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a benefit plan or other plan, its fiduciary) will be deemed to (a) represent and warrant that either (i) it is not acquiring the offered notes with the assets of a benefit plan or other plan that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code (“Similar Law”) or (ii) the acquisition and holding of the offered notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of Similar Law and (b) acknowledge and agree that benefit plans and plans subject to Similar Law may not acquire the offered notes at any time that the ratings on the offered notes are below investment grade or the offered notes have been characterized as other than indebtedness for applicable local law purposes.

If you are a benefit plan or other plan fiduciary considering the purchase of the offered notes, you should consult with your counsel with respect to the matters discussed above and whether the offered notes are an appropriate investment under ERISA, the Internal Revenue Code and Similar Law. The sale or transfer of an offered note to a benefit plan or other plan is in no way a representation by the servicer, the depositor, the trust, the underwriters or any of their affiliates that the acquisition and holding of offered notes meets the legal requirements for investments by benefit plans or plans generally or any particular benefit plan or plan or that the investment is appropriate for benefit plans or plans generally or any particular benefit plan or plan.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

On the closing date, Mayer Brown LLP, special tax counsel to the depositor, will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that, for federal income tax purposes, the offered notes will be characterized as indebtedness to the extent the notes are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes. Each noteholder, by the acceptance of an offered note (other than notes that are retained by the depositor or one or more affiliates thereof), will agree to treat the offered note as indebtedness for federal, state and local income and franchise tax purposes.

The offered notes may be issued with original issue discount, or “OID,” for federal income tax purposes. The rules discussed under “—The Notes—Original Issue Discount” below requiring a holder to include OID in income under a “constant yield method” are inapplicable to OID which is de minimis. However, a holder of an offered note with a de minimis amount of OID must include such OID in income proportionately as principal payments are made on such offered note. See “—The Notes—Original Issue Discount” below for a general discussion of the federal income tax treatment of OID and its general application to holders of debt instruments.

On the closing date, Mayer Brown LLP will also deliver its opinion, subject to the assumptions and qualifications therein, to the effect that the trust will be classified as a grantor trust under the Internal Revenue Code, and will not be taxable as an association or publicly traded partnership taxable as a corporation.

The following discussion of the material federal income tax consequences of the purchase, ownership and disposition of the offered notes, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Mayer Brown LLP with respect to the offered notes on the material matters associated with such consequences, subject to the qualifications set forth below. In addition, Mayer Brown LLP has prepared or reviewed the statements in this prospectus under the heading “—The Notes,” and is of the opinion that such statements are correct.

Qualifications on Opinion of Tax Counsel

This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the offered notes. As a result, there can be no assurance that the Internal Revenue Service will not challenge the conclusions reached in this prospectus, and no ruling from the Internal Revenue Service has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

The following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, e.g., financial institutions, broker-dealers, life insurance companies, regulated investment companies, tax-exempt organizations, holders whose functional currency is not the United States dollar, corporations subject to the corporate alternative minimum tax on adjusted financial statement income and holders that hold the notes as part of a conversion transaction, hedge or hedging transaction, straddle, synthetic security or other integrated transaction for federal income tax purposes. This information is directed to prospective purchasers who purchase notes in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. The depositor suggests that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax considerations to them of the purchase, ownership and disposition of the notes. The following discussion does not purport to furnish information in the level of detail or with the attention to a prospective investor’s specific tax circumstances that would be provided by a prospective investor’s own tax advisor.

The Notes

Characterization as Indebtedness. On the closing date, Mayer Brown LLP will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that the offered notes will be characterized as indebtedness for federal income tax purposes to the extent the notes are treated as beneficially owned by a person other than the sponsor or its affiliates for such purposes. The depositor, the servicer and each noteholder, by acquiring an interest in an offered note, will agree to treat the offered notes as indebtedness for federal, state and local income and franchise tax purposes.

Treatment of Stated Interest. Assuming the offered notes are treated as indebtedness for federal income tax purposes and are not issued with OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

Original Issue Discount. In general, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price,” unless that excess falls within a statutorily defined de minimis exception (i.e., is less than an amount equal to 0.25% of the weighted average maturity of the debt instrument (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment) multiplied by the stated redemption price at maturity). A note’s “stated redemption price at maturity” is the aggregate of all payments required to be made under the note through maturity except “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the trust, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The “issue price” will be the first price at which a substantial amount of the offered notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, initial purchasers, placement agents or wholesalers.

The trust intends to take the position that the notes are not issued with OID. However, if a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the offered notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.

Market Discount. The offered notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Internal Revenue Code. In general, these rules provide that if a noteholder acquires a note at a market discount (that is, a discount from its stated redemption price at maturity or, if the offered notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount) and thereafter recognizes gain upon a disposition or receives payments of principal, then such gain or principal payment, to the extent of the accrued market discount, will be taxed as ordinary interest income to the noteholder.

Generally, the accrued market discount will be the total market discount on the note multiplied by a fraction, the numerator of which is the number of days the noteholder held the note and the denominator of which is the number of days from the date the noteholder acquired the note until its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant yield method.

A noteholder that incurs or continues indebtedness to acquire a note at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. A noteholder may elect to include market discount in gross income as it accrues and, if the noteholder properly makes such an election, is generally exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition of the note.

Amortizable Bond Premium. In general, if a noteholder purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such noteholder will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. The noteholder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the note. Such noteholder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election, properly made, will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the Internal Revenue Service. Bond premium on a note held by a noteholder who does not elect to amortize the premium will remain a part of such noteholder’s tax basis in such note and will decrease the gain or increase the loss otherwise recognized on a sale or other taxable disposition of the note.

Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will generally be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Potential Acceleration of Income. Accrual method noteholders that prepare an “applicable financial statement” (as defined in Section 451 of the Internal Revenue Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any Federal agency for non-tax purposes) generally will be required to include certain items of income into gross income no later than the time such amounts are reflected on such a financial statement. This could result in an acceleration of income recognition for income items differing from the above description. The Treasury Department released final Treasury regulations that exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Internal Revenue Code, including income subject to the timing rules for OID and de minimis OID, income under the contingent payment debt instrument rules, income under the variable rate debt instrument rules, and market discount (including de minimis market discount). United States holders should consult their own tax advisors regarding the possible implications of this legislation to interest, OID, market discount and premium matters concerning their notes.

Net Investment Income. A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. United States holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Information Reporting and Backup Withholding. The trust will be required to report annually to the Internal Revenue Service, and to each noteholder of record, the amount of interest paid on the offered notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are generally corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the trust, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the trust will be required to withhold, from interest otherwise payable to the holder, the percentage of that interest specified in the Internal Revenue Code and remit the withheld amount to the Internal Revenue Service as a credit against the holder’s federal income tax liability.

Because the depositor will treat the trust as a grantor trust and all offered notes as indebtedness for federal income tax purposes, the depositor will not comply with the tax reporting requirements that would apply under any alternative tax characterizations.

Tax Consequences to Foreign Noteholders. Subject to the discussion under “—Foreign Account Tax Compliance” below, interest paid or accrued to a noteholder who is a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person satisfies certain requirements of the Internal Revenue Code, including the requirements that the Foreign Person:

(1) is not (A) actually or constructively a “10 percent shareholder” of the trust or the depositor (including via the certificates), or a holder of the certificates, (B) a “controlled foreign corporation” with respect to which the trust or the depositor is a “related person” within the meaning of the Internal Revenue Code, or (C) a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, and

(2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the trust within 30 days of the change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then the interest would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that

(1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person (or under certain tax treaties, is not attributable to a permanent establishment maintained in the United States by the foreign person), and

(2) in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the Foreign Person’s “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless the Foreign Person qualifies for a lower rate under an applicable tax treaty.

Foreign Account Tax Compliance. Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as “FATCA”) significantly change the reporting requirements imposed on certain Foreign Persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax could be imposed on payments made to any such Foreign Persons unless such Foreign Person complies with certain reporting requirements regarding its direct and indirect U.S. shareholders or U.S. accountholders. Such withholding could apply to payments regardless of whether they are made to such Foreign Person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. The withholding tax currently applies to interest payments. A withholding tax on gross proceeds from a disposition of debt instruments was previously scheduled to be imposed with respect to payments made on or after January 1, 2019. Treasury regulations have been published in proposed form that eliminate withholding on gross proceeds from such dispositions. Pursuant to these proposed regulations, the trust and any withholding agent may rely on this change to FATCA withholding until the final regulations are issued. As a result, potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the offered notes.

Each holder of a note or an interest therein, by acceptance of such note or such interest therein, will be deemed to have agreed to provide to the trust, any paying agent or the indenture trustee, as applicable, (1) properly completed and signed tax certifications, for a U.S. person, on Internal Revenue Service Form W-9 and, for a Foreign Person, on the appropriate Internal Revenue Service Form W-8 and (2) to the extent any FATCA withholding or deduction is applicable, information sufficient to eliminate the imposition of, or determine the amount of, such withholding or deduction under FATCA. The indenture trustee or any paying agent of the trust has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to any holder of a note or an interest therein that fails to comply with the requirements of the preceding sentence.

Notes Held by Affiliates. Treasury regulations under Section 385 of the Internal Revenue Code address the treatment of instruments as debt or equity where the instruments are held by certain parties who are related to the issuing entity. Under these regulations, in certain circumstances a note that otherwise would be treated as debt is treated as equity for United States federal income tax purposes during periods in which the note is held by a related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership). Under these regulations, although it is not entirely clear, it is expected that any notes treated as equity under these rules would be converted back to debt when acquired by a beneficial owner that is not a related party. The trust agreement addresses the Treasury regulations under Section  385 of the Internal Revenue Code in order to prevent their application to the notes.

Tax Shelter Disclosure and Investor List Requirements

Treasury regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such Treasury regulations require taxpayers to report certain information on Internal Revenue Service Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and promoters of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the Internal Revenue Service upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. The Internal Revenue Code imposes significant penalties for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of the trust, the offered notes or the noteholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state or local jurisdiction may assert its right to impose tax on the trust with respect to its income related to receivables collected from obligors located in such jurisdiction. It is also possible that a state may require that a certificateholder or a holder treated as an equity owner

(including non-resident certificateholders or holders) file state income tax returns with the state pertaining to receivables collected from obligors located in such state (and may require withholding by the trust on related income). Prospective investors are urged to consult with their tax advisors regarding the state and local tax consequences for them of purchasing, holding and disposing of the offered notes.

PLAN OF DISTRIBUTION

The depositor, the sponsor and the underwriters named below will enter into an underwriting agreement for the notes offered by this prospectus. Subject to the terms and conditions set forth in the underwriting agreement, the depositor will agree to sell to each of the underwriters named below, and each of the underwriters will severally agree to purchase from the depositor, the principal amount of the offered notes set forth opposite its name below:

Aggregate Principal Amount to be Purchased

Underwriters	Class A-1 Notes(1)			Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
BofA Securities, Inc.	$			$	$	$
J.P. Morgan Securities LLC
RBC Capital Markets, LLC

Total		$221,360,000	(2)	(3)	(3)		$66,310,000	(2)

(1)	All or a portion of the Class A-1 Notes may be initially retained by the depositor or another majority-owned affiliate of the sponsor.
(2)

Represents the total principal amounts of the Class A-1 notes and the Class A-4 notes to be purchased by the underwriters if the aggregate initial principal balance of the notes is $1,103,960,000. If the aggregate initial principal balance of the notes is $1,569,790,000, the total principal amounts of the Class A-1 notes and the Class A-4 notes to be purchased by the underwriters will be $315,620,000 and $94,260,000, respectively.

(3)

The total principal amounts of the Class A-2 Notes and the Class A-3 Notes to be purchased by the underwriters will be $706,800,000 if the aggregate initial principal balance of the notes is $1,103,960,000 or $1,004,240,000 if the aggregate initial principal balance of the notes is $1,569,790,000. If the aggregate initial principal balance of the notes is $1,103,960,000, the principal amount of the Class A-2 Notes to be purchased by the underwriters is expected to be within the range of $305,900,000 – $400,900,000 and the principal amount of the Class A-3 Notes to be purchased by the underwriters is expected to be within the range of $305,900,000 – $400,900,000. If the aggregate initial principal balance of the notes is $1,569,790,000, the principal amount of the Class A-2 Notes to be purchased by the underwriters is expected to be within the range of $434,670,000 – $569,570,000 and the principal amount of the Class A-3 Notes to be purchased by the underwriters is expected to be within the range of $434,670,000 – $569,570,000.

None of the sponsor, the depositor, the servicer, the issuing entity nor the underwriters nor any other party to the transactions described in this prospectus makes or intends to make any representation or agreement that it or any other party is undertaking or will have undertaken to comply (or to take or refrain from taking any action to facilitate compliance by affected investors) with any requirements of Chapter 2 (Articles 5 through 9) of Regulation (EU) 2017/2402 on securitization, as implemented or applied in any member state of the European Union or the European Economic Area, or with the requirements of any other law or regulation now or hereafter in effect in the European Union, any European Economic Area member state or any former member state in relation to credit risk retention, due diligence and monitoring, credit granting standards or other conditions with respect to investments in securitization transactions by affected investors. Prospective investors are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the offered notes for investment and compliance with any such law or regulation.

The underwriters are responsible for jointly leading and managing the offering of the offered notes.

The depositor has been advised by the underwriters that the several underwriters propose initially to offer the Class A-1 Notes, Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (with the exception of those notes to be retained by the depositor or another majority-owned affiliate of the sponsor as part of the EVI or otherwise) to the public at the prices set forth on the cover page of this prospectus, and to dealers at those prices less a selling concession not in excess of the percentage set forth below for each class of offered notes. The underwriters may allow, and those dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of offered notes. After the initial public offering, the public offering price and these concessions may be changed.

	Selling Concession(1)	Reallowance
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes

(1)	Due to sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the offered notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

Over-allotment transactions involve short sales by the underwriters of the offered notes. Short sales involve the sale by the underwriters of a greater number of offered notes than they are required to purchase in the offering. This creates a syndicate short position and the need to engage in syndicate covering transactions to close out the syndicate short position. Short sales may be in the form of “covered” short sales or “naked” short sales.

Covered short sales are sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional offered notes in the offering. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing the offered notes in the open market. In determining the source of the offered notes to close out the covered short position, the underwriters will consider, among other things, the price of the offered notes available for purchase in the open market as compared to the price at which they may purchase the offered notes through the over-allotment option.

Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing the offered notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered notes in the open market after pricing that could adversely affect investors who purchase notes in the offering.

Stabilizing transactions permit the underwriters to make bids on or purchase the offered notes so long as the stabilizing bids or purchase prices do not exceed a stated maximum.

Syndicate covering transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by that syndicate member are purchased in a syndicate covering transaction.

Similar to other purchase transactions, over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions, and may also have the potential effect of preventing or retarding a decline in the market value of the offered notes. Neither the depositor nor any underwriter represents that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

The depositor and Ally Bank will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.

The indenture trustee may, from time to time, invest the issuing entity’s funds in the bank accounts in Eligible Investments offered by the underwriters or affiliates of the underwriters.

In the ordinary course of its business, one or more of the underwriters and affiliates have provided, and in the future may provide, investment banking and commercial banking services to the depositor, the issuing entity and their affiliates.

The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the offered notes.

	Aggregate Amount	As a Percent of Initial Aggregate Principal Amount of the Offered Notes
Sale of the Offered Notes Proceeds	$	%
Underwriting Discount on the Offered Notes	$	%
Additional Offering Expenses	$	%
Net Proceeds to Depositor	$	%

Matters Relating to the Offering of the Notes in the European Economic Area

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, the offered notes to any EU Retail Investor in the European Economic Area. For these purposes:

(a) an “EU Retail Investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); and

(b) an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe for the offered notes.

Any distributor subject to MiFID II that is offering, selling or recommending the offered notes is responsible for undertaking its own target market assessment in respect of the offered notes and determining appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (as amended, the “Delegated Directive”). Neither the issuing entity, the depositor nor any underwriter makes any representations or warranties as to a distributor’s compliance with the Delegated Directive.

Matters Relating to the Offering of the Notes in the United Kingdom

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any offered notes to any UK Retail Investor in the United Kingdom. For the purposes of this provision:

(a) a “UK Retail Investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of the domestic law of the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of FSMA and any rules or regulations made under FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended) as it forms part of the domestic law of the United Kingdom by virtue of the EUWA (the “UK Prospectus Regulation”); and

(b) an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe to the offered notes.

In addition, each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any offered notes in, from or otherwise involving the United Kingdom.

Any distributor subject to the UK Financial Conduct Authority’s Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) that is offering, selling or recommending the offered notes is responsible for undertaking its own target market assessment in respect of the offered notes and determining appropriate distribution channels for the purposes of the UK MiFIR Product Governance Rules. Neither the issuing entity, the depositor nor any underwriter makes any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

LEGAL OPINIONS

Specified matters relating to the offered notes will be passed upon for the trust, the depositor, the servicer and Ally Bank by Richard V. Kent, Esq., General Counsel to the depositor and Deputy General Counsel to Ally Bank, and by Mayer Brown LLP, counsel to the depositor, the trust and Ally Bank. Certain federal income tax matters and certain bank insolvency matters will be passed upon for Ally Bank, the trust and the depositor by Mayer Brown LLP. Mr. Kent may from time to time own common stock of Ally Financial. Specified matters relating to the offered notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, which has from time to time represented Ally Bank and its affiliates.

WHERE YOU CAN FIND MORE INFORMATION

We filed a registration statement relating to the notes with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual reports on Form 10-K, including registered public accounting firm attestation reports and servicer compliance statements, monthly distribution reports on Form 10-D, monthly asset level data files and related documents on Form ABS-EE, current reports on Form 8-K, and amendments to those reports about the trust under Ally Auto Receivables Trust 2023-1, SEC file number 333-262894-04. These reports will be made available on the world wide web at http://www.ally.com/about/investor/auto-securitization/us/.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site, http://www.sec.gov.

For a summary of reports to be provided to securityholders, see “Reports to Securityholders” in this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference any SEC reports and materials except for auditor’s reports or Forms ABS-15G filed or furnished by or on behalf of the issuing entity since the end of the latest fiscal year. We also incorporate by reference any future SEC reports and materials except for auditor’s reports or Forms ABS-15G filed or furnished by or on behalf of the issuing entity until we terminate our offering of the notes issued by the issuing entity. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents not specifically incorporated by reference, at no cost, by writing us at: Ally Bank, 200 West Civic Center Drive, Sandy, Utah, 84070, or by calling us at: (801) 790-5000.

GLOSSARY OF TERMS TO THIS PROSPECTUS

The following are definitions of terms used in this prospectus. References to the singular form of defined terms in this prospectus include references to the plural and vice versa.

“AAA” means the American Arbitration Association.

“AAA Rules” means the AAA’s Commercial Arbitration Rules and Mediation Procedures, or any successor rules or procedures.

“Acquisition” has the meaning set forth under “The Servicer.”

“Administrative Purchase Payment” means, for any Administrative Receivable, a payment equal to the Receivables Principal Balance less that portion of all payments made on or prior to the last day of the related monthly period allocable to principal plus one month of interest on the receivable, calculated at the greater of the Discount Rate or the APR.

“Administrative Receivable” means a receivable which the servicer is required to or has elected to purchase as a result of a breach of a covenant which materially and adversely affects any receivable held by the trust pursuant to the servicing agreement or which the servicer has otherwise elected to repurchase pursuant to the servicing agreement.

“Affected Investors” has the meaning set forth in “Requirements for Certain EU and UK Regulated Investors and their Affiliates.”

“aggregate amount financed” means with respect to all the receivables as of the cutoff date either (i) $1,121,998,940.08 if the aggregate initial principal balance of the notes is $1,103,960,000 or (ii) $1,595,315,144.01 if the aggregate initial principal balance of the notes is $1,569,790,000.

“Aggregate Class A Interest Distributable Amount” means, with respect to any distribution date, the sum of (1) the aggregate of the Note Class Interest Distributable Amount for each class of the Class A Notes as of such distribution date and (2) the Class A Interest Carryover Shortfall as of the preceding distribution date.

“Aggregate Class B Interest Distributable Amount” means, with respect to any distribution date, the sum of the Note Class Interest Distributable Amount as of such distribution date for the Class B Notes and the Class B Interest Carryover Shortfall as of the preceding distribution date.

“Aggregate Class C Interest Distributable Amount” means, with respect to any distribution date, the sum of the Note Class Interest Distributable Amount as of such distribution date for the Class C Notes and the Class C Interest Carryover Shortfall as of the preceding distribution date.

“Aggregate Class D Interest Distributable Amount” means, with respect to any distribution date, the sum of the Note Class Interest Distributable Amount as of such distribution date for the Class D Notes and the Class D Interest Carryover Shortfall as of the preceding distribution date.

“Aggregate Noteholders’ Interest Distributable Amount” means, for any distribution date, the sum of (1) the Aggregate Class A Interest Distributable Amount with respect to such distribution date, (2) the Aggregate Class B Interest Distributable Amount as of such distribution date, (3) the Aggregate Class C Interest Distributable Amount as of such distribution date, and (4) the Aggregate Class D Interest Distributable Amount as of such distribution date.

“Aggregate Noteholders’ Principal Distributable Amount” means, for any distribution date, the sum of (1) the Noteholders’ Regular Principal Distributable Amount as of such distribution date and (2) the Aggregate Noteholders’ Priority Principal Distributable Amount as of such distribution date.

“Aggregate Noteholders’ Priority Principal Distributable Amount” means, with respect to any distribution date, the sum of (1) the First Priority Principal Distributable Amount, (2) the Second Priority Principal Distributable Amount, (3) the Third Priority Principal Distributable Amount, and (4) the Fourth Priority Principal Distributable Amount, each as of such distribution date.

“Aggregate Principal Balance of Non-Subvented Receivables” means, as of any date, the present value as of that date of all scheduled monthly payments on all of the non-subvented receivables (other than Liquidating Receivables) held by the trust on that date which have not been applied on or prior to such date (determined after taking into account any Warranty Payments and Administrative Purchase Payments in respect of such receivables), with each receivable being discounted from the last day of the calendar month in which payments are to become due to that date at the greater of the Discount Rate or the annual percentage rate of the receivable.

“Aggregate Principal Balance of Subvented Receivables” means, as of any date, the present value as of that date of all scheduled monthly payments on all of the subvented receivables (other than Liquidating Receivables) held by the trust on that date which have not been applied on or prior to such date (determined after taking into account any Warranty Payments and Administrative Purchase Payments in respect of such receivables), with each receivable being discounted from the last day of the calendar month in which payments are to become due to that date at the greater of the Discount Rate or the annual percentage rate of the receivable.

“Aggregate Receivables Face Amount” means as of any date, the sum of the Principal Balances of all outstanding receivables, other than Liquidating Receivables, held by the trust on that date.

“aggregate receivables principal balance” has the meaning set forth in “Summary—The Receivables.”

“Ally Financial” means Ally Financial Inc., formerly known as GMAC Inc., GMAC LLC and General Motors Acceptance Corporation, and its successors and assigns.

“Ally Servicing” means Ally Servicing LLC, formerly known as Semperian LLC.

“amount financed” means, for a receivable, the aggregate amount advanced toward the purchase price of the financed vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile installment sale contracts and related costs, less:

(1) payments received from the obligor prior to the cutoff date allocable to principal, and

(2) any amount allocable to the premium for physical damage collateral protection insurance covering the financed vehicle required by the seller or the servicer.

“APR” means, for a receivable, the annual percentage rate.

“Available Interest” means, for a distribution date, the sum, for the prior monthly period, of:

(1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to interest,

(2) Liquidation Proceeds, to the extent allocable to interest, and

(3) the Warranty Payment or the Administrative Purchase Payment for each receivable that the depositor repurchased or the servicer purchased during that monthly period, to the extent allocable to accrued interest thereon, except, that liquidation expenses as specified in the servicing agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer’s customary procedures, for the refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation, will be excluded from “Available Interest.”

For purposes of this definition, references to the prior monthly period will include, for the initial distribution date, the period since the cutoff date. All of the preceding allocations will be made in accordance with the servicer’s customary servicing procedures.

“Available Principal” means for a distribution date, the sum, for the prior monthly period, of:

(1) that portion of all collections on the receivables held by the trust, other than Liquidating Receivables, allocable to principal,

(2) Liquidation Proceeds to the extent allocable to principal, and

(3) to the extent allocable to principal, the Warranty Payment or the Administrative Purchase Payment for each receivable that the depositor repurchased or the servicer purchased during that monthly period, except, that liquidation expenses as specified in the servicing agreement as an allowance for amounts charged to the account of the obligor, in keeping with the servicer’s customary procedures, for the refurbishing and disposition of the financed vehicle and other out-of-pocket costs incurred in the liquidation, will be excluded from “Available Principal.”

For purposes of this definition, references to the prior monthly period will include, for the initial distribution date, the period since the cutoff date. All of the preceding allocations will be made in accordance with the servicer’s customary servicing procedures.

“Basic Servicing Fee Rate” means 1.00% per annum.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“business day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York, Saint Paul, Minnesota or Detroit, Michigan may, or are required to, remain closed.

“Certificate Distribution Account” means any account so designated and established and maintained pursuant to the trust agreement.

“Class A Interest Carryover Shortfall” means, as of the close of any distribution date, the excess of the Aggregate Class A Interest Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of interest for the Class A Notes.

“Class A Notes” means, collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” means the % Asset Backed Notes, Class A-1 issued by the trust.

“Class A-2 Notes” means the % Asset Backed Notes, Class A-2 issued by the trust.

“Class A-3 Notes” means the % Asset Backed Notes, Class A-3 issued by the trust.

“Class A-4 Notes” means the % Asset Backed Notes, Class A-4 issued by the trust.

“Class B Interest Carryover Shortfall” means, as of the close of any distribution date, the excess of the Aggregate Class B Interest Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of interest for the Class B Notes.

“Class B Notes” means the % Asset Backed Notes, Class B issued by the trust.

“Class C Interest Carryover Shortfall” means, as of the close of any distribution date, the excess of the Aggregate Class C Interest Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of interest for the Class C Notes.

“Class C Notes” means the % Asset Backed Notes, Class C issued by the trust.

“Class D Interest Carryover Shortfall” means, as of the close of any distribution date, the excess of the Aggregate Class D Interest Distributable Amount for that distribution date over the amount that was actually deposited in the Note Distribution Account on that distribution date in respect of interest for the Class D Notes.

“Class D Notes” means the % Asset Backed Notes, Class D issued by the trust.

“Collection Account” means the account so designated and established pursuant to the servicing agreement.

“Controlling Class” has the meaning set forth in “The Notes—Controlling Class.”

“cutoff date” means June 1, 2023.

“data and disclosure review” has the meaning set forth in “The Receivables Pool—Depositor Review of the Receivables Pool.”

“DBRS” means DBRS Ltd.

“delinquency trigger” has the meaning set forth in “The Receivables Pool—Asset Representations Review—Asset Representations Review Delinquency Trigger.”

“delinquent receivable” has the meaning set forth in “The Receivables Pool—Asset Representations Review—Asset Representations Review Delinquency Trigger.”

“Designated Accounts” means the Collection Account, the Note Distribution Account and the reserve account.

“Discount Rate” means 7.55% per annum.

“distribution dates” has the meaning set forth in “Summary—The Notes.”

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“DTC” means The Depository Trust Company.

“Eligible Investments” has the meaning set forth in “The Transfer Agreements and the Servicing Agreements—Investment of Funds.”

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EU Affected Investors” has the meaning set forth in “Requirements for Certain EU and UK Regulated Investors and their Affiliates.”

“EU Due Diligence Requirements” has the meaning set forth in “Requirements for Certain EU and UK Regulated Investors and their Affiliates.”

“EU Securitization Regulation” has the meaning set forth in “Requirements for Certain EU and UK Regulated Investors and their Affiliates.”

“Events of Default” has the meaning set forth in “The Notes—The Indenture—Events of Default; Rights Upon Event of Default.”

“EVI” has the meaning set forth in “Summary—The Notes.”

“FATCA” has the meaning set forth in “Material Federal Income Tax Consequences—The Notes—Foreign Account Tax Compliance.”

“FDIA” means the Federal Deposit Insurance Act.

“FDIC” means the Federal Deposit Insurance Corporation.

“FDIC Rule” has the meaning set forth in “Risk Factors.”

“FDIC Rule Covenant” has the meaning set forth in “Insolvency Aspects of the Offerings—FDIC Rule.”

“Final Scheduled Distribution Date” means the final scheduled distribution date for (1) the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes as set forth on the front cover page of this prospectus, (2) the Class B Notes, the distribution date on January 16, 2029, (3) the Class C Notes, the distribution date on March 15, 2029 and (4) the Class D Notes, the distribution date on April 17, 2034.

“First Priority Principal Distributable Amount” means, with respect to any distribution date, an amount equal to the excess, if any, of (1) the aggregate outstanding principal balance of the Class A Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes on such preceding distribution date) over (2) the aggregate receivables principal balance as of the close of business on the last day of the immediately preceding monthly period.

“Fitch” means Fitch Ratings, Inc.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States person.

“Fourth Priority Principal Distributable Amount” means, with respect to any distribution date, an amount, not less than zero, equal to the difference between (1) the excess, if any, of (a) the aggregate outstanding principal balance of all the notes as of the preceding distribution date (after giving effect to any principal payments made on the notes on such preceding distribution date) over (b) the aggregate receivables principal balance as of the close of business on the last day of the immediately preceding monthly period, and (2) the sum of (a) the First Priority Principal Distributable Amount, if any, with respect to such distribution date, (b) the Second Priority Principal Distributable Amount, if any, with respect to such distribution date, and (c) the Third Priority Principal Distributable Amount, if any, with respect to such distribution date.

“FRB” means the Board of Governors of the Federal Reserve System.

“FSMA” means the United Kingdom Financial Services and Markets Act 2000 (as amended).

“General Motors” means General Motors Company, and its successors and assigns, or General Motors LLC, and its successors and assigns.

“hypothetical pool of discounted receivables” has the meaning set forth in “Weighted Average Life of the Offered Notes.”

“hypothetical pool of non-discounted receivables” has the meaning set forth in “Weighted Average Life of the Offered Notes.”

“IB Finance” means IB Finance Holding Company, LLC.

“information databases” has the meaning set forth in “The Receivables Pool—Depositor Review of the Receivables Pool.”

“initial aggregate receivables principal balance” has the meaning set forth in “Summary—The Receivables.”

“Internal Revenue Code” has the meaning set forth in “Summary—Tax Status.”

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Requirements” has the meaning set forth in “Requirements for Certain EU and UK Regulated Investors and their Affiliates.”

“Liquidating Receivable” means a receivable:

(A) as to which the servicer has (1) reasonably determined, in accordance with its customary servicing procedures, that eventual payment of amounts owing on that receivable is unlikely, or (2) repossessed and disposed of the financed vehicle, and

(B) that the servicer has charged off.

“Liquidation Proceeds” means, for a Liquidating Receivable, all amounts realized for that receivable, net of amounts that are required to be refunded to the obligor on that receivable.

“Loan-to-Value Ratio” has the meaning set forth in “The Receivables Pool.”

“MiFID II” has the meaning set forth in “Plan of Distribution—Matters Relating to the Offering of the Notes in the European Economic Area.”

“Moody’s” means Moody’s Investors Service, Inc.

“non-subvented receivables” has the meaning set forth in “Summary—The Receivables.”

“Note Class Interest Distributable Amount” means, for any class of notes and any distribution date, the product of (1) the outstanding principal balance of that class as of the close of the preceding distribution date, or, in the case of the first distribution date, the outstanding principal balance of that class on the closing date, and (2) in the case of (a) the notes, other than the Class A-1 Notes, one-twelfth of the interest rate for that class, or, in the case of the first distribution date, the interest rate for that class multiplied by a fraction, the numerator of which is 26 (assuming a closing date of July 19, 2023) and the denominator of which is 360, and (b) in the case of the Class A-1 Notes, the product of the interest rate for that class for that distribution date and a fraction, the numerator of which is the number of days elapsed from and including the prior distribution date (or, in the case of the first distribution date, from and including the closing date), to but excluding that distribution date and the denominator of which is 360.

“Note Distribution Account” means the account so designated and established and maintained pursuant to the servicing agreement.

“Note Pool Factor” means, for each class of notes, a seven-digit decimal which the servicer will compute prior to each distribution for the notes indicating the remaining outstanding principal balance of the notes, as of the close of the distribution date, as a fraction of the initial outstanding principal balance of the notes.

“Noteholders’ Regular Principal Distributable Amount” means, for the notes, with respect to any distribution date, an amount equal to the lesser of:

(1) the outstanding principal balance of the notes as of the preceding distribution date reduced by the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to such distribution date, and

(2) the excess, if any, of:

(a) the Principal Distributable Amount over

(b) the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to such distribution date.

Notwithstanding the foregoing, on or after the Final Scheduled Distribution Date for the Class D Notes, the Noteholders’ Regular Principal Distributable Amount will equal the greater of (1) the amount specified above or (2) the outstanding principal balance of the notes as of the preceding distribution date reduced by the Aggregate Noteholders’ Priority Principal Distributable Amount, if any, with respect to the then current distribution date.

“obligors” has the meaning set forth in “Summary—The Receivables.”

“offered notes” has the meaning set forth in “Summary—The Notes.”

“OID” has the meaning set forth in “Material Federal Income Tax Consequences.”

“OLA” means the Orderly Liquidation Authority established by the Dodd-Frank Act.

“overcollateralization target amount” has the meaning set forth in “Summary—The Receivables.”

“Permitted Payment Modification” has the meaning set forth in “Servicing Procedures.”

“plan assets regulation” has the meaning set forth in “Considerations for ERISA and Other U.S. Employee Benefit Plans—Plan Assets Regulation.”

“pool review” has the meaning set forth in “The Receivables Pool—Depositor Review of the Receivables Pool.”

“pooling agreement” means the pooling agreement dated as of the closing date between Ally Bank and the depositor, as amended and supplemented from time to time.

“Principal Balance” means, as of any date for any receivable, the amount financed minus the sum of the following amounts:

(1) that portion of all payments received from the related obligor on or prior to that date allocable to principal, and

(2) any Warranty Payment or Administrative Purchase Payment received on or prior to such date to the extent allocable to principal.

“Principal Distributable Amount” means, with respect to any distribution date, the excess of (1) the aggregate principal balance of the Class A Notes, Class B Notes, the Class C Notes and the Class D Notes as of the preceding distribution date (after giving effect to any principal payments made on the notes on such distribution date) over (2) the result of the aggregate receivables principal balance as of the close of business on the last day of the immediately preceding monthly period minus the Overcollateralization Target Amount.

“process review” has the meaning set forth in “The Receivables Pool—Depositor Review of the Receivables Pool.”

“PTCE” has the meaning set forth in “Considerations for ERISA and Other U.S. Employee Benefit Plans.”

“receivable document file” has the meaning set forth in “The Receivables Pool—Depositor Review of the Receivables Pool.”

“receivables” has the meaning set forth in “Summary—The Receivables.”

“Receivables Principal Balance” means, with respect to a receivable, as of any date, the present value of the scheduled monthly payments on the receivable, with the receivable being discounted from the last day of the calendar month in which payments are to become due to that date at the greater of the Discount Rate or the APR of the receivable.

“record date” has the meaning set forth in “Summary—The Notes.”

“Related Documents” means the indenture, the Transfer Agreements and Servicing Agreements and other similar and associated documents for the trust.

“remaining payments” has the meaning set forth in “Summary—The Receivables.”

“reviewed receivables” has the meaning set forth in “The Receivables Pool—Depositor Review of the Receivables Pool.”

“Second Priority Principal Distributable Amount” means, with respect to any distribution date, an amount not less than zero equal to the difference between (1) the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes and the Class B Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes and the Class B Notes on such preceding distribution date) over (b) the aggregate receivables principal balance as of the close of business on the last day of the immediately preceding monthly period, and (2) the First Priority Principal Distributable Amount, if any, with respect to such distribution date.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Servicer Default” has the meaning set forth in “The Transfer Agreements and the Servicing Agreements—Servicer Defaults.”

“servicing agreement” means the servicing agreement, dated as of the closing date, among the servicer, the depositor and the trust, as amended and supplemented from time to time.

“simple interest receivables” means receivables which provide for the allocation of payments between finance charges and principal based on the actual date on which a payment is received.

“Similar Law” has the meaning set forth in “Considerations for ERISA and Other U.S. Employee Benefit Plans.”

“special purpose entity” has the meaning set forth in “Insolvency Aspects of the Offering—Consequences of Insolvency Regimes for Payments on the Notes.”

“Specified Reserve Account Balance” has the meaning set forth in “The Transfer Agreements and the Servicing Agreements—Credit Enhancement.”

“SR Rules” has the meaning set forth in “Requirements for Certain EU and UK Regulated Investors and their Affiliates.”

“subvented receivables” has the meaning set forth in “Summary—The Receivables.”

“Sykes” means Sykes Enterprises, Incorporated.

“Third Priority Principal Distributable Amount” means, with respect to any distribution date, an amount not less than zero equal to the difference between (1) the excess, if any, of (a) the aggregate outstanding principal balance of the Class A Notes, the Class B Notes and the Class C Notes as of the preceding distribution date (after giving effect to any principal payments made on the Class A Notes, the Class B Notes and the Class C Notes on such preceding distribution date) over (b) the aggregate receivables principal balance as of the close of business on the last day of the immediately preceding monthly period, and (2) the sum of (a) the First Priority Principal Distributable Amount, if any, with respect to such distribution date and (b) the Second Priority Principal Distributable Amount, if any, with respect to such distribution date.

“Transfer Agreements and Servicing Agreements” means the pooling agreement, the trust sale agreement, the servicing agreement, the trust agreement, the custodian agreement and the administration agreement.

“Treasury” means the U.S. Department of the Treasury.

“trust” has the meaning set forth in “Summary—The Parties.”

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“trust sale agreement” means the trust sale agreement, dated as of the closing date, between the depositor and the trust, as amended and supplemented from time to time.

“UK Affected Investors” has the meaning set forth in “Requirements for Certain EU and UK Regulated Investors and their Affiliates.”

“UK Due Diligence Requirements” has the meaning set forth in “Requirements for Certain EU and UK Regulated Investors and their Affiliates.”

“UK Securitization Regulation” has the meaning set forth in “Requirements for Certain EU and UK Regulated Investors and their Affiliates.”

“UK SR Rules” has the meaning set forth in “Requirements for Certain EU and UK Regulated Investors and their Affiliates.”

“Unrelated Amounts” means (a) amounts deposited by the servicer into the Collection Account but later determined by the servicer to be mistaken or returned deposits or postings, (b) amounts deposited by the servicer into the Collection Account as collections but which were later determined by the servicer to not constitute collections with respect to the receivables and (c) amounts received by the servicer with respect to a receivable that the servicer is prohibited from depositing into the Collection Account or otherwise remitting to the issuing entity by law or court order, the direction of a regulatory authority or regulatory guidance.

“Vote Tabulation Agent” has the meaning set forth in “The Receivables Pool—Asset Representations Review—Voting.”

“Warranty Payment” means, for a Warranty Receivable, the Receivables Principal Balance plus one month of interest on the receivable, calculated at the greater of the Discount Rate or the APR, minus the sum of:

(A) that portion of all payments received on or prior to the last day of the prior monthly period allocable to principal, and

(B) any Liquidation Proceeds for that receivable, to the extent applied to reduce the Principal Balance of that receivable.

“Warranty Receivable” means a receivable which must be repurchased by either the depositor or the seller as a result of a breach of a representation or warranty for that receivable which materially and adversely affects the interests of any securityholder in that receivable.

“Weighted Average Annual Percentage Rate of all Receivables in Pool” has the meaning set forth in “The Receivables Pool.”

“Weighted Average Annual Percentage Rate of Non-Subvented Receivables in Pool” has the meaning set forth in “The Receivables Pool.”

“Weighted Average FICO Score” has the meaning set forth in “The Receivables Pool.”

“Weighted Average Loan-to-Value Ratio” has the meaning set forth in “The Receivables Pool.”

“Weighted Average Original Maturity” has the meaning set forth in “The Receivables Pool.”

APPENDIX A: STATIC POOL DATA

The following information represents static pool data from the sponsor’s public securitizations in 2018, 2019 and 2022. This information is incorporated by reference into the prospectus. In cases of omitted information from the following tables, such omitted information is either unavailable or would only be available with unreasonable effort or expense.

In the following tables, actual prepayments on a receivable are any principal reductions related to that receivable in excess of the scheduled principal payment for that receivable for the applicable period. These include voluntary prepayments, payments from third parties, repurchases, repossession proceeds and funds not recovered due to charge-offs.

The “Prepayment Speeds” shown in the tables below are the percentage of the actual principal balance of the pool represented by the difference between the actual month-end principal balance of the pool and the scheduled month-end principal balance of the pool. The amount by which the actual principal balance is lower than the scheduled principal balance is the prepayment amount. The Prepayment Speed follows the Bond Market Association standard formula for computing ABS prepayment speeds. The single month mortality rate or “SMM,” the percentage of remaining loans that prepay each month, is divided by the age (in months) of the remaining pool less one, times the SMM, plus one, to determine the Prepayment Speed. Where “Clean-up Call Exercised” appears in the prepayment speed column, the servicer exercised its option to purchase the receivables in the month indicated, as described in the prospectus under “The Transfer Agreements and the Servicing Agreements—Termination.”

The “Net Loss Statistics” represent actual charge-offs, net of recoveries. Net losses include the initial write-down to estimated fair market value of all repossessed vehicles in the month of repossession, as well as accounts that are 120 days past due and bankruptcies that are 60 days past due and past notification. With respect to Net Loss Statistics, the amount presented represents the net losses for the reporting period, as well as a percentage of the undiscounted initial aggregate receivables principal balance. In calculating net losses, the liquidation expenses and other out-of-pocket costs related to liquidation are deducted in an amount equal to $550 per receivable.

We have included delinquency statistics for the 2018, 2019 and 2022 public securitizations of the sponsor. A “delinquent” receivable is a receivable for which payment of the required payment amount within $25 has not been received by the servicer by the payment due date as of the end of the monthly period. The “Delinquency Data” for these pools represents accounts greater than 30 days delinquent at the reporting date, which is the end of the calendar month. Charged off receivables are not considered delinquent receivables and therefore are not included in the delinquency calculation. The number of units and the total dollar amount of delinquencies between 31 and 60 days, 61 and 90 days, 91 and 120 days and 121 days or more, at the reporting date, are given, as well as the aggregate amount financed of 61 days or more delinquent receivables as a percentage of the aggregate amount financed of all outstanding receivables.

The initial characteristics of the pools presented may differ from those of the receivables described in this prospectus. These differences, along with the varying economic conditions applicable to the securitized pools, may impact the performance of securitized pools. There can be no assurance that the performance of the prior securitization transactions outlined in this Appendix A will correspond to, or be an accurate predictor of, the performance of the receivables described in this prospectus.

Notwithstanding the fact that Ally Bank originated or acquired the receivables that were included in each prior securitized pool that is described in this Appendix A and also originated all of the receivables that are described in this prospectus, the original characteristics of each prior securitized pool will likely differ, in some cases in material ways, from the receivables described in this prospectus. Nevertheless, our underwriting and origination procedures have remained relatively stable over time and so the prior securitized pools are generally comparable to the receivables described in this prospectus. The tables that follow show the characteristics of each pool presented as compared to the characteristics of the receivables described in this prospectus.

Any reference to a “weighted average” represents the weighted average at the time of origination of a receivable and is based on the original amount financed, except for the “Weighted Average Remaining Maturity,” which represents the remaining term of the receivable as of the applicable cutoff dates. The “Weighted Average APR” in the following table are based on weighting by amount financed and remaining term of each receivable, each as of the cutoff date. The “Weighted Average Original Maturity” in the following table is based on weighting by original undiscounted principal balance of each receivable as of its date of origination.

“Subvented receivables” were acquired or originated by Ally Bank under special incentive rate financing programs. “Non-subvented receivables” are the remaining retail instalment sale contracts and loans that are not subvented receivables.

“Weighted Average FICO Score” is based on a weighting by original undiscounted principal balance of each receivable as of the cutoff date and excludes receivables with respect to which the obligor is a business account and receivables for which no FICO score is available. “Loan-to-Value Ratio” with respect to a receivable means the original undiscounted principal balance divided by the estimated vehicle value, multiplied by 100. The estimated vehicle value for a new vehicle is the dealer invoice cost of the vehicle. The estimated vehicle value for a used vehicle is the value received by Ally Financial or Ally Bank from the dealer, independently validated by Ally Financial or Ally Bank, based on a market guide, such as Blackbook, indicating the value of the vehicle and the source from which that value was determined. “Weighted Average Loan-to-Value Ratio” is based on a weighting by original undiscounted principal balance of each receivable as of its date of origination. A FICO score is a measurement designed by Fair, Isaac & Company and calculated by the major credit bureaus using collected information to assess credit risk.

The initial receivables pool statistics for the 2018, 2019 and 2022 public securitizations are presented as of the applicable cutoff dates.

ALLY AUTO RECEIVABLES TRUST 2018-1

Initial Aggregate Amount Financed $1,119,773,433.38

		Net Loss Statistics
		Total for Month		Cumulative
Month	Prepayment Speeds	$	%	$	%
Jan-18	1.41	—	0.000000%	—	0.000000%
Feb-18	1.18	29,489.15	0.002633%	29,489.15	0.002633%
Mar-18	1.42	79,865.24	0.007132%	109,354.39	0.009766%
Apr-18	1.34	225,495.74	0.020138%	334,850.13	0.029903%
May-18	1.28	293,298.49	0.026193%	628,148.62	0.056096%
Jun-18	1.25	209,912.37	0.018746%	838,060.99	0.074842%
Jul-18	1.31	322,621.41	0.028811%	1,160,682.40	0.103653%
Aug-18	1.31	216,825.01	0.019363%	1,377,507.41	0.123017%
Sep-18	1.00	215,983.11	0.019288%	1,593,490.52	0.142305%
Oct-18	1.40	344,912.30	0.030802%	1,938,402.82	0.173107%
Nov-18	1.13	425,734.85	0.038020%	2,364,137.67	0.211126%
Dec-18	1.15	337,243.14	0.030117%	2,701,380.81	0.241244%
Jan-19	1.25	387,222.33	0.034580%	3,088,603.14	0.275824%
Feb-19	1.11	337,365.03	0.030128%	3,425,968.17	0.305952%
Mar-19	1.23	285,846.56	0.025527%	3,711,814.73	0.331479%
Apr-19	1.22	310,787.86	0.027755%	4,022,602.59	0.359234%
May-19	1.22	405,365.63	0.036201%	4,427,968.22	0.395434%
Jun-19	1.01	157,070.39	0.014027%	4,585,038.61	0.409461%
Jul-19	1.28	212,183.33	0.018949%	4,797,221.94	0.428410%
Aug-19	1.23	272,036.78	0.024294%	5,069,258.72	0.452704%
Sep-19	1.17	237,507.85	0.021210%	5,306,766.57	0.473914%
Oct-19	1.22	419,857.19	0.037495%	5,726,623.76	0.511409%
Nov-19	1.06	373,062.33	0.033316%	6,099,686.09	0.544725%
Dec-19	1.20	304,812.63	0.027221%	6,404,498.72	0.571946%
Jan-20	1.13	462,784.95	0.041328%	6,867,283.67	0.613274%
Feb-20	1.06	(43,829.13)	-0.003914%	6,823,454.54	0.609360%
Mar-20	1.19	219,242.31	0.019579%	7,042,696.85	0.628939%
Apr-20	0.92	259,023.04	0.023132%	7,301,719.89	0.652071%
May-20	0.86	283,060.35	0.025278%	7,584,780.24	0.677350%
Jun-20	0.97	85,887.65	0.007670%	7,670,667.89	0.685020%
Jul-20	1.05	22,877.83	0.002043%	7,693,545.72	0.687063%
Aug-20	1.13	107,968.23	0.009642%	7,801,513.95	0.696705%
Sep-20	1.11	157,165.41	0.014035%	7,958,679.36	0.710740%
Oct-20	1.21	174,376.90	0.015573%	8,133,056.26	0.726313%
Nov-20	1.10	259,930.74	0.023213%	8,392,987.00	0.749525%
Dec-20	1.15	181,124.08	0.016175%	8,574,111.08	0.765701%
Jan-21	1.20	215,240.22	0.019222%	8,789,351.30	0.784922%
Feb-21	0.98	123,138.30	0.010997%	8,912,489.60	0.795919%
Mar-21	1.40	20,031.19	0.001789%	8,932,520.79	0.797708%
Apr-21	1.25	82,227.64	0.007343%	9,014,748.43	0.805051%
May-21	1.18	34,348.97	0.003067%	9,049,097.40	0.808119%
Jun-21	1.13	62,367.51	0.005570%	9,111,464.91	0.813688%
Jul-21	1.05	(51,219.96)	-0.004574%	9,060,244.95	0.809114%
Aug-21	1.08	(4,160.84)	-0.000372%	9,056,084.11	0.808743%
Sept-21	1.03	(8,245.68)	-0.000736%	9,047,838.43	0.808006%
Oct-21	Clean Up Call Exercised

AART 2018-1: Delinquency Data

Month	Units				$				% 61+ days delinquent
	31-60	61-90	91-120	121+	31-60	61-90	91-120	121+
Jan-18	406	13	—	—	6,137,107.52	177,405.36	—	—	0.016469%
Feb-18	381	59	2	—	6,454,912.56	1,022,995.66	24,960.55	—	0.100848%
Mar-18	417	47	17	—	6,564,869.49	769,361.29	269,998.54	—	0.104212%
Apr-18	433	79	13	—	6,510,164.87	1,348,673.98	183,853.19	—	0.159923%
May-18	467	73	13	—	6,845,676.30	1,037,362.92	251,661.25	—	0.139990%
Jun-18	539	81	21	—	8,234,995.24	1,104,868.53	356,440.60	—	0.165156%
Jul-18	573	101	21	—	8,639,850.63	1,325,703.83	255,433.04	—	0.186272%
Aug-18	525	129	33	—	7,687,143.46	1,812,685.21	349,069.67	—	0.265575%
Sep-18	623	126	46	—	9,071,248.07	1,865,916.22	492,417.33	—	0.300751%
Oct-18	597	144	26	—	8,906,897.49	1,761,317.13	368,825.00	—	0.284139%
Nov-18	568	158	47	—	8,334,917.92	2,466,278.98	383,680.37	—	0.395875%
Dec-18	623	148	50	2	9,018,230.68	1,986,011.01	727,464.00	31,973.50	0.397556%
Jan-19	568	147	45	—	8,184,784.21	1,999,965.42	574,399.32	—	0.389509%
Feb-19	512	108	34	1	7,208,573.33	1,280,839.48	462,285.99	2,989.49	0.275475%
Mar-19	522	101	24	1	7,593,140.28	1,232,336.62	164,051.09	13,749.04	0.232790%
Apr-19	460	108	32	—	6,652,497.12	1,494,992.71	344,551.61	—	0.317808%
May-19	469	109	33	—	6,306,223.16	1,631,564.18	403,539.94	—	0.368307%
Jun-19	568	137	37	1	7,380,955.84	1,969,067.35	467,928.17	14,605.80	0.463123%
Jul-19	589	123	36	—	7,573,561.72	1,608,713.82	469,323.76	—	0.412481%
Aug-19	586	169	30	—	7,489,098.66	2,155,073.41	322,738.35	—	0.516671%
Sep-19	548	161	54	—	6,924,240.77	2,054,422.45	622,954.44	—	0.586069%
Oct-19	545	113	42	—	7,109,774.22	1,399,730.62	443,237.01	—	0.424567%
Nov-19	620	134	34	—	7,748,115.73	1,594,400.15	459,642.12	—	0.496441%
Dec-19	593	169	43	—	7,446,486.51	2,086,800.55	429,450.60	—	0.640904%
Jan-20	552	139	40	3	6,673,415.29	1,776,221.97	420,301.13	41,549.38	0.600287%
Feb-20	462	144	45	3	5,624,395.54	1,765,114.05	573,781.53	16,049.41	0.664777%
Mar-20	378	98	50	7	4,339,242.17	919,178.17	588,988.64	97,968.73	0.479563%
Apr-20	206	53	29	6	2,109,852.60	498,371.59	194,312.23	93,687.89	0.246898%
May-20	172	35	21	2	1,670,779.79	382,070.63	92,405.91	15,810.45	0.161894%
Jun-20	182	41	14	6	1,954,308.33	382,147.77	91,451.47	20,626.08	0.172234%
Jul-20	230	51	19	7	2,637,667.58	503,972.06	158,121.56	20,628.22	0.251927%
Aug-20	269	78	24	2	2,883,327.54	943,015.14	227,521.54	20,590.92	0.466989%
Sep-20	342	81	29	3	4,090,984.24	799,746.11	386,174.02	35,400.96	0.509163%
Oct-20	313	101	30	2	3,425,479.85	1,166,825.99	262,558.82	29,571.79	0.650024%
Nov-20	326	108	22	2	3,356,180.47	1,221,327.86	273,762.26	29,571.79	0.724377%
Dec-20	304	105	32	2	2,990,647.45	1,129,073.01	369,898.63	15,456.86	0.769752%
Jan-21	280	105	22	2	2,827,008.92	1,157,308.18	167,441.28	15,858.50	0.731954%
Feb-21	267	90	17	1	2,711,717.67	969,909.13	133,698.46	5,981.74	0.647015%
Mar-21	202	48	19	1	2,047,693.73	542,918.30	195,968.83	5,981.74	0.473848%
Apr-21	165	52	9	2	1,595,641.89	576,819.04	131,985.31	8,803.23	0.494841%
May-21	209	46	12	2	1,972,061.44	491,156.49	56,095.61	11,647.51	0.417724%
Jun-21	204	55	6	2	1,841,434.57	477,417.85	60,129.20	11,647.51	0.444958%
Jul-21	221	51	20	1	1,964,713.12	435,848.34	156,598.84	2,821.49	0.522496%
Aug-21	240	51	11	1	2,009,507.07	467,468.53	46,497.33	2,821.49	0.493329%
Sep-21	216	62	9	1	1,814,480.00	484,942.18	85,646.26	2,821.49	0.595927%

Initial Receivables Pool Characteristics

	AART 2018-1	AART 2023-1(1)
Weighted Average APR	5.88%	8.68%
Aggregate Amount Financed	$1,119,773,433.38	$1,121,998,940.08
Number of Contracts in Pool	69,471	50,424
Average Amount Financed	$16,118.57	$22,251.29
Weighted Average Original Maturity (in Months)	66.13	69.39
Weighted Average Remaining Maturity (in Months)	52.68	59.78
Percentage of Receivables with Original Maturities > 60 Months	67.25%	78.55%
Percentage of New Vehicles	70.02%	41.58%
Percentage of Non-Subvented Receivables	97.50%	98.32%
Weighted Average FICO Score	737.09	730.00
Weighted Average Loan-to-Value	94.21	95.54
Cutoff Date	January 1, 2018	June 1, 2023

(1)

Represents the initial receivables pool characteristics if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the receivables pool characteristics are as follows:

AART 2023-1
Weighted Average APR	8.68%
Aggregate Amount Financed	$1,595,315,144.01
Number of Contracts in Pool	71,586
Average Amount Financed	$22,285.30
Weighted Average Original Maturity (in Months)	69.36
Weighted Average Remaining Maturity (in Months)	59.75
Percentage of Receivables with Original Maturities > 60 Months	78.41%
Percentage of New Vehicles	41.61%
Percentage of Non-Subvented Receivables	98.36%
Weighted Average FICO Score	729.80
Weighted Average Loan-to-Value	95.54
Cutoff Date	June 1, 2023

Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	AART 2018-1			AART 2023-1(1)
	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	2,188	$24,002,778.51	2.14%	208	$7,545,557.43	0.67%
1.01% to 2.00%	283	$3,487,239.11	0.31%	184	$8,350,221.92	0.74%
2.01% to 3.00%	8,161	$142,123,125.14	12.69%	89	$3,467,775.94	0.31%
3.01% to 4.00%	11,841	$203,436,277.26	18.17%	1,049	$13,502,292.99	1.20%
4.01% to 5.00%	10,786	$174,599,348.76	15.59%	2,782	$44,366,552.37	3.95%
5.01% to 6.00%	9,820	$159,982,516.73	14.29%	4,910	$93,940,306.08	8.37%
6.01% to 7.00%	7,670	$126,850,724.30	11.33%	7,906	$169,167,657.35	15.08%
7.01% to 8.00%	6,197	$96,679,202.21	8.63%	7,911	$187,951,908.11	16.75%
8.01% to 9.00%	4,461	$70,886,858.80	6.33%	7,526	$188,985,092.15	16.84%
9.01% to 10.00%	3,125	$47,951,310.77	4.28%	6,454	$157,112,148.31	14.00%
10.01% to 11.00%	2,133	$32,280,059.54	2.88%	3,856	$89,746,784.47	8.00%
11.01% to 12.00%	1,384	$19,947,211.10	1.78%	2,475	$54,698,029.92	4.88%
12.01% to 13.00%	758	$9,879,786.59	0.88%	1,756	$37,637,197.65	3.35%
13.01% to 14.00%	386	$4,757,178.45	0.42%	1,167	$24,071,624.05	2.15%
14.01% to 15.00%	179	$1,962,216.15	0.18%	731	$14,848,528.80	1.32%
15.01% to 16.00%	67	$661,653.00	0.06%	523	$10,116,547.61	0.90%
16.01% to 17.00%	27	$240,694.10	0.02%	321	$6,255,545.11	0.56%
17.01% to 18.00%	5	$45,352.86	0.00%	273	$5,258,284.17	0.47%
18.01% to 19.00%	—	$—	—%	117	$1,983,569.06	0.18%
19.01% to 20.00%	—	$—	—%	92	$1,642,263.94	0.15%
20.01% to 21.00%	—	$—	—%	51	$701,891.75	0.06%
21.01% to 22.00%	—	$—	—%	20	$344,863.63	0.03%
22.01% to 23.00%	—	$—	—%	8	$112,831.28	0.01%
23.01% to 24.00%	—	$—	—%	11	$151,093.55	0.01%
24.01% to 25.00%	—	$—	—%	4	$40,372.44	0.00%

Total	69,471	$1,119,773,433.38	100.00%	50,424	$1,121,998,940.08	100.00%

(1)

Represents the distribution of the initial receivables pool by annual percentage rate if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by annual percentage rate are as follows:

Annual Percentage Rate Range	AART 2023-1
	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	289	$10,583,362.00	0.66%
1.01% to 2.00%	263	$11,949,938.67	0.75%
2.01% to 3.00%	117	$4,457,681.06	0.28%
3.01% to 4.00%	1,503	$19,547,190.43	1.23%
4.01% to 5.00%	4,017	$63,650,926.35	3.99%
5.01% to 6.00%	6,871	$131,303,534.03	8.23%
6.01% to 7.00%	11,183	$240,033,196.64	15.05%
7.01% to 8.00%	11,422	$270,088,398.12	16.93%
8.01% to 9.00%	10,686	$269,625,331.95	16.90%
9.01% to 10.00%	9,126	$223,181,204.07	13.99%
10.01% to 11.00%	5,452	$127,006,343.26	7.96%
11.01% to 12.00%	3,532	$78,454,121.59	4.92%
12.01% to 13.00%	2,427	$52,082,498.29	3.26%
13.01% to 14.00%	1,643	$33,897,017.33	2.12%
14.01% to 15.00%	1,043	$21,633,633.18	1.36%
15.01% to 16.00%	734	$14,344,206.77	0.90%

16.01% to 17.00%	475	$9,069,585.70	0.57%
17.01% to 18.00%	378	$7,301,778.63	0.46%
18.01% to 19.00%	165	$2,825,960.26	0.18%
19.01% to 20.00%	128	$2,301,155.13	0.14%
20.01% to 21.00%	67	$994,255.46	0.06%
21.01% to 22.00%	28	$463,973.27	0.03%
22.01% to 23.00%	17	$253,323.51	0.02%
23.01% to 24.00%	14	$207,090.08	0.01%
24.01% to 25.00%	6	$59,438.23	0.00%

Total	71,586	$1,595,315,144.01	100.00%

Distribution of the Initial Receivables Pool by State

The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables for each of these pools. The following breakdown by state is based on the billing addresses of the obligors on the initial receivables:

AART 2018-1
State	Percentage of Aggregate Amount Financed
Texas	13.50%
California	9.48%
Florida	9.28%
Pennsylvania	4.57%
Illinois	4.28%
Georgia	4.16%

The AART 2018-1 pool of receivables includes receivables originated in all 50 states and the District of Columbia. No other state accounts for more than 3.78% of the Aggregate Amount Financed for the AART 2018-1 pool of receivables.

AART 2023-1(1)
State	Percentage of Aggregate Amount Financed
Texas	13.36%
Florida	9.49%
California	6.21%
Pennsylvania	5.64%
New Jersey	4.53%
North Carolina	4.52%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.78% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by state if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by state are as follows:

AART 2023-1
State	Percentage of Aggregate Amount Financed
Texas	13.41%
Florida	9.70%
California	6.17%
Pennsylvania	5.72%
North Carolina	4.58%
New Jersey	4.45%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.64% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Make

AART 2018-1
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	33.35%
GMC	9.42%
Ford	8.40%
Jeep	7.59%
Ram	6.02%
Nissan	4.20%
Dodge	4.08%
Kia	3.64%
Toyota	3.60%
Hyundai	3.28%

No other make accounts for more than 2.97% of the Aggregate Amount Financed in the AART 2018-1 pool of receivables.

AART 2023-1(1)
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.45%
Ford	12.20%
Ram	7.14%
Jeep	7.09%
Toyota-Scion	5.68%
GMC	5.59%
Honda	4.51%
Nissan	4.38%
Kia	3.87%
Hyundai	3.55%

No other make accounts for more than 2.90% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle make if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle make are as follows:

AART 2023-1
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.29%
Ford	12.24%
Ram	7.25%
Jeep	7.12%
GMC	5.71%
Toyota-Scion	5.65%
Honda	4.53%
Nissan	4.32%
Kia	3.91%
Hyundai	3.51%

No other make accounts for more than 2.88% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Model

AART 2018-1
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	11.31%
Sierra	4.63%
Ram Pickup	4.57%
Equinox	3.53%
Grand Cherokee	2.96%
Cruze	2.75%
Malibu	2.59%
Wrangler	2.18%
Express	1.93%
Traverse	1.80%

No other model accounts for more than 1.51% of the Aggregate Amount Financed in the AART 2018-1 pool of receivables.

AART 2023-1(1)
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.11%
1500	3.46%
F-150	3.29%
Sierra	2.41%
Equinox	1.88%
Grand Cherokee	1.88%
2500	1.75%
Tahoe	1.40%
Cherokee	1.31%
Colorado	1.19%

No other model accounts for more than 1.17% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle model if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle model are as follows:

AART 2023-1
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.07%
1500	3.46%
F-150	3.29%
Sierra	2.48%
Equinox	1.89%
Grand Cherokee	1.88%
2500	1.80%
Tahoe	1.46%
Cherokee	1.30%
Colorado	1.19%

No other model accounts for more than 1.13% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

ALLY AUTO RECEIVABLES TRUST 2018-2

Initial Aggregate Amount Financed $1,118,470,195.45

		Net Loss Statistics
		Total for Month		Cumulative
Month	Prepayment Speeds	$	%	$	%
Apr-18	1.40	—	0.000000%	—	0.000000%
May-18	1.30	74,264.09	0.006640%	74,264.09	0.006640%
Jun-18	1.23	75,414.48	0.006743%	149,678.57	0.013382%
Jul-18	1.27	160,139.98	0.014318%	309,818.55	0.027700%
Aug-18	1.30	280,120.89	0.025045%	589,939.44	0.052745%
Sep-18	1.08	336,132.81	0.030053%	926,072.25	0.082798%
Oct-18	1.32	458,973.59	0.041036%	1,385,045.84	0.123834%
Nov-18	1.19	329,111.72	0.029425%	1,714,157.56	0.153259%
Dec-18	1.12	272,473.65	0.024361%	1,986,631.21	0.177620%
Jan-19	1.29	360,953.99	0.032272%	2,347,585.20	0.209893%
Feb-19	1.08	357,891.03	0.031998%	2,705,476.23	0.241891%
Mar-19	1.27	382,230.10	0.034174%	3,087,706.33	0.276065%
Apr-19	1.26	296,031.20	0.026468%	3,383,737.53	0.302533%
May-19	1.22	390,411.58	0.034906%	3,774,149.11	0.337439%
Jun-19	1.06	170,811.89	0.015272%	3,944,961.00	0.352710%
Jul-19	1.38	441,663.76	0.039488%	4,386,624.76	0.392199%
Aug-19	1.23	354,609.16	0.031705%	4,741,233.92	0.423903%
Sep-19	1.17	403,750.65	0.036098%	5,144,984.57	0.460002%
Oct-19	1.32	446,048.53	0.039880%	5,591,033.10	0.499882%
Nov-19	1.04	251,322.09	0.022470%	5,842,355.19	0.522352%
Dec-19	1.29	219,768.12	0.019649%	6,062,123.31	0.542001%
Jan-20	1.10	314,030.21	0.028077%	6,376,153.52	0.570078%
Feb-20	1.11	248,455.58	0.022214%	6,624,609.10	0.592292%
Mar-20	1.37	274,158.86	0.024512%	6,898,767.96	0.616804%
Apr-20	0.38	391,151.46	0.034972%	7,289,919.42	0.651776%
May-20	0.86	186,481.32	0.016673%	7,476,400.74	0.668449%
Jun-20	1.02	212,924.85	0.019037%	7,689,325.59	0.687486%
Jul-20	1.12	156,370.41	0.013981%	7,845,696.00	0.701467%
Aug-20	1.14	(67,314.08)	-0.006018%	7,778,381.92	0.695448%
Sep-20	1.17	137,632.20	0.012305%	7,916,014.12	0.707754%
Oct-20	1.17	57,537.50	0.005144%	7,973,551.62	0.712898%
Nov-20	1.10	183,889.45	0.016441%	8,157,441.07	0.729339%
Dec-20	1.23	337,691.57	0.030192%	8,495,132.64	0.759531%
Jan-21	1.23	203,295.61	0.018176%	8,698,428.25	0.777708%
Feb-21	1.09	96,849.15	0.008659%	8,795,277.40	0.786367%
Mar-21	1.35	107,414.08	0.009604%	8,902,691.48	0.795970%
Apr-21	1.24	50,145.45	0.004483%	8,952,836.93	0.800454%
May-21	1.20	20,014.53	0.001789%	8,972,851.46	0.802243%
Jun-21	1.16	(4,919.10)	-0.000440%	8,967,932.36	0.801803%
Jul-21	1.14	102,113.05	0.009130%	9,070,045.41	0.810933%
Aug-21	1.12	(23,532.52)	-0.002104%	9,046,512.89	0.808829%
Sep-21	1.04	27,601.79	0.002468%	9,074,114.68	0.811297%
Oct-21	0.96	21,816.57	0.001951%	9,095,931.25	0.813248%
Nov-21	0.98	(24,968.88)	-0.002232%	9,070,962.37	0.811015%
Dec-21	1.08	77,763.98	0.006953%	9,148,726.35	0.817968%
Jan-22	Clean Up Call Exercised

AART 2018-2: Delinquency Data

Month	Units				$				% 61+ days delinquent
	31-60	61-90	91-120	121+	31-60	61-90	91-120	121+
Apr-18	339	1	—	—	4,998,652.86	6,187.84	—	—	0.000575%
May-18	412	58	1	—	6,238,950.42	750,411.20	14,030.02	—	0.073891%
Jun-18	478	96	15	—	6,933,308.69	1,443,820.59	152,297.24	—	0.160312%
Jul-18	541	77	31	—	8,510,937.75	1,128,079.56	490,504.18	—	0.169187%
Aug-18	534	115	27	—	7,599,423.13	1,849,616.31	321,534.31	—	0.236417%
Sep-18	608	129	27	1	9,181,147.03	2,181,050.28	411,981.41	9,773.14	0.294384%
Oct-18	664	117	31	—	9,428,236.92	1,934,986.90	605,772.39	—	0.299864%
Nov-18	639	165	22	—	8,939,489.03	2,472,553.23	316,513.52	—	0.342795%
Dec-18	740	157	62	—	10,479,240.41	2,054,339.49	809,505.76	—	0.366365%
Jan-19	648	189	51	—	9,153,175.48	2,608,991.89	595,608.38	—	0.428115%
Feb-19	548	149	41	—	7,656,879.35	2,220,423.16	495,292.52	—	0.377575%
Mar-19	586	112	31	—	8,244,981.74	1,215,781.66	324,778.92	—	0.223910%
Apr-19	523	139	30	—	7,296,036.18	1,859,289.61	245,910.44	—	0.319798%
May-19	567	130	29	—	7,631,092.83	1,774,301.53	317,770.98	—	0.332206%
Jun-19	650	151	38	—	8,978,746.88	1,965,131.83	477,877.80	—	0.404457%
Jul-19	654	161	35	—	8,697,423.79	2,110,091.88	408,769.04	—	0.438023%
Aug-19	615	185	41	1	8,311,559.99	2,318,801.84	336,819.37	11,162.91	0.485703%
Sep-19	655	147	46	—	8,539,888.88	1,899,239.75	464,509.19	—	0.450723%
Oct-19	643	135	39	—	8,340,376.92	1,886,116.74	374,419.47	—	0.453265%
Nov-19	650	173	34	1	8,167,772.69	2,283,844.24	385,708.28	6,903.62	0.561210%
Dec-19	664	162	65	—	8,434,517.76	1,970,322.15	770,818.63	—	0.604987%
Jan-20	597	165	54	7	7,237,378.25	1,898,447.25	627,278.93	150,829.64	0.619539%
Feb-20	533	135	46	3	6,461,546.26	1,659,073.80	412,883.72	51,984.34	0.516063%
Mar-20	441	106	46	4	4,916,255.22	1,172,782.57	515,038.47	40,445.96	0.444414%
Apr-20	227	74	34	6	2,571,151.24	719,014.52	295,316.41	99,970.75	0.297510%
May-20	184	55	28	1	1,929,923.27	529,639.00	162,533.73	10,836.63	0.196563%
Jun-20	200	44	23	10	2,127,203.57	323,677.71	192,565.75	22,138.42	0.158295%
Jul-20	254	55	19	14	3,045,547.96	632,701.47	125,057.49	21,251.77	0.241781%
Aug-20	308	92	22	4	3,511,360.03	1,184,471.48	238,256.11	34,242.08	0.478089%
Sep-20	320	104	34	3	3,824,613.96	1,190,513.18	300,339.91	31,354.53	0.529098%
Oct-20	324	105	35	3	3,676,519.60	1,272,790.29	335,339.34	7,881.54	0.595960%
Nov-20	316	109	39	7	3,525,537.64	1,241,391.07	454,155.25	45,361.93	0.680562%
Dec-20	356	112	32	7	3,966,802.58	1,336,139.45	373,699.03	66,179.09	0.740202%
Jan-21	327	90	28	5	3,682,292.27	1,028,595.12	356,102.21	34,144.79	0.631284%
Feb-21	280	78	26	3	3,143,267.13	886,633.06	260,363.82	10,282.21	0.547911%
Mar-21	223	50	16	4	2,574,659.36	666,695.48	140,945.42	10,427.10	0.417345%
Apr-21	181	53	8	4	2,088,121.01	557,975.69	85,064.42	10,427.10	0.358100%
May-21	222	49	11	3	2,284,151.99	469,089.81	69,380.84	592.04	0.317460%
Jun-21	231	48	10	4	2,418,700.52	465,434.53	59,536.35	12,661.95	0.340439%
Jul-21	209	69	11	3	2,348,106.99	628,607.11	84,546.70	592.04	0.486718%
Aug-21	227	63	19	3	2,297,880.04	681,057.33	134,420.10	592.04	0.600260%
Sep-21	248	77	13	2	2,381,646.32	795,656.31	91,960.34	1,859.10	0.705044%
Oct-21	242	72	18	3	2,297,914.77	668,571.90	134,138.61	17,835.62	0.700923%
Nov-21	234	86	20	2	2,037,632.47	795,200.04	140,746.35	1,859.10	0.865853%
Dec-21	241	76	19	2	2,126,045.52	698,200.34	140,690.51	15,198.69	0.858026%

Initial Receivables Pool Characteristics

	AART 2018-2	AART 2023-1(1)
Weighted Average APR	6.00%	8.68%
Aggregate Amount Financed	$1,118,470,195.45	$1,121,998,940.08
Number of Contracts in Pool	72,175	50,424
Average Amount Financed	$15,496.64	$22,251.29
Weighted Average Original Maturity (in Months)	66.15	69.39
Weighted Average Remaining Maturity (in Months)	52.57	59.78
Percentage of Receivables with Original Maturities > 60 Months	66.71%	78.55%
Percentage of New Vehicles	69.98%	41.58%
Percentage of Non-Subvented Receivables	97.93%	98.32%
Weighted Average FICO Score	737.00	730.00
Weighted Average Loan-to-Value	94.00	95.54
Cutoff Date	April 1, 2018	June 1, 2023

(1)

Represents the initial receivables pool characteristics if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the receivables pool characteristics are as follows:

AART 2023-1
Weighted Average APR	8.68%
Aggregate Amount Financed	$1,595,315,144.01
Number of Contracts in Pool	71,586
Average Amount Financed	$22,285.30
Weighted Average Original Maturity (in Months)	69.36
Weighted Average Remaining Maturity (in Months)	59.75
Percentage of Receivables with Original Maturities > 60 Months	78.41%
Percentage of New Vehicles	41.61%
Percentage of Non-Subvented Receivables	98.36%
Weighted Average FICO Score	729.80
Weighted Average Loan-to-Value	95.54
Cutoff Date	June 1, 2023

Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	AART 2018-2			AART 2023-1(1)
	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	2,324	$19,444,531.59	1.74%	208	$7,545,557.43	0.67%
1.01% to 2.00%	258	$3,113,627.14	0.28%	184	$8,350,221.92	0.74%
2.01% to 3.00%	7,592	$123,190,711.18	11.01%	89	$3,467,775.94	0.31%
3.01% to 4.00%	12,364	$206,434,487.01	18.46%	1,049	$13,502,292.99	1.20%
4.01% to 5.00%	11,512	$177,770,923.59	15.89%	2,782	$44,366,552.37	3.95%
5.01% to 6.00%	10,122	$162,218,065.98	14.50%	4,910	$93,940,306.08	8.37%
6.01% to 7.00%	8,251	$132,470,900.16	11.84%	7,906	$169,167,657.35	15.08%
7.01% to 8.00%	6,353	$96,374,383.63	8.62%	7,911	$187,951,908.11	16.75%
8.01% to 9.00%	4,629	$72,216,181.87	6.46%	7,526	$188,985,092.15	16.84%
9.01% to 10.00%	3,474	$52,281,114.88	4.67%	6,454	$157,112,148.31	14.00%
10.01% to 11.00%	2,236	$32,364,383.77	2.89%	3,856	$89,746,784.47	8.00%
11.01% to 12.00%	1,453	$20,380,777.24	1.82%	2,475	$54,698,029.92	4.88%
12.01% to 13.00%	871	$11,775,715.01	1.05%	1,756	$37,637,197.65	3.35%
13.01% to 14.00%	454	$5,623,075.31	0.50%	1,167	$24,071,624.05	2.15%
14.01% to 15.00%	174	$1,822,363.38	0.16%	731	$14,848,528.80	1.32%
15.01% to 16.00%	82	$781,504.25	0.07%	523	$10,116,547.61	0.90%
16.01% to 17.00%	20	$160,502.02	0.01%	321	$6,255,545.11	0.56%
17.01% to 18.00%	5	$38,335.66	0.00%	273	$5,258,284.17	0.47%
18.01% to 19.00%	1	$8,611.78	0.00%	117	$1,983,569.06	0.18%
19.01% to 20.00%	—	$—	—%	92	$1,642,263.94	0.15%
20.01% to 21.00%	—	$—	—%	51	$701,891.75	0.06%
21.01% to 22.00%	—	$—	—%	20	$344,863.63	0.03%
22.01% to 23.00%	—	$—	—%	8	$112,831.28	0.01%
23.01% to 24.00%	—	$—	—%	11	$151,093.55	0.01%
24.01% to 25.00%	—	$—	—%	4	$40,372.44	0.00%

Total	72,175	$1,118,470,195.45	100.00%	50,424	$1,121,998,940.08	100.00%

(1)

Represents the distribution of the initial receivables pool by annual percentage rate if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by annual percentage rate are as follows:

Annual Percentage Rate Range	AART 2023-1
	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	289	$10,583,362.00	0.66%
1.01% to 2.00%	263	$11,949,938.67	0.75%
2.01% to 3.00%	117	$4,457,681.06	0.28%
3.01% to 4.00%	1,503	$19,547,190.43	1.23%
4.01% to 5.00%	4,017	$63,650,926.35	3.99%
5.01% to 6.00%	6,871	$131,303,534.03	8.23%
6.01% to 7.00%	11,183	$240,033,196.64	15.05%
7.01% to 8.00%	11,422	$270,088,398.12	16.93%
8.01% to 9.00%	10,686	$269,625,331.95	16.90%
9.01% to 10.00%	9,126	$223,181,204.07	13.99%
10.01% to 11.00%	5,452	$127,006,343.26	7.96%
11.01% to 12.00%	3,532	$78,454,121.59	4.92%
12.01% to 13.00%	2,427	$52,082,498.29	3.26%
13.01% to 14.00%	1,643	$33,897,017.33	2.12%
14.01% to 15.00%	1,043	$21,633,633.18	1.36%
15.01% to 16.00%	734	$14,344,206.77	0.90%

16.01% to 17.00%	475	$9,069,585.70	0.57%
17.01% to 18.00%	378	$7,301,778.63	0.46%
18.01% to 19.00%	165	$2,825,960.26	0.18%
19.01% to 20.00%	128	$2,301,155.13	0.14%
20.01% to 21.00%	67	$994,255.46	0.06%
21.01% to 22.00%	28	$463,973.27	0.03%
22.01% to 23.00%	17	$253,323.51	0.02%
23.01% to 24.00%	14	$207,090.08	0.01%
24.01% to 25.00%	6	$59,438.23	0.00%

Total	71,586	$1,595,315,144.01	100.00%

Distribution of the Initial Receivables Pool by State

The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables for each of these pools. The following breakdown by state is based on the billing addresses of the obligors on the initial receivables:

AART 2018-2
State	Percentage of Aggregate Amount Financed
Texas	12.86%
California	10.06%
Florida	8.82%
Pennsylvania	4.61%
Illinois	4.46%
Georgia	3.90%

The AART 2018-2 pool of receivables includes receivables originated in all 50 states and the District of Columbia. No other state accounts for more than 3.88% of the Aggregate Amount Financed for the AART 2018-2 pool of receivables.

AART 2023-1(1)
State	Percentage of Aggregate Amount Financed
Texas	13.36%
Florida	9.49%
California	6.21%
Pennsylvania	5.64%
New Jersey	4.53%
North Carolina	4.52%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.78% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by state if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by state are as follows:

AART 2023-1
State	Percentage of Aggregate Amount Financed
Texas	13.41%
Florida	9.70%
California	6.17%
Pennsylvania	5.72%
North Carolina	4.58%
New Jersey	4.45%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.64% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Make

AART 2018-2
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	32.22%
GMC	9.43%
Ford	7.86%
Jeep	7.47%
Ram	6.73%
Nissan	4.58%
Dodge	3.80%
Kia	3.74%
Toyota	3.61%
Hyundai	3.59%

No other make accounts for more than 3.37% of the Aggregate Amount Financed in the AART 2018-2 pool of receivables.

AART 2023-1(1)
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.45%
Ford	12.20%
Ram	7.14%
Jeep	7.09%
Toyota-Scion	5.68%
GMC	5.59%
Honda	4.51%
Nissan	4.38%
Kia	3.87%
Hyundai	3.55%

No other make accounts for more than 2.90% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle make if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle make are as follows:

AART 2023-1
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.29%
Ford	12.24%
Ram	7.25%
Jeep	7.12%
GMC	5.71%
Toyota-Scion	5.65%
Honda	4.53%
Nissan	4.32%
Kia	3.91%
Hyundai	3.51%

No other make accounts for more than 2.88% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Model

AART 2018-2
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	10.89%
Ram Pickup	5.16%
Sierra	4.53%
Equinox	3.30%
Grand Cherokee	3.04%
Cruze	2.68%
Malibu	2.34%
Express	2.12%
Wrangler	2.08%
Traverse	1.91%

No other model accounts for more than 1.59% of the Aggregate Amount Financed in the AART 2018-2 pool of receivables.

AART 2023-1(1)
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.11%
1500	3.46%
F-150	3.29%
Sierra	2.41%
Equinox	1.88%
Grand Cherokee	1.88%
2500	1.75%
Tahoe	1.40%
Cherokee	1.31%
Colorado	1.19%

No other model accounts for more than 1.17% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle model if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle model are as follows:

AART 2023-1
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.07%
1500	3.46%
F-150	3.29%
Sierra	2.48%
Equinox	1.89%
Grand Cherokee	1.88%
2500	1.80%
Tahoe	1.46%
Cherokee	1.30%
Colorado	1.19%

No other model accounts for more than 1.13% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

ALLY AUTO RECEIVABLES TRUST 2018-3

Initial Aggregate Amount Financed $1,119,013,479.86

		Net Loss Statistics
		Total for Month		Cumulative
Month	Prepayment Speeds	$	%	$	%
Jun-18	1.20	14,933.15	0.001334%	14,933.15	0.001334%
Jul-18	1.29	71,405.39	0.006381%	86,338.54	0.007716%
Aug-18	1.30	97,383.34	0.008703%	183,721.88	0.016418%
Sep-18	1.02	207,482.73	0.018542%	391,204.61	0.034960%
Oct-18	1.47	337,143.77	0.030129%	728,348.38	0.065088%
Nov-18	1.13	386,401.49	0.034531%	1,114,749.87	0.099619%
Dec-18	1.13	414,804.10	0.037069%	1,529,553.97	0.136688%
Jan-19	1.24	335,368.06	0.029970%	1,864,922.03	0.166658%
Feb-19	1.13	309,921.25	0.027696%	2,174,843.28	0.194354%
Mar-19	1.22	521,896.63	0.046639%	2,696,739.91	0.240993%
Apr-19	1.35	263,678.98	0.023564%	2,960,418.89	0.264556%
May-19	1.22	246,555.07	0.022033%	3,206,973.96	0.286589%
Jun-19	1.08	356,441.81	0.031853%	3,563,415.77	0.318443%
Jul-19	1.40	452,850.59	0.040469%	4,016,266.36	0.358911%
Aug-19	1.27	307,182.13	0.027451%	4,323,448.49	0.386363%
Sep-19	1.20	344,062.92	0.030747%	4,667,511.41	0.417109%
Oct-19	1.25	524,052.41	0.046832%	5,191,563.82	0.463941%
Nov-19	1.05	282,907.77	0.025282%	5,474,471.59	0.489223%
Dec-19	1.26	340,289.23	0.030410%	5,814,760.82	0.519633%
Jan-20	1.15	333,232.89	0.029779%	6,147,993.71	0.549412%
Feb-20	1.18	249,705.23	0.022315%	6,397,698.94	0.571727%
Mar-20	1.26	259,368.33	0.023178%	6,657,067.27	0.594905%
Apr-20	0.65	210,987.07	0.018855%	6,868,054.34	0.613760%
May-20	0.95	328,342.74	0.029342%	7,196,397.08	0.643102%
Jun-20	1.08	149,210.09	0.013334%	7,345,607.17	0.656436%
Jul-20	1.11	93,285.66	0.008336%	7,438,892.83	0.664772%
Aug-20	1.13	28,021.75	0.002504%	7,466,914.58	0.667277%
Sep-20	1.25	252,523.33	0.022567%	7,719,437.91	0.689843%
Oct-20	1.29	158,020.85	0.014121%	7,877,458.76	0.703965%
Nov-20	1.12	224,835.01	0.020092%	8,102,293.77	0.724057%
Dec-20	1.19	268,236.67	0.023971%	8,370,530.44	0.748028%
Jan-21	1.25	225,382.73	0.020141%	8,595,913.17	0.768169%
Feb-21	1.14	329,813.09	0.029474%	8,925,726.26	0.797642%
Mar-21	1.42	122,134.44	0.010914%	9,047,860.70	0.808557%
Apr-21	1.34	15,108.97	0.001350%	9,062,969.67	0.809907%
May-21	1.26	63,051.00	0.005635%	9,126,020.67	0.815542%
Jun-21	1.22	8,837.88	0.000790%	9,134,858.55	0.816331%
Jul-21	1.19	122,967.92	0.010989%	9,257,826.47	0.827320%
Aug-21	1.17	46,546.43	0.004160%	9,304,372.90	0.831480%
Sep-21	1.07	148,914.33	0.013308%	9,453,287.23	0.844788%
Oct-21	1.10	34,217.86	0.003058%	9,487,505.09	0.847845%
Nov-21	1.03	70,617.92	0.006311%	9,558,123.01	0.854156%
Dec-21	1.04	35,893.89	0.003208%	9,594,016.90	0.857364%
Jan-22	0.99	41,267.28	0.003688%	9,635,284.18	0.861052%
Feb-22	1.04	2,388.62	0.000213%	9,637,672.80	0.861265%
Mar-22	Clean Up Call Exercised

AART 2018-3: Delinquency Data

Month	Units				$				% 61+ days delinquent
	31-60	61-90	91-120	121+	31-60	61-90	91-120	121+
Jun-18	395	1	1	—	5,627,336.78	8,279.21	35,411.55	—	0.004050%
Jul-18	467	69	2	—	6,735,475.26	1,047,800.45	17,198.67	—	0.102615%
Aug-18	474	94	26	—	6,720,414.24	1,352,236.34	376,216.98	—	0.173255%
Sep-18	613	97	36	—	8,818,597.61	1,390,419.84	524,384.19	—	0.198968%
Oct-18	618	102	28	—	8,566,432.92	1,513,408.89	404,257.49	—	0.208251%
Nov-18	632	136	31	—	9,221,495.97	1,838,346.60	404,182.16	—	0.253207%
Dec-18	691	164	28	—	9,535,443.60	2,292,346.46	304,934.38	—	0.305086%
Jan-19	613	148	48	—	8,364,714.40	2,010,462.70	715,048.02	—	0.333759%
Feb-19	548	127	30	—	7,467,935.79	1,798,248.70	310,938.37	—	0.268876%
Mar-19	560	95	27	—	7,744,742.81	1,112,877.64	332,013.64	—	0.192241%
Apr-19	500	123	24	—	6,791,736.79	1,733,094.06	217,235.81	—	0.271526%
May-19	573	109	34	—	7,486,535.40	1,406,652.29	427,931.52	—	0.266754%
Jun-19	605	136	35	—	7,963,312.61	1,858,176.08	489,469.74	—	0.355756%
Jul-19	631	146	38	—	7,958,033.66	1,938,795.56	459,625.48	—	0.381510%
Aug-19	584	174	36	—	7,256,191.65	1,967,567.44	381,889.17	—	0.391451%
Sep-19	638	150	51	1	8,400,840.13	1,787,259.70	515,788.20	17,723.50	0.404685%
Oct-19	609	151	49	—	7,599,935.11	2,124,611.05	457,793.56	—	0.472208%
Nov-19	604	152	47	—	7,804,426.53	1,928,604.36	614,114.29	—	0.485843%
Dec-19	662	159	46	—	8,702,450.09	2,288,723.31	485,833.63	—	0.556868%
Jan-20	542	185	54	5	6,754,426.23	2,311,354.07	688,500.38	89,113.04	0.650096%
Feb-20	538	147	45	1	6,663,123.48	1,923,820.99	464,219.14	20,881.96	0.532441%
Mar-20	428	110	33	3	5,341,197.66	1,283,484.05	372,236.74	65,547.27	0.400769%
Apr-20	239	61	25	5	2,746,986.70	580,125.78	244,704.86	83,066.54	0.220081%
May-20	206	50	24	1	2,301,940.70	506,876.81	189,359.44	20,881.96	0.182124%
Jun-20	198	51	20	10	2,308,555.98	569,010.59	124,428.35	45,124.91	0.197234%
Jul-20	249	61	26	10	2,872,413.94	717,096.04	233,481.28	44,350.53	0.279909%
Aug-20	374	95	21	4	4,473,805.65	1,222,479.51	219,545.38	44,345.06	0.441139%
Sep-20	349	119	29	4	4,242,692.57	1,388,020.60	386,222.35	39,870.16	0.570490%
Oct-20	346	114	39	5	3,848,358.94	1,543,070.39	417,853.99	63,197.70	0.676335%
Nov-20	403	134	34	5	4,441,072.71	1,601,030.18	499,029.16	63,200.61	0.764954%
Dec-20	393	132	40	4	4,407,239.29	1,441,935.34	416,755.31	61,135.19	0.721136%
Jan-21	326	101	31	2	3,709,922.63	1,135,126.84	333,041.44	23,203.43	0.596884%
Feb-21	321	98	21	1	3,548,443.33	1,099,098.09	217,940.79	27.33	0.560519%
Mar-21	250	54	22	2	2,645,607.10	595,791.97	190,991.62	318.99	0.361000%
Apr-21	225	65	8	3	2,442,632.39	681,152.61	58,647.91	16,162.67	0.372788%
May-21	245	59	19	3	2,557,544.45	787,384.20	125,254.75	21,047.50	0.494317%
Jun-21	261	74	22	4	2,554,700.33	791,194.61	240,607.09	32,144.17	0.604917%
Jul-21	263	57	24	5	2,692,749.82	559,027.09	230,819.85	25,273.10	0.498152%
Aug-21	245	67	14	6	2,300,928.27	704,301.79	118,652.82	41,065.61	0.568280%
Sep-21	244	56	16	6	2,238,177.98	566,457.38	94,967.51	26,434.49	0.486024%
Oct-21	269	55	18	4	2,319,289.12	599,882.17	108,210.82	20,444.60	0.555011%
Nov-21	263	71	15	3	2,200,509.80	600,471.93	111,058.91	19,436.33	0.600040%
Dec-21	250	73	16	3	2,184,495.62	662,037.16	95,566.44	19,436.33	0.689298%
Jan-22	256	74	24	2	2,069,377.74	629,236.22	171,271.52	15,871.01	0.782967%
Feb-22	213	65	23	2	1,696,179.78	547,138.41	117,975.43	2,159.07	0.694958%

Initial Receivables Pool Characteristics

	AART 2018-3	AART 2023-1(1)
Weighted Average APR	6.10%	8.68%
Aggregate Amount Financed	$1,119,013,479.86	$1,121,998,940.08
Number of Contracts in Pool	71,862	50,424
Average Amount Financed	$15,571.70	$22,251.29
Weighted Average Original Maturity (in Months)	66.53	69.39
Weighted Average Remaining Maturity (in Months)	52.32	59.78
Percentage of Receivables with Original Maturities > 60 Months	67.56%	78.55%
Percentage of New Vehicles	69.00%	41.58%
Percentage of Non-Subvented Receivables	98.01%	98.32%
Weighted Average FICO Score	736.01	730.00
Weighted Average Loan-to-Value	94.77	95.54
Cutoff Date	June 1, 2018	June 1, 2023

(1)

Represents the initial receivables pool characteristics if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the receivables pool characteristics are as follows:

AART 2023-1
Weighted Average APR	8.68%
Aggregate Amount Financed	$1,595,315,144.01
Number of Contracts in Pool	71,586
Average Amount Financed	$22,285.30
Weighted Average Original Maturity (in Months)	69.36
Weighted Average Remaining Maturity (in Months)	59.75
Percentage of Receivables with Original Maturities > 60 Months	78.41%
Percentage of New Vehicles	41.61%
Percentage of Non-Subvented Receivables	98.36%
Weighted Average FICO Score	729.80
Weighted Average Loan-to-Value	95.54
Cutoff Date	June 1, 2023

Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	AART 2018-3			AART 2023-1(1)
	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	2,223	$19,074,496.99	1.70%	208	$7,545,557.43	0.67%
1.01% to 2.00%	240	$2,851,042.86	0.25%	184	$8,350,221.92	0.74%
2.01% to 3.00%	6,866	$111,206,019.95	9.94%	89	$3,467,775.94	0.31%
3.01% to 4.00%	12,385	$211,388,271.66	18.89%	1,049	$13,502,292.99	1.20%
4.01% to 5.00%	11,314	$176,555,364.61	15.78%	2,782	$44,366,552.37	3.95%
5.01% to 6.00%	10,094	$160,450,121.94	14.34%	4,910	$93,940,306.08	8.37%
6.01% to 7.00%	8,336	$132,164,042.53	11.81%	7,906	$169,167,657.35	15.08%
7.01% to 8.00%	6,321	$96,310,288.69	8.61%	7,911	$187,951,908.11	16.75%
8.01% to 9.00%	4,726	$73,152,129.06	6.54%	7,526	$188,985,092.15	16.84%
9.01% to 10.00%	3,582	$54,250,500.71	4.85%	6,454	$157,112,148.31	14.00%
10.01% to 11.00%	2,475	$37,319,133.64	3.34%	3,856	$89,746,784.47	8.00%
11.01% to 12.00%	1,587	$22,153,273.83	1.98%	2,475	$54,698,029.92	4.88%
12.01% to 13.00%	903	$12,381,561.31	1.11%	1,756	$37,637,197.65	3.35%
13.01% to 14.00%	503	$6,291,267.07	0.56%	1,167	$24,071,624.05	2.15%
14.01% to 15.00%	194	$2,306,246.06	0.21%	731	$14,848,528.80	1.32%
15.01% to 16.00%	83	$902,218.46	0.08%	523	$10,116,547.61	0.90%
16.01% to 17.00%	25	$223,119.13	0.02%	321	$6,255,545.11	0.56%
17.01% to 18.00%	4	$28,889.90	0.00%	273	$5,258,284.17	0.47%
18.01% to 19.00%	—	$—	—%	117	$1,983,569.06	0.18%
19.01% to 20.00%	1	$5,491.46	0.00%	92	$1,642,263.94	0.15%
20.01% to 21.00%	—	$—	—%	51	$701,891.75	0.06%
21.01% to 22.00%	—	$—	—%	20	$344,863.63	0.03%
22.01% to 23.00%	—	$—	—%	8	$112,831.28	0.01%
23.01% to 24.00%	—	$—	—%	11	$151,093.55	0.01%
24.01% to 25.00%	—	$—	—%	4	$40,372.44	0.00%

Total	71,862	$1,119,013,479.86	100.00%	50,424	$1,121,998,940.08	100.00%

(1)

Represents the distribution of the initial receivables pool by annual percentage rate if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by annual percentage rate are as follows:

Annual Percentage Rate Range	AART 2023-1
	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	289	$10,583,362.00	0.66%
1.01% to 2.00%	263	$11,949,938.67	0.75%
2.01% to 3.00%	117	$4,457,681.06	0.28%
3.01% to 4.00%	1,503	$19,547,190.43	1.23%
4.01% to 5.00%	4,017	$63,650,926.35	3.99%
5.01% to 6.00%	6,871	$131,303,534.03	8.23%
6.01% to 7.00%	11,183	$240,033,196.64	15.05%
7.01% to 8.00%	11,422	$270,088,398.12	16.93%
8.01% to 9.00%	10,686	$269,625,331.95	16.90%
9.01% to 10.00%	9,126	$223,181,204.07	13.99%
10.01% to 11.00%	5,452	$127,006,343.26	7.96%
11.01% to 12.00%	3,532	$78,454,121.59	4.92%
12.01% to 13.00%	2,427	$52,082,498.29	3.26%
13.01% to 14.00%	1,643	$33,897,017.33	2.12%
14.01% to 15.00%	1,043	$21,633,633.18	1.36%
15.01% to 16.00%	734	$14,344,206.77	0.90%

16.01% to 17.00%	475	$9,069,585.70	0.57%
17.01% to 18.00%	378	$7,301,778.63	0.46%
18.01% to 19.00%	165	$2,825,960.26	0.18%
19.01% to 20.00%	128	$2,301,155.13	0.14%
20.01% to 21.00%	67	$994,255.46	0.06%
21.01% to 22.00%	28	$463,973.27	0.03%
22.01% to 23.00%	17	$253,323.51	0.02%
23.01% to 24.00%	14	$207,090.08	0.01%
24.01% to 25.00%	6	$59,438.23	0.00%

Total	71,586	$1,595,315,144.01	100.00%

Distribution of the Initial Receivables Pool by State

The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables for each of these pools. The following breakdown by state is based on the billing addresses of the obligors on the initial receivables:

AART 2018-3
State	Percentage of Aggregate Amount Financed
Texas	12.99%
California	9.56%
Florida	8.89%
Pennsylvania	4.70%
Illinois	4.58%
Georgia	3.84%

The AART 2018-3 pool of receivables includes receivables originated in all 50 states and the District of Columbia. No other state accounts for more than 3.73% of the Aggregate Amount Financed for the AART 2018-3 pool of receivables.

AART 2023-1(1)
State	Percentage of Aggregate Amount Financed
Texas	13.36%
Florida	9.49%
California	6.21%
Pennsylvania	5.64%
New Jersey	4.53%
North Carolina	4.52%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.78% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by state if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by state are as follows:

AART 2023-1
State	Percentage of Aggregate Amount Financed
Texas	13.41%
Florida	9.70%
California	6.17%
Pennsylvania	5.72%
North Carolina	4.58%
New Jersey	4.45%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.64% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Make

AART 2018-3
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	30.66%
GMC	9.43%
Ford	8.89%
Jeep	8.00%
Ram	5.51%
Nissan	4.39%
Dodge	4.15%
Toyota	4.00%
Honda	3.66%
Hyundai	3.63%

No other make accounts for more than 3.56% of the Aggregate Amount Financed in the AART 2018-3 pool of receivables.

AART 2023-1(1)
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.45%
Ford	12.20%
Ram	7.14%
Jeep	7.09%
Toyota-Scion	5.68%
GMC	5.59%
Honda	4.51%
Nissan	4.38%
Kia	3.87%
Hyundai	3.55%

No other make accounts for more than 2.90% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle make if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle make are as follows:

AART 2023-1
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.29%
Ford	12.24%
Ram	7.25%
Jeep	7.12%
GMC	5.71%
Toyota-Scion	5.65%
Honda	4.53%
Nissan	4.32%
Kia	3.91%
Hyundai	3.51%

No other make accounts for more than 2.88% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Model

AART 2018-3
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	11.08%
Sierra	4.59%
Ram Pickup	3.97%
Equinox	3.17%
Grand Cherokee	3.13%
Cruze	2.50%
Wrangler	2.40%
Malibu	2.25%
Traverse	2.18%
Acadia	1.80%

No other model accounts for more than 1.64% of the Aggregate Amount Financed in the AART 2018-3 pool of receivables.

AART 2023-1(1)
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.11%
1500	3.46%
F-150	3.29%
Sierra	2.41%
Equinox	1.88%
Grand Cherokee	1.88%
2500	1.75%
Tahoe	1.40%
Cherokee	1.31%
Colorado	1.19%

No other model accounts for more than 1.17% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle model if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle model are as follows:

AART 2023-1
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.07%
1500	3.46%
F-150	3.29%
Sierra	2.48%
Equinox	1.89%
Grand Cherokee	1.88%
2500	1.80%
Tahoe	1.46%
Cherokee	1.30%
Colorado	1.19%

No other model accounts for more than 1.13% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

ALLY AUTO RECEIVABLES TRUST 2019-1

Initial Aggregate Amount Financed $1,119,999,920.35

		Net Loss Statistics
		Total for Month		Cumulative
Month	Prepayment Speeds	$	%	$	%
Jan-19	1.34	—	0.000000%	—	0.000000%
Feb-19	1.20	—	0.000000%	—	0.000000%
Mar-19	1.28	73,097.89	0.006527%	73,097.89	0.006527%
Apr-19	1.43	218,946.41	0.019549%	292,044.30	0.026075%
May-19	1.36	249,633.66	0.022289%	541,677.96	0.048364%
Jun-19	1.10	278,808.06	0.024894%	820,486.02	0.073258%
Jul-19	1.43	189,183.94	0.016891%	1,009,669.96	0.090149%
Aug-19	1.41	462,861.27	0.041327%	1,472,531.23	0.131476%
Sep-19	1.33	358,869.07	0.032042%	1,831,400.30	0.163518%
Oct-19	1.43	361,574.02	0.032283%	2,192,974.32	0.195801%
Nov-19	1.12	276,154.97	0.024657%	2,469,129.29	0.220458%
Dec-19	1.35	323,031.02	0.028842%	2,792,160.31	0.249300%
Jan-20	1.24	334,104.42	0.029831%	3,126,264.73	0.279131%
Feb-20	1.29	363,004.83	0.032411%	3,489,269.56	0.311542%
Mar-20	1.23	503,332.94	0.044940%	3,992,602.50	0.356482%
Apr-20	0.98	312,899.22	0.027937%	4,305,501.72	0.384420%
May-20	0.96	265,398.52	0.023696%	4,570,900.24	0.408116%
Jun-20	1.16	298,521.19	0.026654%	4,869,421.43	0.434770%
Jul-20	1.21	197,436.01	0.017628%	5,066,857.44	0.452398%
Aug-20	1.29	43,083.55	0.003847%	5,109,940.99	0.456245%
Sep-20	1.31	39,433.87	0.003521%	5,149,374.86	0.459766%
Oct-20	1.37	249,818.74	0.022305%	5,399,193.60	0.482071%
Nov-20	1.19	259,381.25	0.023159%	5,658,574.85	0.505230%
Dec-20	1.34	528,991.61	0.047231%	6,187,566.46	0.552461%
Jan-21	1.35	400,069.58	0.035721%	6,587,636.04	0.588182%
Feb-21	1.15	228,217.31	0.020377%	6,815,853.35	0.608558%
Mar-21	1.52	302,868.07	0.027042%	7,118,721.42	0.635600%
Apr-21	1.43	42,621.09	0.003805%	7,161,342.51	0.639406%
May-21	1.41	175,009.88	0.015626%	7,336,352.39	0.655032%
Jun-21	1.36	16,814.77	0.001501%	7,353,167.16	0.656533%
Jul-21	1.31	80,788.89	0.007213%	7,433,956.05	0.663746%
Aug-21	1.31	190,359.69	0.016996%	7,624,315.74	0.680743%
Sep-21	1.20	123,111.91	0.010992%	7,747,427.65	0.691735%
Oct-21	1.21	(8,379.29)	-0.000748%	7,739,048.36	0.690987%
Nov-21	1.17	64,482.82	0.005757%	7,803,531.18	0.696744%
Dec-21	1.18	2,416.81	0.000216%	7,805,947.99	0.696960%
Jan-22	1.09	238,619.59	0.021305%	8,044,567.58	0.718265%
Feb-22	1.11	44,927.07	0.004011%	8,089,494.65	0.722276%
Mar 22	1.27	47,421.24	0.004234%	8,136,915.89	0.726510%
Apr-22	1.15	116,597.03	0.010410%	8,253,512.92	0.736921%
May-22	1.10	56,420.13	0.005038%	8,309,933.05	0.741958%
Jun-22	1.05	22,525.95	0.002011%	8,332,459.00	0.743970%
Jul-22	0.96	9,213.56	0.000823%	8,341,672.56	0.744792%
Aug-22	1.09	9,620.90	0.000859%	8,351,293.46	0.745651%
Sep-22	0.98	47,704.88	0.004259%	8,398,998.34	0.749911%
Oct-22	0.90	107,933.22	0.009637%	8,506,931.56	0.759548%
Nov-22	Clean Up Call Exercised

AART 2019-1: Delinquency Data

Month	Units				$				% 61+ days delinquent
	31-60	61-90	91-120	121+	31-60	61-90	91-120	121+
Jan-19	305	6	—	—	5,459,168.42	120,043.38	—	—	0.011078%
Feb-19	283	53	—	—	5,097,229.05	1,057,521.67	—	—	0.100743%
Mar-19	295	62	21	—	5,392,900.98	1,193,165.63	447,521.43	—	0.161711%
Apr-19	310	55	13	—	5,495,343.75	991,933.41	254,698.19	—	0.127410%
May-19	342	70	13	—	5,995,764.77	1,179,535.87	188,430.73	—	0.144941%
Jun-19	466	94	21	—	7,880,370.34	1,652,540.48	299,833.47	—	0.213711%
Jul-19	464	110	24	—	7,615,408.06	1,931,907.50	397,890.73	—	0.265019%
Aug-19	491	119	32	—	8,134,760.29	1,841,037.63	466,137.33	—	0.272742%
Sep-19	550	102	32	—	8,984,712.90	1,644,773.12	373,699.27	—	0.247785%
Oct-19	561	122	25	—	9,144,834.43	1,938,871.50	302,467.31	—	0.286442%
Nov-19	555	149	32	—	8,982,051.86	2,424,193.56	379,167.94	—	0.371230%
Dec-19	557	150	49	—	8,924,553.41	2,124,450.86	793,029.13	—	0.402251%
Jan-20	548	151	44	8	8,708,617.55	2,222,752.18	490,188.29	164,377.30	0.412372%
Feb-20	518	140	55	3	8,315,122.62	2,072,217.84	688,545.14	52,074.54	0.419736%
Mar-20	418	125	35	9	6,456,799.72	1,896,080.29	462,181.50	133,724.07	0.387156%
Apr-20	218	63	33	8	2,882,617.84	897,168.82	308,286.22	71,621.39	0.205714%
May-20	196	50	16	8	2,513,637.23	492,513.20	240,625.46	84,483.99	0.136624%
Jun-20	212	56	23	9	3,124,553.37	628,648.43	155,829.65	47,416.69	0.144808%
Jul-20	320	58	27	9	4,804,952.78	1,018,261.17	211,382.12	46,977.13	0.231945%
Aug-20	356	115	18	7	5,591,379.77	1,782,901.08	362,812.59	72,857.81	0.421702%
Sep-20	408	115	42	6	6,167,027.45	1,984,177.97	585,206.82	57,771.61	0.523157%
Oct-20	407	141	46	6	5,986,281.90	2,312,168.76	744,235.13	51,343.05	0.650208%
Nov-20	400	133	55	9	6,007,552.87	2,010,836.51	775,794.42	167,256.30	0.647087%
Dec-20	425	141	53	8	6,262,001.06	2,111,450.24	761,270.58	138,788.31	0.694144%
Jan-21	372	131	41	6	5,360,361.76	1,883,647.18	619,894.41	122,899.79	0.637808%
Feb-21	380	105	34	4	5,167,355.22	1,611,080.36	400,681.40	46,855.83	0.524605%
Mar-21	276	64	18	4	3,843,713.77	928,663.31	134,028.44	58,804.29	0.303975%
Apr-21	242	66	18	3	3,231,052.56	933,472.39	204,366.66	42,880.80	0.339615%
May-21	277	73	23	4	3,609,070.38	871,909.84	325,938.55	58,617.81	0.383848%
Jun-21	308	85	22	3	4,144,400.57	980,793.43	252,181.83	42,880.80	0.413810%
Jul-21	293	80	36	3	3,757,961.86	893,605.05	381,934.46	42,880.80	0.454033%
Aug-21	302	83	23	2	4,002,605.70	1,079,666.14	253,084.17	36,594.58	0.501360%
Sep-21	309	76	18	2	3,787,670.03	1,077,957.52	145,182.27	36,594.58	0.489241%
Oct-21	322	83	19	2	4,074,378.15	955,061.83	292,454.78	36,594.58	0.530322%
Nov-21	304	112	22	1	3,580,732.29	1,341,722.73	200,561.93	30,181.50	0.690377%
Dec-21	307	95	27	2	3,426,879.19	1,064,841.03	339,224.13	41,777.67	0.676495%
Jan-22	331	86	22	1	3,678,925.53	988,971.70	228,819.85	30,181.50	0.621345%
Feb-22	272	95	12	1	2,843,172.01	968,174.43	96,941.48	2,520.32	0.567327%
Mar 22	304	55	21	—	3,200,404.60	572,615.50	200,604.04	—	0.442680%
Apr-22	261	70	12	—	2,901,671.44	750,772.73	116,883.75	—	0.533346%
May-22	294	70	20	—	2,969,989.52	716,392.08	167,548.96	—	0.583898%
Jun-22	283	88	15	1	2,875,808.63	873,469.62	127,093.44	10,942.06	0.718505%
Jul-22	303	78	23	1	3,076,351.67	790,177.38	159,660.96	6,792.63	0.730530%
Aug-22	313	74	16	—	3,044,557.73	660,929.87	165,175.69	—	0.683237%
Sep-22	303	79	18	—	2,769,361.57	734,763.29	181,842.91	—	0.820203%
Oct-22	265	95	21	—	2,389,704.71	886,642.36	181,591.02	—	1.035064%

Initial Receivables Pool Characteristics

	AART 2019-1	AART 2023-1(1)
Weighted Average APR	6.93%	8.68%
Aggregate Amount Financed	$1,119,999,920.35	$1,121,998,940.08
Number of Contracts in Pool	66,201	50,424
Average Amount Financed	$16,918.17	$22,251.29
Weighted Average Original Maturity (in Months)	66.13	69.39
Weighted Average Remaining Maturity (in Months)	56.69	59.78
Percentage of Receivables with Original Maturities > 60 Months	67.96%	78.55%
Percentage of New Vehicles	70.33%	41.58%
Percentage of Non-Subvented Receivables	99.71%	98.32%
Weighted Average FICO Score	735.05	730.00
Weighted Average Loan-to-Value	93.39	95.54
Cutoff Date	January 1, 2019	June 1, 2023

(1)

Represents the initial receivables pool characteristics if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the receivables pool characteristics are as follows:

AART 2023-1
Weighted Average APR	8.68%
Aggregate Amount Financed	$1,595,315,144.01
Number of Contracts in Pool	71,586
Average Amount Financed	$22,285.30
Weighted Average Original Maturity (in Months)	69.36
Weighted Average Remaining Maturity (in Months)	59.75
Percentage of Receivables with Original Maturities > 60 Months	78.41%
Percentage of New Vehicles	41.61%
Percentage of Non-Subvented Receivables	98.36%
Weighted Average FICO Score	729.80
Weighted Average Loan-to-Value	95.54
Cutoff Date	June 1, 2023

Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	AART 2019-1			AART 2023-1(1)
	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	426	$2,548,741.11	0.23%	208	$7,545,557.43	0.67%
1.01% to 2.00%	64	$774,551.07	0.07%	184	$8,350,221.92	0.74%
2.01% to 3.00%	2,389	$35,254,168.08	3.15%	89	$3,467,775.94	0.31%
3.01% to 4.00%	7,532	$137,661,742.94	12.29%	1,049	$13,502,292.99	1.20%
4.01% to 5.00%	9,442	$166,100,693.00	14.83%	2,782	$44,366,552.37	3.95%
5.01% to 6.00%	9,587	$169,600,732.67	15.14%	4,910	$93,940,306.08	8.37%
6.01% to 7.00%	9,975	$177,826,576.19	15.88%	7,906	$169,167,657.35	15.08%
7.01% to 8.00%	8,332	$139,836,594.68	12.49%	7,911	$187,951,908.11	16.75%
8.01% to 9.00%	5,855	$94,966,333.37	8.48%	7,526	$188,985,092.15	16.84%
9.01% to 10.00%	4,511	$72,724,952.01	6.49%	6,454	$157,112,148.31	14.00%
10.01% to 11.00%	3,031	$47,452,067.03	4.24%	3,856	$89,746,784.47	8.00%
11.01% to 12.00%	2,227	$33,979,576.67	3.03%	2,475	$54,698,029.92	4.88%
12.01% to 13.00%	1,337	$20,517,790.97	1.83%	1,756	$37,637,197.65	3.35%
13.01% to 14.00%	835	$12,368,359.34	1.10%	1,167	$24,071,624.05	2.15%
14.01% to 15.00%	404	$5,491,348.61	0.49%	731	$14,848,528.80	1.32%
15.01% to 16.00%	174	$2,117,122.95	0.19%	523	$10,116,547.61	0.90%
16.01% to 17.00%	64	$670,097.91	0.06%	321	$6,255,545.11	0.56%
17.01% to 18.00%	14	$96,289.37	0.01%	273	$5,258,284.17	0.47%
18.01% to 19.00%	2	$12,182.38	0.00%	117	$1,983,569.06	0.18%
19.01% to 20.00%	—	$—	—%	92	$1,642,263.94	0.15%
20.01% to 21.00%	—	$—	—%	51	$701,891.75	0.06%
21.01% to 22.00%	—	$—	—%	20	$344,863.63	0.03%
22.01% to 23.00%	—	$—	—%	8	$112,831.28	0.01%
23.01% to 24.00%	—	$—	—%	11	$151,093.55	0.01%
24.01% to 25.00%	—	$—	—%	4	$40,372.44	0.00%

Total	66,201	$1,119,999,920.35	100.00%	50,424	$1,121,998,940.08	100.00%

(1)

Represents the distribution of the initial receivables pool by annual percentage rate if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by annual percentage rate are as follows:

Annual Percentage Rate Range	AART 2023-1
	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	289	$10,583,362.00	0.66%
1.01% to 2.00%	263	$11,949,938.67	0.75%
2.01% to 3.00%	117	$4,457,681.06	0.28%
3.01% to 4.00%	1,503	$19,547,190.43	1.23%
4.01% to 5.00%	4,017	$63,650,926.35	3.99%
5.01% to 6.00%	6,871	$131,303,534.03	8.23%
6.01% to 7.00%	11,183	$240,033,196.64	15.05%
7.01% to 8.00%	11,422	$270,088,398.12	16.93%
8.01% to 9.00%	10,686	$269,625,331.95	16.90%
9.01% to 10.00%	9,126	$223,181,204.07	13.99%
10.01% to 11.00%	5,452	$127,006,343.26	7.96%
11.01% to 12.00%	3,532	$78,454,121.59	4.92%
12.01% to 13.00%	2,427	$52,082,498.29	3.26%
13.01% to 14.00%	1,643	$33,897,017.33	2.12%
14.01% to 15.00%	1,043	$21,633,633.18	1.36%
15.01% to 16.00%	734	$14,344,206.77	0.90%

16.01% to 17.00%	475	$9,069,585.70	0.57%
17.01% to 18.00%	378	$7,301,778.63	0.46%
18.01% to 19.00%	165	$2,825,960.26	0.18%
19.01% to 20.00%	128	$2,301,155.13	0.14%
20.01% to 21.00%	67	$994,255.46	0.06%
21.01% to 22.00%	28	$463,973.27	0.03%
22.01% to 23.00%	17	$253,323.51	0.02%
23.01% to 24.00%	14	$207,090.08	0.01%
24.01% to 25.00%	6	$59,438.23	0.00%

Total	71,586	$1,595,315,144.01	100.00%

Distribution of the Initial Receivables Pool by State

The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables for each of these pools. The following breakdown by state is based on the billing addresses of the obligors on the initial receivables:

AART 2019-1
State	Percentage of Aggregate Amount Financed
Texas	12.87%
California	10.57%
Florida	8.89%
Pennsylvania	4.65%
Illinois	4.55%
Missouri	3.75%

The AART 2019-1 pool of receivables includes receivables originated in all 50 states and the District of Columbia. No other state accounts for more than 3.68% of the Aggregate Amount Financed for the AART 2019-1 pool of receivables.

AART 2023-1(1)
State	Percentage of Aggregate Amount Financed
Texas	13.36%
Florida	9.49%
California	6.21%
Pennsylvania	5.64%
New Jersey	4.53%
North Carolina	4.52%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.78% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by state if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by state are as follows:

AART 2023-1
State	Percentage of Aggregate Amount Financed
Texas	13.41%
Florida	9.70%
California	6.17%
Pennsylvania	5.72%
North Carolina	4.58%
New Jersey	4.45%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.64% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Make

AART 2019-1
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	26.64%
Ford	9.65%
Jeep	9.27%
GMC	6.95%
Ram	6.29%
Nissan	5.15%
Toyota	5.13%
Hyundai	4.77%
Kia	4.26%
Honda	4.19%

No other make accounts for more than 3.60% of the Aggregate Amount Financed in the AART 2019-1 pool of receivables.

AART 2023-1(1)
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.45%
Ford	12.20%
Ram	7.14%
Jeep	7.09%
Toyota-Scion	5.68%
GMC	5.59%
Honda	4.51%
Nissan	4.38%
Kia	3.87%
Hyundai	3.55%

No other make accounts for more than 2.90% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle make if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle make are as follows:

AART 2023-1
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.29%
Ford	12.24%
Ram	7.25%
Jeep	7.12%
GMC	5.71%
Toyota-Scion	5.65%
Honda	4.53%
Nissan	4.32%
Kia	3.91%
Hyundai	3.51%

No other make accounts for more than 2.88% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Model

AART 2019-1
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	7.89%
Ram Pickup	4.39%
Grand Cherokee	3.64%
Sierra	3.23%
Wrangler	2.91%
Cruze	2.53%
Equinox	2.44%
Traverse	2.27%
Colorado	2.24%
Malibu	1.92%

No other model accounts for more than 1.49% of the Aggregate Amount Financed in the AART 2019-1 pool of receivables.

AART 2023-1(1)
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.11%
1500	3.46%
F-150	3.29%
Sierra	2.41%
Equinox	1.88%
Grand Cherokee	1.88%
2500	1.75%
Tahoe	1.40%
Cherokee	1.31%
Colorado	1.19%

No other model accounts for more than 1.17% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle model if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle model are as follows:

AART 2023-1
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.07%
1500	3.46%
F-150	3.29%
Sierra	2.48%
Equinox	1.89%
Grand Cherokee	1.88%
2500	1.80%
Tahoe	1.46%
Cherokee	1.30%
Colorado	1.19%

No other model accounts for more than 1.13% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

ALLY AUTO RECEIVABLES TRUST 2019-2

Initial Aggregate Amount Financed $1,120,998,037.60

		Net Loss Statistics
		Total for Month		Cumulative
Month	Prepayment Speeds	$	%	$	%
May-19	1.51	300.00	0.000027%	300.00	0.000027%
Jun-19	1.20	53,226.05	0.004748%	53,526.05	0.004775%
Jul-19	1.49	95,010.11	0.008475%	148,536.16	0.013250%
Aug-19	1.49	213,425.54	0.019039%	361,961.70	0.032289%
Sep-19	1.37	360,522.30	0.032161%	722,484.00	0.064450%
Oct-19	1.40	533,142.04	0.047560%	1,255,626.04	0.112010%
Nov-19	1.19	400,850.85	0.035758%	1,656,476.89	0.147768%
Dec-19	1.31	328,236.82	0.029281%	1,984,713.71	0.177049%
Jan-20	1.28	488,840.52	0.043608%	2,473,554.23	0.220656%
Feb-20	1.32	53,111.55	0.004738%	2,526,665.78	0.225394%
Mar-20	1.25	279,481.64	0.024932%	2,806,147.42	0.250326%
Apr-20	1.10	432,690.87	0.038599%	3,238,838.29	0.288925%
May-20	0.99	389,940.17	0.034785%	3,628,778.46	0.323710%
Jun-20	1.21	330,653.78	0.029496%	3,959,432.24	0.353206%
Jul-20	1.27	98,346.00	0.008773%	4,057,778.24	0.361979%
Aug-20	1.37	100,027.34	0.008923%	4,157,805.58	0.370902%
Sep-20	1.37	240,924.48	0.021492%	4,398,730.06	0.392394%
Oct-20	1.39	135,755.67	0.012110%	4,534,485.73	0.404504%
Nov-20	1.24	278,458.44	0.024840%	4,812,944.17	0.429345%
Dec-20	1.30	354,321.57	0.031608%	5,167,265.74	0.460952%
Jan-21	1.38	262,910.13	0.023453%	5,430,175.87	0.484405%
Feb-21	1.27	328,216.23	0.029279%	5,758,392.10	0.513684%
Mar-21	1.58	321,268.30	0.028659%	6,079,660.40	0.542344%
Apr-21	1.46	201,695.13	0.017992%	6,281,355.53	0.560336%
May-21	1.40	34,999.01	0.003122%	6,316,354.54	0.563458%
Jun-21	1.39	77,319.82	0.006897%	6,393,674.36	0.570356%
Jul-21	1.33	190,627.38	0.017005%	6,584,301.74	0.587361%
Aug-21	1.37	250,956.69	0.022387%	6,835,258.43	0.609748%
Sep-21	1.23	(12,507.63)	-0.001116%	6,822,750.80	0.608632%
Oct-21	1.28	136,067.77	0.012138%	6,958,818.57	0.620770%
Nov-21	1.14	59,219.29	0.005283%	7,018,037.86	0.626053%
Dec-21	1.27	233,890.98	0.020865%	7,251,928.84	0.646917%
Jan-22	1.13	(6,216.38)	-0.000555%	7,245,712.46	0.646363%
Feb-22	1.23	135,492.42	0.012087%	7,381,204.88	0.658449%
Mar 22	1.34	85,556.47	0.007632%	7,466,761.35	0.666082%
Apr-22	1.21	68,823.00	0.006139%	7,535,584.35	0.672221%
May-22	1.14	45,357.15	0.004046%	7,580,941.50	0.676267%
Jun-22	1.10	47,619.97	0.004248%	7,628,561.47	0.680515%
Jul-22	1.06	(48,541.26)	-0.004330%	7,580,020.21	0.676185%
Aug-22	1.16	52,216.04	0.004658%	7,632,236.25	0.680843%
Sep-22	1.03	178,554.67	0.015928%	7,810,790.92	0.696771%
Oct-22	0.97	90,607.22	0.008083%	7,901,398.14	0.704854%
Nov-22	0.94	51,657.96	0.004608%	7,953,056.10	0.709462%
Dec-22	0.95	145,910.89	0.013016%	8,098,966.99	0.722478%
Jan-23	1.01	253,352.66	0.022601%	8,352,319.65	0.745079%
Feb-23	0.83	45,647.28	0.004072%	8,397,966.93	0.749151%
Mar 23	1.01	16,309.44	0.001455%	8,414,276.37	0.750606%
Apr-23	Clean Up Call Exercised

AART 2019-2: Delinquency Data

Month	Units				$				% 61+ days delinquent
	31-60	61-90	91-120	121+	31-60	61-90	91-120	121+
May-19	305	6	—	—	5,083,896.57	101,487.64	—	—	0.009385%
Jun-19	445	69	2	—	7,198,552.58	1,243,622.68	38,238.61	—	0.122425%
Jul-19	452	115	18	—	7,347,492.79	1,934,492.08	235,655.00	—	0.215103%
Aug-19	494	110	32	1	8,154,582.43	1,832,041.23	492,685.25	23,854.60	0.241720%
Sep-19	470	111	25	1	7,914,191.73	1,854,078.39	421,308.38	29,055.44	0.245986%
Oct-19	526	109	30	—	8,416,969.94	2,060,213.32	368,546.70	—	0.269228%
Nov-19	557	128	32	—	9,099,713.51	2,236,389.63	572,415.13	—	0.322385%
Dec-19	604	132	39	—	9,160,477.11	2,224,117.88	614,546.64	—	0.338218%
Jan-20	603	173	43	8	8,988,368.80	2,626,865.74	678,698.39	175,309.57	0.430454%
Feb-20	575	144	44	2	8,743,575.01	2,036,806.83	597,241.83	34,035.34	0.342910%
Mar-20	448	122	54	3	6,354,699.20	1,749,551.08	690,208.23	56,522.65	0.333322%
Apr-20	217	74	35	4	3,142,149.84	1,081,842.75	331,446.35	72,596.71	0.205683%
May-20	204	36	18	2	2,721,003.16	468,110.43	175,054.58	23,546.93	0.095570%
Jun-20	228	46	15	9	3,052,650.51	741,283.37	152,739.92	8.21	0.133234%
Jul-20	280	67	17	8	4,140,545.65	848,153.43	234,822.03	6.14	0.168131%
Aug-20	402	94	28	—	6,095,537.16	1,369,366.28	329,729.91	—	0.275475%
Sep-20	423	129	36	1	6,314,865.80	1,741,906.05	454,649.26	23,759.72	0.376205%
Oct-20	451	155	38	2	6,914,379.22	2,502,698.32	498,574.56	3,017.16	0.532727%
Nov-20	430	165	54	4	6,220,019.43	2,573,163.19	708,918.06	44,971.78	0.615874%
Dec-20	463	137	52	4	6,669,631.14	2,120,241.39	815,882.90	32,857.19	0.575096%
Jan-21	341	137	35	4	4,973,554.38	2,085,715.97	477,898.53	13,539.18	0.523849%
Feb-21	326	136	30	3	4,520,816.49	1,947,628.54	370,323.53	4,220.55	0.494477%
Mar-21	253	69	21	3	3,818,023.41	975,470.48	151,615.16	17,582.59	0.258053%
Apr-21	234	67	20	1	3,217,365.84	918,351.46	228,859.20	42.59	0.272924%
May-21	277	74	23	2	4,006,473.03	981,629.18	265,772.03	18,565.78	0.317704%
Jun-21	268	100	20	2	3,572,660.16	1,517,686.06	241,077.52	18,565.78	0.471009%
Jul-21	292	72	33	3	3,876,623.91	1,052,211.52	416,854.35	25,545.88	0.418150%
Aug-21	314	92	19	3	4,190,576.59	1,168,795.63	178,333.23	25,545.88	0.406405%
Sep-21	340	94	28	1	4,296,460.61	1,364,544.13	319,710.81	42.59	0.526151%
Oct-21	333	99	31	1	4,202,617.65	1,151,813.60	294,294.91	42.59	0.478227%
Nov-21	333	98	33	1	4,366,961.01	1,302,339.42	245,173.44	42.59	0.540045%
Dec-21	326	99	23	1	3,914,689.64	1,496,582.60	204,610.49	42.59	0.629941%
Jan-22	357	93	39	1	4,338,353.50	1,129,478.31	604,463.43	42.59	0.679198%
Feb-22	316	91	20	2	3,938,109.76	1,120,089.24	208,013.45	13,389.61	0.558457%
Mar 22	293	74	13	1	3,569,538.14	940,449.50	147,524.21	42.59	0.484617%
Apr-22	267	92	16	2	3,134,645.01	1,148,968.06	169,367.18	756.49	0.626252%
May-22	286	84	21	1	3,243,237.02	1,039,693.05	286,438.26	42.59	0.671002%
Jun-22	355	92	19	1	3,863,612.29	1,083,424.21	208,138.01	42.59	0.696721%
Jul-22	337	104	24	1	3,683,269.51	1,163,918.42	268,345.15	42.59	0.824741%
Aug-22	302	115	27	1	3,155,928.25	1,172,947.96	334,818.93	42.59	0.931887%
Sep-22	300	102	22	1	3,068,641.80	1,048,964.13	174,836.32	42.59	0.809974%
Oct-22	361	95	19	1	3,518,461.67	997,349.92	171,147.47	42.59	0.829042%
Nov-22	316	121	18	1	2,998,009.77	1,232,617.27	125,571.30	42.59	1.034562%
Dec-22	322	105	34	1	3,122,470.67	1,085,729.75	317,135.80	42.59	1.150996%
Jan-23	300	89	19	1	2,745,850.65	902,392.75	159,810.82	42.59	0.943087%
Feb-23	307	78	15	1	2,700,151.85	784,847.61	147,082.38	42.59	0.892729%
Mar 23	279	88	19	1	2,466,089.55	874,000.78	118,971.16	42.59	1.036781%

Initial Receivables Pool Characteristics

	AART 2019-2	AART 2023-1(1)
Weighted Average APR	7.00%	8.68%
Aggregate Amount Financed	$1,120,998,037.60	$1,121,998,940.08
Number of Contracts in Pool	66,351	50,424
Average Amount Financed	$16,894.97	$22,251.29
Weighted Average Original Maturity (in Months)	66.15	69.39
Weighted Average Remaining Maturity (in Months)	56.60	59.78
Percentage of Receivables with Original Maturities > 60 Months	66.85%	78.55%
Percentage of New Vehicles	70.00%	41.58%
Percentage of Non-Subvented Receivables	99.61%	98.32%
Weighted Average FICO Score	736.78	730.00
Weighted Average Loan-to-Value	93.20	95.54
Cutoff Date	May 1, 2019	June 1, 2023

(1)

Represents the initial receivables pool characteristics if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the receivables pool characteristics are as follows:

AART 2023-1
Weighted Average APR	8.68%
Aggregate Amount Financed	$1,595,315,144.01
Number of Contracts in Pool	71,586
Average Amount Financed	$22,285.30
Weighted Average Original Maturity (in Months)	69.36
Weighted Average Remaining Maturity (in Months)	59.75
Percentage of Receivables with Original Maturities > 60 Months	78.41%
Percentage of New Vehicles	41.61%
Percentage of Non-Subvented Receivables	98.36%
Weighted Average FICO Score	729.80
Weighted Average Loan-to-Value	95.54
Cutoff Date	June 1, 2023

Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	AART 2019-2			AART 2023-1(1)
	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	569	$3,498,603.27	0.31%	208	$7,545,557.43	0.67%
1.01% to 2.00%	81	$916,720.32	0.08%	184	$8,350,221.92	0.74%
2.01% to 3.00%	1,866	$19,498,160.54	1.74%	89	$3,467,775.94	0.31%
3.01% to 4.00%	6,996	$124,925,070.35	11.14%	1,049	$13,502,292.99	1.20%
4.01% to 5.00%	9,934	$181,633,462.87	16.20%	2,782	$44,366,552.37	3.95%
5.01% to 6.00%	9,953	$182,091,088.84	16.24%	4,910	$93,940,306.08	8.37%
6.01% to 7.00%	9,909	$179,697,760.95	16.03%	7,906	$169,167,657.35	15.08%
7.01% to 8.00%	8,328	$139,695,606.67	12.46%	7,911	$187,951,908.11	16.75%
8.01% to 9.00%	5,776	$90,881,007.11	8.11%	7,526	$188,985,092.15	16.84%
9.01% to 10.00%	4,281	$67,196,492.54	5.99%	6,454	$157,112,148.31	14.00%
10.01% to 11.00%	3,098	$48,306,358.84	4.31%	3,856	$89,746,784.47	8.00%
11.01% to 12.00%	2,233	$33,523,593.61	2.99%	2,475	$54,698,029.92	4.88%
12.01% to 13.00%	1,578	$24,071,489.99	2.15%	1,756	$37,637,197.65	3.35%
13.01% to 14.00%	946	$14,308,645.18	1.28%	1,167	$24,071,624.05	2.15%
14.01% to 15.00%	472	$6,920,914.51	0.62%	731	$14,848,528.80	1.32%
15.01% to 16.00%	229	$2,830,751.56	0.25%	523	$10,116,547.61	0.90%
16.01% to 17.00%	76	$785,591.63	0.07%	321	$6,255,545.11	0.56%
17.01% to 18.00%	19	$167,890.62	0.01%	273	$5,258,284.17	0.47%
18.01% to 19.00%	7	$48,828.20	0.00%	117	$1,983,569.06	0.18%
19.01% to 20.00%	—	$—	—%	92	$1,642,263.94	0.15%
20.01% to 21.00%	—	$—	—%	51	$701,891.75	0.06%
21.01% to 22.00%	—	$—	—%	20	$344,863.63	0.03%
22.01% to 23.00%	—	$—	—%	8	$112,831.28	0.01%
23.01% to 24.00%	—	$—	—%	11	$151,093.55	0.01%
24.01% to 25.00%	—	$—	—%	4	$40,372.44	0.00%

Total	66,351	$1,120,998,037.60	100.00%	50,424	$1,121,998,940.08	100.00%

(1)

Represents the distribution of the initial receivables pool by annual percentage rate if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by annual percentage rate are as follows:

Annual Percentage Rate Range	AART 2023-1
	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	289	$10,583,362.00	0.66%
1.01% to 2.00%	263	$11,949,938.67	0.75%
2.01% to 3.00%	117	$4,457,681.06	0.28%
3.01% to 4.00%	1,503	$19,547,190.43	1.23%
4.01% to 5.00%	4,017	$63,650,926.35	3.99%
5.01% to 6.00%	6,871	$131,303,534.03	8.23%
6.01% to 7.00%	11,183	$240,033,196.64	15.05%
7.01% to 8.00%	11,422	$270,088,398.12	16.93%
8.01% to 9.00%	10,686	$269,625,331.95	16.90%
9.01% to 10.00%	9,126	$223,181,204.07	13.99%
10.01% to 11.00%	5,452	$127,006,343.26	7.96%
11.01% to 12.00%	3,532	$78,454,121.59	4.92%
12.01% to 13.00%	2,427	$52,082,498.29	3.26%
13.01% to 14.00%	1,643	$33,897,017.33	2.12%
14.01% to 15.00%	1,043	$21,633,633.18	1.36%
15.01% to 16.00%	734	$14,344,206.77	0.90%

16.01% to 17.00%	475	$9,069,585.70	0.57%
17.01% to 18.00%	378	$7,301,778.63	0.46%
18.01% to 19.00%	165	$2,825,960.26	0.18%
19.01% to 20.00%	128	$2,301,155.13	0.14%
20.01% to 21.00%	67	$994,255.46	0.06%
21.01% to 22.00%	28	$463,973.27	0.03%
22.01% to 23.00%	17	$253,323.51	0.02%
23.01% to 24.00%	14	$207,090.08	0.01%
24.01% to 25.00%	6	$59,438.23	0.00%

Total	71,586	$1,595,315,144.01	100.00%

Distribution of the Initial Receivables Pool by State

The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables for each of these pools. The following breakdown by state is based on the billing addresses of the obligors on the initial receivables:

AART 2019-2
State	Percentage of Aggregate Amount Financed
Texas	12.52%
California	10.37%
Florida	8.98%
Pennsylvania	4.61%
Illinois	4.55%
North Carolina	3.95%

The AART 2019-2 pool of receivables includes receivables originated in all 50 states and the District of Columbia. No other state accounts for more than 3.73% of the Aggregate Amount Financed for the AART 2019-2 pool of receivables.

AART 2023-1(1)
State	Percentage of Aggregate Amount Financed
Texas	13.36%
Florida	9.49%
California	6.21%
Pennsylvania	5.64%
New Jersey	4.53%
North Carolina	4.52%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.78% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by state if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by state are as follows:

AART 2023-1
State	Percentage of Aggregate Amount Financed
Texas	13.41%
Florida	9.70%
California	6.17%
Pennsylvania	5.72%
North Carolina	4.58%
New Jersey	4.45%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.64% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Make

AART 2019-2
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	24.02%
Ford	10.94%
Jeep	8.97%
GMC	7.55%
Ram	7.00%
Toyota	5.30%
Nissan	5.08%
Hyundai	4.54%
Honda	4.01%
Kia	4.00%

No other make accounts for more than 3.71% of the Aggregate Amount Financed in the AART 2019-2 pool of receivables.

AART 2023-1(1)
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.45%
Ford	12.20%
Ram	7.14%
Jeep	7.09%
Toyota-Scion	5.68%
GMC	5.59%
Honda	4.51%
Nissan	4.38%
Kia	3.87%
Hyundai	3.55%

No other make accounts for more than 2.90% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle make if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle make are as follows:

AART 2023-1
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.29%
Ford	12.24%
Ram	7.25%
Jeep	7.12%
GMC	5.71%
Toyota-Scion	5.65%
Honda	4.53%
Nissan	4.32%
Kia	3.91%
Hyundai	3.51%

No other make accounts for more than 2.88% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Model

AART 2019-2
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.66%
Ram Pickup	4.95%
Sierra	3.74%
Grand Cherokee	3.61%
Wrangler	2.90%
Traverse	2.66%
Equinox	2.34%
Colorado	2.29%
Cruze	2.09%
F-150	1.70%

No other model accounts for more than 1.68% of the Aggregate Amount Financed in the AART 2019-2 pool of receivables.

AART 2023-1(1)
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.11%
1500	3.46%
F-150	3.29%
Sierra	2.41%
Equinox	1.88%
Grand Cherokee	1.88%
2500	1.75%
Tahoe	1.40%
Cherokee	1.31%
Colorado	1.19%

No other model accounts for more than 1.17% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle model if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle model are as follows:

AART 2023-1
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.07%
1500	3.46%
F-150	3.29%
Sierra	2.48%
Equinox	1.89%
Grand Cherokee	1.88%
2500	1.80%
Tahoe	1.46%
Cherokee	1.30%
Colorado	1.19%

No other model accounts for more than 1.13% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

ALLY AUTO RECEIVABLES TRUST 2019-3

Initial Aggregate Amount Financed $1,120,998,466.76

		Net Loss Statistics
		Total for Month		Cumulative
Month	Prepayment Speeds	$	%	$	%
Aug-19	1.57	5,910.81	0.000527%	5,910.81	0.000527%
Sep-19	1.44	34,250.06	0.003055%	40,160.87	0.003583%
Oct-19	1.45	112,565.96	0.010042%	152,726.83	0.013624%
Nov-19	1.29	212,232.81	0.018932%	364,959.64	0.032557%
Dec-19	1.45	446,410.24	0.039823%	811,369.88	0.072379%
Jan-20	1.28	418,275.88	0.037313%	1,229,645.76	0.109692%
Feb-20	1.35	316,400.85	0.028225%	1,546,046.61	0.137917%
Mar-20	1.31	325,858.77	0.029069%	1,871,905.38	0.166986%
Apr-20	1.18	228,594.21	0.020392%	2,100,499.59	0.187378%
May-20	1.06	349,844.29	0.031208%	2,450,343.88	0.218586%
Jun-20	1.28	200,936.05	0.017925%	2,651,279.93	0.236511%
Jul-20	1.45	149,100.79	0.013301%	2,800,380.72	0.249811%
Aug-20	1.32	131,901.57	0.011766%	2,932,282.29	0.261578%
Sep-20	1.42	162,674.15	0.014512%	3,094,956.44	0.276089%
Oct-20	1.40	167,751.91	0.014965%	3,262,708.35	0.291054%
Nov-20	1.30	369,549.16	0.032966%	3,632,257.51	0.324020%
Dec-20	1.38	367,958.94	0.032824%	4,000,216.45	0.356844%
Jan-21	1.40	476,040.82	0.042466%	4,476,257.27	0.399310%
Feb-21	1.22	197,321.15	0.017602%	4,673,578.42	0.416912%
Mar-21	1.67	402,348.56	0.035892%	5,075,926.98	0.452804%
Apr-21	1.47	145,375.61	0.012968%	5,221,302.59	0.465773%
May-21	1.44	167,566.62	0.014948%	5,388,869.21	0.480720%
Jun-21	1.51	(18,572.34)	-0.001657%	5,370,296.87	0.479064%
Jul-21	1.40	94,438.10	0.008424%	5,464,734.97	0.487488%
Aug-21	1.46	206,188.92	0.018393%	5,670,923.89	0.505882%
Sep-21	1.33	34,157.29	0.003047%	5,705,081.18	0.508929%
Oct-21	1.22	161,891.48	0.014442%	5,866,972.66	0.523370%
Nov-21	1.31	163,847.49	0.014616%	6,030,820.15	0.537986%
Dec-21	1.31	118,270.85	0.010550%	6,149,091.00	0.548537%
Jan-22	1.16	246,727.76	0.022010%	6,395,818.76	0.570547%
Feb-22	1.27	108,637.67	0.009691%	6,504,456.43	0.580238%
Mar 22	1.35	64,324.36	0.005738%	6,568,780.79	0.585976%
Apr-22	1.20	(56,947.62)	-0.005080%	6,511,833.17	0.580896%
May-22	1.21	80,578.01	0.007188%	6,592,411.18	0.588084%
Jun-22	1.16	88,774.72	0.007919%	6,681,185.90	0.596003%
Jul-22	1.07	118,275.96	0.010551%	6,799,461.86	0.606554%
Aug-22	1.16	16,553.65	0.001477%	6,816,015.51	0.608031%
Sep-22	1.03	31,899.69	0.002846%	6,847,915.20	0.610876%
Oct-22	1.05	99,110.06	0.008841%	6,947,025.26	0.619718%
Nov-22	0.92	25,708.31	0.002293%	6,972,733.57	0.622011%
Dec-22	1.05	124,704.96	0.011124%	7,097,438.53	0.633135%
Jan-23	0.97	83,933.07	0.007487%	7,181,371.60	0.640623%
Feb-23	0.96	128,970.69	0.011505%	7,310,342.29	0.652128%
Mar 23	1.05	(58,768.43)	-0.005243%	7,251,573.86	0.646885%
Apr-23	0.98	42,207.89	0.003765%	7,293,781.75	0.650650%
May-23	1.02	26,803.02	0.002391%	7,320,584.77	0.653041%

AART 2019-3: Delinquency Data

Month	Units				$				% 61+ days delinquent
	31-60	61-90	91-120	121+	31-60	61-90	91-120	121+
Aug-19	377	6	—	—	5,932,919.17	120,960.92	—	—	0.011197%
Sep-19	391	91	4	—	6,363,949.07	1,370,766.61	49,264.31	—	0.136250%
Oct-19	469	86	28	—	7,566,540.50	1,232,563.47	408,254.55	—	0.163364%
Nov-19	496	108	25	—	8,130,015.23	1,597,782.77	428,574.38	—	0.208957%
Dec-19	531	99	33	—	8,328,122.84	1,608,076.35	464,457.67	—	0.222043%
Jan-20	557	124	36	3	8,445,875.64	1,985,638.88	562,244.11	43,177.48	0.287776%
Feb-20	511	119	31	4	7,997,019.54	1,777,170.49	462,666.35	66,779.56	0.265978%
Mar-20	428	99	29	5	6,212,883.37	1,562,058.70	340,517.64	88,007.91	0.238388%
Apr-20	231	66	26	5	3,214,606.32	925,225.71	351,549.06	78,688.93	0.168251%
May-20	198	53	18	4	2,470,229.31	587,246.48	192,255.90	62,933.88	0.108255%
Jun-20	229	60	22	6	3,188,540.44	728,431.70	192,772.51	91,155.44	0.135189%
Jul-20	299	61	25	5	4,251,764.32	819,743.18	265,436.47	79,934.73	0.162288%
Aug-20	379	117	28	5	6,088,289.97	1,588,169.02	322,979.74	66,978.14	0.286815%
Sep-20	409	114	47	7	6,508,610.42	1,662,504.56	582,205.26	71,161.45	0.350414%
Oct-20	407	140	37	9	6,030,314.46	2,161,361.20	578,248.71	113,980.68	0.450892%
Nov-20	432	141	46	9	6,440,374.08	2,153,781.84	610,936.89	163,529.12	0.482412%
Dec-20	417	147	52	9	6,184,821.20	2,186,503.89	861,669.82	120,587.45	0.545753%
Jan-21	354	111	36	5	5,126,676.95	1,649,722.00	527,507.40	43,079.36	0.400247%
Feb-21	312	135	25	6	4,747,990.55	2,050,945.46	385,911.35	45,124.53	0.466872%
Mar-21	263	70	22	4	4,115,528.17	1,006,692.63	355,527.19	19,929.50	0.274765%
Apr-21	224	68	9	5	3,273,110.22	995,382.07	98,360.15	40,744.20	0.237191%
May-21	292	53	30	5	4,376,847.89	716,158.53	437,427.02	40,744.20	0.262709%
Jun-21	298	75	14	3	4,261,548.23	1,028,549.83	149,512.48	19,492.39	0.278020%
Jul-21	321	87	28	3	4,368,353.22	1,268,904.18	310,407.61	19,926.83	0.391115%
Aug-21	293	82	22	4	4,091,836.61	1,118,023.57	222,074.68	34,723.87	0.355277%
Sep-21	311	90	21	2	4,444,299.11	1,176,837.82	219,763.14	26,723.45	0.387604%
Oct-21	319	102	27	3	4,111,668.99	1,398,827.84	375,643.70	45,705.72	0.521468%
Nov-21	309	91	26	3	4,060,296.02	1,129,105.52	250,976.65	18,221.41	0.422889%
Dec-21	319	100	32	1	4,106,286.38	1,268,425.72	331,606.70	6,850.66	0.513797%
Jan-22	306	107	24	3	3,710,906.97	1,435,276.32	226,205.86	48,936.83	0.576461%
Feb-22	284	78	24	1	3,570,257.80	962,239.77	230,755.15	6,850.66	0.428177%
Mar 22	264	80	12	1	3,178,785.72	975,921.10	118,323.91	6,850.66	0.418104%
Apr-22	285	78	16	1	3,344,034.88	938,464.98	166,048.94	6,850.66	0.447172%
May-22	303	75	20	2	3,440,387.85	946,042.42	173,763.91	22,098.93	0.487978%
Jun-22	304	89	21	1	3,310,587.41	1,040,037.59	166,528.57	6,850.66	0.550532%
Jul-22	343	91	21	1	4,024,056.48	932,725.48	236,056.36	6,850.66	0.565724%
Aug-22	320	107	16	2	3,471,590.01	1,180,001.55	164,278.51	16,778.25	0.697907%
Sep-22	332	73	36	3	3,398,090.34	809,490.77	338,751.40	23,319.21	0.638616%
Oct-22	324	91	20	3	3,520,709.35	981,246.30	158,023.05	23,251.45	0.675720%
Nov-22	316	96	24	2	3,160,311.44	1,139,671.21	185,315.23	16,710.49	0.829878%
Dec-22	321	96	22	3	3,068,609.51	917,472.34	195,503.38	18,358.24	0.749532%
Jan-23	284	96	20	2	2,659,009.84	835,012.97	187,422.23	16,283.94	0.736722%
Feb-23	277	76	18	3	2,908,213.01	741,429.71	106,503.56	16,167.07	0.657463%
Mar 23	261	71	19	4	2,487,265.07	732,115.30	124,179.71	26,259.29	0.725060%
Apr-23	259	74	25	4	2,415,231.31	692,699.54	195,358.06	17,278.45	0.802601%
May-23	249	76	18	4	2,258,426.04	624,556.53	90,365.70	17,278.45	0.703669%

Initial Receivables Pool Characteristics

	AART 2019-3	AART 2023-1(1)
Weighted Average APR	7.00%	8.68%
Aggregate Amount Financed	$1,120,998,466.76	$1,121,998,940.08
Number of Contracts in Pool	67,198	50,424
Average Amount Financed	$16,682.02	$22,251.29
Weighted Average Original Maturity (in Months)	66.15	69.39
Weighted Average Remaining Maturity (in Months)	56.63	59.78
Percentage of Receivables with Original Maturities > 60 Months	67.02%	78.55%
Percentage of New Vehicles	70.00%	41.58%
Percentage of Non-Subvented Receivables	99.59%	98.32%
Weighted Average FICO Score	736.72	730.00
Weighted Average Loan-to-Value	93.49	95.54
Cutoff Date	August 1, 2019	June 1, 2023

(1)

Represents the initial receivables pool characteristics if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the receivables pool characteristics are as follows:

AART 2023-1
Weighted Average APR	8.68%
Aggregate Amount Financed	$1,595,315,144.01
Number of Contracts in Pool	71,586
Average Amount Financed	$22,285.30
Weighted Average Original Maturity (in Months)	69.36
Weighted Average Remaining Maturity (in Months)	59.75
Percentage of Receivables with Original Maturities > 60 Months	78.41%
Percentage of New Vehicles	41.61%
Percentage of Non-Subvented Receivables	98.36%
Weighted Average FICO Score	729.80
Weighted Average Loan-to-Value	95.54
Cutoff Date	June 1, 2023

Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	AART 2019-3			AART 2023-1(1)
	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	577	$3,412,227.20	0.30%	208	$7,545,557.43	0.67%
1.01% to 2.00%	88	$983,750.63	0.09%	184	$8,350,221.92	0.74%
2.01% to 3.00%	1,691	$15,012,038.40	1.34%	89	$3,467,775.94	0.31%
3.01% to 4.00%	6,186	$103,466,026.03	9.23%	1,049	$13,502,292.99	1.20%
4.01% to 5.00%	9,736	$173,948,497.93	15.52%	2,782	$44,366,552.37	3.95%
5.01% to 6.00%	10,311	$185,068,498.49	16.51%	4,910	$93,940,306.08	8.37%
6.01% to 7.00%	11,038	$205,579,020.26	18.34%	7,906	$169,167,657.35	15.08%
7.01% to 8.00%	9,118	$157,091,621.28	14.01%	7,911	$187,951,908.11	16.75%
8.01% to 9.00%	6,243	$99,480,680.97	8.87%	7,526	$188,985,092.15	16.84%
9.01% to 10.00%	4,275	$65,081,048.52	5.81%	6,454	$157,112,148.31	14.00%
10.01% to 11.00%	2,857	$41,731,760.94	3.72%	3,856	$89,746,784.47	8.00%
11.01% to 12.00%	2,014	$29,040,274.00	2.59%	2,475	$54,698,029.92	4.88%
12.01% to 13.00%	1,347	$18,627,626.11	1.66%	1,756	$37,637,197.65	3.35%
13.01% to 14.00%	852	$11,930,040.78	1.06%	1,167	$24,071,624.05	2.15%
14.01% to 15.00%	495	$6,465,292.94	0.58%	731	$14,848,528.80	1.32%
15.01% to 16.00%	247	$2,820,391.16	0.25%	523	$10,116,547.61	0.90%
16.01% to 17.00%	96	$1,061,818.30	0.09%	321	$6,255,545.11	0.56%
17.01% to 18.00%	25	$185,429.18	0.02%	273	$5,258,284.17	0.47%
18.01% to 19.00%	2	$12,423.64	0.00%	117	$1,983,569.06	0.18%
19.01% to 20.00%	—	$—	—%	92	$1,642,263.94	0.15%
20.01% to 21.00%	—	$—	—%	51	$701,891.75	0.06%
21.01% to 22.00%	—	$—	—%	20	$344,863.63	0.03%
22.01% to 23.00%	—	$—	—%	8	$112,831.28	0.01%
23.01% to 24.00%	—	$—	—%	11	$151,093.55	0.01%
24.01% to 25.00%	—	$—	—%	4	$40,372.44	0.00%

Total	67,198	$1,120,998,466.76	100.00%	50,424	$1,121,998,940.08	100.00%

(1)

Represents the distribution of the initial receivables pool by annual percentage rate if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by annual percentage rate are as follows:

Annual Percentage Rate Range	AART 2023-1
	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	289	$10,583,362.00	0.66%
1.01% to 2.00%	263	$11,949,938.67	0.75%
2.01% to 3.00%	117	$4,457,681.06	0.28%
3.01% to 4.00%	1,503	$19,547,190.43	1.23%
4.01% to 5.00%	4,017	$63,650,926.35	3.99%
5.01% to 6.00%	6,871	$131,303,534.03	8.23%
6.01% to 7.00%	11,183	$240,033,196.64	15.05%
7.01% to 8.00%	11,422	$270,088,398.12	16.93%
8.01% to 9.00%	10,686	$269,625,331.95	16.90%
9.01% to 10.00%	9,126	$223,181,204.07	13.99%
10.01% to 11.00%	5,452	$127,006,343.26	7.96%
11.01% to 12.00%	3,532	$78,454,121.59	4.92%
12.01% to 13.00%	2,427	$52,082,498.29	3.26%
13.01% to 14.00%	1,643	$33,897,017.33	2.12%
14.01% to 15.00%	1,043	$21,633,633.18	1.36%
15.01% to 16.00%	734	$14,344,206.77	0.90%

16.01% to 17.00%	475	$9,069,585.70	0.57%
17.01% to 18.00%	378	$7,301,778.63	0.46%
18.01% to 19.00%	165	$2,825,960.26	0.18%
19.01% to 20.00%	128	$2,301,155.13	0.14%
20.01% to 21.00%	67	$994,255.46	0.06%
21.01% to 22.00%	28	$463,973.27	0.03%
22.01% to 23.00%	17	$253,323.51	0.02%
23.01% to 24.00%	14	$207,090.08	0.01%
24.01% to 25.00%	6	$59,438.23	0.00%

Total	71,586	$1,595,315,144.01	100.00%

Distribution of the Initial Receivables Pool by State

The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables for each of these pools. The following breakdown by state is based on the billing addresses of the obligors on the initial receivables:

AART 2019-3
State	Percentage of Aggregate Amount Financed
Texas	13.03%
California	10.26%
Florida	9.03%
Pennsylvania	4.51%
Illinois	4.35%
North Carolina	3.95%

The AART 2019-3 pool of receivables includes receivables originated in all 50 states and the District of Columbia. No other state accounts for more than 3.73% of the Aggregate Amount Financed for the AART 2019-3 pool of receivables.

AART 2023-1(1)
State	Percentage of Aggregate Amount Financed
Texas	13.36%
Florida	9.49%
California	6.21%
Pennsylvania	5.64%
New Jersey	4.53%
North Carolina	4.52%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.78% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by state if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by state are as follows:

AART 2023-1
State	Percentage of Aggregate Amount Financed
Texas	13.41%
Florida	9.70%
California	6.17%
Pennsylvania	5.72%
North Carolina	4.58%
New Jersey	4.45%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.64% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Make

AART 2019-3
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	23.62%
Ford	11.80%
Jeep	8.87%
GMC	7.41%
Ram	6.80%
Toyota	5.13%
Nissan	5.06%
Hyundai	4.45%
Honda	4.37%
Kia	3.95%

No other make accounts for more than 3.50% of the Aggregate Amount Financed in the AART 2019-3 pool of receivables.

AART 2023-1(1)
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.45%
Ford	12.20%
Ram	7.14%
Jeep	7.09%
Toyota-Scion	5.68%
GMC	5.59%
Honda	4.51%
Nissan	4.38%
Kia	3.87%
Hyundai	3.55%

No other make accounts for more than 2.90% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle make if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle make are as follows:

AART 2023-1
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.29%
Ford	12.24%
Ram	7.25%
Jeep	7.12%
GMC	5.71%
Toyota-Scion	5.65%
Honda	4.53%
Nissan	4.32%
Kia	3.91%
Hyundai	3.51%

No other make accounts for more than 2.88% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Model

AART 2019-3
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.44%
Ram Pickup	5.00%
Sierra	3.60%
Wrangler	3.21%
Grand Cherokee	3.10%
Colorado	2.46%
Equinox	2.41%
Traverse	2.39%
F-150	1.95%
Cruze	1.85%

No other model accounts for more than 1.65% of the Aggregate Amount Financed in the AART 2019-3 pool of receivables.

AART 2023-1(1)
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.11%
1500	3.46%
F-150	3.29%
Sierra	2.41%
Equinox	1.88%
Grand Cherokee	1.88%
2500	1.75%
Tahoe	1.40%
Cherokee	1.31%
Colorado	1.19%

No other model accounts for more than 1.17 % of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle model if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle model are as follows:

AART 2023-1
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.07%
1500	3.46%
F-150	3.29%
Sierra	2.48%
Equinox	1.89%
Grand Cherokee	1.88%
2500	1.80%
Tahoe	1.46%
Cherokee	1.30%
Colorado	1.19%

No other model accounts for more than 1.13% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

ALLY AUTO RECEIVABLES TRUST 2019-4

Initial Aggregate Amount Financed $1,050,522,784.44

		Net Loss Statistics
		Total for Month		Cumulative
Month	Prepayment Speeds	$	%	$	%
Nov-19	1.38	—	0.000000%	—	0.000000%
Dec-19	1.55	28,250.29	0.002689%	28,250.29	0.002689%
Jan-20	1.38	42,599.65	0.004055%	70,849.94	0.006744%
Feb-20	1.41	183,185.53	0.017438%	254,035.47	0.024182%
Mar-20	1.42	232,207.27	0.022104%	486,242.74	0.046286%
Apr-20	1.16	186,955.11	0.017796%	673,197.85	0.064082%
May-20	1.10	143,722.25	0.013681%	816,920.10	0.077763%
Jun-20	1.23	155,138.59	0.014768%	972,058.69	0.092531%
Jul-20	1.36	227,765.02	0.021681%	1,199,823.71	0.114212%
Aug-20	1.43	99,047.86	0.009428%	1,298,871.57	0.123640%
Sep-20	1.41	132,873.05	0.012648%	1,431,744.62	0.136289%
Oct-20	1.47	179,208.11	0.017059%	1,610,952.73	0.153348%
Nov-20	1.30	262,460.93	0.024984%	1,873,413.66	0.178332%
Dec-20	1.44	282,687.06	0.026909%	2,156,100.72	0.205241%
Jan-21	1.45	296,387.40	0.028213%	2,452,488.12	0.233454%
Feb-21	1.28	234,090.63	0.022283%	2,686,578.75	0.255737%
Mar-21	1.67	132,406.41	0.012604%	2,818,985.16	0.268341%
Apr-21	1.53	98,704.87	0.009396%	2,917,690.03	0.277737%
May-21	1.45	263,040.45	0.025039%	3,180,730.48	0.302776%
Jun-21	1.56	139,455.23	0.013275%	3,320,185.71	0.316051%
Jul-21	1.45	27,714.48	0.002638%	3,347,900.19	0.318689%
Aug-21	1.43	223,181.95	0.021245%	3,571,082.14	0.339934%
Sep-21	1.31	212,725.43	0.020249%	3,783,807.57	0.360183%
Oct-21	1.33	101,436.86	0.009656%	3,885,244.43	0.369839%
Nov-21	1.32	147,629.30	0.014053%	4,032,873.73	0.383892%
Dec-21	1.33	54,831.96	0.005219%	4,087,705.69	0.389112%
Jan-22	1.16	230,714.56	0.021962%	4,318,420.25	0.411073%
Feb-22	1.25	27,832.07	0.002649%	4,346,252.32	0.413723%
Mar 22	1.40	57,151.72	0.005440%	4,403,404.04	0.419163%
Apr-22	1.27	(11,057.95)	-0.001053%	4,392,346.09	0.418111%
May-22	1.21	(50,726.11)	-0.004829%	4,341,619.98	0.413282%
Jun-22	1.15	(10,251.81)	-0.000976%	4,331,368.17	0.412306%
Jul-22	1.11	73,452.83	0.006992%	4,404,821.00	0.419298%
Aug-22	1.30	30,734.25	0.002926%	4,435,555.25	0.422224%
Sep-22	1.12	127,898.69	0.012175%	4,563,453.94	0.434398%
Oct-22	1.03	137,189.32	0.013059%	4,700,643.26	0.447458%
Nov-22	1.01	3,516.77	0.000335%	4,704,160.03	0.447792%
Dec-22	0.99	105,638.28	0.010056%	4,809,798.31	0.457848%
Jan-23	1.04	(3,851.44)	-0.000367%	4,805,946.87	0.457481%
Feb-23	0.98	14,204.11	0.001352%	4,820,150.98	0.458834%
Mar 23	1.14	79,636.79	0.007581%	4,899,787.77	0.466414%
Apr-23	0.96	95,037.25	0.009047%	4,994,825.02	0.475461%
May-23	1.02	41,787.58	0.003978%	5,036,612.60	0.479439%

AART 2019-4: Delinquency Data

Month	Units				$				% 61+ days delinquent
	31-60	61-90	91-120	121+	31-60	61-90	91-120	121+
Nov-19	414	3	—	—	5,968,884.62	29,836.79	—	—	0.002953%
Dec-19	486	77	1	—	6,754,865.61	1,115,187.80	3,451.86	—	0.115545%
Jan-20	522	124	31	—	6,911,854.42	1,852,284.83	342,130.41	—	0.236072%
Feb-20	476	102	39	1	6,680,833.79	1,345,270.10	432,245.61	36,147.34	0.203474%
Mar-20	421	87	37	4	5,724,041.49	1,208,198.18	412,161.77	105,361.89	0.202150%
Apr-20	239	45	27	2	3,085,127.27	614,429.43	347,340.14	39,003.82	0.121910%
May-20	181	44	18	1	2,263,799.13	590,449.31	250,411.07	5,644.35	0.107214%
Jun-20	229	35	13	7	2,922,867.25	455,606.90	115,991.25	18,748.41	0.077923%
Jul-20	272	51	15	7	3,432,010.85	746,945.04	209,879.46	13,103.81	0.133799%
Aug-20	373	97	21	1	4,775,505.37	1,419,181.36	296,588.66	3,964.06	0.248317%
Sep-20	370	90	30	4	5,196,947.31	1,185,098.84	388,723.54	47,414.56	0.245027%
Oct-20	365	123	30	2	4,817,684.32	1,728,383.21	382,947.52	6,158.00	0.335631%
Nov-20	409	115	32	3	5,100,179.14	1,485,377.20	495,120.16	6,183.30	0.329195%
Dec-20	408	122	32	5	5,256,025.04	1,535,147.11	422,343.58	25,957.46	0.344861%
Jan-21	327	115	28	3	4,153,590.59	1,545,430.80	277,017.42	6,183.30	0.333870%
Feb-21	323	85	37	5	4,140,134.13	985,741.90	429,889.88	6,240.29	0.271770%
Mar-21	242	54	14	5	3,099,051.35	783,150.67	100,946.19	6,240.29	0.180148%
Apr-21	195	54	13	4	2,846,256.36	602,761.79	101,753.18	3,042.95	0.151026%
May-21	258	45	15	5	3,557,920.45	678,462.59	122,873.28	10,261.14	0.182567%
Jun-21	282	70	13	5	3,671,597.35	806,605.32	116,672.35	10,261.14	0.222227%
Jul-21	270	80	22	3	3,416,260.36	1,048,418.67	249,449.55	7,274.14	0.328069%
Aug-21	237	88	25	4	3,164,717.44	1,030,250.57	298,567.83	11,539.90	0.355890%
Sep-21	263	78	18	3	3,395,415.67	1,025,880.48	167,537.97	11,509.25	0.337121%
Oct-21	287	75	19	3	3,694,753.68	849,017.06	221,556.76	21,520.74	0.322569%
Nov-21	253	72	20	2	3,207,470.27	963,043.07	181,915.81	17,254.98	0.362497%
Dec-21	269	76	27	2	3,261,962.95	811,935.99	298,173.29	17,254.98	0.371970%
Jan-22	255	95	23	3	3,075,717.15	1,143,232.04	167,405.98	27,717.30	0.465435%
Feb-22	239	71	32	3	2,872,124.10	854,727.06	284,566.09	24,315.00	0.428059%
Mar 22	229	60	17	1	2,681,777.52	616,119.72	122,101.68	25.30	0.289264%
Apr-22	217	59	15	1	2,482,177.39	588,856.51	179,101.21	25.30	0.319377%
May-22	239	62	12	2	2,779,498.67	654,356.11	88,246.42	12,074.03	0.333017%
Jun-22	242	74	19	2	2,562,442.37	923,744.67	144,724.92	4,509.81	0.502104%
Jul-22	275	75	23	2	3,012,672.48	1,003,221.98	250,584.46	4,509.81	0.624702%
Aug-22	252	88	18	2	2,656,411.04	1,108,943.28	184,538.68	4,509.81	0.689130%
Sep-22	240	79	18	2	2,481,787.79	774,523.51	172,039.47	4,509.81	0.537308%
Oct-22	257	73	22	2	2,610,195.87	791,629.77	228,535.21	15,391.89	0.621916%
Nov-22	259	71	27	1	2,504,829.45	877,805.01	250,437.38	25.30	0.720985%
Dec-22	264	75	15	3	2,582,430.64	806,194.34	194,141.25	13,678.73	0.690507%
Jan-23	248	68	17	1	2,487,910.14	690,460.99	140,956.44	25.30	0.605144%
Feb-23	235	64	12	1	2,124,026.73	654,432.26	111,932.20	25.30	0.596313%
Mar 23	216	64	12	1	2,066,877.52	598,029.45	62,564.70	25.30	0.554092%
Apr-23	197	79	18	1	1,855,162.47	765,799.18	167,721.68	25.30	0.840237%
May-23	197	65	22	1	1,990,859.65	642,537.57	145,454.00	25.30	0.764790%

Initial Receivables Pool Characteristics

	AART 2019-4	AART 2023-1(1)
Weighted Average APR	6.63%	8.68%
Aggregate Amount Financed	$1,050,522,784.44	$1,121,998,940.08
Number of Contracts in Pool	66,361	50,424
Average Amount Financed	$15,830.42	$22,251.29
Weighted Average Original Maturity (in Months)	66.83	69.39
Weighted Average Remaining Maturity (in Months)	52.95	59.78
Percentage of Receivables with Original Maturities > 60 Months	67.60%	78.55%
Percentage of New Vehicles	70.00%	41.58%
Percentage of Non-Subvented Receivables	99.07%	98.32%
Weighted Average FICO Score	740.76	730.00
Weighted Average Loan-to-Value	94.28	95.54
Cutoff Date	November 1, 2019	June 1, 2023

(1)

Represents the initial receivables pool characteristics if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the receivables pool characteristics are as follows:

AART 2023-1
Weighted Average APR	8.68%
Aggregate Amount Financed	$1,595,315,144.01
Number of Contracts in Pool	71,586
Average Amount Financed	$22,285.30
Weighted Average Original Maturity (in Months)	69.36
Weighted Average Remaining Maturity (in Months)	59.75
Percentage of Receivables with Original Maturities > 60 Months	78.41%
Percentage of New Vehicles	41.61%
Percentage of Non-Subvented Receivables	98.36%
Weighted Average FICO Score	729.80
Weighted Average Loan-to-Value	95.54
Cutoff Date	June 1, 2023

Distribution of the Initial Receivables Pool by Annual Percentage Rate

	AART 2019-4			AART 2023-1(1)
Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	1,553	$8,444,142.08	0.80%	208	$7,545,557.43	0.67%
1.01% to 2.00%	164	$1,508,220.52	0.14%	184	$8,350,221.92	0.74%
2.01% to 3.00%	2,570	$22,757,334.85	2.17%	89	$3,467,775.94	0.31%
3.01% to 4.00%	8,166	$134,371,048.98	12.79%	1,049	$13,502,292.99	1.20%
4.01% to 5.00%	11,163	$195,408,955.12	18.60%	2,782	$44,366,552.37	3.95%
5.01% to 6.00%	10,702	$185,531,994.20	17.66%	4,910	$93,940,306.08	8.37%
6.01% to 7.00%	9,749	$170,431,698.35	16.22%	7,906	$169,167,657.35	15.08%
7.01% to 8.00%	7,429	$119,453,735.12	11.37%	7,911	$187,951,908.11	16.75%
8.01% to 9.00%	5,083	$75,949,827.31	7.23%	7,526	$188,985,092.15	16.84%
9.01% to 10.00%	3,568	$52,405,025.59	4.99%	6,454	$157,112,148.31	14.00%
10.01% to 11.00%	2,369	$33,020,316.38	3.14%	3,856	$89,746,784.47	8.00%
11.01% to 12.00%	1,551	$20,871,270.88	1.99%	2,475	$54,698,029.92	4.88%
12.01% to 13.00%	1,030	$14,309,743.23	1.36%	1,756	$37,637,197.65	3.35%
13.01% to 14.00%	626	$8,544,969.23	0.81%	1,167	$24,071,624.05	2.15%
14.01% to 15.00%	346	$4,404,011.22	0.42%	731	$14,848,528.80	1.32%
15.01% to 16.00%	191	$2,111,534.46	0.20%	523	$10,116,547.61	0.90%
16.01% to 17.00%	77	$800,125.22	0.08%	321	$6,255,545.11	0.56%
17.01% to 18.00%	19	$168,139.77	0.02%	273	$5,258,284.17	0.47%
18.01% to 19.00%	5	$30,691.93	0.00%	117	$1,983,569.06	0.18%
19.01% to 20.00%	—	$—	—%	92	$1,642,263.94	0.15%
20.01% to 21.00%	—	$—	—%	51	$701,891.75	0.06%
21.01% to 22.00%	—	$—	—%	20	$344,863.63	0.03%
22.01% to 23.00%	—	$—	—%	8	$112,831.28	0.01%
23.01% to 24.00%	—	$—	—%	11	$151,093.55	0.01%
24.01% to 25.00%	—	$—	—%	4	$40,372.44	0.00%

Total	66,361	$1,050,522,784.44	100.00%	50,424	$1,121,998,940.08	100.00%

(1)

Represents the distribution of the initial receivables pool by annual percentage rate if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by annual percentage rate are as follows:

	AART 2023-1
Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	289	$10,583,362.00	0.66%
1.01% to 2.00%	263	$11,949,938.67	0.75%
2.01% to 3.00%	117	$4,457,681.06	0.28%
3.01% to 4.00%	1,503	$19,547,190.43	1.23%
4.01% to 5.00%	4,017	$63,650,926.35	3.99%
5.01% to 6.00%	6,871	$131,303,534.03	8.23%
6.01% to 7.00%	11,183	$240,033,196.64	15.05%
7.01% to 8.00%	11,422	$270,088,398.12	16.93%
8.01% to 9.00%	10,686	$269,625,331.95	16.90%
9.01% to 10.00%	9,126	$223,181,204.07	13.99%
10.01% to 11.00%	5,452	$127,006,343.26	7.96%
11.01% to 12.00%	3,532	$78,454,121.59	4.92%
12.01% to 13.00%	2,427	$52,082,498.29	3.26%
13.01% to 14.00%	1,643	$33,897,017.33	2.12%
14.01% to 15.00%	1,043	$21,633,633.18	1.36%
15.01% to 16.00%	734	$14,344,206.77	0.90%

16.01% to 17.00%	475	$9,069,585.70	0.57%
17.01% to 18.00%	378	$7,301,778.63	0.46%
18.01% to 19.00%	165	$2,825,960.26	0.18%
19.01% to 20.00%	128	$2,301,155.13	0.14%
20.01% to 21.00%	67	$994,255.46	0.06%
21.01% to 22.00%	28	$463,973.27	0.03%
22.01% to 23.00%	17	$253,323.51	0.02%
23.01% to 24.00%	14	$207,090.08	0.01%
24.01% to 25.00%	6	$59,438.23	0.00%

Total	71,586	$1,595,315,144.01	100.00%

Distribution of the Initial Receivables Pool by State

The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables for each of these pools. The following breakdown by state is based on the billing addresses of the obligors on the initial receivables:

AART 2019-4
State	Percentage of Aggregate Amount Financed
Texas	13.51%
California	9.50%
Florida	8.31%
Pennsylvania	4.37%
Illinois	4.25%
North Carolina	4.23%

The AART 2019-4 pool of receivables includes receivables originated in all 50 states and the District of Columbia. No other state accounts for more than 3.89% of the Aggregate Amount Financed for the AART 2019-4 pool of receivables.

AART 2023-1(1)
State	Percentage of Aggregate Amount Financed
Texas	13.36%
Florida	9.49%
California	6.21%
Pennsylvania	5.64%
New Jersey	4.53%
North Carolina	4.52%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.78% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by state if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by state are as follows:

AART 2023-1
State	Percentage of Aggregate Amount Financed
Texas	13.41%
Florida	9.70%
California	6.17%
Pennsylvania	5.72%
North Carolina	4.58%
New Jersey	4.45%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.64% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Make

AART 2019-4
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	27.20%
Ford	10.36%
GMC	9.18%
Jeep	8.39%
Ram	6.99%
Nissan	4.75%
Toyota	4.46%
Honda	3.73%
Hyundai	3.62%
Dodge	3.56%

No other make accounts for more than 3.40% of the Aggregate Amount Financed in the AART 2019-4 pool of receivables.

AART 2023-1(1)
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.45%
Ford	12.20%
Ram	7.14%
Jeep	7.09%
Toyota-Scion	5.68%
GMC	5.59%
Honda	4.51%
Nissan	4.38%
Kia	3.87%
Hyundai	3.55%

No other make accounts for more than 2.90% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle make if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle make are as follows:

AART 2023-1
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.29%
Ford	12.24%
Ram	7.25%
Jeep	7.12%
GMC	5.71%
Toyota-Scion	5.65%
Honda	4.53%
Nissan	4.32%
Kia	3.91%
Hyundai	3.51%

No other make accounts for more than 2.88% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Model

AART 2019-4
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	10.03%
Ram Pickup	5.33%
Sierra	5.13%
Wrangler	3.23%
Equinox	2.94%
Grand Cherokee	2.68%
Traverse	2.39%
Colorado	2.00%
F-150	1.91%
Cruze	1.55%

No other model accounts for more than 1.45% of the Aggregate Amount Financed in the AART 2019-4 pool of receivables.

AART 2023-1(1)
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.11%
1500	3.46%
F-150	3.29%
Sierra	2.41%
Equinox	1.88%
Grand Cherokee	1.88%
2500	1.75%
Tahoe	1.40%
Cherokee	1.31%
Colorado	1.19%

No other model accounts for more than 1.17% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle model if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle model are as follows:

AART 2023-1
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.07%
1500	3.46%
F-150	3.29%
Sierra	2.48%
Equinox	1.89%
Grand Cherokee	1.88%
2500	1.80%
Tahoe	1.46%
Cherokee	1.30%
Colorado	1.19%

No other model accounts for more than 1.13% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

ALLY AUTO RECEIVABLES TRUST 2022-1

Initial Aggregate Amount Financed $1,084,569,770.68

		Net Loss Statistics
		Total for Month		Cumulative
Month	Prepayment Speeds	$	%	$	%
Apr-22	1.65	—	0.000000%	—	0.000000%
May-22	1.64	24,033.13	0.002216%	24,033.13	0.002216%
Jun-22	1.54	1,091.02	0.000101%	25,124.15	0.002317%
Jul-22	1.46	132,578.43	0.012224%	157,702.58	0.014541%
Aug-22	1.48	171,098.54	0.015776%	328,801.12	0.030316%
Sep-22	1.30	278,018.89	0.025634%	606,820.01	0.055950%
Oct-22	1.28	347,355.65	0.032027%	954,175.66	0.087977%
Nov-22	1.19	451,191.95	0.041601%	1,405,367.61	0.129578%
Dec-22	1.14	329,484.52	0.030379%	1,734,852.13	0.159958%
Jan-23	1.07	214,762.96	0.019802%	1,949,615.09	0.179759%
Feb-23	1.12	278,566.86	0.025685%	2,228,181.95	0.205444%
Mar 23	1.21	186,842.96	0.017227%	2,415,024.91	0.222671%
Apr-23	1.08	232,915.43	0.021475%	2,647,940.34	0.244147%
May-23	1.27	227,654.64	0.020990%	2,875,594.98	0.265137%

AART 2022-1: Delinquency Data

	Units				$				% 61+ days delinquent
Month	31-60	61-90	91-120	121+	31-60	61-90	91-120	121+
Apr-22	189	1	1	—	3,756,412.03	10,544.19	33,273.70	—	0.004211%
May-22	223	32	—	—	4,494,533.21	544,269.46	—	—	0.054564%
Jun-22	304	62	10	—	6,326,662.30	1,073,633.81	282,004.92	—	0.141600%
Jul-22	344	73	14	2	6,984,753.55	1,519,535.02	257,223.32	48,570.66	0.198560%
Aug-22	362	88	20	1	7,306,362.29	1,764,960.92	468,224.86	24,983.50	0.256105%
Sep-22	353	99	20	—	6,760,650.00	2,046,934.89	394,359.73	—	0.287890%
Oct-22	362	114	31	—	6,822,230.28	2,326,134.96	674,563.55	—	0.368117%
Nov-22	405	125	28	1	7,741,246.93	2,356,841.34	502,969.63	26.61	0.364580%
Dec-22	383	137	42	1	7,086,258.06	2,734,621.22	739,821.79	26.61	0.460167%
Jan-23	395	128	36	3	7,804,283.31	2,522,905.84	634,588.04	32,433.41	0.438531%
Feb-23	362	128	31	1	6,951,995.98	2,609,810.08	554,828.54	10,128.32	0.453616%
Mar 23	368	105	32	1	7,391,357.19	1,883,078.17	556,072.15	10,128.32	0.364792%
Apr-23	365	121	26	—	7,128,202.98	2,432,560.34	339,438.47	—	0.429270%
May-23	368	101	36	—	6,833,653.55	2,137,762.30	599,188.37	—	0.442784%

Initial Receivables Pool Characteristics

	AART 2022-1	AART 2023-1(1)
Weighted Average APR	6.56%	8.68%
Aggregate Amount Financed	$1,084,569,770.68	$1,121,998,940.08
Number of Contracts in Pool	59,861	50,424
Average Amount Financed	$18,118.14	$22,251.29
Weighted Average Original Maturity (in Months)	69.93	69.39
Weighted Average Remaining Maturity (in Months)	54.74	59.78
Percentage of Receivables with Original Maturities > 60 Months	78.18%	78.55%
Percentage of New Vehicles	50.18%	41.58%
Percentage of Non-Subvented Receivables	99.08%	98.32%
Weighted Average FICO Score	724.99	730.00
Weighted Average Loan-to-Value	93.30	95.54
Cutoff Date	April 1, 2022	June 1, 2023

(1)

Represents the initial receivables pool characteristics if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the receivables pool characteristics are as follows:

AART 2023-1
Weighted Average APR	8.68%
Aggregate Amount Financed	$1,595,315,144.01
Number of Contracts in Pool	71,586
Average Amount Financed	$22,285.30
Weighted Average Original Maturity (in Months)	69.36
Weighted Average Remaining Maturity (in Months)	59.75
Percentage of Receivables with Original Maturities > 60 Months	78.41%
Percentage of New Vehicles	41.61%
Percentage of Non-Subvented Receivables	98.36%
Weighted Average FICO Score	729.80
Weighted Average Loan-to-Value	95.54
Cutoff Date	June 1, 2023

Distribution of the Initial Receivables Pool by Annual Percentage Rate

	AART 2022-1			AART 2023-1(1)
Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	228	$5,161,658.70	0.48%	208	$7,545,557.43	0.67%
1.01% to 2.00%	142	$5,021,312.29	0.46%	184	$8,350,221.92	0.74%
2.01% to 3.00%	539	$4,819,916.92	0.44%	89	$3,467,775.94	0.31%
3.01% to 4.00%	5,046	$81,421,711.31	7.51%	1,049	$13,502,292.99	1.20%
4.01% to 5.00%	8,962	$154,385,254.68	14.23%	2,782	$44,366,552.37	3.95%
5.01% to 6.00%	11,755	$225,327,325.40	20.78%	4,910	$93,940,306.08	8.37%
6.01% to 7.00%	14,085	$275,219,166.95	25.38%	7,906	$169,167,657.35	15.08%
7.01% to 8.00%	8,434	$151,589,805.74	13.98%	7,911	$187,951,908.11	16.75%
8.01% to 9.00%	4,842	$82,697,699.27	7.62%	7,526	$188,985,092.15	16.84%
9.01% to 10.00%	2,583	$43,208,661.26	3.98%	6,454	$157,112,148.31	14.00%
10.01% to 11.00%	1,403	$24,576,117.51	2.27%	3,856	$89,746,784.47	8.00%
11.01% to 12.00%	805	$13,981,598.90	1.29%	2,475	$54,698,029.92	4.88%
12.01% to 13.00%	546	$9,185,602.40	0.85%	1,756	$37,637,197.65	3.35%
13.01% to 14.00%	302	$5,187,920.23	0.48%	1,167	$24,071,624.05	2.15%
14.01% to 15.00%	144	$2,158,339.68	0.20%	731	$14,848,528.80	1.32%
15.01% to 16.00%	37	$515,042.82	0.05%	523	$10,116,547.61	0.90%
16.01% to 17.00%	8	$112,636.62	0.01%	321	$6,255,545.11	0.56%
17.01% to 18.00%	—	$—	—%	273	$5,258,284.17	0.47%
18.01% to 19.00%	—	$—	—%	117	$1,983,569.06	0.18%
19.01% to 20.00%	—	$—	—%	92	$1,642,263.94	0.15%
20.01% to 21.00%	—	$—	—%	51	$701,891.75	0.06%
21.01% to 22.00%	—	$—	—%	20	$344,863.63	0.03%
22.01% to 23.00%	—	$—	—%	8	$112,831.28	0.01%
23.01% to 24.00%	—	$—	—%	11	$151,093.55	0.01%
24.01% to 25.00%	—	$—	—%	4	$40,372.44	0.00%

Total	59,861	$1,084,569,770.68	100.00%	50,424	$1,121,998,940.08	100.00%

(1)

Represents the distribution of the initial receivables pool by annual percentage rate if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by annual percentage rate are as follows:

	AART 2023-1
Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	289	$10,583,362.00	0.66%
1.01% to 2.00%	263	$11,949,938.67	0.75%
2.01% to 3.00%	117	$4,457,681.06	0.28%
3.01% to 4.00%	1,503	$19,547,190.43	1.23%
4.01% to 5.00%	4,017	$63,650,926.35	3.99%
5.01% to 6.00%	6,871	$131,303,534.03	8.23%
6.01% to 7.00%	11,183	$240,033,196.64	15.05%
7.01% to 8.00%	11,422	$270,088,398.12	16.93%
8.01% to 9.00%	10,686	$269,625,331.95	16.90%
9.01% to 10.00%	9,126	$223,181,204.07	13.99%
10.01% to 11.00%	5,452	$127,006,343.26	7.96%
11.01% to 12.00%	3,532	$78,454,121.59	4.92%
12.01% to 13.00%	2,427	$52,082,498.29	3.26%
13.01% to 14.00%	1,643	$33,897,017.33	2.12%
14.01% to 15.00%	1,043	$21,633,633.18	1.36%
15.01% to 16.00%	734	$14,344,206.77	0.90%

16.01% to 17.00%	475	$9,069,585.70	0.57%
17.01% to 18.00%	378	$7,301,778.63	0.46%
18.01% to 19.00%	165	$2,825,960.26	0.18%
19.01% to 20.00%	128	$2,301,155.13	0.14%
20.01% to 21.00%	67	$994,255.46	0.06%
21.01% to 22.00%	28	$463,973.27	0.03%
22.01% to 23.00%	17	$253,323.51	0.02%
23.01% to 24.00%	14	$207,090.08	0.01%
24.01% to 25.00%	6	$59,438.23	0.00%

Total	71,586	$1,595,315,144.01	100.00%

Distribution of the Initial Receivables Pool by State

The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables for each of these pools. The following breakdown by state is based on the billing addresses of the obligors on the initial receivables:

AART 2022-1
State	Percentage of Aggregate Amount Financed
Texas	12.55%
California	9.46%
Florida	9.40%
Pennsylvania	4.96%
North Carolina	4.23%
New Jersey	3.82%

The AART 2022-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.79% of the Aggregate Amount Financed for the AART 2022-1 pool of receivables.

AART 2023-1(1)
State	Percentage of Aggregate Amount Financed
Texas	13.36%
Florida	9.49%
California	6.21%
Pennsylvania	5.64%
New Jersey	4.53%
North Carolina	4.52%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.78% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by state if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by state are as follows:

AART 2023-1
State	Percentage of Aggregate Amount Financed
Texas	13.41%
Florida	9.70%
California	6.17%
Pennsylvania	5.72%
North Carolina	4.58%
New Jersey	4.45%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.64% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Make

AART 2022-1
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	18.23%
Ford	12.74%
Jeep	9.67%
Ram	8.64%
GMC	6.72%
Toyota-Scion	5.77%
Honda	4.67%
Nissan	4.45%
Dodge	3.29%
Hyundai	2.92%

No other make accounts for more than 2.74% of the Aggregate Amount Financed in the AART 2022-1 pool of receivables.

AART 2023-1(1)
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.45%
Ford	12.20%
Ram	7.14%
Jeep	7.09%
Toyota-Scion	5.68%
GMC	5.59%
Honda	4.51%
Nissan	4.38%
Kia	3.87%
Hyundai	3.55%

No other make accounts for more than 2.90% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle make if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle make are as follows:

AART 2023-1
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.29%
Ford	12.24%
Ram	7.25%
Jeep	7.12%
GMC	5.71%
Toyota-Scion	5.65%
Honda	4.53%
Nissan	4.32%
Kia	3.91%
Hyundai	3.51%

No other make accounts for more than 2.88% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Model

AART 2022-1
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	7.02%
1500	3.88%
Sierra	3.19%
F-150	3.13%
2500	2.54%
Equinox	2.28%
Wrangler Unlimited	2.28%
Grand Cherokee	1.91%
Cherokee	1.57%
Transit Van	1.42%

No other model accounts for more than 1.39% of the Aggregate Amount Financed in the AART 2022-1 pool of receivables.

AART 2023-1(1)
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.11%
1500	3.46%
F-150	3.29%
Sierra	2.41%
Equinox	1.88%
Grand Cherokee	1.88%
2500	1.75%
Tahoe	1.40%
Cherokee	1.31%
Colorado	1.19%

No other model accounts for more than 1.17% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle model if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle model are as follows:

AART 2023-1
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.07%
1500	3.46%
F-150	3.29%
Sierra	2.48%
Equinox	1.89%
Grand Cherokee	1.88%
2500	1.80%
Tahoe	1.46%
Cherokee	1.30%
Colorado	1.19%

No other model accounts for more than 1.13% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

ALLY AUTO RECEIVABLES TRUST 2022-2

Initial Aggregate Amount Financed $1,112,887,614.32

		Net Loss Statistics
		Total for Month		Cumulative
Month	Prepayment Speeds	$	%	$	%
Sep-22	1.39	—	0.000000%	—	0.000000%
Oct-22	1.32	11,165.28	0.001003%	11,165.28	0.001003%
Nov-22	1.21	25,183.57	0.002263%	36,348.85	0.003266%
Dec-22	1.18	630,324.81	0.056639%	666,673.66	0.059905%
Jan-23	1.18	236,013.12	0.021207%	902,686.78	0.081112%
Feb-23	1.02	386,367.10	0.034718%	1,289,053.88	0.115830%
Mar 23	1.30	449,997.09	0.040435%	1,739,050.97	0.156265%
Apr-23	1.10	380,443.57	0.034185%	2,119,494.54	0.190450%
May-23	1.30	242,894.18	0.021826%	2,362,388.72	0.212276%

AART 2022-2: Delinquency Data

	Units				$				% 61+ days delinquent
Month	31-60	61-90	91-120	121+	31-60	61-90	91-120	121+
Sep-22	297	4	—	—	6,473,498.09	69,424.41	—	—	0.006470%
Oct-22	356	70	2	—	7,861,958.20	1,542,595.46	37,302.93	—	0.152694%
Nov-22	349	95	28	1	7,639,687.28	2,049,496.61	734,747.22	22,716.51	0.280975%
Dec-22	432	98	22	—	9,312,468.60	2,186,269.42	430,156.22	—	0.271353%
Jan-23	409	131	22	—	9,046,820.63	2,932,717.17	462,333.80	—	0.364955%
Feb-23	375	129	22	—	8,438,080.64	2,844,721.86	481,708.19	—	0.369876%
Mar 23	378	102	23	1	8,302,994.50	2,110,794.72	405,792.08	8,243.15	0.292090%
Apr-23	452	119	23	1	9,275,934.23	2,729,715.23	439,772.25	23,643.14	0.382956%
May-23	445	123	36	1	8,851,735.89	2,488,802.63	920,567.77	47.26	0.425758%

Initial Receivables Pool Characteristics

	AART 2022-2	AART 2023-1(1)
Weighted Average APR	6.55%	8.68%
Aggregate Amount Financed	$1,112,887,614.32	$1,121,998,940.08
Number of Contracts in Pool	59,250	50,424
Average Amount Financed	$18,782.91	$22,251.29
Weighted Average Original Maturity (in Months)	69.41	69.39
Weighted Average Remaining Maturity (in Months)	55.00	59.78
Percentage of Receivables with Original Maturities > 60 Months	77.77%	78.55%
Percentage of New Vehicles	50.01%	41.58%
Percentage of Non-Subvented Receivables	98.72%	98.32%
Weighted Average FICO Score	729.59	730.00
Weighted Average Loan-to-Value	93.57	95.54
Cutoff Date	September 1, 2022	June 1, 2023

(1)

Represents the initial receivables pool characteristics if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the receivables pool characteristics are as follows:

AART 2023-1
Weighted Average APR	8.68%
Aggregate Amount Financed	$1,595,315,144.01
Number of Contracts in Pool	71,586
Average Amount Financed	$22,285.30
Weighted Average Original Maturity (in Months)	69.36
Weighted Average Remaining Maturity (in Months)	59.75
Percentage of Receivables with Original Maturities > 60 Months	78.41%
Percentage of New Vehicles	41.61%
Percentage of Non-Subvented Receivables	98.36%
Weighted Average FICO Score	729.80
Weighted Average Loan-to-Value	95.54
Cutoff Date	June 1, 2023

Distribution of the Initial Receivables Pool by Annual Percentage Rate

	AART 2022-2			AART 2023-1(1)
Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	259	$7,517,610.54	0.68%	208	$7,545,557.43	0.67%
1.01% to 2.00%	166	$6,533,269.28	0.59%	184	$8,350,221.92	0.74%
2.01% to 3.00%	259	$4,056,762.57	0.36%	89	$3,467,775.94	0.31%
3.01% to 4.00%	4,578	$79,978,619.27	7.19%	1,049	$13,502,292.99	1.20%
4.01% to 5.00%	8,178	$143,167,264.30	12.86%	2,782	$44,366,552.37	3.95%
5.01% to 6.00%	11,742	$227,730,388.46	20.46%	4,910	$93,940,306.08	8.37%
6.01% to 7.00%	14,880	$298,652,128.88	26.84%	7,906	$169,167,657.35	15.08%
7.01% to 8.00%	8,510	$161,070,332.02	14.47%	7,911	$187,951,908.11	16.75%
8.01% to 9.00%	4,873	$87,828,048.36	7.89%	7,526	$188,985,092.15	16.84%
9.01% to 10.00%	2,486	$40,826,952.34	3.67%	6,454	$157,112,148.31	14.00%
10.01% to 11.00%	1,382	$23,734,390.08	2.13%	3,856	$89,746,784.47	8.00%
11.01% to 12.00%	850	$14,522,667.61	1.30%	2,475	$54,698,029.92	4.88%
12.01% to 13.00%	581	$9,243,649.97	0.83%	1,756	$37,637,197.65	3.35%
13.01% to 14.00%	283	$4,609,622.20	0.41%	1,167	$24,071,624.05	2.15%
14.01% to 15.00%	150	$2,277,922.97	0.20%	731	$14,848,528.80	1.32%
15.01% to 16.00%	57	$898,349.70	0.08%	523	$10,116,547.61	0.90%
16.01% to 17.00%	15	$227,811.40	0.02%	321	$6,255,545.11	0.56%
17.01% to 18.00%	1	$11,824.37	0.00%	273	$5,258,284.17	0.47%
18.01% to 19.00%	—	$—	—%	117	$1,983,569.06	0.18%
19.01% to 20.00%	—	$—	—%	92	$1,642,263.94	0.15%
20.01% to 21.00%	—	$—	—%	51	$701,891.75	0.06%
21.01% to 22.00%	—	$—	—%	20	$344,863.63	0.03%
22.01% to 23.00%	—	$—	—%	8	$112,831.28	0.01%
23.01% to 24.00%	—	$—	—%	11	$151,093.55	0.01%
24.01% to 25.00%	—	$—	—%	4	$40,372.44	0.00%

Total	59,250	$1,112,887,614.32	100.00%	50,424	$1,121,998,940.08	100.00%

(1)

Represents the distribution of the initial receivables pool by annual percentage rate if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by annual percentage rate are as follows:

	AART 2023-1
Annual Percentage Rate Range	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	289	$10,583,362.00	0.66%
1.01% to 2.00%	263	$11,949,938.67	0.75%
2.01% to 3.00%	117	$4,457,681.06	0.28%
3.01% to 4.00%	1,503	$19,547,190.43	1.23%
4.01% to 5.00%	4,017	$63,650,926.35	3.99%
5.01% to 6.00%	6,871	$131,303,534.03	8.23%
6.01% to 7.00%	11,183	$240,033,196.64	15.05%
7.01% to 8.00%	11,422	$270,088,398.12	16.93%
8.01% to 9.00%	10,686	$269,625,331.95	16.90%
9.01% to 10.00%	9,126	$223,181,204.07	13.99%
10.01% to 11.00%	5,452	$127,006,343.26	7.96%
11.01% to 12.00%	3,532	$78,454,121.59	4.92%
12.01% to 13.00%	2,427	$52,082,498.29	3.26%
13.01% to 14.00%	1,643	$33,897,017.33	2.12%
14.01% to 15.00%	1,043	$21,633,633.18	1.36%
15.01% to 16.00%	734	$14,344,206.77	0.90%

16.01% to 17.00%	475	$9,069,585.70	0.57%
17.01% to 18.00%	378	$7,301,778.63	0.46%
18.01% to 19.00%	165	$2,825,960.26	0.18%
19.01% to 20.00%	128	$2,301,155.13	0.14%
20.01% to 21.00%	67	$994,255.46	0.06%
21.01% to 22.00%	28	$463,973.27	0.03%
22.01% to 23.00%	17	$253,323.51	0.02%
23.01% to 24.00%	14	$207,090.08	0.01%
24.01% to 25.00%	6	$59,438.23	0.00%

Total	71,586	$1,595,315,144.01	100.00%

Distribution of the Initial Receivables Pool by State

The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables for each of these pools. The following breakdown by state is based on the billing addresses of the obligors on the initial receivables:

AART 2022-2
State	Percentage of Aggregate Amount Financed
Texas	12.20%
California	9.51%
Florida	9.38%
Pennsylvania	5.50%
North Carolina	4.24%
New Jersey	4.09%

The AART 2022-2 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.56% of the Aggregate Amount Financed for the AART 2022-2 pool of receivables.

AART 2023-1(1)
State	Percentage of Aggregate Amount Financed
Texas	13.36%
Florida	9.49%
California	6.21%
Pennsylvania	5.64%
New Jersey	4.53%
North Carolina	4.52%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.78% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by state if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by state are as follows:

AART 2023-1
State	Percentage of Aggregate Amount Financed
Texas	13.41%
Florida	9.70%
California	6.17%
Pennsylvania	5.72%
North Carolina	4.58%
New Jersey	4.45%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.64% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Make

AART 2022-2
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.13%
Ford	12.22%
Jeep	10.31%
Ram	8.17%
GMC	6.09%
Toyota-Scion	6.04%
Honda	4.97%
Nissan	4.34%
Dodge	3.12%
Hyundai	2.97%

No other make accounts for more than 2.89% of the Aggregate Amount Financed in the AART 2022-2 pool of receivables.

AART 2023-1(1)
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.45%
Ford	12.20%
Ram	7.14%
Jeep	7.09%
Toyota-Scion	5.68%
GMC	5.59%
Honda	4.51%
Nissan	4.38%
Kia	3.87%
Hyundai	3.55%

No other make accounts for more than 2.90% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle make if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle make are as follows:

AART 2023-1
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.29%
Ford	12.24%
Ram	7.25%
Jeep	7.12%
GMC	5.71%
Toyota-Scion	5.65%
Honda	4.53%
Nissan	4.32%
Kia	3.91%
Hyundai	3.51%

No other make accounts for more than 2.88% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Model

AART 2022-2
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.41%
1500	3.66%
F-150	3.02%
Sierra	2.79%
Wrangler Unlimited	2.41%
2500	2.12%
Equinox	2.09%
Grand Cherokee	1.93%
Cherokee	1.49%
Civic	1.48%

No other model accounts for more than 1.28% of the Aggregate Amount Financed in the AART 2022-2 pool of receivables.

AART 2023-1(1)
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.11%
1500	3.46%
F-150	3.29%
Sierra	2.41%
Equinox	1.88%
Grand Cherokee	1.88%
2500	1.75%
Tahoe	1.40%
Cherokee	1.31%
Colorado	1.19%

No other model accounts for more than 1.17% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle model if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle model are as follows:

AART 2023-1
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.07%
1500	3.46%
F-150	3.29%
Sierra	2.48%
Equinox	1.89%
Grand Cherokee	1.88%
2500	1.80%
Tahoe	1.46%
Cherokee	1.30%
Colorado	1.19%

No other model accounts for more than 1.13% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

ALLY AUTO RECEIVABLES TRUST 2022-3

Initial Aggregate Amount Financed $1,028,968,867.29

		Net Loss Statistics
		Total for Month		Cumulative
Month	Prepayment Speeds	$	%	$	%
Nov-22	1.07	5,924.27	0.000576%	5,924.27	0.000576%
Dec-22	1.24	28,064.72	0.002727%	33,988.99	0.003303%
Jan-23	1.15	76,032.82	0.007389%	110,021.81	0.010692%
Feb-23	1.05	148,657.85	0.014447%	258,679.66	0.025140%
Mar 23	1.24	288,971.47	0.028084%	547,651.13	0.053223%
Apr-23	1.12	284,128.03	0.027613%	831,779.16	0.080836%
May-23	1.21	204,872.00	0.019910%	1,036,651.16	0.100747%

AART 2022-3: Delinquency Data

Month	Units				$				% 61+ days delinquent
	31-60	61-90	91-120	121+	31-60	61-90	91-120	121+
Nov-22	274	4	—	—	5,207,240.15	76,256.19	—	—	0.007681%
Dec-22	360	54	1	—	6,788,711.40	1,236,241.83	18,533.91	—	0.131487%
Jan-23	341	91	15	—	6,145,797.93	1,815,848.05	354,775.48	—	0.236406%
Feb-23	370	88	16	2	7,139,415.24	1,734,330.81	364,257.65	25,113.06	0.240178%
Mar 23	388	74	13	1	7,116,537.57	1,353,000.95	335,901.97	16,301.54	0.201221%
Apr-23	384	102	18	—	6,827,726.86	1,954,728.36	283,268.60	—	0.274973%
May-23	426	102	25	—	7,696,343.19	2,035,228.60	464,448.55	—	0.320571%

Initial Receivables Pool Characteristics

	AART 2022-3	AART 2023-1(1)
Weighted Average APR	6.77%	8.68%
Aggregate Amount Financed	$1,028,968,867.29	$1,121,998,940.08
Number of Contracts in Pool	61,982	50,424
Average Amount Financed	$16,601.09	$22,251.29
Weighted Average Original Maturity (in Months)	70.07	69.39
Weighted Average Remaining Maturity (in Months)	50.40	59.78
Percentage of Receivables with Original Maturities > 60 Months	79.19%	78.55%
Percentage of New Vehicles	40.00%	41.58%
Percentage of Non-Subvented Receivables	98.62%	98.32%
Weighted Average FICO Score	729.00	730.00
Weighted Average Loan-to-Value	94.45	95.54
Cutoff Date	November 1, 2022	June 1, 2023

(1)

Represents the initial receivables pool characteristics if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the receivables pool characteristics are as follows:

AART 2023-1
Weighted Average APR	8.68%
Aggregate Amount Financed	$1,595,315,144.01
Number of Contracts in Pool	71,586
Average Amount Financed	$22,285.30
Weighted Average Original Maturity (in Months)	69.36
Weighted Average Remaining Maturity (in Months)	59.75
Percentage of Receivables with Original Maturities > 60 Months	78.41%
Percentage of New Vehicles	41.61%
Percentage of Non-Subvented Receivables	98.36%
Weighted Average FICO Score	729.80
Weighted Average Loan-to-Value	95.54
Cutoff Date	June 1, 2023

Distribution of the Initial Receivables Pool by Annual Percentage Rate

Annual Percentage Rate Range	AART 2022-3			AART 2023-1(1)
	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	210	$6,976,853.67	0.68%	208	$7,545,557.43	0.67%
1.01% to 2.00%	158	$6,694,114.25	0.65%	184	$8,350,221.92	0.74%
2.01% to 3.00%	162	$2,712,889.11	0.26%	89	$3,467,775.94	0.31%
3.01% to 4.00%	4,502	$63,935,782.24	6.21%	1,049	$13,502,292.99	1.20%
4.01% to 5.00%	9,078	$138,269,452.09	13.44%	2,782	$44,366,552.37	3.95%
5.01% to 6.00%	12,468	$208,325,562.03	20.25%	4,910	$93,940,306.08	8.37%
6.01% to 7.00%	14,517	$248,248,345.47	24.13%	7,906	$169,167,657.35	15.08%
7.01% to 8.00%	8,705	$148,896,142.40	14.47%	7,911	$187,951,908.11	16.75%
8.01% to 9.00%	5,426	$93,664,503.87	9.10%	7,526	$188,985,092.15	16.84%
9.01% to 10.00%	2,925	$48,499,152.77	4.71%	6,454	$157,112,148.31	14.00%
10.01% to 11.00%	1,532	$25,022,921.50	2.43%	3,856	$89,746,784.47	8.00%
11.01% to 12.00%	999	$16,223,339.41	1.58%	2,475	$54,698,029.92	4.88%
12.01% to 13.00%	613	$9,935,937.76	0.97%	1,756	$37,637,197.65	3.35%
13.01% to 14.00%	371	$6,339,256.65	0.62%	1,167	$24,071,624.05	2.15%
14.01% to 15.00%	179	$3,126,544.13	0.30%	731	$14,848,528.80	1.32%
15.01% to 16.00%	80	$1,209,648.47	0.12%	523	$10,116,547.61	0.90%
16.01% to 17.00%	35	$579,331.77	0.06%	321	$6,255,545.11	0.56%
17.01% to 18.00%	18	$261,471.52	0.03%	273	$5,258,284.17	0.47%
18.01% to 19.00%	3	$36,548.16	0.00%	117	$1,983,569.06	0.18%
19.01% to 20.00%	1	$11,070.02	0.00%	92	$1,642,263.94	0.15%
20.01% to 21.00%	—	$—	—%	51	$701,891.75	0.06%
21.01% to 22.00%	—	$—	—%	20	$344,863.63	0.03%
22.01% to 23.00%	—	$—	—%	8	$112,831.28	0.01%
23.01% to 24.00%	—	$—	—%	11	$151,093.55	0.01%
24.01% to 25.00%	—	$—	—%	4	$40,372.44	0.00%

Total	61,982	$1,028,968,867.29	100.00%	50,424	$1,121,998,940.08	100.00%

(1)

Represents the distribution of the initial receivables pool by annual percentage rate if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by annual percentage rate are as follows:

Annual Percentage Rate Range	AART 2023-1
	Number of Contracts	Aggregate Amount Financed	Percentage of Aggregate Amount Financed
0.00% to 1.00%	289	$10,583,362.00	0.66%
1.01% to 2.00%	263	$11,949,938.67	0.75%
2.01% to 3.00%	117	$4,457,681.06	0.28%
3.01% to 4.00%	1,503	$19,547,190.43	1.23%
4.01% to 5.00%	4,017	$63,650,926.35	3.99%
5.01% to 6.00%	6,871	$131,303,534.03	8.23%
6.01% to 7.00%	11,183	$240,033,196.64	15.05%
7.01% to 8.00%	11,422	$270,088,398.12	16.93%
8.01% to 9.00%	10,686	$269,625,331.95	16.90%
9.01% to 10.00%	9,126	$223,181,204.07	13.99%
10.01% to 11.00%	5,452	$127,006,343.26	7.96%
11.01% to 12.00%	3,532	$78,454,121.59	4.92%
12.01% to 13.00%	2,427	$52,082,498.29	3.26%
13.01% to 14.00%	1,643	$33,897,017.33	2.12%
14.01% to 15.00%	1,043	$21,633,633.18	1.36%
15.01% to 16.00%	734	$14,344,206.77	0.90%

16.01% to 17.00%	475	$9,069,585.70	0.57%
17.01% to 18.00%	378	$7,301,778.63	0.46%
18.01% to 19.00%	165	$2,825,960.26	0.18%
19.01% to 20.00%	128	$2,301,155.13	0.14%
20.01% to 21.00%	67	$994,255.46	0.06%
21.01% to 22.00%	28	$463,973.27	0.03%
22.01% to 23.00%	17	$253,323.51	0.02%
23.01% to 24.00%	14	$207,090.08	0.01%
24.01% to 25.00%	6	$59,438.23	0.00%

Total	71,586	$1,595,315,144.01	100.00%

Distribution of the Initial Receivables Pool by State

The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of receivables for each of these pools. The following breakdown by state is based on the billing addresses of the obligors on the initial receivables:

AART 2022-3
State	Percentage of Aggregate Amount Financed
Texas	11.78%
California	9.17%
Florida	9.03%
Pennsylvania	5.01%
North Carolina	4.14%
New Jersey	4.13%

The AART 2022-3 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.85% of the Aggregate Amount Financed for the AART 2022-3 pool of receivables.

AART 2023-1(1)
State	Percentage of Aggregate Amount Financed
Texas	13.36%
Florida	9.49%
California	6.21%
Pennsylvania	5.64%
New Jersey	4.53%
North Carolina	4.52%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.78% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by state if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by state are as follows:

AART 2023-1
State	Percentage of Aggregate Amount Financed
Texas	13.41%
Florida	9.70%
California	6.17%
Pennsylvania	5.72%
North Carolina	4.58%
New Jersey	4.45%

The AART 2023-1 pool of receivables includes receivables originated in all 50 states. No other state accounts for more than 3.64% of the Aggregate Amount Financed for the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Make

AART 2022-3
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	18.69%
Ford	12.84%
Ram	7.93%
Jeep	7.56%
GMC	6.60%
Toyota-Scion	5.46%
Honda	4.94%
Nissan	4.75%
Dodge	3.42%
Hyundai	2.98%

No other make accounts for more than 2.83% of the Aggregate Amount Financed in the AART 2022-3 pool of receivables.

AART 2023-1(1)
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.45%
Ford	12.20%
Ram	7.14%
Jeep	7.09%
Toyota-Scion	5.68%
GMC	5.59%
Honda	4.51%
Nissan	4.38%
Kia	3.87%
Hyundai	3.55%

No other make accounts for more than 2.90% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle make if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle make are as follows:

AART 2023-1
Vehicle Make	Percentage of Aggregate Amount Financed
Chevrolet	17.29%
Ford	12.24%
Ram	7.25%
Jeep	7.12%
GMC	5.71%
Toyota-Scion	5.65%
Honda	4.53%
Nissan	4.32%
Kia	3.91%
Hyundai	3.51%

No other make accounts for more than 2.88% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

Distribution of the Initial Receivables Pool by Vehicle Model

AART 2022-3
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	7.54%
1500	4.28%
F-150	3.43%
Sierra	3.17%
Equinox	2.23%
Grand Cherokee	2.19%
Cherokee	1.80%
2500	1.78%
Transit Van	1.38%
Civic	1.36%

No other model accounts for more than 1.34% of the Aggregate Amount Financed in the AART 2022-3 pool of receivables.

AART 2023-1(1)
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.11%
1500	3.46%
F-150	3.29%
Sierra	2.41%
Equinox	1.88%
Grand Cherokee	1.88%
2500	1.75%
Tahoe	1.40%
Cherokee	1.31%
Colorado	1.19%

No other model accounts for more than 1.17% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

(1)

Represents the distribution of the initial receivables pool by vehicle model if the aggregate initial principal amount of the notes is $1,103,960,000. If the aggregate initial principal amount of the notes is $1,569,790,000, the distribution of the initial receivables pool by vehicle model are as follows:

AART 2023-1
Vehicle Model	Percentage of Aggregate Amount Financed
Silverado	6.07%
1500	3.46%
F-150	3.29%
Sierra	2.48%
Equinox	1.89%
Grand Cherokee	1.88%
2500	1.80%
Tahoe	1.46%
Cherokee	1.30%
Colorado	1.19%

No other model accounts for more than 1.13% of the Aggregate Amount Financed in the AART 2023-1 pool of receivables.

Prepayment Speeds, 2018-2022 Public Securitizations

The chart below shows Prepayment Speed for each of the sponsor’s public securitizations in 2018, 2019 and 2022. The calculation of Prepayment Speed is described on page A-1 of this Appendix A.

Cumulative Net Loss, 2018-2022 Public Securitizations

The chart below shows cumulative net loss for each of the sponsor’s public securitizations in 2018, 2019 and 2022. The calculation of net loss is described on page A-1 of this Appendix A.

61+ Day Delinquency Percentage, 2018-2022 Public Securitizations

The chart below shows the 61+ day delinquency percentage for each of the sponsor’s public securitizations in 2018, 2019 and 2022. The calculation of the 61+ day delinquency percentage is described on page A-1 of this Appendix A.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the notes offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder will, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus.

Until the expiration of the 90 days after the date of this prospectus, all dealers effecting transactions in the notes whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters for their unsold allotments or subscriptions.

Ally Auto Receivables Trust 2023-1

Issuing Entity

If the aggregate initial principal balance of the Class A notes is $1,046,840,000, the following notes will be issued:

Class A-1 Notes		$233,020,000
Class A-2 Notes	}	$744,020,000
Class A-3 Notes
Class A-4 Notes		$69,800,000

If the aggregate initial principal balance of the Class A notes is $1,488,570,000, the following notes will be issued:

Class A-1 Notes		$332,240,000
Class A-2 Notes	}	$1,057,100,000
Class A-3 Notes
Class A-4 Notes		$99,230,000

Asset Backed Notes,

Class A

Ally Auto Assets LLC

Depositor

Ally Bank

Sponsor and Servicer

PROSPECTUS

BofA Securities

J.P. Morgan

RBC Capital Markets